As ﬁled with the U.S. Securities and Exchange Commission on October 3, 2016

Registration Statement No. 333-213038

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM F-4

Registration Statement Under
the Securities Act of 1933

PAMPA ENERGÍA S.A.

(Exact Name of Registrant as Specified in its Charter)

Pampa Energy Inc.
(Translation of Registrant’s Name into English)

Argentina	4911	Not Applicable
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classiﬁcation Code Number)	Identiﬁcation No.)

Maipú 1

C1084ABA, City of Buenos Aires

Argentina
Telephone: +54-11-4344-6000 / Fax: +54-11-4344-6473
(Address and telephone number of Registrant’s principal executive ofﬁces)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

Telephone: (212) 590-9070
(Name, address and telephone number of agent for service)

Copies to:

Juan G. Giráldez, Esq.

Adam J. Brenneman, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is ﬁled to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment ﬁled pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

                Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)               ☐

                Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)    ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Securities to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Shares, par value Ps.1.00 per share, of Pampa Energía S.A.(4)	320,000,000	Not Applicable	U.S.$144,529,139.33	U.S.$14,554.08

(1)   Represents the maximum number of Common Shares, par value Ps.1.00 per share, of Pampa Energía S.A. (“Pampa Shares”), issuable upon consummation of the U.S. Exchange Offer (as defined herein) for outstanding Class B Shares, par value Ps.1.00 per share, of Petrobras Argentina S.A. (“PESA Shares”), held by U.S. Persons (as defined herein) and outstanding American depositary shares, each representing 10 PESA Shares (“PESA ADSs”). Offers of Pampa Shares made to non-U.S. persons tendering in the Argentine Offer (as defined herein) are not covered by this registration statement.

(2)   Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(f)(1) and Rule 457(f)(3), the proposed maximum offering price is equal to the product of (i) U.S.$6.24, the average of the high and low sale prices per PESA ADS (representing 10 PESA Shares) as reported on the New York Stock Exchange on August 8, 2016, divided by 10, and (ii) 231,802,950, the number of PESA Shares (including PESA Shares represented by PESA ADSs) eligible to be tendered in the U.S. Offers (as defined herein) (as of May 27, 2016).

(3)   Computed in accordance with Rule 457(f) as the proposed maximum offering price of U.S.$144,529,139.33 multiplied by 0.0001007.

(4)   American depositary shares representing the Pampa Shares registered hereby are registered pursuant to a separate Registration Statement on Form F‑6 (File No. 333‑161066).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PAMPA ENERGÍA S.A.

U.S. Offer to Exchange
(i) Outstanding Class B Shares held by U.S. Persons
and (ii) Outstanding American Depositary Shares
(each American Depositary Share representing 10 Class B Shares)

of

PETROBRAS ARGENTINA S.A.
(“Petrobras Argentina”)

for

(i) Common Shares
or (ii) American Depositary Shares
(each American Depositary Share representing 25 Common Shares)

of

PAMPA ENERGÍA S.A.
(“Pampa”)

and

U.S. Cash Tender Offer to Purchase any and all Outstanding Class B Shares held by U.S. Persons of

PETROBRAS ARGENTINA,

subject to the terms and conditions described in this prospectus

THE OFFER PERIOD WILL COMMENCE AT 9:00 A.M., NEW YORK CITY TIME, ON OCTOBER         , 2016 (THE “COMMENCEMENT DATE”) AND WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME (THE “EXPIRATION TIME”), ON NOVEMBER         , 2016 (THE “EXPIRATION DATE” AND “OFFER PERIOD,” RESPECTIVELY), UNLESS THE U.S. OFFERS ARE EXTENDED.

Eligible Security	Corresponding Consideration per Eligible Security
Petrobras Argentina Class B Shares (“PESA Shares”)

Ps.10.3735 in cash, to be paid in Argentine pesos, net of applicable Argentine withholding taxes, as detailed herein

or

          Pampa Common Shares (“Pampa Shares”), to be delivered net of applicable Argentine withholding taxes, as detailed herein

ISIN: ARHOLD010025	ISIN: ARP432631215
American depositary shares, each representing 10 PESA Shares (“PESA ADSs” and, together with PESA Shares, “PESA Securities”)

          American depositary shares, each representing 25 Pampa Shares (“Pampa ADSs” and, together with Pampa Shares, “Pampa Securities”), to be delivered net of applicable Argentine withholding taxes, as detailed herein

ISIN: US71646J1097 CUSIP: 71646J109	ISIN: US6976602077 CUSIP: 697660207

(continuation of cover)

Pampa Energía S.A., a sociedad anónima organized under the laws of the Republic of Argentina, hereby offers to exchange (1) outstanding PESA Shares of Petrobras Argentina S.A., a sociedad anónima organized under the laws of the Republic of Argentina, held by U.S. Persons (as defined herein) and (2) outstanding PESA ADSs, other than those held by Pampa or its subsidiaries, at an exchange ratio of (a)           Pampa Shares per one PESA Share or (b)           Pampa ADSs per one PESA ADS, collectively, not to exceed the Maximum Aggregate Pampa Security Issuance (as defined herein), and, in each case, to be delivered net of applicable Argentine withholding taxes (the “Offer Share Consideration”), upon the terms and subject to the conditions set forth in this prospectus and the related documents (which, together with any amendments or supplements thereto, collectively constitute the “U.S. Exchange Offer”). The Pampa ADSs are listed on The New York Stock Exchange (the “NYSE”) under the symbol “PAM.”

In addition, Pampa hereby offers to purchase any and all outstanding PESA Shares held by U.S. Persons at a price of 10.3735 Argentine pesos (“Ps.”) per PESA Share, to be paid net of any applicable Argentine withholding taxes (the “Offer Cash Consideration” and, together with the Offer Share Consideration, the “Offer Consideration”), without interest thereon, net of cash dividends per PESA Share paid by Petrobras Argentina from May 20, 2016 (the “Announcement Date”), the date the Offers (as defined herein) were first made public, to the applicable Settlement Date (as defined herein), if any, upon the terms and subject to the conditions set forth in this prospectus and the related documents (which, together with any amendments or supplements thereto, collectively constitute the “U.S. Cash Tender Offer” and, together with the U.S. Exchange Offer, the “U.S. Offers”). U.S. holders of PESA Shares may not be able to freely convert into U.S. dollars and transfer abroad the pesos they receive as the Offer Cash Consideration. See “Exchange Controls.”

Pursuant to Argentine law, unless a tendering holder not domiciled in Argentina for Argentine tax purposes delivers a valid Tax Cost Certificate (as defined herein) to the U.S. Information Agent (as defined herein) in accordance with “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities—Procedures for Delivering Tax Cost Certificate,” Pampa is required to withhold 13.5% of the Offer Consideration payable or deliverable, as the case may be, to any tendering holder of PESA Securities not domiciled in Argentina for Argentine tax purposes in respect of Argentine income tax on the capital gains derived from the disposition of the PESA Securities. If the tendering holder provides a valid Tax Cost Certificate, Pampa is required to withhold 15% of the Net Gain (as defined herein), if any, of such tendering holder. The Offer Cash Consideration and the Offer Share Consideration will be paid or delivered, as applicable, net of the applicable withholding tax for such tendering holders not domiciled in Argentina. See “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities—Procedures for Delivering Tax Cost Certificate.” Pampa currently intends to consummate the Potential Merger (as described herein) as soon as practicable following completion of the Offers. Under Argentine law, if the Potential Merger qualifies as a tax-free reorganization, Pampa is not required to withhold tax from the merger consideration, deliverable through the issuance of Pampa Shares and Pampa ADSs (together, the “Pampa Securities”), to remaining holders of PESA Shares and PESA ADSs (together, the “PESA Securities”) as a result of the consummation of the Potential Merger.

The U.S. Offers are being made in conjunction with an offer by Pampa in Argentina for all outstanding PESA Shares (but not PESA ADSs, unless holders of PESA ADSs first convert their PESA ADSs into PESA Shares, which requires a holder to surrender its PESA ADSs to JPMorgan Chase Bank N.A., as depositary for the PESA ADSs (the “PESA Depositary”) and withdraw the PESA Shares underlying its PESA ADSs) (the “Argentine Offer” and, together with the U.S. Offers, the “Offers”). Non-U.S. Persons will not be permitted to tender their PESA Shares in the U.S. Offers. PESA ADSs (whether or not held by U.S. Persons) may only be tendered in the U.S. Exchange Offer. The consideration offered in the Argentine Offer is the same on a per-PESA-Share basis as the Offer Consideration in the U.S. Offers, but the net amount of Offer Consideration payable by us to each holder may differ because of the deduction of taxes. Pampa does not intend to change the Offer Consideration and, while the Offers are open, will not purchase or make any arrangements to purchase PESA Securities, other than pursuant to the Offers.

Pampa will deliver a maximum of 320,000,000 Pampa Shares (including Pampa Shares underlying Pampa ADSs) to holders of PESA Securities who validly tender and do not properly withdraw prior to the Expiration Time on the Expiration Date (each as defined herein) and elect to receive the Offer Share Consideration pursuant to the U.S. Exchange Offer and the Argentine Offer (the “Maximum Aggregate Pampa Security Issuance”). If, pursuant to the U.S. Exchange Offer and the Argentine Offer, holders of PESA Securities tender for exchange an aggregate amount of PESA Securities that, based on the Offer Share Consideration (without taking any applicable withholding taxes into account), would result in the delivery to holders of PESA Securities of more than the Maximum Aggregate Pampa Security Issuance, we will carry out a proration among holders of PESA Securities that participate in the U.S. Exchange Offer and the Argentine Offer in accordance with the proration procedures described in “The Offers—Fractional Entitlements and Proration.” When tendering in the U.S. Exchange Offer, holders of PESA Securities may elect to participate in the U.S. Cash Tender Offer (for U.S. holders) or the Argentine cash tender offer (for non-U.S. holders) with any PESA Securities that are not accepted in the U.S. Exchange offer due to proration. In order to do so, holders of PESA Securities participating in the U.S. Exchange Offer will be required, when tendering in the U.S. Exchange Offer, to follow the same procedures as holders of PESA Shares participating in the U.S. Cash Tender Offer or the Argentine cash tender offer, as applicable, as described in “The Offers –Procedures for Participating in the U.S. Offers –Holders of PESA Shares” (for U.S. holders) and the offer documentation being used in the Argentine Offer (for non-U.S. holders) (except that such holders will not deliver any PESA Shares directly to SBS Trading S.A., as Argentine receiving agent (the “Argentine Receiving Agent”)).

PESA ADSs may not be tendered in the U.S. Cash Tender Offer. Holders of PESA ADSs who wish to receive the Offer Cash Consideration will be required to convert their PESA ADSs into PESA Shares, which requires a holder to surrender its

(continuation of cover)

PESA ADSs to the PESA Depositary, withdraw the PESA Shares underlying its PESA ADSs and follow the procedures described herein for U.S. holders of PESA Shares to participate in the U.S. Cash Tender Offer in order to receive the Offer Cash Consideration.

Subject to the terms described herein, unless the U.S. Offers are extended, to tender PESA Shares in the U.S. Exchange Offer or the U.S. Cash Tender Offer and/or PESA ADSs in the U.S. Exchange Offer, a holder must tender its PESA Shares or PESA ADSs to be received no later than 5:00 p.m., New York City time (the “Expiration Time”), on November         , 2016 (such date, as it may be extended by us, the “Expiration Date”). However, holders may only validly deliver a Tax Cost Certificate to the U.S. Information Agent no later than 5:00 p.m., New York City time, on the date that is five business days prior to the Expiration Date (currently November         , 2016). Pampa will announce any decision to extend the U.S. Offers in a press release stating the extension no later than 9:00 a.m., New York City time, on the first business day after the scheduled Expiration Date.

The U.S. Offers are not conditioned on any minimum number of PESA Securities being tendered. However, the U.S. Offers are subject to other Conditions (as defined herein).

Holders tendering in the U.S. Offers will have withdrawal rights until the Expiration Date. See “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities,” “The Offers—Withdrawal Rights” and “The Offers—Conditions of the U.S. Offers.”

Questions or requests for assistance may be directed to Georgeson LLC (the “U.S. Information Agent”), at the address or phone number set forth on the back cover of this prospectus. Additional copies of this prospectus may also be obtained from the U.S. Information Agent.

You must make your own decision as to whether to tender your PESA Shares and/or PESA ADSs and, if so, how many to tender. None of Pampa, its board of directors (the “Pampa Board of Directors”) or executive officers makes any recommendation as to whether you should tender your PESA Shares and/or PESA ADSs. If you are in any doubt as to the action you should take, contact your broker, lawyer, accountant or other professional advisor without delay.

We have not authorized any person to provide any information or to make any representation in connection with the U.S. Offers other than the information contained or incorporated by reference in this prospectus, and if any person provides any such information or makes any such representation of this kind, that information or representation must not be relied upon as having been authorized by us.

The distribution of this prospectus and the making of the U.S. Offers may, in certain jurisdictions, be restricted by law. The U.S. Offers are not being made, directly or indirectly, in or into, and will not be accepted from within, any jurisdiction in which the making of the U.S. Offers or the acceptance thereof would not be in compliance with the laws of that jurisdiction. Persons who come into possession of this prospectus should inform themselves of and observe any of these restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any jurisdiction. Neither we nor any of our agents assume any responsibility for any violation by any person of any of these restrictions. Copies of the offer documentation being used in the Argentine Offer and any related materials are not being, and should not be, mailed or otherwise distributed or sent in or into the United States.

For a discussion of the risk factors that you should consider in evaluating the U.S. Offers, see “Risk Factors” beginning on page 40.

NONE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION, HAS: (A) APPROVED OR DISAPPROVED THE U.S. OFFERS; (B) PASSED UPON THE MERITS OR FAIRNESS OF THE OFFERS; OR (C) PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS DOCUMENT IS SOLELY OUR RESPONSIBILITY AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE Comisión Nacional de Valores (Argentine National Securities Commission, OR THE “CNV”). IN ACCEPTING THE U.S. OFFERS, ALL INVESTORS, INCLUDING ARGENTINE CITIZENS, MUST RELY ON THEIR OWN EXAMINATION OF PAMPA.

The formal terms of the Argentine Offer were approved by the CNV on September 22 and 28, 2016. This prospectus and the related documents contain important information. You should carefully read these documents in their entirety before making a decision with respect to the U.S. Offers.

, 2016

TABLE OF CONTENTS

Page

Cautionary Statement Concerning Forward-Looking Statements	ii
Incorporation of Certain Documents by Reference	iii
Where You Can Find More Information	iv
Exchange Rates	v
Exchange Controls	vii
Questions and Answers About the U. S. Offers	1
Introduction	15
Summary	17
Comparative per Share Market Data	33
Comparative Historical and Unaudited Pro Forma per Share Data	34
Selected Unaudited Pro Forma Combined Condensed Financial Information	36
Risk Factors	41
Special Factors	47
Background of the Offers	47
Purpose of and Reasons for the Offers; Plans for Petrobras Argentina Following the Offers	48
Certain Effects of the Offers	49
Certain Rights of Shareholders Following the U. S. Offers	51
Position of Pampa Regarding Fairness of the Offers	51
Valuation Report of F&G	54
Valuation Report of Puente	57
Position of the PESA Board of Directors Regarding Fairness of the Offers	60
Valuation Report of Deloitte	61
Valuation Report of E&Y	63
Transactions in PESA Securities by Certain Persons	67
Past Contacts, Transactions, Negotiations and Agreements with Petrobras Argentina	67
The Offers	70
Terms of the U. S. Offers and Expiration Date	70
Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities	72
Procedures for Participating in the U. S. Offers	74
Withdrawal Rights	82
Conditions of the U. S. Offers	83
Fractional Entitlements and Proration	83
Our Structure After Completion of the Offers	84
Taxation	85
Certain Legal and Regulatory Matters	93
Fees and Expenses	95
Miscellaneous	96
Source and Amount of Funds	98
Regulatory Matters	101
Material Relationships Among Pampa, Petrobras Argentina and our Executive Officers, Directors and Major Shareholders	102
Unaudited Pro Forma Combined Condensed Financial Information	104
Notes to Unaudited Pro Forma Combined Condensed Financial Information	109
Comparison of the Rights of Shareholders of Pampa and Petrobras Argentina	128
Market Information	130
Enforceability of Civil Liabilities Against Non-U. S. Persons	134
Legal Matters	134
Independent Registered Public Accounting Firm	135

In this prospectus, unless the context otherwise requires, we use the terms “we,” “us,” “our,” the “registrant” and the “Company” to refer to Pampa Energía S.A. We use “MW” to refer to Megawatt and “GWh” to refer to Gigawatt hour.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains estimates and forward-looking statements, principally under “Risk Factors” in this prospectus and “Risk Factors” in the Pampa 2015 Form 20‑F and the Petrobras Argentina 2015 Form 20‑F (each as defined herein), which are incorporated in this prospectus by reference. Some of the matters discussed concerning our business operations and financial performance include estimates and forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our estimates and forward-looking statements are mainly based on our current expectations and estimates on future events and trends that affect or may affect our businesses and results of operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us.

Our estimates and forward-looking statements may be influenced by the following factors, among others:

•	our ability to arrange financing under reasonable terms;
•	the outcome and timing of the tariff renegotiation process of our regulated businesses and uncertainties relating to future government approvals to increase or otherwise adjust such tariffs;
•	changes in the laws and regulations applicable to energy and electricity and oil and gas sectors in Argentina;
•	government interventions, resulting in changes in the economy, taxes, tariffs or regulatory framework, or in the delay or withholding of governmental approvals;
•

general economic, social and political conditions in Argentina, and other regions where we or our subsidiaries operate, such as the rate of economic growth, fluctuations in exchange rates of the peso or inflation;

•	restrictions on the ability to exchange pesos into foreign currencies or to transfer funds abroad;
•	competition in the electricity, public utility services and related industries;
•	the impact of high rates of inflation on our costs;
•	deterioration in regional and national business and economic conditions in or affecting Argentina; and
•	other risks factors discussed under “Item 3. Risk Factors.” in the Pampa 2015 Form 20‑F.

The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only as of the date they were made, and we undertake no obligation to update or to renew any estimates and/or forward-looking statements because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. In light of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus might not occur, and our future results and our performance may differ materially from those expressed in these forward-looking statements due to factors including, but not limited to, those mentioned above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus incorporates important business and financial information about us and Petrobras Argentina that is not included in or delivered with the prospectus. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•

our annual report on Form 20‑F for the year ended December 31, 2015, filed with the SEC on May 2, 2016 (SEC File No. 001‑34429), as amended through the filing of an amendment to our annual report on Form 20‑F/A for the year ended December 31, 2015, filed with the SEC on July 27, 2016 (SEC File No. 001‑34429), which we refer to collectively as the “Pampa 2015 Form 20‑F”;

•

our report on Form 6‑K, furnished to the SEC on May 24, 2016 (SEC File No. 001‑34429), containing English translations of the F&G Valuation Report and the Puente Valuation Report (each as defined herein);

•

our report on Form 6‑K, furnished to the SEC on August 19, 2016 (SEC File No. 001‑34429), containing our unaudited consolidated condensed interim financial statements as of June 30, 2016 and for the six- and three-month periods ended June 30, 2016 and 2015, which we refer to as the “Pampa Unaudited Interim Financial Statements”;

•

our report on Form 6‑K, furnished to the SEC on October 3, 2016 (SEC File No. 001‑34429), containing our operating and financial review as of June 30, 2016 and for the six-month periods ended June 30, 2015 and 2016 and a description of certain recent developments (together with the abovementioned reports on Form 6‑K furnished to the SEC on May 24, 2016 and August 19, 2016, the “Pampa Forms 6‑K”);

•	any of our future annual reports on Form 20‑F filed with the SEC after the date of this prospectus and prior to the termination of the U.S. Offers;
•

any of our future reports on Form 6‑K furnished to the SEC after the date of this prospectus and prior to the termination of the U.S. Offers that are identified in such reports as being incorporated by reference in this prospectus;

•

Petrobras Argentina’s annual report on Form 20‑F for the year ended December 31, 2015, filed with the SEC on April 29, 2016 (SEC File No. 333‑155319), which we refer to as the “Petrobras Argentina 2015 Form 20‑F”;

•

Petrobras Argentina’s report on Form 6‑K furnished to the SEC on August 8, 2016 (SEC File No. 333‑155319), containing Petrobras Argentina’s unaudited condensed interim consolidated financial statements as of June 30, 2016 and for the six- and three-month periods ended June 30, 2016 and 2015, which we refer to as the “Petrobras Argentina Unaudited Interim Financial Statements”;

•

Petrobras Argentina’s report on Form 6‑K, furnished to the SEC on June 13, 2016 (SEC File No. 333‑155319), containing English translations of the Deloitte Valuation Report and the E&Y Valuation Report (each as defined herein);

•	any of Petrobras Argentina’s future annual reports on Form 20‑F filed with the SEC after the date of this prospectus and prior to the termination of the U.S. Offers; and
•

any of Petrobras Argentina’s future reports on Form 6‑K furnished to the SEC after the date of this prospectus and prior to the termination of the U.S. Offers that are identified in such reports as being incorporated by reference in this prospectus.

Any statement contained in the Pampa 2015 Form 20‑F or the Pampa Forms 6‑K, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference important business and financial information about Pampa and Petrobras Argentina that is contained in their filings with the SEC but that is not included in, or delivered with, this prospectus. This information is available on the SEC’s website at www.sec.gov and from other sources. Pampa will also make copies of this information available to you without charge upon your written or oral request at Maipú 1, C1084ABA, City of Buenos Aires, Argentina, Attention: Investor Relations, telephone +54‑11‑4344-6000. In order to receive timely delivery of these documents, you must make such a request no later than five business days before the then-scheduled expiration date of the U.S. Offers. This deadline is currently November         , 2016 because the Expiration Date is currently November         , 2016, but the actual deadline will be different if the U.S. Offers are extended.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement of the Pampa Shares, that we have filed with the SEC on Form F‑4 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. We have filed certain of these documents as exhibits to our registration statement, and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We file or furnish reports, including annual reports on Form 20‑F and reports on Form 6‑K, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at +1‑800‑SEC‑0330. Any filings we make electronically will be available to the public over the Internet at the SEC’s website at www.sec.gov. You may also inspect the information that Pampa files with the SEC at the New York Stock Exchange, Inc., at 20 Broad Street, New York, New York 10005. You may also access the SEC filings and obtain other information about Pampa through the website it maintains, which is www.pampaenergia.com. The information contained in that website is not incorporated by reference into this prospectus.

EXCHANGE RATES

From April 1, 1991 until the end of 2001, Law No. 23,928 (the “Convertibility Law”) established a regime under which the Banco Central de la República Argentina, or the Argentine Central Bank (the “Central Bank”), was obliged to sell U.S. dollars at a fixed rate of one peso per U.S. dollar. On January 6, 2002, the Argentine Congress enacted Law No. 25,561 (as amended and supplemented, the “Public Emergency Law”), formally ending the regime of the Convertibility Law, abandoning over ten years of U.S. dollar–peso parity and eliminating the requirement that the Central Bank’s reserves in gold, foreign currency and foreign currency denominated debt be at all times equivalent to 100% of the monetary base.

The Public Emergency Law, which has been extended on an annual basis and is in effect until December 31, 2016, granted the Argentine government the power to set the exchange rate between the peso and foreign currencies and to issue regulations related to the foreign exchange market. Following a brief period during which the Argentine government established a temporary dual exchange rate system, pursuant to the Public Emergency Law, the peso has been allowed to float freely against other currencies since February 2002, although the Central Bank has the power to intervene by buying and selling foreign currency for its own account, a practice in which it engages on a regular basis.

After several years of moderate variations in the nominal exchange rate, in 2012 the peso lost approximately 14% of its value with respect to the U.S. dollar. This was followed in 2013 and 2014 by a devaluation of the peso with respect to the U.S. dollar that exceeded 30%, including a loss of approximately 24% in January 2014. In 2015, the peso lost approximately 52% of its value with respect to the U.S. dollar, including a 10% devaluation from January 1, 2015 to September 30, 2015 and a 38% devaluation during the last quarter of the year, mainly concentrated after December 16, 2015.

The following table sets forth the high, low, average and period-end exchange rates for the periods indicated, expressed in pesos per U.S. dollar and not adjusted for inflation. There can be no assurance that the peso will not depreciate or appreciate again in the future. The Federal Reserve Bank of New York does not report a noon buying rate for pesos.

	Exchange Rates
	(in pesos per U.S. dollar)
Period	High(1)	Low(1)	Average(1)(2)	Period End(1)(3)
2011	4.304	3.972	4.130	4.304
2012	4.918	4.304	4.552	4.918
2013	6.521	4.925	5.479	6.521
2014	8.557	6.545	8.119	8.551
2015	13.400	8.555	9.269	13.040
2016
January	13.960	13.200	13.654	13.960
February	15.800	14.130	14.852	15.800
March	15.800	14.390	14.954	14.700
April	14.790	14.050	14.387	14.250
May	14.240	13.920	14.122	13.991
June	15.300	13.745	14.184	15.040
July	15.150	14.560	14.891	15.010
August	15.000	14.660	14.852	14.930
September	15.600	15.100	15.305	15.500
October (through October )

(1)     Reference exchange rate (ask price) published by Banco de la Nación Argentina (“Banco Nación”).

(2)     Based on daily average rates.

(3)     The exchange rate used in our financial statements.

v

Fluctuations in the exchange rate between the peso and the U.S. dollar affect the U.S. dollar equivalent of the peso price of the Pampa Shares and the PESA Shares on the Mercado de Valores de Buenos Aires S.A. (“Buenos Aires Stock Exchange” or “MERVAL”) and, as a result, can also affect the market price of the Pampa ADSs and the PESA ADSs.

This prospectus contains translations of various peso amounts into U.S. dollars at specified rates solely for your convenience. You should not construe these translations as representations by us that the nominal peso or constant peso amounts actually represent the U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated.

References herein to “pesos” or “Ps.” are to Argentine pesos, and references to “U.S. dollars” or “U.S.$” are to United States dollars.

For purposes of the Offers, a “business day” means any day on which the principal offices of the SEC are open to accept ﬁlings and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

EXCHANGE CONTROLS

In January 2002, with the approval of the Public Emergency Law, Argentina declared a public emergency situation in its social, economic, administrative, financial and foreign exchange matters and authorized the Argentine Executive Branch to establish a system to determine the foreign exchange rate between the peso and foreign currencies and to issue foreign exchange-related rules and regulations. Within this context, on February 8, 2002, through Decree No. 260/2002, the Argentine Executive Branch established (i) a single and free-floating foreign exchange market (hereinafter, “MULC”) through which all foreign exchange transactions in foreign currency must be conducted and (ii) that foreign exchange transactions in foreign currency must be conducted at the foreign exchange rate to be freely agreed upon among contracting parties, subject to the requirements and regulations imposed by the Central Bank.

The following is a description of the main aspects of Central Bank regulations concerning outflows of funds from Argentina.

Outflow of Capital

Payment of Profits (Earnings and Dividends)

Access to the MULC is permitted for remittances abroad of earnings, including the payment of dividends, based on audited financial statements (Communication “A” 5377).

In order to proceed with remittances abroad for payment of earnings and dividends, the financial entities involved must first verify that the debtor has complied with the requirement to report (i) outstanding foreign indebtedness imposed under Communication “A” 3602, dated May 7, 2002, and (ii) direct investments pursuant to Communication “A” 4237, dated November 10, 2004, if applicable.

Other Regulations

Sales of Foreign Currency to Non-Residents

Communication “A” 6037 published a restatement of regulations applicable to access to the MULC by non‑residents (as per the definitions contained in the Balance of Payments Manual, fifth edition, chapter IV, of the International Monetary Fund (the “IMF”).

In this respect, no prior Central Bank approval is required for any of the following transactions conducted by non-residents insofar as all of the requirements imposed in each case have been met:

(i)       purchases of foreign currencies for remittances abroad provided that the documentation prescribed by the previously mentioned regulations has been furnished, in the examples stated below, when transactions relate to, or pertain to collections in Argentina, of:

1.1. Financial indebtedness originating in external loans of non-residents.

1.2. Recovery of claims in local bankruptcy proceedings and collection of debts under reorganization proceedings to the extent that the non-resident client has been recognized as creditor by a final non-appealable decision of the court of such proceedings.

1.3. Repatriations of direct investments in companies in the private, non-financial sector that do not control local financial institutions and/or real estate, provided that the foreign beneficiary is either a natural or legal entity residing or incorporated and established in, or the payment is performed, in domains, jurisdictions, territories or associated states that are considered “cooperators for the purposes of fiscal transparency” according to the provisions of section 1 of Decree 589/2013, as amended and supplemented for the following purposes:

1.3.1.      sale of the direct investment;

1.3.2.      final liquidation of the direct investment;

1.3.3.      capital reduction decided by the local company; and

1.3.4.      reimbursement of irrevocable contributions by the local company.

Holding of share capital of a given company is considered a direct investment in case such shares represent at least 10% of the company’s share capital. As of the date of this prospectus, there is uncertainty as to whether evidence of settlement through the MULC of funds originally used to acquire a direct investment is still required by Central Bank rules in order for the non-resident to be able to repatriate proceeds from the investment. However, non-residents must comply with requirements related to direct investment reports, as described under “—Direct Investment Reports.”

1.4  Collections of services or sales proceeds of other portfolio investments (and their profits) provided that the foreign beneficiary is either a real or legal person residing in or incorporated and established in domains, jurisdictions, territories or associated states that are considered “cooperators for the purposes of fiscal transparency” according to the provisions of Art. 1 of Decree 589/2013, as amended and supplemented. These portfolio investment repatriations include, but are not limited to, portfolio investments in shares and ownership interests in local companies, investments in mutual funds and local trusts, purchases of portfolios of loans granted to residents by local banks, purchases of invoices and promissory notes for local business transactions, investments in local bonds issued in pesos and in foreign currency payable locally, as well as purchases of other internal receivables. Non-residents will be allowed access to the MULC for the repatriation of their investment without any need to obtain the Central Bank’s prior authorization, provided that the applicable minimum stay period of 120 calendar days from the date of the investment of funds into Argentina has elapsed. See "Risk Factors—Restrictions on transfers of foreign exchange and the repatriation of capital from Argentina may impair your ability to convert the Offer Cash Consideration into a currency other than pesos." Pursuant to Communication "A" 6037, providing evidence of the inflow of the funds through the MULC and compliance with the minimum stay period will not be required when the investment is originated in funds collected in Argentina under a transaction pursuant to which the non-Argentine resident would have had access to the MULC for the repatriation of such funds at the time of collection.

1.5. Indemnifications awarded by local courts in favor of non-residents.

1.6. Payments of Argentine imports.

(ii)     purchases of foreign currency by (a) diplomatic and consular representatives and diplomatic staff authorized in the country and (b) representations from courts, authorities or departments, special missions, bilateral commissions or bodies established by international treaties or agreements, to which Argentina is a party, to the extent that such transfers are made in the exercise of their respective functions; and

(iii)    purchases of foreign currency by international organizations and institutions acting as official export credit agencies, as listed in Communication “A.”

The prior authorization of the Central Bank will not be required either when the purchase of foreign currency or foreign bank notes by a non-resident does not exceed the equivalent of U.S.$10,000 per calendar month across all entities authorized to deal in foreign currency transactions.

Capital Markets

Securities-related transactions carried out through stock exchanges and authorized securities markets must be paid using any of the following mechanisms: (i) in pesos; (ii) in foreign currency through electronic fund transfers from and to sight accounts in local financial institutions; and (iii) through wire transfers against foreign accounts. Under no circumstances is the settlement of these securities purchase and sale transactions to be made in foreign currency bills or through deposits in escrow accounts or in third-party accounts.

Direct Investment Reports

Communication “A” 4237, dated November 10, 2004, established reporting requirements in connection with direct investments made by local residents abroad and by non-residents in Argentina, which is still in force as of the date of this prospectus. Direct investments are defined as those that reflect the long-standing interest of a resident in one economy (direct investor) in another economy’s resident entity, such as an ownership interest representing at least 10% of a company’s capital stock or voting rights. The reporting requirements prescribed by this Communication “A” 4237 are to be met on a biannual basis.

QUESTIONS AND ANSWERS ABOUT THE U.S. OFFERS

Q:   Who is making the U.S. Offers?

A:   Pampa Energía S.A. (“Pampa”). Pampa indirectly, through its 100% ownership interest in Petrobras Participaciones S.L. (“PPSL”), beneficially owns 135,679,155 PESA ADSs, representing 1,356,791,556 PESA Shares, or 67.1933% of the total number of PESA Shares (including PESA Shares represented by PESA ADSs). Pampa is the largest fully integrated electricity company in Argentina. See “Summary—The Companies—Pampa.”

Q:   What securities are being sought in the Offers?

A:   In the U.S. Offers, we are offering to exchange or purchase all of the outstanding PESA Shares held by U.S. Persons and to exchange the PESA Shares represented by outstanding PESA ADSs (whether or not held by U.S. Persons), subject, in the case of the U.S. Exchange Offer, to the Maximum Aggregate Pampa Security Issuance. Simultaneously with the commencement of the U.S. Offers, we are offering to exchange or purchase all of the outstanding PESA Shares (but not PESA ADSs) under the Argentine Offer, subject to the Maximum Aggregate Pampa Security Issuance. Holders of PESA ADSs who wish to participate in the Argentine Offer must cancel their PESA ADSs in accordance with the terms thereof, receive the PESA Shares and then comply with the requirements of the Argentine Offer. The U.S. Offers and the Argentine Offer are expected to be settled on the same day. Non-U.S. Persons may tender PESA Shares only in the Argentine Offer. PESA ADSs cannot be tendered in the Argentine Offer or in the U.S. Cash Tender Offer. For more information, please see “Introduction.”

Q:   What is the purpose of the Offers?

A:   On May 13, 2016, we, as buyer, and Petrobras International Braspetro B.V., a wholly-owned subsidiary of Petróleo Brasileiro S.A. (“Petrobras”), as seller, entered into a sale and purchase agreement pursuant to which we agreed to acquire all of the shares of PPSL and certain intercompany indebtedness of PPSL with Petrobras International Braspetro B.V. in an aggregate amount equal to U.S.$80 million (the “Transaction”). As of July 27, 2016 (the closing date of the Transaction), PPSL beneficially owned 135,679,155 PESA ADSs, representing 1,356,791,556 PESA Shares, or 67.1933% of the total number of PESA Shares (including PESA Shares represented by PESA ADSs).

The Offers are being made by Pampa in connection with the Transaction, which resulted in a change of control in Petrobras Argentina (“PESA Change of Control”). Pursuant to Argentine law, Pampa is required to make an offer to purchase for cash all of the remaining outstanding PESA Shares in connection with the PESA Change of Control. As an alternative to a cash payment for PESA Shares in the form of the Offer Cash Consideration that is mandatory pursuant to Argentine Law, Pampa has elected to offer holders of PESA Shares and PESA ADSs the option to receive the Offer Share Consideration.

Q:   Who can participate in the U.S. Offers?

A:   The U.S. Exchange Offer is open to all holders of PESA ADSs (whether or not held by U.S. Persons) and to holders of PESA Shares that are U.S. Persons. The U.S. Cash Tender Offer is open to all holders of PESA Shares that are U.S. Persons but not holders of PESA ADSs. Holders of PESA ADSs who wish to participate in the U.S. Cash Tender Offer must surrender their PESA ADSs to the PESA Depositary and withdraw the PESA Shares underlying their PESA ADSs from the PESA ADS program.

Q:   Who can participate in the Argentine Offer?

A:   All holders of PESA Shares (including U.S. Persons) may tender their PESA Shares in the Argentine Offer. Holders of PESA ADSs may not tender their PESA ADSs in the Argentine Offer. Holders of PESA ADSs who wish to participate in the Argentine Offer must cancel their PESA ADSs in accordance with the terms thereof, receive the PESA Shares and then comply with the requirements of the Argentine Offer. U.S. holders of PESA Shares and holders of PESA ADSs who surrender their PESA ADSs to the PESA Depositary and withdraw the PESA Shares underlying their PESA ADSs from the PESA ADS program who wish to participate in the Argentine Offer should carefully consider that they will not be granted the protection of the Exchange Act, among other factors.

Q:   Why is there a separate Argentine Offer?

A:   Petrobras Argentina is an Argentine corporation. The PESA ADSs and the PESA Shares underlying them are registered under the Exchange Act and listed on the New York Stock Exchange (the “NYSE”). The PESA Shares are listed on the Buenos Aires Stock Exchange. Upon the consummation of the Transaction, Pampa indirectly acquired control of Petrobras Argentina. Accordingly, pursuant to Argentine law, Pampa is obligated to make an offer in Argentina to purchase all of the remaining outstanding PESA Shares. U.S. and Argentine law both require that tender offers comply with home country rules and regulations. Because the U.S. and Argentine laws relating to tender offers are different and inconsistent in certain ways, we are making two separate offers. The U.S. Offers will be conducted in accordance with U.S. federal securities laws, including Regulation 14D and Regulation 14E promulgated under the Exchange Act. The Argentine Offer will be conducted in accordance with Argentine securities law and CNV regulations.

For more information, see “Introduction.”

Q:   Why is Pampa making both cash tender offers and exchange offers?

A:   The cash tender offers are being made by Pampa because, pursuant to Argentine law, Pampa is required to make an offer to purchase for cash all of the remaining outstanding PESA Shares in connection with the PESA Change of Control.

As an alternative to the cash tender offers, Pampa has voluntarily elected to make exchange offers pursuant to which Petrobras Argentina shareholders may elect to receive Pampa Securities in exchange for their PESA Securities (in lieu of participating in the cash tender offers and receiving cash for their PESA Shares) for the following reasons: (i) the exchange offers allow holders of PESA Securities to benefit from any improvement in Pampa’s business, results of operations and financial condition that occurs following the consummation of the Offers, including as a result of the Transaction; and (ii) the exchange offers are expected to allow Pampa to spend less cash as part of the offer consideration and have the flexibility to allocate the cash that it does not spend to purchase PESA Shares pursuant to the cash tender offers in another manner that benefits Pampa and its shareholders.

Q:   What are the principal differences between the U.S. Offers and the Argentine Offer?

A:   The terms and conditions of the U.S. Offers and the Argentine Offer are substantially similar and only differ to the extent required by law or local customary market practice. The principal difference between the Argentine Offer and the U.S. Offers is that U.S. Persons who hold PESA Shares who wish to participate in the Argentine Offer will not be granted the protection of the Exchange Act.

Q:   What are the differences in the U.S. Offers applicable to direct holders of PESA Shares, on the one hand, and holders of PESA ADSs, on the other hand?

A:   The terms and conditions of the U.S. Offers are the same for all holders of PESA Shares and PESA ADSs in all material respects, except that holders of PESA ADSs cannot participate directly in the U.S. Cash Tender Offer but instead must participate through the PESA Shares underlying their PESA ADSs, as described below.

In the case of the U.S. Cash Tender Offer, because the Offer Cash Consideration will be paid in pesos in Argentina, it is not possible for holders of PESA ADSs to participate directly in the U.S. Cash Tender Offer. As a result, holders of PESA ADSs who wish to participate in the U.S. Cash Tender Offer and receive the Offer Cash Consideration will be required to surrender their PESA ADSs to the PESA Depositary, withdraw the PESA Shares underlying their PESA ADSs from the PESA ADS program and follow the procedures described herein as holders of PESA Shares in order to receive the Offer Cash

Consideration. Each PESA ADS represents ten PESA Shares. Holders of PESA Shares tendering directly in the U.S. Offers who wish to receive the Offer Cash Consideration will be paid in pesos in Argentina, net of applicable withholding taxes, including Argentine capital gains tax, upon the terms and subject to the conditions set forth in this prospectus and the related documents. Non-U.S. holders of PESA ADSs who wish to receive the Offer Cash Consideration should contact the exchange agent for the Argentine Offer, SBS Trading S.A., at its address and telephone number set forth on the back cover of this prospectus, for the steps to follow after such non-U.S. holders of PESA ADSs become direct holders of PESA Shares.

In the case of the U.S. Exchange Offer, the procedures for accepting the U.S. Offers and tendering PESA Securities are not identical for direct holders of PESA Shares, on the one hand, and holders of PESA ADSs, on the other hand. See “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities.”

Q:   What would I receive in exchange for my PESA Shares and PESA ADSs?

A:   For holders of PESA Securities who properly and timely tender and do not properly withdraw their PESA Shares or PESA ADSs, as the case may be, and wish to receive Pampa Shares or Pampa ADSs, as the case may be, the Offer Share Consideration will be           Pampa Shares per one PESA Share or           Pampa ADSs per one PESA ADS, as the case may be, to be delivered net of any applicable Argentine withholding taxes.

Fractions of Pampa Shares or Pampa ADSs will not be issued to persons whose PESA Securities are exchanged in the U.S. Exchange Offer. Fractions of Pampa ADSs will be aggregated and sold by The Bank of New York Mellon, as ADS Exchange Agent (the “ADS Exchange Agent”), the Depository Trust Company (“DTC”) and DTC participants, and those intermediaries will allocate and pay the net proceeds of those sales to the tendering holders that were otherwise entitled to fractions of Pampa ADSs. See “The Offers—Fractional Entitlements and Proration.”

If, pursuant to the U.S. Exchange Offer and the Argentine Offer, holders of PESA Securities tender for exchange an aggregate amount of PESA Securities that, based on the Offer Share Consideration (without taking any applicable withholding taxes into account), would result in the delivery to holders of PESA Securities of more than 320,000,000 Pampa Shares (including those represented by Pampa ADSs), we will carry out a proration among holders of PESA Securities that participate in the U.S. Exchange Offer and the Argentine Offer in accordance with the proration procedures described in “The Offers—Fractional Entitlements and Proration.” When tendering in the U.S. Exchange Offer, holders of PESA Securities may elect to participate in the U.S. Cash Tender Offer (for U.S. holders) or the Argentine cash tender offer (for non-U.S. holders) with any PESA Securities that are not accepted in the U.S. Exchange Offer due to proration. In order to do so, holders of PESA Securities participating in the U.S. Exchange Offer will be required, when tendering in the U.S. Exchange Offer, to follow the same procedures as holders of PESA Shares participating in the U.S. Cash Tender Offer or the Argentine cash tender offer, as applicable, as described in “The Offers—Procedures for Participating in the U.S. Offers—Holders of PESA Shares” (for U.S. holders) and the offer documentation being used in the Argentine Offer (for non-U.S. holders) (except that such holders will not deliver any PESA Shares directly to the Argentine Receiving Agent).

For holders of PESA Shares who properly and timely tender and do not properly withdraw their PESA Shares and wish to receive cash, the Offer Cash Consideration will be Ps.10.3735 per PESA Share, to be paid net of any applicable Argentine withholding taxes. Upon the terms and conditions of the U.S. Offers, we will pay the Offer Cash Consideration in cash, in pesos in Argentina, net of applicable withholding taxes, including Argentine capital gains tax, upon the terms and subject to the conditions set forth in this prospectus and related documents. PESA ADSs may not be tendered in the U.S. Cash Tender Offer for the Offer Cash Consideration. Holders of PESA ADSs who wish to receive the Offer Cash Consideration will be required to surrender their PESA ADSs to the PESA Depositary for cancellation, withdraw the PESA Shares underlying their PESA ADSs from the PESA ADS program and thereafter follow the procedures described herein for holders of PESA Shares participating in the U.S. Cash Tender Offer in order to receive the Offer Cash Consideration. Pampa will be responsible for paying any cancellation fees charged by the PESA Depositary in connection with PESA ADSs surrendered for cancellation, provided that the underlying PESA Shares are credited to a Caja de Valores S.A. (“Caja de Valores”) account of SBS Trading S.A.

Q:   Beneficiaries (as defined herein) be subject to Argentine withholding tax on the cash, Pampa Shares or Pampa ADSs that they receive?

A:   Under Argentine law, capital gains obtained by individuals and entities that are not Argentine residents for Argentine tax purposes (“Foreign Beneficiaries”) are subject to a capital gains tax at a 15% rate. Unless a Foreign Beneficiary delivers a valid Tax Cost Certificate (as defined herein) to the U.S. Information Agent in accordance with “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities—Procedures for Delivering Tax Cost Certificate,” Pampa is required to withhold 13.5% of the Offer Consideration (15% of an assumed gain of 90% of the gross amount of the Offer Consideration) payable or deliverable, as the case may be, in respect of Argentine income tax on the capital gains derived from the disposition of the PESA Securities. If the tendering holder provides a valid Tax Cost Certificate, Pampa is required to withhold 15% of the Net Gain (as defined herein), if any, of such tendering holder. The Offer Cash Consideration and the Offer Share Consideration will be paid or delivered, as applicable, net of the applicable withholding tax. See “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities—Procedures for Delivering Tax Cost Certificate.” Pampa currently intends to consummate the Potential Merger (as defined herein) as soon as practicable following completion of the Offers. Under Argentine law, if the Potential Merger qualifies as a tax-free reorganization, Pampa is not required to withhold tax from the merger consideration, deliverable through the issuance of Pampa Securities, to remaining holders of PESA Securities as a result of the consummation of the Potential Merger.

You should read the section entitled “The Offers—Taxation—Argentine Tax Consequences” for more information on the Argentine tax consequences of the Offers, and you should consult your own tax advisors regarding the tax consequences of participating in the Offers in your particular circumstances.

Q:   Will the Offer Consideration of holders who tender their PESA Securities in the Offers and the merger consideration of holders who hold PESA Securities at the time of the Potential Merger (as defined herein) be subject to the same Argentine withholding tax rate?

A:   Not necessarily. Under Argentine law, capital gains obtained by Foreign Beneficiaries are subject to a capital gains tax at a 15% rate. However, it is possible that the Potential Merger may be treated as a tax-free event under Argentine law with respect to certain holders of PESA Securities.

Depending on a holder’s particular characteristics (in particular whether it is eligible for a foreign tax credit in its home jurisdiction and what its tax cost basis is for calculating Argentine gain) and the difference between the merger consideration and the Offer Consideration, the consideration that a holder may receive in the Potential Merger (on an after-tax basis) may be higher than the consideration that such holder would receive by participating in the Offers (on an after-tax basis), notwithstanding that the pre-tax Offer Consideration may be greater than the merger consideration.

Q:   How and when will I receive my cash, PESA ADSs or PESA Shares?

A:   Pampa will be deemed to have accepted for exchange or payment, as the case may be, PESA Shares or PESA ADSs validly tendered in the U.S. Offers and not properly withdrawn when Pampa gives written notice to the ADS Exchange Agent and the Argentine Receiving Agent of acceptance for exchange or payment, as the case may be, of such PESA Shares or PESA ADSs.

For holders of PESA ADSs who properly and timely tender and do not properly withdraw their PESA ADSs and wish to receive the Offer Share Consideration, if you tender your PESA ADSs for Pampa ADSs by means of DTC’s book-entry confirmation facilities, Pampa expects the ADS Exchange Agent to deliver five business days after the Acceptance Date (the “U.S. Exchange Offer Settlement Date”) the applicable number of Pampa ADSs to DTC, which will further allocate the appropriate number of whole Pampa ADSs to the account of the DTC participant that tendered the PESA ADSs on your behalf. If you are a registered U.S. holder of PESA ADSs and tender your PESA ADSs for Pampa ADSs to the ADS

Exchange Agent by means of a completed and signed letter of transmittal (“PESA ADS Letter of Transmittal”), the ADS Exchange Agent will cause the applicable number of whole Pampa ADSs to be registered in your name on the books of the depositary for the Pampa ADSs (the “Pampa Depositary”) in uncertificated form, and the Pampa Depositary will send you a confirmation of that registration and the number of whole Pampa ADSs registered in your name. See “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities.”

For holders of PESA ADSs who wish to receive the Offer Cash Consideration, you will be required to surrender your PESA ADSs to the PESA Depositary and withdraw the PESA Shares underlying your PESA ADSs from the PESA ADS program. Pampa will be responsible for any withdrawal fees charged by the PESA Depositary, provided that the underlying PESA Shares are credited to a Caja de Valores account of SBS Trading S.A. Once the PESA Shares are withdrawn, (i) U.S. holders of such PESA Shares may choose to tender them for the Offer Cash Consideration pursuant to the U.S. Cash Tender Offer, and (ii) non-U.S. holders of such PESA Shares may choose to tender them for the Offer Cash Consideration pursuant to the Argentine Offer. See “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities.”

For U.S. holders of PESA Shares who properly and timely tender and do not properly withdraw their PESA Shares and wish to receive the Offer Share Consideration, settlement of the Pampa Shares will be made promptly, but no later than five business days, after the Expiration Date. Pampa will issue the Pampa Shares and credit them in a Caja de Valores account of the Argentine Receiving Agent, who will transfer the Pampa Shares on the U.S. Exchange Offer Settlement Date to the same cuenta comitente of the holder of the validly tendered PESA Shares. See “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities.” For purposes of this prospectus, a “cuenta comitente” means an account opened through a financial intermediary at Caja de Valores (each, a “Custodian”) in the name of a U.S. holder of PESA Shares.

For U.S. holders of PESA Shares who properly and timely tender and do not properly withdraw their PESA Shares and wish to receive the Offer Cash Consideration, payment will be made promptly, but not earlier than seven business days after the Expiration Time on the Expiration Date. See “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities.”

Q:   How will consummation of the Offers affect untendered PESA Shares and PESA ADSs? Will Petrobras Argentina be delisted or deregistered in the U.S. and in Argentina following the completion of the Offers?

A:   If you do not tender your PESA Shares and/or PESA ADSs in the Offers, you will remain a holder of PESA Shares and/or PESA ADSs, as the case may be. We currently intend to consummate the merging of Pampa and Petrobras Argentina, with Pampa as the surviving company (the “Potential Merger”) as soon as practicable following completion of the Offers, and each of us and Petrobras Argentina are undertaking certain operational procedures in anticipation of the Potential Merger, including the integration of accounting systems and the preparation of merger-related documents filings. We intend to submit the Potential Merger for approval of the Pampa Board of Directors and Petrobras Argentina Board of Directors (the “PESA Board of Directors”) shortly following the completion of the Offers. If the Potential Merger is approved by the required majority of the board of directors of both companies, we and Petrobras Argentina expect to enter into a preliminary merger agreement that will establish, among other things, an effective date for the merger (which is the date as from which both companies will begin to operate as a single entity for Argentine tax purposes) and the merger exchange ratio, which will be calculated using the average share price of both Pampa and Petrobras Argentina during a period to be determined prior to the date of the preliminary merger agreement, subject to an independent accountant’s report on the exchange ratio as required under Argentine law. In addition, the board of directors of each company will call an extraordinary shareholders meeting to vote on the Potential Merger, including the preliminary merger agreement, which will take place approximately 30 days following the date of publication of the convocation of each meeting. Shareholders of Petrobras Argentina will not be entitled to any dissenter’s or appraisal rights in connection with the Potential Merger.

        If the Potential Merger is approved by the required majority vote at the shareholders meetings each of the companies, we and Petrobras Argentina expect to enter into a definitive merger agreement, which will be filed with the relevant Argentine authorities for registration and effectiveness of the Potential Merger. We expect the filing and registration of the definitive merger agreement to take several months, and upon finalization of such registration process, the Potential Merger will become effective and holders of PESA Securities at such time will receive Pampa Shares or Pampa ADSs, as the case may be, upon surrender by such holder of their PESA Securities.

        If the Potential Merger is not approved, we intend to retain ownership of all PESA Securities accepted pursuant to the Offers and continue to treat Petrobras Argentina as a subsidiary of Pampa. Furthermore, we may decide to cause Petrobras Argentina to delist from the NYSE, terminate the deposit agreement for the PESA ADSs and deregister the PESA Shares and the PESA ADSs under the Exchange Act. The decision would depend on, among other factors, the results of the Offers and on our management’s evaluation of the public float, trading volumes and liquidity of the PESA ADSs after completion of the Offers.

        Whether or not the Potential Merger occurs, the liquidity of any PESA Security outstanding after the consummation of the Offers would be materially and adversely affected upon deregistration and delisting from either or both of the Buenos Aires Stock Exchange and the NYSE, as you would likely no longer have an active trading market in which to sell such securities. In addition, if Pampa is not ultimately merged with Petrobras Argentina for any reason, including, without limitation, an inability to obtain regulatory approval for the Potential Merger, you would remain a minority shareholder in Petrobras Argentina. In the case of both a delisting of the PESA Securities and an inability to merge Pampa with Petrobras Argentina, the value of any PESA Securities not tendered in the Offers could decrease to a price per share significantly less than the consideration in the Offers.

Q:   Will I have to pay brokerage fees or commissions if I tender my PESA Securities?

A:   If you are the record owner of PESA ADSs on the books of the PESA Depositary and you tender your PESA ADSs in the U.S. Exchange Offer, you will not have to pay brokerage fees or similar expenses.

If you own your PESA Shares or PESA ADSs through a broker or other securities intermediary, and your broker or other intermediary tenders your PESA Shares or PESA ADSs on your behalf, your broker or other intermediary may charge you a fee for doing so.

You should consult your broker or other intermediary to determine whether any charges will apply. For more information, see “Introduction.”

Q:   If I hold PESA ADSs and wish to participate in the U.S. Offers, will I have to pay any fees to the PESA Depositary or the Pampa Depositary?

A:   Pampa will be responsible for any cancellation fees charged by the PESA Depositary and any fees charged by the Pampa Depositary in connection with the issuance of Pampa ADSs, in each case, in respect of PESA ADSs tendered in the U.S. Exchange Offer.

PESA ADSs may not be tendered in the U.S. Cash Tender Offer for the Offer Cash Consideration. Holders of PESA ADSs who wish to receive the Offer Cash Consideration will be required to surrender their PESA ADSs to the PESA Depositary for cancellation, withdraw the PESA Shares underlying their PESA ADSs from the PESA ADS program and thereafter follow the procedures described herein for holders of PESA Shares participating in the U.S. Cash Tender Offer in order to receive the Offer Cash Consideration. Pampa will be responsible for paying any cancellation fees charged by the PESA Depositary in connection with PESA ADSs surrendered for cancellation, provided that the underlying PESA Shares are credited to a Caja de Valores account of SBS Trading S.A.

Q:   Will all of the PESA Securities that I tender be accepted?

A:   Subject to the Maximum Aggregate Pampa Security Issuance and the proration described in “The Offers—Fractional Entitlements and Proration,” if the U.S. Offers are not terminated for failure to meet one of the Conditions described below or for any other reason, we will accept all PESA Securities that are validly tendered and not properly withdrawn pursuant to the U.S. Offers.

Q:   Does Pampa have the financial resources to complete the Offers?

A:   The Offer Share Consideration will consist of Pampa Shares and Pampa ADSs.

The Offer Cash Consideration will be financed by cash on hand, supplemented if necessary by (i) a portion of the proceeds from a senior secured bridge loan credit facility of up to approximately U.S.$600 million incurred in order to finance the Transaction and the Offer Cash Consideration arranged by Citigroup Global Markets Inc. and Deutsche Bank AG, London Branch that we entered into on July 26, 2016 (the “Bridge Loan Credit Facility”) and (ii) the proceeds from a loan of up to U.S.$25 million that we entered into with Grupo Mtres S.A., a corporation (sociedad anónima) organized under the laws of Uruguay (“Mtres”), on July 26, 2016 (the “Mtres Convertible Loan”). Under CNV regulations, we are required to issue a guarantee in the form of a cash collateral, publicly traded sovereign securities or as a guarantee, which we have obtained in the form of (i) the Bridge Loan Credit Facility and (ii) a commitment from Banco de Servicios y Transacciones S.A., an Argentine financial institution (“BST”), in order to secure our payment obligations to all holders of PESA Securities who properly and timely tender and do not properly withdraw their PESA Securities for the Offer Cash Consideration (under the Argentine Offer or the U.S. Cash Tender Offer). See “Source and Amount of Funds.” The required guarantee has been evidenced to the CNV through the Bridge Loan Credit Facility and a commitment that Pampa has obtained from BST to provide, in the event that Pampa does not have access to sufficient funds to cover its obligations under the cash tender offers, a guarantee of any such shortfall amount up to Ps.2.1 billion.

We estimate that the maximum total amount of cash required to complete the Offers, assuming that (i) all holders of PESA ADSs withdraw the underlying PESA Shares and tender such PESA Shares for the Offer Cash Consideration and (ii) all outstanding PESA Shares are tendered for the Offer Cash Consideration, in each case, in the Argentine Offer or the U.S. Cash Tender Offer, as the case may be, will be approximately Ps.7.726 billion. See “Source and Amount of Funds.”

Q:   Is Pampa’s financial condition relevant to my decision to tender PESA Securities in the U.S. Offers?

A:   Yes. If the U.S. Offers are consummated and if you so elect, you will receive Pampa Shares or Pampa ADSs as consideration in the U.S. Exchange Offer. You should consider our financial condition before you decide whether to participate in the U.S. Exchange Offer or the U.S. Cash Tender Offer. In considering our financial condition, you should review the documents incorporated by reference in this prospectus and the pro forma financial information included in this prospectus because they contain detailed business, financial and other information about us.

Q:   What are the conditions to our obligation to complete the U.S. Offers?

A:   The U.S. Offers are not subject to any financing condition or minimum amount of PESA Shares and/or PESA ADSs tendered. However, the U.S. Offers will be subject to the satisfaction of the following Conditions, as described in “The Offers—Conditions of the U.S. Offers”:

•         the consummation of the Argentine Offer;

•         the satisfaction of the conditions to our obligation to complete the Argentine Offer, which include:

o    the approval by the CNV of the Argentine Offer, which was obtained on September 22 and 28, 2016; and

o    the SEC’s declaration of the effectiveness of this registration statement.

Q:   How long do I have to tender my PESA Securities in the U.S. Offers?

A:   You may tender your PESA Shares and PESA ADSs in the U.S. Offers from the Commencement Date through the Expiration Time on the Expiration Date, unless the U.S. Offers are extended, in which case you will have until the new Expiration Date to tender your PESA Securities. Please be aware that if your PESA Shares and/or PESA ADSs are held by a broker, bank or other custodian, it may require advance notification before the Expiration Time on the Expiration Date. See “The Offers—Terms of the U.S. Offers and Expiration Date” and “The Offers—Procedures for Participating in the U.S. Offers.”

Q:   Can the U.S. Offers be extended and under what circumstances?

A:   Under U.S. law, we may extend the U.S. Offers at any time, in our sole discretion, by giving oral or written notice of such extension to the PESA Securities holders and by making a public announcement of such extension. If we make a material change in the terms of the U.S. Offers or the information concerning the U.S. Offers or if we waive a material Condition of the U.S. Offers, we will also have to disseminate additional tender offer materials and extend the U.S. Offers if and to the extent required by Rules 14d‑4(c), 14d‑6(c) and 14(e)‑1 under the Exchange Act or otherwise. We will announce any decision to extend the U.S. Offers in a press release stating the extension no later than 9:00 a.m., New York City time, on the first business day after the scheduled Expiration Date.

Under Argentine law, the 20-to-30-business-day initial term of the Argentine Offer must be extended for an additional period of five to ten business days to give those holders that have not accepted the Argentine Offer during the original term an opportunity to do so during such additional term.

In order for the U.S. Offers and the Argentine Offer to expire on the same date, the additional period of the Argentine Offer will expire on the Expiration Date, and, except as required by applicable laws and regulations, we do not intend to extend the Expiration Date to a date later than the expiration date of the additional period of the Argentine Offer. We do not intend to provide any subsequent offering periods under the U.S. Offers.

See “The Offers—Terms of the U.S. Offers and Expiration Date” and “The Offers—Procedures for Participating in the U.S. Offers.”

Q:   How will you notify holders if you extend the U.S. Offers?

A:   If we extend the U.S. Offers, we will announce such extension by giving written notice to the ADS Exchange Agent followed as promptly as practicable by a public announcement thereof (which, in any event, will be made no later than 9:00 a.m., New York City time, on the first business day after the scheduled Expiration Date). During any extension, all PESA Securities previously tendered in the U.S. Offers and not withdrawn will continue to be deemed tendered in the U.S. Offers, subject to the rights of a tendering holder to withdraw its PESA Securities in accordance with the terms of this prospectus. Any notice regarding the extension of the Argentine Offer will be given in accordance with CNV regulations. For more information regarding extensions of the U.S. Offers, see “The Offers—Terms of the U.S. Offers and Expiration Date.”

Q:   What happens if I hold PESA ADSs and I want to participate in the Argentine Offer?

A:   Holders of PESA ADSs are not permitted to participate directly in the Argentine Offer but may choose to participate indirectly by converting their PESA ADSs into PESA Shares, which requires a holder to surrender its PESA ADSs to the PESA Depositary and withdraw the PESA Shares underlying its PESA ADSs, which may then be tendered directly in the Argentine Offer. In order for a registered holder on the books of the PESA Depositary to withdraw the PESA Shares underlying such holder’s PESA ADSs, registered holders should contact the PESA Depositary, JPMorgan Chase Bank N.A., at 4 New York Plaza, Floor 12, New York, New York 10004, telephone number +1‑800‑990‑1135 (U.S. toll-free) or +1‑651‑453‑2128 (international), and in order for a person or entity that holds PESA ADSs through a bank, broker or other nominee to withdraw the PESA Shares underlying such holder’s PESA ADSs, such holders should contact the bank, broker or nominee holding their PESA ADSs, in either case, to convert their PESA ADSs into PESA Shares, which may then be tendered directly in Argentina pursuant to the procedures described in “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities.” Pampa will be responsible for paying any cancellation fees charged by the PESA Depositary in connection with PESA ADSs surrendered for cancellation, provided that the underlying PESA Shares are credited to a Caja de Valores account of SBS Trading S.A. If you hold PESA ADSs and you wish to participate in the Argentine Offer, you should allow sufficient time to complete all required steps to convert your PESA ADSs into PESA Shares prior to the expiration of the Argentine Offer.

Q:   What happens if I hold PESA ADSs and I want to receive the Offer Cash Consideration?

A:   PESA ADSs are not permitted to be tendered in the U.S. Cash Tender Offer or the Argentine Offer. Holders of PESA ADSs who wish to participate must first become direct holders of PESA Shares by surrendering their PESA ADSs to the PESA Depositary for cancellation and taking delivery of the PESA Shares represented thereby into an account in Argentina. Once a holder of PESA Shares, such holder, in the case of the U.S. holders, must follow the procedures described herein for U.S. holders of PESA Shares participating in the U.S. Cash Tender Offer in order to receive the Offer Cash Consideration, and, in the case of non-U.S. holders, must tender their PESA Shares in the Argentine Offer in order to receive the Offer Cash Consideration. Pampa will be responsible for paying any cancellation fees charged by the PESA Depositary in connection with PESA ADSs surrendered for cancellation, provided that the underlying PESA Shares are credited to a Caja de Valores account of SBS Trading S.A. In order for a registered holder on the books of the PESA Depositary to withdraw the PESA Shares underlying such holder’s PESA ADSs, registered holders should contact the PESA Depositary, JPMorgan Chase Bank N.A., at 4 New York Plaza, Floor 12, New York, New York 10004, telephone number +1‑800‑990‑1135 (U.S. toll-free) or +1‑651‑453‑2128 (international), and in order for a person or entity that holds PESA ADSs through a broker or other securities intermediary to withdraw the PESA Shares underlying such holder’s PESA ADSs, such holders should contact the securities intermediary holding their PESA ADSs, in either case, to convert their PESA ADSs into PESA Shares, which may then be tendered directly in Argentina pursuant to the procedures described in “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities.” If you are a U.S. holder of PESA ADSs and you wish to participate in the U.S. Cash Tender Offer, you should allow sufficient time to complete all required steps to convert your PESA ADSs into PESA Shares prior to the expiration of the U.S. Cash Tender Offer. See “The Offers—Procedures for Participating in the U.S. Offers.”

Q:   I am a registered U.S. holder of PESA ADSs. How do I participate in the U.S. Offers?

A:   If you are a registered U.S. holder of PESA ADSs and wish to tender them in the U.S. Exchange Offer, you should complete and sign the PESA ADS Letter of Transmittal and send it, together with the American depositary receipts evidencing your PESA ADSs (the “PESA ADRs”), if applicable, and any other required documents, to the ADS Exchange Agent at the address set forth on the back cover of this prospectus, to be received before the Expiration Time on the Expiration Date. The form of PESA ADS Letter of Transmittal is enclosed with this prospectus and is also available from the U.S. Information Agent at its address and telephone number set forth on the back cover of this prospectus. Do NOT send your PESA ADSs to Pampa, Petrobras Argentina, the PESA Depositary or the U.S. Information Agent. See “The Offers—Procedures for Participating in the U.S. Offers.”

PESA ADSs are not permitted to be tendered in the U.S. Cash Tender Offer or the Argentine Offer. Holders of PESA ADSs who wish to participate must first become direct holders of PESA Shares by surrendering their PESA ADSs to the PESA Depositary for cancellation and taking delivery of the PESA Shares represented thereby into an account in Argentina. Once a holder of PESA Shares, such holder, in the case of the U.S. holders, must follow the procedures described herein for U.S. holders of PESA Shares participating in the U.S. Cash Tender Offer in order to receive the Offer Cash Consideration, and, in the case of non-U.S. holders, must tender their PESA Shares in the Argentine Offer in order to receive the Offer Cash Consideration. In order for a registered holder on the books of the PESA Depositary to withdraw the PESA Shares underlying such holder’s PESA ADSs, registered holders should contact the PESA Depositary, JPMorgan Chase Bank N.A., at 4 New York Plaza, Floor 12, New York, New York

10004, telephone number +1‑800‑990‑1135 (U.S. toll-free) or +1‑651‑453‑2128 (international), and in order for a person or entity that holds PESA ADSs through a bank, broker or other nominee to withdraw the PESA Shares underlying such holder’s PESA ADSs, such holders should contact the bank, broker or nominee holding their PESA ADSs, in either case, to convert their PESA ADSs into PESA Shares, which may then be tendered directly in Argentina pursuant to the procedures described. Pampa will be responsible for paying any cancellation fees charged by the PESA Depositary in connection with PESA ADSs surrendered for cancellation, provided that the underlying PESA Shares are credited to a Caja de Valores account of SBS Trading S.A. If you are a U.S. holder of PESA ADSs and you wish to participate in the U.S. Cash Tender Offer, you should allow sufficient time to complete all required steps to convert your PESA ADSs into PESA Shares prior to the expiration of the U.S. Cash Tender Offer. See “The Offers—Procedures for Participating in the U.S. Offers.”

Q:   I hold PESA ADSs with a broker or other intermediary. How do I participate in the U.S. Offers?

A:   If you hold PESA ADSs in a securities account with a broker or other securities intermediary, instruct your broker or other intermediary to arrange, before the Expiration Time on the Expiration Date, for the book-entry transfer of your PESA ADSs into the specified account at DTC and delivery of an Agent’s Message (as defined herein) to the ADS Exchange Agent via DTC’s automated system confirming that you have received, and agree to be bound by, the terms of the U.S. Exchange Offer including the PESA ADS Letter of Transmittal. See “The Offers—Procedures for Participating in the U.S. Offers.” There will be no guaranteed delivery process available to tender PESA ADSs.

PESA ADSs are not permitted to be tendered in the U.S. Cash Tender Offer or the Argentine Offer. Holders of PESA ADSs who wish to participate must first become direct holders of PESA Shares by surrendering their PESA ADSs to the PESA Depositary for cancellation and taking delivery of the PESA Shares represented thereby into an account in Argentina. Once a holder of PESA Shares, such holder, in the case of the U.S. holders, must follow the procedures described herein for U.S. holders of PESA Shares participating in the U.S. Cash Tender Offer in order to receive the Offer Cash Consideration, and, in the case of non-U.S. holders, must tender their PESA Shares in the Argentine Offer in order to receive the Offer Cash Consideration.

Q:   I am a U.S. Person who holds PESA Shares. How do I participate in the U.S. Offers?

A:   If you are a U.S. Person and you are either a registered holder or beneficial owner on the books and records of Caja de Valores of PESA Shares and you wish to tender your PESA Shares, you must do so by book-entry transfer as described under “The Offers—Procedures for Participating in the U.S. Offers.” You will not be able to tender in the U.S. Offers any PESA Shares in certificated form.

Any broker, dealer, bank, trust company or other nominee acting on your behalf that is a participant in Caja de Valores may make delivery of PESA Shares by causing Caja de Valores to transfer such PESA Shares into either of the accounts opened by the Argentine Receiving Agent with Caja de Valores for purposes of (i) the U.S. Cash Tender Offer (Depositante No. 02, Comitente No. 9001) (the “U.S. Tendered PESA Shares Cash Account”) or (ii) the U.S. Exchange Offer (Depositante No. 02, Comitente No. 9002) (the “U.S. Tendered PESA Shares Exchange Account” and, together with the U.S. Tendered PESA Shares Cash Account, the “U.S. Tendered PESA Shares Accounts”), in each case, in accordance with the procedures of Caja de Valores. In order to effect a tender of the PESA Shares you own directly or beneficially, you should promptly contact your nominee and instruct it to tender such PESA Shares. If you hold your PESA Shares through a broker, dealer, bank, trust company or other nominee who is not a Caja de Valores participant, such nominee, on your behalf, should promptly contact a Caja de Valores participant and make arrangements for the tender of the PESA Shares into the applicable U.S. Tendered PESA Shares Account, in accordance with the procedures of Caja de Valores, to be received prior to the expiration of the U.S. Offers.

A valid tender will be deemed to have been received only if (i) the Argentine Receiving Agent receives a book-entry transfer before expiration of the U.S. Offers of the PESA Shares into either of the U.S. Tendered PESA Shares Accounts and (ii) the Caja de Valores participant through which such PESA Shares were tendered delivers before the expiration of the U.S. Offers a duly completed and executed form of acceptance (the “PESA Share Form of Acceptance”) to the Argentine Receiving Agent. The book-entry transfer confirmation must be received by the Argentine Receiving Agent in accordance with the terms and conditions of the U.S. Offers by 5:00 p.m., New York City time, on November         , 2016.

Any PESA Shares being tendered must be delivered in accordance with the procedures described in this prospectus on or before the expiration of the U.S. Offers. There will be no guaranteed delivery available to tender PESA Shares.

Q:   Can I withdraw previously tendered PESA Shares and PESA ADSs?

A:   Yes, until the Expiration Date. To be effective, a Form of Withdrawal (in the case of PESA Shares) or a written or facsimile transmission notice of withdrawal (in the case of PESA ADSs) must be timely received by the Argentine Receiving Agent or the ADS Exchange Agent, as applicable, at its address set forth on the back cover of this prospectus and must specify (i) the name of the person who tendered the PESA Shares and/or PESA ADSs to be withdrawn, (ii) the number of PESA Shares and/or PESA ADSs to be withdrawn and (iii) the name of the registered U.S. holder of PESA Shares and/or any holder of PESA ADSs, if different from that of the person who tendered such PESA Shares and/or PESA ADSs. For more information regarding withdrawal of PESA Securities tendered through the U.S. Offers, see “The Offers—Withdrawal Rights.”

Q:   Do you think the Offers are fair to holders of PESA Securities?

A:   Yes, we believe the Offers are substantively and procedurally fair to unaffiliated holders of PESA Shares and PESA ADSs. The offer consideration to be paid or delivered, as applicable, to holders of PESA Securities pursuant to the Argentine offer and the U.S. Offers is greater, on a per-PESA-Share basis, than the Transaction Purchase Price (as defined below) paid by Pampa to Petrobras International Braspetro B.V. on the closing date of the Transaction of U.S.$0.6612 per PESA Share. The Offer Cash Consideration represents a premium of approximately 17.5% for the PESA Shares over the weighted average trading price for the six months prior to May 19, 2016, the last trading day before the Announcement Date. In addition, pursuant to Argentine laws and regulations, Pampa was required to obtain two valuation opinions from independent third-party valuation firms. Pampa hired Finanzas & Gestión S.A. (“F&G”) and Puente Hnos. S.A. (“Puente”), which issued the F&G Valuation Report and the Puente Valuation Report (each as defined herein), respectively. The price to be paid by Pampa under the Offer Cash Consideration is within each of the fair price ranges included in the F&G Valuation Report and the Puente Valuation Report, and therefore Pampa believes that the offer consideration is reasonable and fair. See “Special Factors—Position of Pampa Regarding Fairness of the Offers” for a more detailed discussion of our conclusion that the Offers are substantively and procedurally fair to unaffiliated holders of PESA Securities. Nonetheless, on September 7, 2016, the Pampa Board of Directors approved an increase in the Offer Cash Consideration from Ps.10.0508 per PESA Share to Ps.10.3735 per PESA Share, to be paid net of any applicable Argentine withholding taxes.

Q:   Has the PESA Board of Directors made any recommendation regarding the U.S. Offers and/or the Argentine Offer?

A:   Under U.S. law, within ten business days after the day the U.S. Offers are commenced, Petrobras Argentina is required by the Exchange Act to file with the SEC and distribute to holders of PESA Securities that are U.S. residents a Tender Offer Solicitation/Recommendation Statement on Schedule 14D‑9 and a Transaction Statement on Schedule 13E‑3 containing a statement of the PESA Board of Directors’ position with respect to the U.S. Offers.

In accordance with Argentine law, on June 3, 2016, the PESA Board of Directors issued an unfavorable opinion as to the reasonableness of the Offer Cash Consideration under the Argentine Offer and recommended against the acceptance of the Argentine Offer to the holders of PESA Shares, which was publicly announced on June 6, 2016 by means of a letter to the shareholders of Petrobras Argentina and filed with the CNV.

We disagree with the opinion of the PESA Board of Directors. In our opinion, the Offers are fair to holders of PESA Securities, and there are certain deficiencies in the Valuation Reports on which the PESA Board of Directors relied, including that (i) significant errors in the methodology used by Deloitte to value (a) the exploration and production of the petroleum and gas and (b) the electric energy generation sectors of the operations of Petrobras Argentina; (ii) there are certain assumptions that are inconsistent with or not required under Argentine law, such as the assertion that certain contingency-based post-closing adjustments to the Transaction Purchase Price should impact the Offer Consideration, which, as discussed under “Special Factors—Past Contacts, Transactions, Negotiations and Agreements with Petrobras Argentina,” is not the case; (iii) certain assets, such as Petrolera Entre Lomas S.A., are incorrectly valued; and (iv) the information included in the E&Y report is extremely limited. See “Special Factors—Position of PESA Board of Directors Regarding Fairness of the Offers” for a more extensive discussion.

To the best of Pampa’s knowledge, none of the executive officers, directors or affiliates of Petrobras Argentina (other than Pampa) has made any recommendation with respect to the U.S. Offers in their individual capacity. For more information, see “Introduction.”

Q:   Is Pampa aware of any Petrobras Argentina shareholders who intend to participate in the U.S. Offers and/or the Argentine Offer?

A:   Yes. Emes Energía Argentina LLC (“Emes”), an investment entity of which the Chairman of the board of directors of Pampa (the “Pampa Board of Directors”), Marcelo Mindlin, three other Pampa directors, Damián Mindlin, Gustavo Mariani and Ricardo Torres, and other investors are shareholders, has made a loan of U.S.$50 million to Pampa (the “Emes Convertible Loan”). Pampa will repay the Emes Convertible Loan by transferring a portion of PPSL’s debt acquired by Pampa from Petrobras International Braspetro B.V. at closing of the Transaction. PPSL will repay such loan in-kind by transferring a portion of the PESA Securities to Emes. Emes has agreed to either (i) tender its PESA Securities (in the form of either PESA ADSs or PESA Shares) in the Offers in exchange for Pampa Shares or Pampa ADSs, as the case may be, or (ii) receive Pampa Shares or Pampa ADSs upon the consummation of the Potential Merger.

The execution of the Emes Convertible Loan was a condition precedent to funding under the Bridge Loan Credit Facility. The Emes Convertible Loan has been approved by the audit committee of Pampa and the Pampa Board of Directors, in full compliance with Argentine law and regulations thereunder.

Ricardo Torres, Pampa’s Co-Chief Executive Officer and a member of the Pampa Board of Directors, Clarisa Lifsic, a member of the Pampa Board of Directors, and José María Tenaillon, an alternate member of the Pampa Board of Directors, have informed Pampa that they intend to tender their PESA Securities by participating in the exchange offers.

Q:   Am I entitled to any appraisal rights?

A:   No, there are no appraisal or similar rights available in connection with the Offers.

Q:   What are the weighted average trading prices of the PESA Shares and PESA ADSs for the six months prior to the last trading day before the Announcement Date?

A:   The weighted average trading prices for the six months prior to (and excluding) May 19, 2016, the last trading day before the Announcement Date, were Ps.8.78 per PESA Share and U.S.$6.07 per PESA ADS.

Q:   Does the Offer Consideration represent a premium over the weighted average trading prices of the PESA Shares and PESA ADSs for the six months prior to the last trading day before the Announcement Date?

A:   The Offer Cash Consideration represents a premium of 17.5% of the weighted average trading price of the PESA Shares for the six months prior to (and excluding) May 19, 2016, the last trading day before the Announcement Date.

The PESA Share Offer Share Consideration, converted into pesos based on the closing price of the Pampa Shares on October         , 2016, represents a premium of          % of the weighted average trading price of the PESA Shares for the six months prior to (and excluding) May 19, 2016, the last trading day before the Announcement Date.

The PESA ADS Offer Share Consideration, converted into dollars based on the closing price of the Pampa ADSs on October         , 2016, represents a premium of          % of the weighted average trading price of the PESA ADSs for the six months prior to (and excluding) May 19, 2016, the last trading day before the Announcement Date.

Q:   Have the Pampa Board of Directors and shareholders of Pampa approved the Offers?

A:   On May 20, 2016, the Pampa Board of Directors approved the Offers. On June 22, 2016, the shareholders of Pampa authorized a capital increase and the issuance of Pampa Shares up to the Maximum Aggregate Pampa Security Issuance to be delivered under the U.S. Exchange Offer and the Argentine exchange offer.

On September 7, 2016, the Pampa Board of Directors approved an increase in the Offer Cash Consideration from Ps.10.0508 per PESA Share to Ps.10.3735 per PESA Share, to be paid net of any applicable Argentine withholding taxes.

Q:   How many PESA Securities does Pampa currently own?

A:   Upon the closing of the Transaction on July 27, 2016, we acquired all of the shares of PPSL, which holds 135,679,155 PESA ADSs, representing 1,356,791,556 PESA Shares, or 67.1933% of the total number of PESA Shares (including PESA Shares represented by PESA ADSs). We do not currently own any PESA Shares directly.

Q:   As a legal matter, can I immediately sell the Pampa Securities I receive in the U.S. Offers?

A:   Yes, provided that you are not an affiliate of either Pampa or Petrobras Argentina. If you are an affiliate, there may be restrictions on your ability to resell the Pampa securities. The Pampa Shares are listed on the Buenos Aires Stock Exchange. The Pampa ADSs are listed on the NYSE. We expect that you will be able to sell your Pampa Shares and Pampa ADSs on each stock exchange on which such shares are listed, so long as your broker or other securities intermediary has the ability to execute transactions on that exchange. See “The Offers—Stock Exchange Listings.”

Q:   When will I know the results of the Offers?

A:   We will issue a press release announcing the results of the Offers promptly after the Expiration Date.

Q:   Will there be a guaranteed delivery process available to tender PESA Shares or PESA ADSs?

A:   No.

Q:   Will a U.S. Holder (as defined herein) of PESA Securities be subject to U.S. federal income tax on the Pampa Shares, Pampa ADSs or cash it receives?

A:   The U.S. Cash Tender Offer will be a taxable transaction for U.S. federal income tax purposes, and the U.S. Exchange Offer is expected to be a taxable transaction for U.S. federal income tax purposes. Accordingly, if you are a U.S. Holder, you will be subject to tax on gain realized on the receipt of cash pursuant to the U.S. Cash Tender Offer, and are expected to be subject to tax on gain realized on the receipt of Pampa Securities pursuant to the U.S. Exchange Offer. The U.S. federal income tax consequences of the Offers are complex. You should read the section entitled “Taxation—U.S. Federal Income Tax Consequences” for more information on the U.S. federal income tax consequences of the U.S. Offers, and you should consult your own tax advisors regarding the tax consequences of participating in the U.S. Offers in your particular circumstances.

Q:   Can I elect to receive both cash and Pampa Securities in exchange for my PESA Securities?

A:   Yes. You may elect to receive cash for PESA Shares by following the procedures described in “The Offers—Procedures for Participating in the U.S. Offers.” Separately, you may elect to receive Pampa Shares by following the procedures described in “The Offers—Procedures for Participating in the U.S. Offers.” Each PESA Security may only be tendered once in one of the Argentine Offer or the U.S. Offers, unless a previously tendered PESA Security is withdrawn as provided in “The Offers—Withdrawal Rights.”

Q:   If I tender my PESA Securities for Pampa Securities, how will my rights as a shareholder change?

A:   If the Offers are consummated and, if you so elect, you will receive either Pampa Shares or Pampa ADSs as consideration in the Offers. By receiving either Pampa Shares or Pampa ADSs, you will be entitled to certain rights as a shareholder of Pampa that are different from your rights as a shareholder of Petrobras Argentina. See “Comparison of the Rights of Shareholders of Pampa and Petrobras Argentina.”

Q:   When will I begin to receive dividends on the Pampa Securities I acquire in the Offers?

A:   If you elect to receive Pampa Securities pursuant to the terms of the Offers, you will receive any dividends that have a record date that falls after the date on which you receive Pampa Securities pursuant to the Offers.

Q:   Who can help answer my questions about the U.S. Offers?

A:   If you have any questions about the U.S. Offers, or if you would like additional copies of this prospectus, you can contact the U.S. Information Agent, Georgeson LLC, by phone at +1‑888‑293‑6812 (U.S. toll-free) or +1‑781‑575‑2137 (international), or via e‑mail at PetrobrasArgentina@georgeson.com.

If you are a PESA ADS holder and have questions about how to participate in the U.S. Offers through the ADS Exchange Agent, you should contact the U.S. Information Agent above.

INTRODUCTION

Pampa Energía S.A., a sociedad anónima organized under the laws of the Republic of Argentina (“Pampa”), hereby offers to exchange (1) outstanding PESA Shares held by U.S. Persons (as defined herein) and (2) outstanding PESA ADSs (together with the PESA Shares, the “PESA Securities”), of Petrobras Argentina S.A., a sociedad anónima organized under the laws of the Republic of Argentina, other than those held by Pampa or its subsidiaries, at an exchange ratio of (a)           Pampa Shares per one PESA Share or (b)           Pampa ADSs per one PESA ADS, in each case, to be delivered net of any applicable Argentine withholding taxes (the “Offer Share Consideration”), subject to the Maximum Aggregate Pampa Security Issuance upon the terms and subject to the conditions set forth in this prospectus and the related documents (which, together with any amendments or supplements thereto, collectively constitute the “U.S. Exchange Offer”).

In addition, Pampa hereby offers to purchase any and all outstanding PESA Shares held by U.S. Persons at a price of 10.3735 Argentine pesos (“Ps.”) per PESA Share, to be paid net of any applicable Argentine withholding taxes (the “Offer Cash Consideration” and, together with the Offer Share Consideration, the “Offer Consideration”), without interest thereon, net of cash dividends per PESA Share paid by Petrobras Argentina from May 20, 2016 (the “Announcement Date”), the date the Offers (as defined herein) were first made public, to the applicable Settlement Date (as defined herein), if any, and before payment of the stock exchange and settlement fee described herein and any applicable brokerage fees or commissions, upon the terms and subject to the conditions set forth in this prospectus and the related documents (which, together with any amendments or supplements thereto, collectively constitute the “U.S. Cash Tender Offer” and, together with the U.S. Exchange Offer, the “U.S. Offers”).

The U.S. Offers are being made in conjunction with an offer by Pampa in Argentina for all outstanding PESA Shares (but not PESA ADSs, unless holders of PESA ADSs first convert their PESA ADSs into PESA Shares, which requires a holder to surrender its PESA ADSs to the PESA Depositary and withdraw the PESA Shares underlying its PESA ADSs) (the “Argentine Offer” and, together with the U.S. Offers, the “Offers”). Non-U.S. Persons will not be permitted to tender their PESA Shares in the U.S. Offers. PESA ADSs (whether or not held by U.S. Persons) may only be tendered in the U.S. Exchange Offer. The consideration offered in the Argentine Offer is the same on a per-PESA-Share basis as the Offer Consideration in the U.S. Offers, but the net amount of Offer Consideration payable by us may differ because of the deduction of taxes. Pampa does not intend to change the Offer Consideration and, while the Offers are open, will not purchase or make any arrangements to purchase PESA Securities, other than pursuant to the Offers.

The Offer Period for the U.S. Offers will expire at the Expiration Time on the Expiration Date, unless we extend the U.S. Offers. We will announce any decision to extend the U.S. Offers in a press release stating the extension no later than 9:00 a.m., New York City time, on the first business day after the scheduled Expiration Date.

The U.S. Offers are not conditioned on any minimum number of PESA Securities being tendered. However, the U.S. Offers are subject to other Conditions (as defined herein).

Tendering holders in the U.S. Offers will have withdrawal rights until the Expiration Date. See “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities,” “The Offers—Withdrawal Rights” and “The Offers—Conditions of the U.S. Offers.”

There will be no guaranteed delivery process available to tender PESA Shares and/or PESA ADSs.

On July 27, 2016, we indirectly acquired a controlling interest in Petrobras Argentina, resulting in the PESA Change of Control. As a result of the PESA Change of Control, pursuant to the provisions of Sections 87 and subsequent sections of Argentine Law No. 26,831 of Capital Markets, and Section II, Chapter II, Title III, of the rules of the CNV, we are required to offer to purchase all of the PESA Shares, including PESA Shares represented by ADSs. As an alternative to a cash payment for PESA Shares in the form of the Offer Cash Consideration, Pampa has elected to offer holders of PESA Shares and PESA ADSs the option to receive the Offer Share Consideration.

Subject to the terms described herein, unless the U.S. Offers are extended, to tender PESA Shares or PESA ADSs in the U.S. Offers, a holder must tender their PESA Securities no later than 5:00 p.m., New York City time (the “Expiration Time”), on November         , 2016 (such date, as it may be extended by us, the “Expiration Date”).

If you hold PESA ADSs through a broker or other securities intermediary and you intend to tender in the U.S. Offers, you should contact your broker or other securities intermediary as soon as possible. Brokers and other securities intermediaries will establish their own dates and times by which they must receive instructions to tender PESA ADSs, which will be earlier than the Expiration Time on the Expiration Date. You should contact your broker or other securities intermediary to determine the time and date that apply to you.

If you are the record owner of PESA ADSs on the books of the PESA Depositary and you tender your PESA ADSs in the U.S. Exchange Offer, you will not have to pay brokerage fees or similar expenses. If you own your PESA Shares or PESA ADSs through a broker or other securities intermediary, and your broker or other intermediary tenders your PESA Shares or PESA ADSs on your behalf, your broker or other intermediary may charge you a fee for doing so. You should consult your broker or other securities intermediary to determine whether any charges will apply. For more information, see “The Offers—Fees and Expenses.”

Pampa will be responsible for paying any cancellation fees charged by the PESA Depositary in connection with PESA ADSs surrendered for cancellation and any fees charged by the Pampa Depositary in connection with the issuance of Pampa ADSs, in each case, in respect of PESA ADSs tendered in the U.S. Exchange Offer.

PESA ADSs may not be tendered in the U.S. Cash Tender Offer for the Offer Cash Consideration. Holders of PESA ADSs who wish to receive the Offer Cash Consideration will be required to surrender their PESA ADSs to the PESA Depositary for cancellation, withdraw the PESA Shares underlying their PESA ADSs from the PESA ADS program and thereafter follow the procedures described herein for holders of PESA Shares participating in the U.S. Cash Tender Offer in order to receive the Offer Cash Consideration. Pampa will be responsible for paying any cancellation fees charged by the PESA Depositary in connection with PESA ADSs surrendered for cancellation, provided that the underlying PESA Shares are credited to a Caja de Valores account of SBS Trading S.A.

The Offer Cash Consideration received by holders of PESA Shares participating in the U.S. Offers who are not domiciled in Argentina for Argentine tax purposes are subject to applicable withholding on Argentine capital gains tax. In order for the Offer Cash Consideration to be paid net of 15% of the Net Gain, if any, holders of PESA. Shares participating in the Offers not domiciled in Argentina must present a Tax Cost Certificate to the U.S. Information Agent no later than five business days prior to the Expiration Date. See “The Offers—Taxation—Argentine Tax Consequences—Capital Gains Tax—Foreign Beneficiaries.”

The U.S. Offers qualify as “Tier II” offers in accordance with Rule 14d‑1(d) under the Exchange Act and are, as a result, exempt from certain provisions of otherwise applicable U.S. statutes and rules relating to tender offers.

Certain amounts and percentages presented in this prospectus have been subject to rounding adjustments and, accordingly, certain totals presented may not correspond to the arithmetic sum of the amounts or percentages that precede them.

This prospectus and its related documents contain important information that you should read carefully and in their entirety before making any decision in connection with the U.S. Offers.

SUMMARY

This summary highlights selected information from this prospectus. It does not contain all of the information that is important to you. To understand the U.S. Offers fully and for a complete description of the terms of the U.S. Offers, you should read carefully the entire prospectus and the additional documents referred to in this prospectus. You can also ﬁnd out about obtaining more information about the U.S. Offers in the section entitled “Where You Can Find More Information.”

The Companies

Pampa

Pampa is incorporated as a sociedad anónima under the laws of Argentina. We are the largest fully integrated electricity company in Argentina. Our generation subsidiaries had an aggregate installed generating capacity of 2,300 MW as of June 30, 2016, representing 6.9% of the installed generating capacity in Argentina at such date, and generated a total of 4,234 net GWh of electricity during the six-month period ended June 30, 2016, representing approximately 6.1% of total electricity generated in Argentina during such period.

We own an indirect co-controlling interest in Compañía de Transporte de Energía Eléctrica en Alta Tensión S.A. (“Transener”), which operates and maintains the largest high-voltage electricity transmission system in Argentina, with more than 20,700 kilometers (including Empresa de Transporte de Energía Eléctrica por Distribución Troncal de la Provincia de Buenos Aires Transba S.A. (“Transba”)) of high-voltage transmission lines that, as of March 31, 2016, represented approximately 90% of the high-voltage system in Argentina, according to the information made available by Compañía Administradora del Mercado Mayorista Eléctrico S.A. (“CAMMESA”). We believe that our subsidiary Empresa Distribuidora y Comercializadora Norte S.A. (“Edenor”) was the largest electricity distribution company in Argentina, in terms of number of customers and electricity sold (in terms of both GWh and pesos) in 2016, based on publicly available figures released by electricity distribution companies in Argentina.

Our principal operations are:

•	Generation Business. Our generation assets include:
o

Hidroeléctrica Los Nihuiles and Hidroeléctrica Diamante, two hydroelectric power generation systems located in the Province of Mendoza with an aggregate installed capacity of 653 MW, both of which we acquired in October 2006;

o

Central Térmica Güemes S.A., including (i) a thermal generation plant (Central Térmica Güemes) located in General Güemes, in the Province of Salta, which has an installed capacity of 361 MW, and which we acquired in January 2007, and (ii) a thermal generation plant (Central Térmica Piquirenda) located in Piquirenda, General San Martin, in the Province of Salta, which has an installed capacity of 30 MW, and which we acquired in March 2011;

o

Central Térmica Loma de la Lata (“Loma de la Lata”), a thermal generation plant located in the Province of Neuquén (close to one of Argentina’s largest gas fields bearing the same name as the plant) with an installed capacity of 645 MW, of which we acquired 375 MW, in May 2007. We expanded its capacity by 165 MW in November 2010. In July 2016, Loma de la Lata’s open-cycle gas turbine with an installed capacity of 105 MW that was completed in May 2016 began operations, increasing Loma de la Lata’s installed capacity to 645 MW. Loma de la Lata is further expanding by adding new gas turbines, which will increase its installed capacity by 120 MW;

	o	Piedra Buena, a thermal generation plant located in Ingeniero White, Bahia Blanca, in the Province of Buenos Aires, which has an installed capacity of 620 MW, and which we acquired in August 2007; and
o

Greenwind S.A., which is a wind project, “Corti,” that will consist of a wind farm located in Bahía Blanca, Province of Buenos Aires, with a capacity of 100 MW. As of the date of this prospectus, Greenwind’s sole asset is a legal right to use and profit from 1,500 hectares of land for a 27-year period.

o

Parques Eólicos del Fin del Mundo S.A., which consists of a project, “Parque Eólico de la Bahía,” a 50 MW wind farm located in Bajo Hondo, Coronel Rosales, Province of Buenos Aires. As of the date of this prospectus, Parque Eólico del Fin del Mundo’s sole asset is a legal right to use and profit from 500 hectares of land for a 23-year period.

	o	Parques Eólicos Argentinos S.A., which consists of a project, “Parque Eólico de Las Armas,” a 50 MW wind farm located in Las Armas, Maipú, Province of Buenos Aires.
•

Transmission Business. We participate in the electricity transmission business through (i) our jointly controlling interest of 26.3% in Transener, which owns, operates and maintains the largest high-voltage electricity transmission system in Argentina, and (ii) Transba, which owns and operates a separate high-voltage transmission system located within the Province of Buenos Aires. We acquired our joint controlling interest in Transener in September 2006.

•

Distribution Business. We are engaged in the electricity distribution business through our subsidiary Edenor, which holds a concession to distribute electricity on an exclusive basis to the northwestern zone of the greater Buenos Aires metropolitan area and the northern portion of the City of Buenos Aires, comprising an area of 4,637 square kilometers and a population of approximately 2.8 million customers. We acquired our controlling interest of 51.5% in Edenor in September 2007.

•

Oil and Gas Business. We are engaged in the oil and gas business through our subsidiary Petrolera Pampa S.A. (“PEPASA”) and Petrobras Argentina, in which we own a 67.1933% interest. As of March 31, 2016, PEPASA obtains its oil and gas production from 131 wells in five different blocks through partnerships with Yacimientos del Sur S.A., Petrobras Argentina and YPF S.A. (“YPF”), as well as the sole operator in a separate area. We have a 49.6% interest in PEPASA.

Our principal executive offices are located at Maipú 1, C1084ABA, City of Buenos Aires, Argentina. Our telephone number is +54‑11‑4344-6000. Our website address is www.pampaenergia.com. None of the information available on our website will be deemed to be included or incorporated by reference into this prospectus.

Selected Financial Information

This prospectus incorporates by reference our audited consolidated financial statements as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 included in the Pampa 2015 Form 20‑F, which we refer to as the “Pampa Audited Financial Statements” and, together with the Pampa Unaudited Interim Financial Statements, the “Pampa Financial Statements.” The Pampa Audited Financial Statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and are presented in pesos.

The selected financial and operating information should be read in conjunction with, and is qualified in its entirety by reference to, the Pampa Financial Statements and the notes thereto incorporated by reference in this prospectus.

For comparative purposes, the financial data as of December 31, 2014, 2013, 2012 and 2011 has been reclassified to disclose separately the amounts of the income tax provision as required by IAS 1 “Presentation of Financial Statements.”

	As of June 30,		As of December 31,
	2016	2016	2015	2014	2013	2012	2011
	(in millions of U.S.$)(1)	(in millions of pesos)
	(unaudited)
STATEMENT OF FINANCIAL POSITION
Non-current assets:
Investments in joint ventures	9	136	224	227	189	192	222
Investments in associates	-	-	123	133	135	133	130
Advances for companies’ acquisition	169	2,531	-	-	-	-	-
Property, plant and equipment	1,104	16,549	14,508	9,218	6,903	6,019	5,847
Intangible assets	51	764	734	872	902	1,798	1,792
Biological assets	0	2	2	2	2	2	2
Financial assets at fair value through profit and loss	0	0	2,578	963	433	304	554
Financial assets at amortized cost	3	45	-	-	-	-	-
Deferred tax asset	53	798	52	94	63	88	117
Trade and other receivables	90	1,349	1,229	955	367	421	342
Total non-current assets	1,479	22,174	19,451	12,464	8,992	8,957	9,006
Current assets:
Infrastructure under construction	-	-	-	-	-	84	46
Biological assets	0	0	0	0	1	0	0
Inventories	17	256	225	136	115	107	60
Financial assets at amortized cost	0	2	-	-	-	-	-
Financial assets at fair value through profit and loss	194	2,916	4,081	1,029	844	237	172
Derivative financial instruments	0	0	0	-	-	-	1
Trade and other receivables	331	4,955	4,876	2,903	2,257	1,542	1,374
Cash and cash equivalents	56	836	517	335	342	157	246
Total current assets	598	8,966	9,699	4,403	3,558	2,127	1,899
Non-current assets classified as held for sale	190	2,845	-	-	12	235	1,184
Total assets	2,267	33,984	29,150	16,867	12,563	11,319	12,088
Shareholders’ equity:
Share capital	113	1,696	1,696	1,314	1,314	1,314	1,314
Additional paid-in capital	82	1,231	1,231	343	263	1,018	1,537
Legal reserve	14	205	51	14	-	-	27
Voluntary reserve	259	3,890	978	272	-	-	-
Reserve for directors’ options	-	-	-	266	259	250	241
Retained earnings	(4)	(61)	3,065	743	286	(772)	(668)
Other comprehensive loss	(2)	(32)	(31)	(32)	(24)	(11)	(13)
Equity attributable to owners of the company	462	6,929	6,991	2,920	2,099	1,801	2,439
Non-controlling interest	68	1,025	1,391	633	776	530	1,328
Total equity	531	7,954	8,381	3,554	2,875	2,330	3,767
Non-current liabilities:
Trade and other payables	287	4,303	2,699	1,909	1,296	2,230	1,569
Borrowings	473	7,084	6,685	3,787	2,925	2,218	2,488
Deferred revenue	12	172	154	109	34	264	175
Salaries and social security payable	6	90	80	63	26	17	24
Defined benefit plans	20	302	264	197	137	121	104
Deferred tax liabilities	46	694	592	471	417	625	821
Income tax and minimum notional income tax provision	26	391	272	182	77	25	11
Taxes payable	11	164	128	99	73	36	35
Provisions	25	382	314	120	91	86	70
Total non-current liabilities	906	13,583	11,186	6,936	5,075	5,625	5,295
Current liabilities:
Trade and other payables	449	6,724	6,652	4,536	3,099	1,688	1,083
Borrowings	256	3,843	1,308	784	754	791	894
Deferred revenue	0	1	1	1	-	-	-
Salaries and social security payable	55	819	887	725	501	448	325
Defined benefit plans	4	57	46	27	9	22	15
Income tax and minimum notional income tax provision	16	236	139	32	34	26	48

	As of June 30,		As of December 31,
	2016	2016	2015	2014	2013	2012	2011
	(in millions of U.S.$)(1)	(in millions of pesos)
	(unaudited)
Taxes payable	44	666	460	200	206	222	148
Derivatives financial instruments	-	-	18	48	-	-	-
Provisions	7	101	71	24	11	12	11
Total current liabilities	830	12,447	9,582	6,377	4,613	3,208	2,524
Liabilities associated to non-current assets classified as held for sale	-	-	-	-	-	156	502
Total liabilities	1,736	26,030	20,768	13,313	9,688	8,989	8,321
Total liabilities and equity	2,267	33,984	29,150	16,867	12,563	11,319	12,088

(1) Solely for the convenience of the reader, peso amounts as of June 30, 2016 have been translated into U.S. dollar at the average between the purchase and seller exchange rate for U.S. dollars quoted by Banco Nación on June 30, 2016 of Ps.14.99 to U.S.$1.00.

	For the six months ended June 30,			For the year ended December 31,
	2016	2016	2015	2015	2014	2013	2012	2011
	(in millions of U.S.$)(1)	(in millions of pesos, except for per share amounts and number of shares or as otherwise indicated)
	(unaudited)
STATEMENT OF COMPREHENSIVE INCOME (LOSS)
Revenue	559	8,383	3,415	7,161	6,205	5,335	6,695	5,230
Cost of sales	(489)	(7,335)	(3,297)	(7,093)	(6,029)	(5,603)	(6,356)	(4,727)
Gross profit	70	1,048	118	68	176	(268)	340	503
Selling expenses	(57)	(851)	(420)	(973)	(713)	(634)	(414)	(283)
Administrative expenses	(61)	(919)	(523)	(1,239)	(837)	(564)	(463)	(380)
Other operating income	55	831	202	941	312	466	196	133
Other operating expenses	(26)	(386)	(225)	(754)	(447)	(204)	(204)	(135)
Reversal of impairment of property, plant and equipment	-	-	-	25	88	-	-	-
Impairment of property, plant and equipment	-	-	-	-	-	-	(108)	(558)
Share of (loss) profit of joint ventures	(5)	(74)	29	9	34	(5)	(31)	(15)
Share of (loss) profit of associates..	(0)	(3)	7	(10)	(2)	2	2	20
Operating (loss) profit before higher costs recognition and SE Resolution No. 32/15	(24)	(354)	(811)	(1,933)	(1,389)	(1,207)	(682)	(714)
Income recognition on account of the RTI - SE Resolution No. 32/15	28	427	2,389	5,025	-	-	-	-
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes	5	82	187	551	2,272	2,933	-	-
Operating profit (loss)	10	155	1,764	3,643	883	1,726	(682)	(714)
Financial income	17	255	127	349	441	336	143	93
Financial cost	(95)	(1,421)	(293)	(1,257)	(1,113)	(814)	(502)	(418)
Other financial results	16	235	354	1,701	420	(519)	(203)	(143)
Financial results, net	(62)	(930)	188	792	(253)	(997)	(562)	(468)
(Loss) profit before income tax	(52)	(776)	1,953	4,436	630	729	(1,244)	(1,182)
Income tax	23	349	(588)	(587)	(100)	12	133	37
Total (loss) profit of the period / year	(28)	(426)	1,365	3,849	530	742	(1,111)	(1,145)
Total (loss) profit of the period / year attributable to:
Owners of the company	(4)	(61)	963	3,065	743	286	(650)	(741)
Non-controlling interest	(24)	(365)	402	784	(214)	329	(430)	(79)
Basic (loss) earnings per share from continuing operations	(0.0024)	(0.0359)	0.7327	2.2760	0.5654	0.2829	(0.5133)	(0.5297)
Diluted (loss) earnings per share from continuing operations	(0.0024)	(0.0359)	0.6154	2.2760	0.5082	0.2829	(0.5133)	(0.5297)
Basic (loss) earnings per share from discontinued operations	-	-	-	-	-	(0.0652)	0.0190	(0.0344)
Diluted (loss) earnings per share from discontinued operations	-	-	-	-	-	(0.0652)	0.0186	(0.0344)
Dividends per share(2)	-	-	-	-	-	-	-	0.0138
Basic (loss) earning per ADS(2) from continuing operations	(0.0001)	(0.0014)	0.0293	0.0910	0.0226	0.0113	(0.0205)	(0.0212)
Diluted (loss) earning per ADS(2) from continuing operations	(0.0001)	(0.0014)	0.0246	0.0910	0.0203	0.0113	(0.0205)	(0.0212)
Basic (loss) earning per ADS(2) from discontinuing operations	-	-	-	-	-	(0.0026)	0.0008	(0.0014)
Diluted (loss) earning per ADS from discontinuing operations	-	-	-	-	-	(0.0026)	0.0007	(0.0014)
Dividends per ADS(3)	-	-	-	-	-	-	-	0.0006
Weighted average amount of outstanding shares	113	1,696	1,565	1,347	1,314	1,314	1,314	1,314

	For the six months ended June 30,			For the year ended December 31,
	2016	2016	2015 (restated)	2015 (restated)	2014 (restated)	2013	2012	2011
	(in millions of U.S.$)(1)	(in millions of pesos)
	(unaudited)
CASH FLOW DATA
Net cash generated by operating activities	98	1,474	1,688	4,366	2,194	1,656	1,198	1,064
Net cash generated by (used in) investing activities	(168)	(2,517)	(2,149)	(7,115)	(2,472)	(1,457)	(903)	(1,658)
Net cash generated by (used in) financing activities	87	1,309	364	2,852	233	(77)	(542)	383

(1) Solely for the convenience of the reader, peso amounts for the six-month period ended June 30, 2016 have been translated into U.S. dollar at the average between the purchase and seller exchange rate for U.S. dollars quoted by Banco Nación on June 30, 2016 of Ps.14.99 to U.S.$1.00.

(2) Each ADS represents 25 common shares.

(3) In 2010, we declared advance dividends of Ps.18.1 million, an amount sufficient to cover the Argentine personal asset tax obligations of certain of our shareholders. In March 2011, we paid those dividends and withheld the corresponding amount of personal asset tax from those shareholders that were subject to the personal asset tax.

Petrobras Argentina

Petrobras Argentina is incorporated as a sociedad anónima under the laws of Argentina and, following the consummation of the Transaction, is a majority-owned subsidiary of Pampa. It is an integrated energy company, engaged in oil and gas exploration and production, refining, petrochemicals, electricity generation and transmission and hydrocarbon marketing and transportation. As of March 31, 2016, it maintained operations primarily in Argentina, and to a lesser extent in Bolivia, Ecuador and Venezuela. Petrobras Argentina’s operations are currently divided into four business segments that are in turn supported by corporate functions.

Petrobras Argentina’s principal operations are:

•

Oil and Gas Exploration and Production Business. Petrobras Argentina’s strategy in the oil and gas exploration and production business is to develop profitable oil and gas reserves with a commitment to social and environmental responsibility. This strategy is focused on three main initiatives:

	o	exploration for reserve replacement;
	o	optimization of operations and existing infrastructure as leverage for new projects; and
	o	development and monetization of non-conventional gas reserves.
•

Refining and Distribution. Petrobras Argentina’s presence in the refining and distribution business enables it to capitalize on its hydrocarbon reserves. As of March 31, 2016, Petrobras Argentina’s refining and distribution operations were based in Argentina, where it operated a refinery and a network of 265 gas stations. Petrobras Argentina’s refinery division includes the following assets, among others:

	o	Ricardo Eliçabe Refinery, located in Bahía Blanca (Province of Buenos Aires), which has a total refining capacity of 30,500 barrels of oil per day;
	o	Dock Sud Plant, located in the Province of Buenos Aires, close to the City of Buenos Aires, which has a total storage capacity of approximately 1,230,000 barrels of heavy and light oil products; and
	o	Caleta Paula Plant, located in the Province of Santa Cruz, close to the city of Comodoro Rivadavia, in southern Argentina, which has a storage capacity of 82,000 barrels of light oil products.

In addition, Petrobras Argentina has a 28.5% interest in Refinería del Norte S.A., a refinery located in Campo Durán, in the Province of Salta.

•

Petrochemicals. Petrobras Argentina engages its petrochemicals business segment to maintain its position in the styrenics market by capitalizing on current conditions and maximizing the use of its own petrochemicals raw materials.

The petrochemicals division has the following plants:
o

an integrated petrochemicals complex at Puerto General San Martín, located in the Province of Santa Fe, with an annual production capacity of 50,000 tons of gases (LPG and propellants), 155,000 tons of aromatics, 290,000 tons of gasoline and raffinate, 160,000 tons of styrene, 58,500 tons of synthetic rubber, 180,000 tons of ethylbenzene and 31,000 tons of ethylene;

o

a polystyrene plant located in the city of Zárate, in the Province of Buenos Aires, with a production capacity of 65,000 tons of polystyrene and 14,000 tons of bioriented polystyrene (“BOPS”) per year. This state-of-the-art BOPS plant is the only one of its type in South America; and

o

an ethylene plant located in San Lorenzo, Province of Santa Fe, with a production capacity of 19,000 tons per year. It is located along the Paraná River, near the Puerto General San Martín petrochemicals complex, which uses ethylene as raw material for the production of ethylbenzene and styrene.

•

Gas and Energy. The gas and energy business segment sells gas produced by Petrobras Argentina’s oil and gas exploration and production business segment. Petrobras Argentina’s assets in this division include the following projects, among others:

o

Genelba, located at the central node of the Argentine electricity network, in Marcos Paz, outside the City of Buenos Aires, which is a 660 MW combined cycle gas-fired generating unit and a 165 MW open-cycle gas turbine, totaling 825 MW installed capacity;

	o	Pichi Picún Leufú Hydroelectric Complex, located in the Comahue region, in the Province of Neuquén, which has three electricity generating units with an installed capacity of 285 MW; and
	o	Ecoenergía co-generation power plant, located in Bahía Blanca in the Province of Buenos Aires, which has an annual generation was 100 GWh.

In addition, Petrobras Argentina has a 9.1% interest in the management companies of Termoeléctrica José de San Martín, which has an installed capacity of 830 MW, and Termoeléctrica Manuel Belgrano, which has an installed capacity of 823 MW.

Petrobras Argentina also provides gas and liquefied petroleum gas brokerage and trading services. In addition, through Petrobras Argentina’s 25.5% interest in Transportadora de Gas del Sur S.A. (“TGS”), Petrobras Argentina is engaged in the transportation of gas in southern Argentina and in the processing and marketing of natural gas liquids.

On August 4, 2016, the PESA Board of Directors approved the following transactions: (i) the sale of 33.66% of the rights and obligations in the Río Neuquén area and 100% of the rights and obligations under the concession agreement relating to the Colpa and Caranda areas in Bolivia for net consideration of U.S.$52 million to an affiliate of Petrobras; and (ii) the sale of 33.33% of the rights and obligations in the Río Neuquén area and 80% of the rights and obligations relating to the Aguada de la Arena area, which represents 100% of the total participation of Petrobras Argentina in this area, for net consideration of U.S.$140 million to YPF.

Petrobras Argentina’s principal executive offices are located at Maipú 1, 22nd Floor, City of Buenos Aires, Argentina. Its telephone number is +54‑11‑4344‑6694.

Selected Financial Information

This prospectus incorporates by reference the audited consolidated financial statements of Petrobras Argentina as of December 31, 2015, 2014 and 2013 and for the three years in the period ended December 31, 2015 included in the Petrobras 2015 Form 20‑F, which we refer to as the “Petrobras Argentina Audited Financial Statements” and, together with the Petrobras Argentina Unaudited Interim Financial Statements, the “Petrobras Argentina Financial Statements.” The Petrobras Argentina Audited Financial Statements have been prepared in accordance with IFRS as issued by the IASB.

The selected financial and operating information should be read in conjunction with, and is qualified in its entirety by reference to, the Petrobras Argentina Financial Statements and the notes thereto incorporated by reference in this prospectus.

The financial data as of and for the years ended December 31, 2012 and 2011 was modified at the time Petrobras Argentina issued its Audited Consolidated Financial Statements as of and for the year ended December 31, 2013 to retrospectively apply the change in accounting for employee benefit plans reflected in IAS 19 Employee Benefits as issued by the IASB.

	As of June 30,		As of December 31,
	2016	2016	2015	2014	2013	2012	2011
	(in millions of U.S.$)1)	(in millions of pesos)
	(unaudited)
STATEMENT OF FINANCIAL POSITION
Current assets:
Cash and cash equivalents	85	1,277	2,229	2,278	1,193	1,260	1,192
Other Investments	3	46	43	33	23	20	21
Trade receivables	307	4,606	3,241	2,945	2,519	2,168	1,871
Other receivables	227	3,406	3,100	1,676	1,551	1,553	1,070
Inventories	180	2,702	2,130	1,951	1,310	1,023	970
Total current assets	803	12,037	10,743	8,883	6,596	6,024	5,124
Non-current assets:
Trade receivables	3	40	48	60	73	86	211
Other receivables	14	211	186	163	245	238	896
Deferred income tax assets	0	1	7	47	-	-	-
Inventories	6	94	78	67	58	45	39
Other investments	28	413	290	153	301	279	348
Investments in associates	239	3,577	3,130	2,979	3,568	3,006	2,943
Investments in companies under joint control	34	504	441	491	497	689	724
Property, plant and equipment	1,028	15,405	14,174	11,589	9,524	8,480	7,056
Total non-current assets	1,351	20,245	18,354	15,549	14,266	12,823	12,217
Total assets	2,154	32,282	29,097	24,432	20,862	18,847	17,341
Current liabilities:
Accounts payable	244	3,665	4,097	3,045	2,553	1,863	1,572
Short-term loans	316	4,735	61	92	208	1,108	40
Payroll and social security taxes	24	365	473	371	304	258	194
Taxes payable	104	1,556	775	1,134	578	470	310
Provisions	107	1,606	1,655	1,253	385	643	516
Total current liabilities	796	11,927	7,061	5,895	4,028	4,342	2,632
Non-current liabilities:
Accounts payable	-	-	-	4	7	172	184
Long-term loans	-	-	3,910	2,587	2,024	1,558	2,182
Employment benefit obligations	39	590	534	438	336	269	195
Deferred income tax liabilities	75	1,118	863	499	548	354	247
Provisions	155	2,325	2,166	2,394	2,224	1,581	1,553
Total non-current liabilities	269	4,033	7,473	5,922	5,139	3,934	4,361
Shareholders’ Equity:
Capital stock	135	2,019	2,019	2,019	2,019	2,019	1,010
Other items in capital	146	2,186	2,186	2,186	2,186	2,186	2,186
Reserves income	555	8,318	7,465	7,144	6,508	5,953	448
Other	(46)	(693)	(693)	(693)	(693)	(693)	-
Unappropriated retained earnings	84	1,255	853	458	752	528	6,635
Other comprehensive income	87	1,310	1,106	472	189	72	66
Total shareholders’ equity attributable to:
Shareholders of the company	960	14,395	12,936	11,586	10,961	10,065	10,345
Non-controlling interest	129	1,927	1,627	1,029	734	506	3
Total equity	1,089	16,322	14,563	12,615	11,695	10,571	10,348
Total liabilities and equity	2,154	32,282	29,097	24,432	20,862	18,847	17,341

	As of June 30,		As of December 31,
	2016	2016	2015	2014	2013	2012	2011
	(in millions of U.S.$) (1)	(in millions)
	(unaudited)
Number of shares outstanding (in millions)
Class B	135	2,019	2,019	2,019	2,019	2,019	1,010
Dividends per share (in pesos)(2)	-	-	0.068	0.057	-	0.105	0.091
Dividends per share (in U.S.$. dollars)(2)(3)	-	-	0.007	0.007	-	0.022	0.022

(1) Solely for the convenience of the reader, peso amounts for the six-month period ended June 30, 2016 have been translated into U.S. dollar at the average between the purchase and seller exchange rate for U.S. dollars quoted by Banco Nación on June 30, 2016 of Ps.14.99 to U.S.$1.00.

(2) Amounts calculated on outstanding capital stock of 2,019 million shares.

(3) Amounts translated into U.S. dollars at the exchange rate at the date of payment.

Petrobras Argentina’s ratios of earnings to fixed charges for the years ended December 31, 2015 and 2014 were 10x and 8x, respectively. Petrobras Argentina’s ratio of earnings to fixed charges for the six-month period ended June 30, 2016 was 17x. Earnings, for this purpose, consist of pre-tax expenses from continuing operations before income from equity investees, plus fixed charges, the amortization of capitalized interest during the period, distributed income of equity investees and the share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, minus interest capitalized during the period, preference security dividend requirements of consolidated subsidiaries and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges, for this purpose, consist of the sum of interest expense plus interest capitalized during the period, plus amortization premiums related to indebtedness, plus the estimated interest within rental expense and plus amounts accrued with respect to guarantees of other parties’ obligations.

	For the six months ended June 30,			For the year ended December 31,
	2016	2016	2015	2015	2014	2013	2012	2011
	(in millions of U.S.$) (1)	(in millions of pesos, except for per share amounts and number of shares or as otherwise indicated)
	(unaudited)
STATEMENT OF COMPREHENSIVE INCOME
Sales	964	14,450	10,511	21,955	20,738	15,340	12,765	11,104
Cost of sales	(624)	(9,355)	(7,303)	(15,554)	(14,490)	(11,260)	(9,619)	(8,462)
Gross profit	340	5,095	3,208	6,401	6,248	4,080	3,146	2,642
Administrative and selling expenses	(120)	(1,805)	(1,353)	(2,921)	(2,416)	(1,797)	(1,430)	(1,222)
Exploration expenses	(7)	(104)	(31)	(148)	(70)	(82)	(212)	(391)
Other operating income (expenses), net	(32)	(478)	460	(123)	(779)	(571)	(121)	(831)
Share of net income (loss) of equity accounted investments	7	102	10	(1,290)	(1,735)	(279)	(148)	(36)
Operating income	187	2,810	2,294	1,919	1,248	1,351	1,235	162
Financial income	39	585	387	1,539	1,124	936	442	289
Financial costs	(63)	(939)	(402)	(1,592)	(1,052)	(883)	(512)	(465)
Income (loss) before income tax	164	2,456	2,279	1,866	1,320	1,404	1,165	(14)
Income tax	(77)	(1,152)	(856)	(971)	(742)	(552)	(492)	(15)
Net income	87	1,304	1,423	895	578	852	673	(29)
Actuarial profits and losses	2	28	-	44	1	10	(7)	15
Foreign currency translation	28	427	87	1,172	518	278	45	(133)
Other comprehensive income related to our equity accounted investments	-	-	-	-	-	-	7	12
Total other comprehensive income	117	1,759	1,510	2,111	1,097	1,140	718	(135)
Earnings (losses) per share basic/diluted (in pesos):
From continuing operations	0.041	0.622	0.667	0.422	0.227	0.386	0.306	(0.012)
From discontinued operations	-	-	-	-	-	-	-	0.350
Total	0.041	0.622	0.667	0.422	0.227	0.386	0.306	0.338
Net income attributable to:
Shareholders of the company	84	1,255	1,346	853	458	779	618	681
Non-controlling interest	3	49	77	42	120	73	55	(4)
Total	87	1,304	1,423	895	578	852	673	677
Total comprehensive income for the period / year:
From continuing operations	117	1,759	1,510	2,111	1,097	1,140	718	(1)
From discontinued operations	-	-	-	-	-	-	-	572
Total	117	1,759	1,510	2,111	1,097	1,140	718	571
Total comprehensive income attributable to:
Shareholders of the company	97	1,459	1,371	1,487	741	896	624	575
Non-controlling interest	20	300	139	624	356	244	94	(4)
Total	117	1,759	1,510	2,111	1,097	1,140	718	571
CASH FLOW DATA
Net cash generated by operating activities	101	1,508	1,922	4,239	4,646	2,778	2,902	1,695
Net cash used in investing activities	(180)	(2,704)	(2,165)	(4,620)	(3,430)	(1,850)	(2,579)	(772)
Net cash used in financing activities	(1)	(16)	(83)	(233)	(412)	(1,173)	(312)	(1,931)

(1) Solely for the convenience of the reader, peso amounts for the six-month period ended June 30, 2016 have been translated into U.S. dollar at the average between the purchase and seller exchange rate for U.S. dollars quoted by Banco Nación on June 30, 2016 of Ps.14.99 to U.S.$1.00.

Purpose of the Offers and Our Plans for Petrobras Argentina

On May 13, 2016, we, as buyer, and Petrobras International Braspetro B.V., a wholly-owned subsidiary of Petrobras, as seller, entered into the Transaction, pursuant to which we agreed to acquire all of the shares of PPSL and certain intercompany indebtedness of PPSL with Petrobras International Braspetro B.V. in an aggregate amount equal to U.S.$80 million. As of July 27, 2016 (the closing date of the Transaction), PPSL beneficially owned 135,679,155 PESA ADSs, representing 1,356,791,556 PESA Shares, or 67.1933% of the total number of PESA Shares (including PESA Shares represented by PESA ADSs).

The Offers are being made by Pampa in connection with the Transaction, which resulted in the PESA Change of Control. Pursuant to Argentine law, Pampa is required to make an offer to purchase all of the remaining outstanding PESA Shares in connection with the PESA Change of Control. As an alternative to a cash payment for PESA Shares in the form of the Offer Cash Consideration, Pampa has elected to offer Petrobras Argentina shareholders the option to receive the Offer Share Consideration, subject to the Maximum Aggregate Pampa Security Issuance.

We currently intend to consummate the Potential Merger as soon as practicable following completion of the Offers, and each of us and Petrobras Argentina are undertaking certain operational procedures in anticipation of the Potential Merger, including the integration of accounting systems and the preparation of merger-related documents filings. We intend to submit the Potential Merger for approval of the Pampa Board of Directors and PESA Board of Directors shortly following the completion of the Offers. If the Potential Merger is approved by the required majority of the board of directors of both companies, we and Petrobras Argentina expect to enter into a preliminary merger agreement that will establish, among other things, an effective date for the merger (which is the date as from which both companies will begin to operate as a single entity for Argentine tax purposes) and the merger exchange ratio, which will be calculated using the average share price of both Pampa and Petrobras Argentina during a period to be determined prior to the date of the preliminary merger agreement, subject to an independent accountant’s report on the exchange ratio as required under Argentine law. In addition, the board of directors of each company will call an extraordinary shareholders meeting to vote on the Potential Merger, including the preliminary merger agreement, which will take place approximately 30 days following the date of publication of the convocation of each meeting. Shareholders of Petrobras Argentina will not be entitled to any dissenter’s or appraisal rights in connection with the Potential Merger.

If the Potential Merger is approved by the required majority vote at the shareholders meetings each of the companies, we and Petrobras Argentina expect to enter into a definitive merger agreement, which will be filed with the relevant Argentine authorities for registration and effectiveness of the Potential Merger. We expect the filing and registration of the definitive merger agreement to take several months, and upon finalization of such registration process, the Potential Merger will become effective and holders of PESA Securities at such time will receive Pampa Shares or Pampa ADSs, as the case may be, upon surrender by such holder of their PESA Securities.

Though the Potential Merger may qualify as a tax-free reorganization under Argentine law, we can provide no assurances as to the tax treatment of the Potential Merger. If the Potential Merger qualifies as a tax-free reorganization under Argentine law, no capital gains or withholding tax would apply to investors receiving Pampa Securities in the Potential Merger in exchange for their PESA Securities. However, the ratio at which PESA Securities may be exchanged for Pampa Securities in the Potential Merger may differ from the exchange ratio applicable to the Offers. Also, although we expect to commence the process to implement the Potential Merger shortly following completion of the Offers, the consummation of the Potential Merger may not occur for a significant period of time following the Offers, in light of the requirements that each company to obtain shareholder approval, submit regulatory filings and complete a registration process. In addition, the Potential Merger is subject to a number of conditions, including approval by the shareholders of both companies, and as a result we can provide no assurances as to when we will consummate the Potential Merger or whether the Potential Merger will be consummated at all. See “Risk Factors—The after-tax consideration received pursuant to the Offers may be less favorable to certain Foreign Beneficiaries than the after-tax consideration that such Foreign Beneficiaries may receive in the Potential Merger.” In addition, the Potential Merger may contain terms and conditions that will be less favorable to the holders of PESA Securities than the Offers.

If the Potential Merger is not approved, we intend to retain ownership of all PESA Securities accepted pursuant to the Offers and continue to treat Petrobras Argentina as a subsidiary of Pampa. Furthermore, we may decide to cause Petrobras Argentina to delist from the NYSE, terminate the deposit agreement for the PESA ADSs and deregister the PESA Shares and the PESA ADSs under the Exchange Act. The decision would depend on, among other factors, the results of the Offers and on our management’s evaluation of the public float, trading volumes and liquidity of the PESA ADSs after completion of the Offers.

The liquidity of any PESA Security outstanding after the consummation of the Offers would be materially and adversely affected upon deregistration and delisting from either or both of the Buenos Aires Stock Exchange and the NYSE, as holders of PESA Securities would likely no longer have an active trading market in which to sell such securities. See “Risk Factors—Risks Related to the Offers—If you do not tender your PESA Securities in the Offers, you will continue to be a minority shareholder of Petrobras Argentina, and there may not be a liquid market for the PESA Securities.”

Summary of the Offers—The U.S. Offers

We are offering, upon the terms and subject to the conditions of the U.S. Offers, to exchange:

•        for each PESA Share that a U.S. Person who properly and timely tenders and does not properly withdraw, either:

o      Pampa Shares, to be delivered net of any applicable Argentine withholding taxes, subject to the Maximum Aggregate Pampa Security Issuance; or

o      Ps.10.3735 in cash (estimated at U.S.$         , based on the exchange rate on October         , 2016), to be paid in pesos in Argentina, to be paid net of any applicable Argentine withholding taxes;

•        for each PESA ADS that a PESA ADS holder properly and timely tenders and does not properly withdraw,           Pampa ADSs, to be delivered net of any applicable Argentine withholding taxes, subject to the Maximum Aggregate Pampa Security Issuance.

Tendering holders of PESA Shares who properly and timely tender and do not properly withdraw and elect to receive the Offer Cash Consideration will receive cash approximately seven business days after the Expiration Date. The cash consideration to be paid in the U.S. Offers to tendering holders of PESA Shares will first be paid by Pampa to the Argentine Receiving Agent. The Argentine Receiving Agent will then pay the corresponding consideration in pesos to an account in Argentina to the former holders of PESA Shares properly and timely tendered for cash.

See “The Offers—Terms of the U.S. Offers and Expiration Date” and “The Offers—Taxation—Argentine Tax Consequences

Fractional Pampa Securities

Fractions of Pampa Shares or Pampa ADSs will not be issued to persons whose PESA Securities are exchanged in the U.S. Exchange Offer. Fractions of Pampa ADSs will be aggregated and sold by the ADS Exchange Agent, DTC and DTC participants, and those intermediaries will allocate and pay the net proceeds of those sales to the tendering holders that were otherwise entitled to fractions of Pampa ADSs. See “The Offers—Fractional Entitlements and Proration.”

If, pursuant to the U.S. Exchange Offer and the Argentine Offer, holders of PESA Securities tender for exchange an aggregate amount of PESA Securities that, based on the Offer Share Consideration (without taking any applicable withholding taxes into account), would result in the delivery to holders of PESA Securities of more than the Maximum Aggregate Pampa Security Issuance, we will carry out a proration among holders of PESA Securities that participate in the U.S. Exchange Offer and the Argentine Offer in accordance with the proration procedures described in “The Offers—Fractional Entitlements and Proration.” When tendering in the U.S. Exchange Offer, holders of PESA Securities may elect to participate in the U.S. Cash Tender Offer (for U.S. holders) or the Argentine cash tender offer (for non-U.S. holders) with any PESA Securities that are not accepted in the U.S.

Exchange Offer due to proration. In order to do so, holders of PESA Securities participating in the U.S. Exchange Offer will be required, when tendering in the U.S. Exchange Offer, to follow the same procedures as holders of PESA Shares participating in the U.S. Cash Tender Offer or the Argentine cash tender offer, as applicable, as described in “The Offers—Procedures for Participating in the U.S. Offers—Holders of PESA Shares” (for U.S. holders) and the offer documentation being used in the Argentine Offer (for non-U.S. holders) (except that such holders will not deliver any PESA Shares directly to the Argentine Receiving Agent).

Conditions to the U.S. Offers

The U.S. Offers are not subject to any financing condition or minimum amount of PESA Shares and/or PESA ADSs tendered. However, the U.S. Offers will be subject to the satisfaction of the following Conditions, as described in “The Offers—Conditions of the U.S. Offers”:

•         the consummation of the Argentine Offer; and

•         the satisfaction of the conditions to our obligation to complete the Argentine Offer, which include:

o    the approval by the CNV of the Argentine Offer, which was obtained on September 22 and 28, 2016; and

o    the SEC’s declaration of the effectiveness of this registration statement.

Expiration; Extension

The U.S. Offers will expire at 5:00 p.m., New York City time, on November         , 2016, unless the U.S. Offers are extended in accordance with U.S. tender offer rules. Under U.S. law, we may extend the U.S. Offers at any time, in our sole discretion, by giving oral or written notice of such extension to the PESA Securities holders and by making a public announcement of such extension. If we make a material change in the terms of the U.S. Offers or the information concerning the U.S. Offers or if we waive a material Condition of the U.S. Offers, we will also have to disseminate additional tender offer materials and extend the U.S. Offers if and to the extent required by Rules 14d‑4(c), 14d‑6(c) and 14(e)‑1 under the Exchange Act or otherwise. We will announce any decision to extend the U.S. Offers in a press release stating the extension no later than 9:00 a.m., New York City time, on the first business day after the scheduled Expiration Date.

Under Argentine law, the 20-to-30-business-day initial term of the Argentine Offer must be extended for an additional period of five to ten business days to give those holders that have not accepted the Argentine Offer during the original term an opportunity to do so during such additional term.

In order for the U.S. Offers and the Argentine Offer to expire on the same date, the additional period of the Argentine Offer will expire on the Expiration Date, and, except as required by applicable laws and regulations, we do not intend to extend the Expiration Date to a date later than the expiration date of the additional period of the Argentine Offer. We do not intend to provide any subsequent offering periods under the U.S. Offers.

Risk Factors

In deciding whether to tender your PESA Securities in the U.S. Offers, you should carefully consider the following risk factors:

•        Market ﬂuctuations may reduce the market value of the Offer Share Consideration we are offering to you because the share-for-share exchange ratio contemplated by the U.S. Exchange Offer is ﬁxed.

•        The value of the Pampa Shares, including those represented by Pampa ADSs, and the Offer Cash Consideration being offered will fluctuate due to movements in exchange rates.

•        Restrictions on transfers of foreign exchange and the repatriation of capital from Argentina may impair your ability to convert the Offer Cash Consideration into a currency other than pesos.

•        If you tender PESA Shares and elect to receive the Offer Cash Consideration, you will not benefit from any improvement in Pampa’s business, results of operations and financial condition.

•        If you tender PESA Securities and elect to receive the Offer Share Consideration, a portion of the PESA Securities that you tender may be rejected or subject to proration.

•        If you do not tender your PESA Securities in the Offers, you will continue to be a minority shareholder of Petrobras Argentina, and there may not be a liquid market for the PESA Securities.

•        If you do not tender your PESA Securities in the Offers, you may not receive any future dividends from Petrobras Argentina.

•        The receipt of Pampa Securities in the U.S. Offers is expected to be taxable to Petrobras Argentina shareholders.

•        The Argentine tax consequences of the Offers for Foreign Beneficiaries are complex and uncertain.

•        The after-tax consideration received pursuant to the Offers may be less favorable to certain Foreign Beneficiaries than the after-tax consideration that such Foreign Beneficiaries may receive in the Potential Merger.

•        We may fail to realize the business growth opportunities, revenue benefits, cost savings and other benefits anticipated from, or may incur unanticipated costs associated with, the Offers and our results of operations, financial condition and the price of our shares may suffer.

•        The Argentine National Commission for the Defense of Competition could decide not to approve the consummation of the Transaction.

•        The Unaudited Pro Forma Combined Condensed Financial Information included in this prospectus may not be representative of our results after the Offers.

•        The valuation reports obtained will not be updated to reflect any developments or changes in circumstances occurring after the date of those reports.

See “Risk Factors” beginning on page 40.

Regulatory Matters

We will not be obligated to purchase or exchange any tendered PESA Securities pursuant to the U.S. Offers if (i) any waiver, consent, extension, approval, action or non-action from any governmental, public, judicial, legislative or regulatory authority or agency or other party that is necessary to consummate the U.S. Offers shall not have been obtained (or shall have expired or otherwise ceased to be in full force and effect), or (ii) any such consent, extension, approval, action or non-action contains terms and conditions or imposes any requirement, or any limitations on the participation by any shareholder in the Offers that are unacceptable to us in our reasonable judgment.

Our Structure After the Completion of the Offers

Below is a diagram showing our organizational structure immediately after the consummation of the Offers, assuming all of the issued and outstanding PESA Securities are purchased or exchanged pursuant to the terms of the Offers. The percentages below indicate the percentage of all outstanding shares of each entity.

U.S. Tax Considerations

You should read the section entitled “The Offers—Taxation—U.S. Federal Income Tax Consequences” for more information on the U.S. federal income tax consequences of the U.S. Offers, and you should consult your own tax advisors regarding the tax consequences of participating in the U.S. Offers in your particular circumstances.

Argentine Tax Considerations

You should read the section entitled “The Offers—Taxation—Argentine Tax Consequences” for more information on the Argentine tax consequences of the U.S. Offers, and you should consult your own tax advisors regarding the tax consequences of participating in the U.S. Offers in your particular circumstances.

Stock Exchange Listings

The Pampa Shares and the PESA Shares are listed on the Buenos Aires Stock Exchange. The Pampa ADSs and the PESA ADSs are listed on the NYSE.

Appraisal Rights

The holders of PESA Securities are not entitled under Argentine law or otherwise to appraisal or other similar rights with respect to the Offers.

Pampa Board of Directors and Shareholder Approval

On May 20, 2016, the Pampa Board of Directors approved the Offers. On June 22, 2016, the shareholders of Pampa authorized a capital increase and the issuance of Pampa Shares up to the Maximum Aggregate Pampa Security Issuance to be delivered under the U.S. Exchange Offer and the Argentine exchange offer.

On September 7, 2016, the Pampa Board of Directors approved an increase in the Offer Cash Consideration from Ps.10.0508 per PESA Share to Ps.10.3735 per PESA Share, to be paid net of any applicable Argentine withholding taxes.

COMPARATIVE PER SHARE MARKET DATA

We announced the Offers on May 20, 2016 after the close of the trading markets. The following tables present the market value of the PESA Securities (on an historical and equivalent per share basis) and the market value of the Pampa Securities (on an historical basis) as of May 20, 2016 and October         , 2016, the last trading date prior to the date of this prospectus for which stock prices were available. Shareholders are urged to obtain current market information regarding the PESA Securities and the Pampa Securities. The market prices of these securities will ﬂuctuate during the pendency of the U.S. Offers and the Argentine Offer and thereafter, and may be different from the prices set forth below at the expiration of the U.S. Offers and at the time you receive our shares. See “Market Information” for further information about historical market prices of PESA Securities and Pampa Securities.

The economic terms of the Offers were determined by us based on (i) with respect to the Offer Cash Consideration, (a) the price per PESA Share that we paid Petrobras International Braspetro B.V. for PPSL, which held 1,356,791,556 PESA Shares (represented by PESA ADSs) at the time of our acquisition, (b) the F&G Valuation Report and the Puente Valuation Report and should read and (c) the decision by the Pampa Board of Directors to subsequently increase the Offer Cash Consideration and (ii) with respect to the Offer Share Consideration that we are offering, the average price of the Pampa Shares during the five trading days prior to the commencement of the Offers (calculated using the average price method and daily traded volumes) divided by the price per PESA Share offered as cash consideration in the Offers. See “The Offers—Position of Pampa Regarding Fairness of the Offers.”

The Offer Share Consideration is          Pampa Shares per PESA Share or          Pampa ADSs per PESA ADS. We derived the Offer Share Consideration by dividing the average price of the Pampa Shares during the five trading days prior to the commencement of the Offers by the Offer Cash Consideration for PESA Shares, as detailed below. In order to calculate the average price of the Pampa Shares during the five trading days prior to the commencement of the Offers, Pampa used the volume of Pampa Shares and Pampa ADSs (each representing 25 Pampa Shares) traded on the Buenos Aires Stock Exchange and the New York Stock Exchange, respectively, on each day of the five-day period. The price of each trade of Pampa Shares and Pampa ADSs during the five-day period was taken into account to calculate the volume-weighted average of Pampa Shares during such five-day period, and the exchange rate published by Banco Nación (ask price) on each day was used to convert the trading prices of Pampa ADSs (expressed in U.S. dollars) into pesos. Set forth below is the calculation of the Offer Share Consideration:

Average price of Pampa Shares during five trading days prior to commencement of the Offers = Ps.         (“Average Pampa Share Price”)

Average Pampa Share Price / Ps.10.3735 (Offer Cash Consideration) =           Pampa Shares per PESA Share (Offer Share Consideration for PESA Shares)

(Offer Share Consideration for PESA Shares x 10 PESA Shares per PESA ADS) / 25 Pampa Shares per Pampa ADS =           Pampa ADSs per PESA ADS (Offer Share Consideration for PESA ADSs)

PESA Shares and Pampa Shares

The following table presents the closing market prices per share as reported on the Buenos Aires Stock Exchange for Pampa Shares and PESA Shares as of (i) May 20, 2016 and (ii) October         , 2016:

	PESA Shares	Pampa Shares	PESA Shares
	Historical		Equivalent Basis
May 20, 2016	Ps. 8.65	Ps. 12.00	Ps.
October , 2016

The “equivalent basis stock price” of PESA Shares represents the applicable market price for Pampa Shares on the corresponding date, multiplied by the exchange ratio of          Pampa Shares for one PESA Share.

PESA ADSs and Pampa ADSs

The following table presents the closing market prices per share as reported on the NYSE for Pampa ADSs and PESA ADSs as of (i) May 20, 2016 and (ii) October         , 2016:

	PESA ADSs	Pampa ADSs	PESA ADSs
	Historical		Equivalent Basis
May 20, 2016	U.S.$ 6.26	U.S.$21.57	U.S.$
October , 2016

The “equivalent basis stock price” of PESA ADSs represents the applicable market price for Pampa ADSs on the corresponding date, multiplied by the exchange ratio of          Pampa ADSs for one PESA ADS.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA
PER SHARE DATA

The following comparative historical and unaudited pro forma per share data should be read in conjunction with the Pampa Financial Statements and the Petrobras Argentina Financial Statements incorporated by reference into this prospectus, and also the Unaudited Pro Forma Combined Condensed Financial Information included elsewhere in this prospectus. The Unaudited Pro Forma Financial Information below is presented using the same underlying assumptions as those used in the preparation of the Unaudited Pro Forma Combined Condensed Financial Information. This information is presented for illustrative purposes only and based on assumptions that we believe are reasonable under the circumstances. This information should read in conjunction with the Unaudited Pro Forma Combined Condensed Financial Information. The actual adjustments to the audited consolidated financial statements of Pampa for future periods will depend upon a number of factors and additional information that will be available on or after the closing date of the Offers. Accordingly, the actual adjustments that will appear in the audited consolidated financial statements of Pampa for future periods will differ from these pro forma adjustments, and those differences may be material.

The following tables present historical, unaudited pro forma and unaudited pro forma equivalent per share data. The amounts presented reflect the following:

•        Because holders of PESA Shares may elect to receive cash rather than Pampa Shares, we cannot predict the dilutive effect of the Offers. In the table below, we have assumed (i) a share-for-share exchange (considering both the Argentine Offer and the U.S. Exchange Offer) for 320,000,000 Pampa Shares (including in the form of ADSs) and (ii) that all other holders voluntarily participate in the cash offers, resulting in a total Offer Cash Consideration of Ps.2.542 billion.

•        Pro forma book value per share data assumes that the Offers were consummated on June 30, 2016. Pro forma earnings per share data and pro forma dividend per share data assume that the Offers were consummated on January 1, 2015.

•        Book value per share is computed by dividing total shareholders’ equity attributable to the controlling interest by the number of historical shares outstanding as of June 30, 2016. Pro forma book value per share is computed by dividing total pro forma shareholders’ equity attributable to the controlling interest by the number of pro forma shares outstanding as of June 30, 2016.

•        Dividends per share data are calculated by dividing total dividends per share paid by us by the total historical weighted average of number of shares outstanding during the year ended December 31, 2015 and for the six-month period ended June 30, 2016, respectively. Pro forma dividends per share data is calculated by dividing total dividends per share paid by us by the total pro forma weighted average of number of shares outstanding during the year ended December 31, 2015 and the six-month period ended June 30, 2016, respectively.

•        Equivalent basis information reflects historical amounts adjusted to reflect the applicable exchange ratios described in Note (p) to the Unaudited Pro Forma Combined Condensed Financial Information.

•        We have assumed the consummation of the transactions described in the first paragraph of “Selected Unaudited Pro Forma Combined Condensed Financial Information.”

	For the year ended December 31, 2015
	Pampa	Petrobras Argentina		Pro Forma Combined, including the effects of the Offers

	Historical	Historical	Equivalent Basis
	(thousands of pesos)
Earnings per share
Basic	Ps. 2.276	Ps. 0.422	Ps. 0.267	Ps. 0.444
Diluted	2.276	0.422	0.267	0.444
Dividend per share	-	0.068	0.043	-
	As of and for the six months ended June 30, 2016
	Pampa	Petrobras Argentina		Pro Forma Combined, including the effects of the Offers

	Historical	Historical	Equivalent Basis
	(thousands of pesos)
Earnings per share
Basic	Ps. (0.036)	Ps. 0.622	Ps. 0.393	Ps. 0.120
Diluted	(0.036)	0.622	0.393	0.120
Dividend per share	-	-	-	-
Book value per share	4.086	7.130	4.506	6.145

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

We prepared the following unaudited pro forma combined condensed financial information by applying certain pro forma adjustments to our historical consolidated financial statements. The pro forma adjustments give effect to the following transactions (the “Pro Forma Transactions”):

(i)	the Transaction;
(ii)

our planned sale to Petrobras, after the closing of the Transaction, of 33.6% of all the rights and obligations in Petrobras Argentina’s concession on the Río Neuquén area and in the assets associated with such interest and 100% of the rights and obligations pursuant to the Operating Agreement entered into by Petrobras Argentina, Bolivia branch, and Yacimientos Petrolíferos Fiscales Bolivianos regarding the Colpa and Caranda areas in Bolivia, subject to the necessary approvals by the Bolivian authorities. These planned disposals are based on the Sale and Purchase Agreement;

(iii)

our planned sale to YPF, after the closing of the Transaction, of 33.33% of all the rights and obligations in Petrobras Argentina’s concession on the Río Neuquén area and in the assets associated with such interest and 100% of its interest in Aguada de la Arena area, representing 80% of the total interest in this area;

(iv)	our disposal of 50% of the direct interest and/or the final benefit of the share capital and voting rights of Compañía de Inversiones en Energía S.A. (“CIESA”), the parent company of TGS);
(v)	the consummation of the Offers;
(vi)

financing of the Transaction and the financing required under CNV regulations to secure our payment obligations to all holders of PESA Securities who properly and timely tender and do not properly withdraw their PESA Securities for the Offer Cash Consideration (including under the Argentine Offer and the U.S. Cash Tender Offer); and

(vii)

Petrobras Argentina’s issuance of debt securities and use of proceeds from that offering to repurchase all of its tendered Series S Notes due 2017 and redeem any Series S Notes remaining outstanding after completion of the cash tender offers. The closing of the Transaction was subject to certain conditions precedent typical for a transaction of its type, such as certain representations and guarantees made by us and Petrobras. Among these conditions was a requirement that Petrobras Argentina refinance its Series S Notes and release Petrobras from its guarantee of such notes.

The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2015 and for the six-month period ended June 30, 2016 give effect to the Pro Forma Transactions as if each of them had occurred on January 1, 2015. The unaudited pro forma combined condensed balance sheet as of June 30, 2016 gives effect to our planned and effective acquisition and disposals, financings and offerings as if each of them had occurred on June 30, 2016.

These unaudited pro forma combined condensed financial statements include adjustments for our planned disposals because we believe each of these disposals is probable according to the standards of Rule 3‑05 of Regulation S‑X. We note that these disposals, the Offers and the financing for the cash tender offers have not been consummated and may never be consummated, including due to reasons outside of our control. See “Risk Factors— The Unaudited Pro Forma Combined Condensed Financial Information included in this prospectus may not be representative of our results after the Offers.”

The historical financial statements of Pampa and of the business acquired incorporated elsewhere in this prospectus.

We have based the pro forma adjustments on available information and certain assumptions that we believe are reasonable under the circumstances. We describe in greater detail the assumptions underlying the pro forma adjustments in the accompanying notes, which you should read in conjunction with this unaudited pro forma combined condensed financial information. In many cases, we based these assumptions on preliminary information and estimates. The actual adjustments to our audited consolidated financial statements will depend upon a number of factors and additional information that will be available on or after the closing date of this transaction. Accordingly, the actual adjustments that will appear in our financial statements will differ from these pro forma adjustments, and those differences may be material.

We will account for the acquisition using the acquisition method of accounting for business combinations under IFRS. Under the acquisition method of accounting, the total consideration paid is allocated to an acquired company’s tangible and intangible assets, liabilities and any non-controlling interest based on their estimated fair values as of the acquisition date. As of the date of this prospectus, we have not completed the valuation studies necessary to finalize the acquisition date fair values of the assets acquired and liabilities assumed and the related allocation of purchase price for PPSL. Accordingly, the values of the assets and liabilities set forth in these unaudited pro forma combined condensed financial information for this business are preliminary. Once we complete our final valuation processes for the acquisition of PPSL, we may report changes to the value of the assets acquired and liabilities assumed, as well as the amount of goodwill, and those changes could differ materially from what we present here.

We provide the unaudited pro forma combined condensed financial information for informational purposes only. The unaudited pro forma combined condensed financial information neither purports to represent what our results of operations or financial condition would have been had the Transactions actually occurred on the assumed dates, nor purports to project our results of operations or financial condition for any future period or future date. You should read these unaudited pro forma combined condensed financial information in conjunction with “Summary—The Companies—Pampa—Selected Financial Information,” “Comparative Historical and Unaudited Pro Forma per Share Data,” “Comparative Historical and Unaudited Pro Forma per Share Data,” “Notes to Unaudited Pro Forma Combined Condensed Financial Information,” “Unaudited Pro Forma Combined Condensed Financial Information,” the 2015 Pampa Form 20-F, as well as the Pampa Financial Statements and Pampa’s historical financial statements, including the related notes thereto, incorporated elsewhere in this prospectus.

Unaudited Pro Forma Combined Condensed Balance Sheet

As of June 30, 2016

(Ps. in millions, except per share amounts)

Unaudited Pro Forma Combined Condensed Income Statement

For the six-month period ended June 30, 2016

(Ps. in millions, except per share amounts)

Pampa Energía S.A.	Petrobras Argentina S.A.	Acquisition Related Pro Forma Adjustments	Pro Forma Combined	Disposals	Pro Forma Combined	Petrobras 144 Bond offering	Tender and exchange offer	Pro Forma Combined
Revenue	8,383	14,450	(407) (n) (l)	22,425	(1,159)	21,266	-	-	21,266
Cost of sales	(7,335)	(9,355)	(549) (d) (e)	(17,239)	621	(16,618)	-	-	(16,618)
Gross profit	1,048	5,095	(957)	5,186	(538)	4,648	-	-	4,648
Selling and administrative expenses	(1,770)	(1,805)	52 (o) (l)	(3,523)	12	(3,511)	-	-	(3,511)
Exploration expenses	-	(104)	-	(104)	2	(102)	-	-	(102)
Other operating income	831	638	376 (n)	1,845	(1)	1,844	-	-	1,844
Other operating expenses	(386)	(1,116)	-	(1,502)	210	(1,292)	-	-	(1,292)
Share of (loss) profit of joint ventures	(74)	83	-	9	-	9	-	-	9
Share of profit (loss) of associates	(3)	19	-	16	3	19	-	-	19
Operating profit (loss) before higher costs recognition and SE Resolution No. 32/15	(354)	2,810	(528)	1,928	(312)	1,615	-	-	1,615
Income recognition on account of the RTI - SE Resolution No. 32/15	427	-	-	427	-	427	-	-	427
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes	82	-	-	82	-	82	-	-	82
Operating income	155	2,810	(528)	2,436	(312)	2,124	-	-	2,124
Financial income	255	585	(505) (n)	335	-	335	-	-	335
Financial expenses	(1,421)	(939)	507 (q) (n)	(1,852)	-	(1,852)	(155)	(101)	(2,108)
Other financial results	235	-	(280) (n)	(45)	(154)	(199)	-	-	(199)
Financial results, net	(930)	(354)	(278)	(1,562)	(154)	(1,716)	(155)	(101)	(1,971)
Profit (loss) before income tax	(776)	2,456	(806)	874	(466)	408	(155)	(101)	153
Income tax and minimun national income tax	349	(1,152)	289 (j)	(513)	197	(316)	54	35	(226)
Profit (loss) of the period	(426)	1,304	(517)	361	(269)	92	(101)	(65)	(74)
Weighted average amount of outstanding shares	1,696	2,019							2,016
(Loss) Earning per share									
Basic and diluted	(0.036)	0.622							0.120

Unaudited Pro Forma Combined Condensed Income Statement

For the year ended December 31, 2015

(Ps. in millions, except per share amounts)

Pampa Energía S.A.	Petrobras Argentina S.A.	Acquisition Related Pro Forma Adjustments		Pro Forma Combined	Disposals	Pro Forma Combined	Petrobras 144 Bond offering	Tender and exchange offer	Pro Forma Combined
Revenue	7,161	21,955	(638)	(n) (l)	28,478	(1,041)	27,437	-	-	27,437
Cost of sales	(7,093)	(15,554)	(1,099)	(d) (e)	(23,746)	953	(22,793)	-	-	(22,793)
Gross profit	68	6,401	(1,736)		4,733	(88)	4,645	-	-	4,645
Selling and administrative expenses	(2,212)	(2,921)	27	(o) (l)	(5,107)	14	(5,093)	-	-	(5,093)
Exploration expenses	-	(148)	-		(148)	7	(141)	-	-	(141)
Other operating income	941	1,211	618	(n)	2,769	-	2,769	-	-	2,769
Other operating expenses	(754)	(1,334)	-		(2,088)	244	(1,844)	-	-	(1,844)
Reversal of impairment of property, plant and equipment	25	-	-		25	-	25	-	-	25
Share of (loss) profit of joint ventures	9	(50)	-		(41)	-	(41)	-	-	(41)
Share of profit (loss) of associates	(10)	(1,240)	-		(1,250)	10	(1,240)	-	-	(1,240)
Operating profit (loss) before higher costs recognition and SE Resolution No. 32/15	(1,933)	1,919	(1,092)		(1,107)	187	(919)	-	-	(919)
Income recognition on account of the RTI - SE Resolution No. 32/15	5,025	-	-		5,025	-	5,025	-	-	5,025
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes	551	-	-		551	-	551	-	-	551
Operating income	3,643	1,919	(1,092)		4,470	187	4,657	-	-	4,657
Financial income	349	1,539	(1,201)	(n)	687	3	690	-	-	690
Financial expenses	(1,257)	(1,592)	726	(q) (n)	(2,123)	-	(2,123)	(406)	(215)	(2,744)
Other financial results	1,701	-	(165)	(n)	1,536	(1,583)	(47)	-	-	(47)
Financial results, net	792	(53)	(640)		99	(1,580)	(1,481)	(406)	(215)	(2,102)
Profit before income tax	4,436	1,866	(1,732)		4,569	(1,393)	3,176	(406)	(215)	2,556
Income tax and minimum national income tax	(587)	(971)	609	(j)	(949)	(102)	(1,051)	142	75	(834)
Profit of the year	3,849	895	(1,124)		3,620	(1,495)	2,125	(264)	(140)	1,721
Weighted average amount of outstanding shares	1,347	2,019								2,016
Earning per share										
Basic and diluted	2.276	0.422								0.444

RISK FACTORS

In deciding whether to tender your PESA Securities in the Offers, you should read this prospectus carefully and the documents to which we refer you. You should also carefully consider the following risk factors related to the Offers together with the risk factors set forth in the Pampa 2015 Form 20‑F, the Pampa Forms 6-K and the Petrobras Argentina 2015 Form 20‑F.

Risks Related to The Offers

Market ﬂuctuations may reduce the market value of the Offer Share Consideration we are offering to you because the share-for-share exchange ratio contemplated by the U.S. Exchange Offer is ﬁxed

You are being offered the option to elect to receive consideration that consists of a speciﬁed number of Pampa Securities, rather than a number of Pampa Securities with a speciﬁed market value. As a result, if you elect to receive consideration in the form of Pampa Securities, the market value of Pampa Securities you receive in the Offers will ﬂuctuate depending upon the market value of our shares on the Buenos Aires Stock Exchange and on the NYSE, as applicable. Accordingly, the market value of Pampa Securities at the time at which they are received by you (which we estimate to be approximately five business days after our acceptance of tendered shares for purchase or exchange) may vary signiﬁcantly from their market value on the date of this prospectus and at the time of the Expiration Date.

The value of the Pampa Securities, including those represented by Pampa ADSs, and the Offer Cash Consideration being offered will fluctuate due to movements in exchange rates

There will be no adjustment to the stock consideration offered for changes in the market price of either PESA Securities, on the one hand, or Pampa Securities, on the other, or for movements in exchange rates. Accordingly, the market value of the Pampa Securities that holders of PESA Securities will receive upon completion of the U.S. Offers and the exchange rate between the peso and the U.S. dollar at the time could vary significantly from the market value of Pampa Securities and the peso-to-U.S. dollar exchange rate on the date of this prospectus or on the date the Offers were first announced. The market value of the Pampa Securities to be issued in the Offers and the peso-to-U.S. dollar exchange rate will also continue to fluctuate after completion of the Offers.

In addition, the Offer Cash Consideration that holders of PESA Shares may elect to receive is determined in pesos. As a result, the equivalent of this consideration in U.S. dollars will vary depending on the exchange rate between the peso and the U.S. dollar, which is expected to fluctuate between the date of this prospectus and the date on which you will receive your cash consideration. For historical exchange rate information, please see “Exchange Rates.” You should obtain current market quotations for PESA Securities and Pampa Securities.

Restrictions on transfers of foreign exchange and the repatriation of capital from Argentina may impair your ability to convert the Offer Cash Consideration into a currency other than pesos

Since the beginning of December 2001 until President Mauricio Macri assumed office in December 2015, the Argentine government implemented monetary and foreign exchange control measures that included restrictions on the withdrawal of funds deposited with banks and on the transfer of funds abroad, without prior approval by the Central Bank, some of which are still in effect.

Exchange controls could impair or prevent the conversion of the Offer Share Consideration from pesos into U.S. dollars and the remittance of the U.S. dollars abroad. In particular, with respect to the proceeds of any sale of PESA shares underlying the PESA ADSs, as of the date of this prospectus, the conversion from pesos into U.S. dollars and the remittance of such U.S. dollars abroad is not subject to prior Central Bank approval, provided that: (i) if the acquisition of the PESA Shares was made after 2011, the funds used to purchase the PESA Shares were transferred into Argentina through the MULC no less than 120 days prior to the intended repatriation date; and (ii) the foreign beneficiary is either a natural or legal person residing in or incorporated and established in jurisdictions, territories or associated states that are considered “cooperators for the purposes of fiscal transparency.” If such requirements are not met, prior Central Bank approval will be required. These requirements may not be met in the case of holders of PESA ADSs who elect to participate in the U.S. Cash Tender Offer in accordance with the procedures provided in “The Offers—Procedures for Participating in the U.S. Offers—Holders of PESA ADSs.”

Furthermore, during the last few years under the administration of President Cristina Fernández de Kirchner, the Central Bank exercised a de facto prior approval power for certain foreign exchange transactions otherwise authorized to be carried out under the applicable regulations, such as dividend payments or repayment of principal of intercompany loans as well as the import of goods, by means of regulating the amount of foreign currency available to financial institutions to conduct such transactions.

If you tender PESA Shares and elect to receive the Offer Cash Consideration, you will not benefit from any improvement in Pampa’s business, results of operations and financial condition

If you tender your PESA Shares (including PESA Shares that are currently represented by PESA ADSs) and elect to receive the Offer Cash Consideration, you will not become a shareholder of Pampa Securities. You will therefore not benefit from any improvement (or be affected by any negative development) in Pampa’s business, results of operations and financial condition that occurs following the consummation of the Offers, including as a result of the Transaction, the consummation of the Offers and the Potential Merger. The Offer Cash Consideration that you receive may be less than the economic benefit that you could potentially obtain by electing to receive the Offer Share Consideration and becoming a Pampa shareholder.

If you tender PESA Securities and elect to receive the Offer Share Consideration, a portion of the PESA Securities that you tender may be rejected or subject to proration

The amount of PESA Securities that we are able to accept in the U.S. Exchange Offer and in the Argentine exchange offer in exchange for the Pampa Shares or Pampa ADSs, as applicable, is limited to the Maximum Aggregate Pampa Security Issuance. As a result, we may not be able to accept for exchange a portion of the PESA Securities that you validly tender in the U.S. Exchange Offer, and the amount that we accept may be subject to proration. When tendering in the U.S. Exchange Offer, holders of PESA Securities may elect to participate in the U.S. Cash Tender Offer (for U.S. holders) or the Argentine cash tender offer (for non-U.S. holders) with any PESA Securities that are not accepted in the U.S. Exchange Offer due to proration. In order to do so, holders of PESA Securities participating in the U.S. Exchange Offer will be required, when tendering in the U.S. Exchange Offer, to follow the same procedures as holders of PESA Shares participating in the U.S. Cash Tender Offer or the Argentine cash tender offer, as applicable, as described in “The Offers—Procedures for Participating in the U.S. Offers—Holders of PESA Shares” (for U.S. holders) and the offer documentation being used in the Argentine Offer (for non-U.S. holders) (except that such holders will not deliver any PESA Shares directly to the Argentine Receiving Agent). See “The Offers—Fractional Entitlements and Proration.”

If you do not tender your PESA Securities in the Offers, you will continue to be a minority shareholder of Petrobras Argentina, and there may not be a liquid market for the PESA Securities

Following the completion of the Offers, if you have not tendered your PESA Securities, you will continue to be a minority shareholder in Petrobras Argentina with a limited (if any) ability to influence the outcome of any matters that are or can be subject to shareholder approval, including the appointment of directors, acquisition or disposition of substantial assets, the issuance of capital stock and other securities and the payment of dividends on PESA Securities. Minority shareholders have limited rights under Argentine law, and you will not be entitled to any appraisal or similar rights. Under Argentine law, we may also be required to conduct a squeeze-out tender offer for the purpose of purchasing PESA Securities that remain outstanding after the Offers. However, the circumstances that would give rise to the implementation of a squeeze-out tender offer may not arise. In addition, the purchase price of the PESA Shares applicable in a squeeze-out tender offer may not be the same as in the Offers. Furthermore, the market for PESA Securities may become illiquid after the Offers. As a result, any future sale of the PESA Securities could be at a price per share significantly less than the offer price in the Offers.

We currently intend to consummate the Potential Merger as soon as practicable following completion of the Offers, and each of us and Petrobras Argentina are undertaking certain operational procedures in anticipation of the Potential Merger, including the integration of accounting systems and the preparation of merger-related documents filings. We intend to submit the Potential Merger for approval of the Pampa Board of Directors and PESA Board of Directors shortly following the completion of the Offers. If the Potential Merger is approved by the required majority of the board of directors of both companies, we and Petrobras Argentina expect to enter into a preliminary merger agreement that will establish, among other things, an effective date for the merger (which is the date as from which both companies will begin to operate as a single entity for Argentine tax purposes) and the merger exchange ratio, which will be calculated using the average share price of both Pampa and Petrobras Argentina during a period to be determined prior to the date of the preliminary merger agreement, subject to an independent accountant’s report on the exchange ratio as required under Argentine law. In addition, the board of directors of each company will call an extraordinary shareholders meeting to vote on the Potential Merger, including the preliminary merger agreement, which will take place approximately 30 days following the date of publication of the convocation of each meeting. Shareholders of Petrobras Argentina will not be entitled to any dissenter’s or appraisal rights in connection with the Potential Merger.

If the Potential Merger is approved by the required majority vote at the shareholders meetings each of the companies, we and Petrobras Argentina expect to enter into a definitive merger agreement, which will be filed with the relevant Argentine authorities for registration and effectiveness of the Potential Merger. We expect the filing and registration of the definitive merger agreement to take several months, and upon finalization of such registration process, the Potential Merger will become effective and holders of PESA Securities at such time will receive Pampa Shares or Pampa ADSs, as the case may be, upon surrender by such holder of their PESA Securities.

Though the Potential Merger may qualify as a tax-free reorganization under Argentine law, we can provide no assurances as to the tax treatment of the Potential Merger. If the Potential Merger qualifies as a tax-free reorganization under Argentine law, no capital gains or withholding tax would apply to investors receiving Pampa Securities in the Potential Merger in exchange for their PESA Securities. However, the ratio at which PESA Securities may be exchanged for Pampa Securities in the Potential Merger may differ from the exchange ratio applicable to the Offers. Also, although we expect to commence the process to implement the Potential Merger shortly following completion of the Offers, the consummation of the Potential Merger may not occur for a significant period of time following the Offers, in light of the requirements that each company to obtain shareholder approval, submit regulatory filings and complete a registration process. In addition, the Potential Merger is subject to a number of conditions, including approval by the shareholders of both companies, and as a result we can provide no assurances as to when we will consummate the Potential Merger or whether the Potential Merger will be consummated at all. See “Risk Factors—The after-tax consideration received pursuant to the Offers may be less favorable to certain Foreign Beneficiaries than the after-tax consideration that such Foreign Beneficiaries may receive in the Potential Merger.” In addition, the Potential Merger may contain terms and conditions that will be less favorable to the holders of PESA Securities than the Offers.

If the Potential Merger is not approved, we intend to retain ownership of all PESA Securities accepted pursuant to the Offers and continue to treat Petrobras Argentina as a subsidiary of Pampa. Furthermore, we may decide to cause Petrobras Argentina to delist from the NYSE, terminate the deposit agreement for the PESA ADSs and deregister the PESA Shares and the PESA ADSs under the Exchange Act. The decision would depend on, among other factors, the results of the Offers and on our management’s evaluation of the public float, trading volumes and liquidity of the PESA ADSs after completion of the Offers.

If you do not tender your PESA Securities in the Offers, you may not receive any future dividends from Petrobras Argentina

Petrobras Argentina paid dividends in calendar years 2014 and 2015, respectively. Following the completion of the Offers, Petrobras Argentina may, or we may cause Petrobras Argentina to, reduce the amount of any dividends paid or to discontinue the payment of dividends, in order to invest in its business or to pay other obligations, including financing that we may provide to Petrobras Argentina or its subsidiaries from time to time. As a result, you should not assume that Petrobras Argentina will continue paying dividends in respect of your PESA Securities in the event you do not participate in the Offers.

The receipt of Pampa Securities in the U.S. Offers is expected to be taxable to Petrobras Argentina shareholders

The U.S. Exchange Offer is expected to be a taxable transaction for U.S. federal income tax purposes. Accordingly, if you are a U.S. Holder, you are expected to be subject to tax on gain realized on the receipt of Pampa Securities pursuant to the U.S. Exchange Offer. However, if Petrobras Argentina subsequently merges with us, it is possible that the Offers could be characterized as being effected pursuant to a reorganization, in which case, except for amounts received in respect of fractions of Pampa ADSs, you would not recognize losses pursuant to the transaction, and you would recognize a gain only to the extent of Argentine withholding tax with respect to the Transaction. The U.S. federal income tax consequences of the Offers are complex. You should read the section entitled “Taxation—U.S. Federal Income Tax Consequences” for more information on the U.S. federal income tax consequences of the U.S. Exchange Offer, and you should consult your own tax advisors regarding the tax consequences of participating in the U.S. Exchange Offer in your particular circumstances.

The Argentine tax consequences of the Offers for Foreign Beneficiaries are complex and uncertain

Argentine tax consequences of the Offers for individuals and entities that are not Argentine residents for Argentine tax purposes (“Foreign Beneficiaries”) are complex and have no publicly‑known precedents. As such, there is uncertainty as to the interpretations of the Argentine tax authorities in connection therewith. Pursuant to Argentine law, unless a tendering holder delivers a valid Tax Cost Certificate to the U.S. Information Agent in accordance with “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities—Procedures for Delivering Tax Cost Certificate,” Pampa is required to withhold 13.5% of the Offer Consideration payable or deliverable, as the case may be, to any tendering holder of PESA Securities not domiciled in Argentina for Argentine tax purposes in respect of Argentine income tax on the capital gains derived from the disposition of the PESA Securities. If the tendering holder provides a valid Tax Cost Certificate, Pampa is required to withhold 15% of the Net Gain (as defined herein), if any, of such tendering holder. The Offer Cash Consideration and the Offer Share Consideration will be paid or delivered, as applicable, net of the applicable withholding tax. See “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities—Procedures for Delivering Tax Cost Certificate.” You should read the section entitled “The Offers—Taxation—Argentine Tax Consequences” for more information on the Argentine tax consequences of the U.S. Exchange Offer, and you should consult your own tax advisors regarding the tax consequences of participating in the U.S. Exchange Offer in your particular circumstances.

The after-tax consideration received pursuant to the Offers may be less favorable to certain Foreign Beneficiaries than the after-tax consideration that such Foreign Beneficiaries may receive in the Potential Merger

If Petrobras Argentina merges with Pampa pursuant to the Potential Merger, the Potential Merger may not be subject to Argentine withholding tax. As a result, after taking into account applicable Argentine taxes, it is possible that certain Foreign Beneficiaries may receive a greater number of Pampa Shares or Pampa ADSs upon the consummation of the Potential Merger than such Foreign Beneficiaries would have received pursuant to the Exchange Offers.

Though the Potential Merger may qualify as a tax-free reorganization under Argentine law, we can provide no assurances as to the tax treatment of the Potential Merger. If the Potential Merger qualifies as a tax-free reorganization under Argentine law, no capital gains or withholding tax would apply to investors receiving Pampa Securities in the Potential Merger in exchange for their PESA Securities. However, the exchange ratio between PESA Securities and Pampa Securities that would result from the Potential Merger has not been yet defined, and therefore no assurance can be given that the consideration in such a Potential Merger would be greater than or equal to the consideration that would be obtained by any particular investor by tendering their PESA Securities in the Offers.

We may fail to realize the business growth opportunities, revenue benefits, cost savings and other benefits anticipated from, or may incur unanticipated costs associated with, the Offers and our results of operations, financial condition and the price of our shares may suffer

Our acquisition of Petrobras Argentina may not achieve the business growth opportunities, revenue benefits, cost savings and other benefits we anticipate. We believe the offer consideration is justified by these benefits we expect from the acquisition of Petrobras Argentina. However, these benefits may not develop and other assumptions upon which the offer consideration was determined may prove to be incorrect, as, among other things, such assumptions were based on publicly available information.

Under any of these circumstances, the business growth opportunities, revenue benefits, cost savings and other benefits anticipated by us to result from the completion of the Transaction and the Offers may not be achieved as expected, or at all, or may be delayed. To the extent that we incur higher integration costs or achieve lower revenue benefits or fewer cost savings than expected, our results of operations and financial condition may suffer.

The Argentine National Commission for the Defense of Competition could decide not to approve the consummation of the Transaction

On May 13, 2016, Pampa and Petrobras Argentina entered into the Sale and Purchase Agreement, pursuant to which they agreed on the terms and conditions upon which the Transaction will be consummated. The consummation of the Transaction, which closed on July 27, 2016, is subject to the approval of the Argentine National Commission for the Defense of Competition (the “CNDC”). We cannot assure that the CNDC will approve the Transaction. If the CNDC does not approve the Transaction, Pampa may be required to divest its interest in Petrobras Argentina or certain assets. However, the validity and effectiveness of the consummation of the Offers will not be affected in the event that the CNDC rejects or places onerous conditions on the Transaction after the Offers.

The Unaudited Pro Forma Combined Condensed Financial Information included in this prospectus may not be representative of our results after the Offers

The Unaudited Pro Forma Combined Condensed Financial Information included elsewhere in this prospectus has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the transactions that we assume to have been consummated as of the dates indicated, nor is it indicative of the future operating results or financial position of Pampa after the transactions that we assume to have been consummated. The Unaudited Pro Forma Combined Condensed Financial Information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to Petrobras Argentina’s assets and liabilities. The purchase price allocation reflected in the Unaudited Pro Forma Combined Condensed Financial Information included elsewhere in this prospectus is preliminary, and the final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Petrobras Argentina as of the date of the completion of the Transaction.

In addition, the Unaudited Pro Forma Combined Condensed Financial Information is based on the assumption that a number of assets disposals, which we believe to be probable, will be consummated and that we will receive the net proceeds of such disposals. These asset disposals are subject to a number of uncertainties, including our ability to obtain regulatory approvals and the satisfaction of the applicable conditions to each asset disposal, and there are no assurances that we will be able to consummate the asset disposals on the terms contemplated by the Unaudited Pro Forma Combined Condensed Financial Information or at all.

The Unaudited Pro Forma Combined Condensed Financial Information does not reflect future events that may occur, including the costs related to a potential integration and any future nonrecurring charges resulting from the Transaction, and does not consider potential impacts of current market conditions on revenues or expense efficiencies. The Unaudited Pro Forma Combined Condensed Financial Information is based in part on certain assumptions that we believe are reasonable under the circumstances. Our assumptions may not prove to be accurate over time.

The valuation reports obtained will not be updated to reflect any developments or changes in circumstances occurring after the date of those reports

Pampa retained and received valuation reports from F&G and Puente, and Petrobras Argentina retained and received valuation reports from Deloitte and E&Y (each as defined herein), in each case, to prepare reports with respect to the economic value of PESA Shares as required under Argentine law. On May 24, 2016, Pampa furnished the F&G Valuation Report and the Puente Valuation Report (each as defined herein) to the SEC on Form 6‑K. On June 13, 2016, Petrobras Argentina furnished the Deloitte Valuation Report and the E&Y Valuation Report (each as defined herein) to the SEC on Form 6‑K. Pampa has not obtained an update of the F&G Valuation Report or the Puente Valuation Report (each as defined herein). Changes since the date of the Valuation Reports in the businesses, financial condition, results of operations and prospects of Petrobras Argentina, general market and economic conditions and other factors beyond the control of Petrobras Argentina on which the Valuation Reports were based, could alter the value or prices of the PESA shares and the PESA ADSs by the time the Offers is completed. The Valuation Reports do not speak as of the time the Offers will be completed or as of any date other than the date of such Valuation Reports. Because Pampa does not anticipate asking F&G or Puente to update their Valuation Reports (and is not aware of any intention of Petrobras Argentina to ask Deloitte or E&Y to update their Valuation Reports), these reports will not address the economic value of the PESA Shares at the time the Offers will be completed. The Valuation Reports are included as exhibits to this prospectus and are incorporated by reference herein. In addition, the Valuation Reports have relied on certain assumptions and forward-looking statements that were provided to the valuators by Pampa or Petrobras Argentina, as applicable. For a description of the Valuation Reports and a summary of the financial analyses on which they are based, please refer to the “Special Factors—Position of the PESA Board of Directors Regarding Fairness of the Offers,” “Special Factors—Position of Pampa Regarding Fairness of the Offers” and “Special Factors—Cautionary Note Regarding Projections Included in Valuation Reports.”

Risks Related to Pampa’s Business

You should read and consider the risk factors specific to Pampa’s business. These risks are described the Pampa 2015 Form 20‑F and in other documents that are incorporated by reference into this document. See “Where To Obtain More Information” for more detail on the information incorporated by reference in this document.

Risks Related to Petrobras Argentina’s Business

You should read and consider the risk factors specific to Petrobras Argentina’s business. These risks are described in the Petrobras Argentina 2015 Form 20‑F, and in other documents that are incorporated by reference into this document. See “Where To Obtain More Information” for more detail on the information incorporated by reference in this document.

SPECIAL FACTORS

Background of the Offers

We are offering to purchase any and all PESA Shares or exchange a certain number of PESA Shares and PESA ADSs as a result of our recent acquisition of all of the shares of PPSL, which holds voting control of Petrobras Argentina, subject to the Maximum Aggregate Pampa Security Issuance.

On May 13, 2016, we, as buyer, and Petrobras International Braspetro B.V., a wholly-owned subsidiary of Petrobras, as seller, entered into a sale and purchase agreement (the “Sale and Purchase Agreement”) pursuant to which we agreed to acquire all of the shares of PPSL and certain intercompany indebtedness of PPSL with Petrobras International Braspetro B.V. in an aggregate amount equal to U.S.$80 million (the “Transaction”). As of July 27, 2016 (the closing date of the Transaction), PPSL beneficially owned 135,679,155 PESA ADSs, representing 1,356,791,556 PESA Shares, or 67.1933% of the total number of PESA Shares (including PESA Shares represented by PESA ADSs).

The Offers are being made by Pampa in connection with the Transaction, which resulted in a change of control in Petrobras Argentina (“PESA Change of Control”). Pursuant to Argentine law, Pampa is required to make an offer to purchase any and all of the remaining outstanding PESA Shares in connection with the PESA Change of Control. As an alternative to a cash payment for PESA Shares in the form of the Offer Cash Consideration, Pampa has elected to offer Petrobras Argentina shareholders the option to receive the Offer Share Consideration, subject to the Maximum Aggregate Pampa Security Issuance.

For more information on the Transaction, see “—Past Contacts, Transactions, Negotiations and Agreements with Petrobras.”

On May 20, 2016, we announced our intention to commence a tender offer that would satisfy the requirement under applicable CNV rules to hold a mandatory tender offer in connection with the PESA Change of Control, as well as a simultaneous voluntary exchange offer pursuant to which Petrobras Argentina shareholders could elect to receive Pampa Securities in exchange for their PESA Securities. On May 20, 2016, we announced that the Offer Cash Consideration per PESA Share for the proposed tender offer would be equal to the quotient of (i) the Transaction Purchase Price divided by (ii) the number of PESA Shares (including PESA Shares represented by PESA ADSs) held by PPSL at closing of the Transaction. We expressly reserved the right not to commence the Offers if any of the following failed to occur: (i) the closing of the Transaction, (ii) with respect to the Argentine Offer, the authorization of the CNV of the Argentine Offer is obtained and in full force and effect on terms proposed by Pampa and (iii) with respect to the U.S. Offers, the authorization of the SEC is obtained and in full force and effect.

On June 8, 2016, we submitted a confidential first draft of the prospectus for the Argentine Offer to the CNV, describing our proposed Argentine Offer and the Offer Consideration.

Valuation Reports

CNV regulations require Pampa to obtain two valuation opinions from two independent third-party valuation firms to sustain that the Offer Cash Consideration is fair under Argentine law. CNV regulations also require the PESA Board of Directors to make a recommendation as to acceptance or rejection of the Offer Cash Consideration. The PESA Board of Directors obtained valuation reports from two independent third-party valuation firms, as detailed below. Third-party valuation firms are considered “independent” as a matter of Argentine law if they comply with the criteria set forth in Section 12, Chapter 3 of Title II of the CNV rules, which provides the criteria for independent auditors and members of the supervisory committee of publicly traded companies. This criteria includes, among other factors, that independent auditors with respect to Pampa shall not: (i) be employees of Pampa; (ii) be married or family related to shareholders, members of the board of directors or managers of Pampa; (iii) be a partner or an associate of Pampa, or any affiliate of Pampa; (iv) hold a significant interest in Pampa; (v) receive a fee linked to the result of the audit; and (vi) receive a fee linked to the results of Pampa.

In connection with the foregoing requirement of the CNV, Pampa requested the preparation by F&G and Puente of valuation reports (the “F&G Valuation Report” and the “Puente Valuation Report,” respectively). In addition, Petrobras Argentina requested the preparation by Deloitte SC (“Deloitte”) and Pistrelli, Henry Martin Asesores S.R.L., member firm of Ernst & Young (“E&Y”), of valuation reports (the “Deloitte Valuation Report” and the “E&Y Valuation Report,” respectively, and, together with the F&G Valuation Report and the Puente Valuation Report, the “Valuation Reports”).

Each of the Valuation Reports presents an analysis and determination of the economic value of the PESA Shares. On May 24, 2016, Pampa furnished the F&G Valuation Report and the Puente Valuation Report to the SEC on Form 6‑K. On June 6, 2016, Petrobras Argentina furnished the Deloitte Valuation Report and the E&Y Valuation Report to the SEC on Form 6‑K. See “—Valuation Report of F&G,” “—Valuation Report of Puente,” “—Valuation Report of Deloitte” and “—Valuation Report of E&Y.”

Cautionary Note Regarding Projections Included in Valuation Reports

The Valuation Reports are based on certain assumptions and forward-looking statements that may be considered projections. These projections were not prepared by F&G, Puente, Deloitte or E&Y with a view toward public disclosure or toward complying with IFRS, the published guidelines of the SEC regarding projections or the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither of the independent auditors of Pampa and Petrobras Argentina, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, these projections. Price Waterhouse & Co. S.R.L. (“PwC”) has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, PwC does not express an opinion or any other form of assurance with respect thereto. The PwC reports included in this prospectus relate solely to Pampa’s and Petrobras Argentina’s historical financial information, respectively. They do not extend to the prospective financial information in the Valuation Reports or discussed herein and should not be read to do so.

The Valuation Reports were prepared at the request of Pampa (in the case of the F&G Valuation Report and the Puente Valuation Report) or Petrobras Argentina (in the case of the E&Y Valuation Report and the Deloitte Valuation Report) solely for purposes of complying with the applicable regulations of the CNV. Projections in the Valuation Reports were based on numerous variables and assumptions that are inherently uncertain, many of which are beyond the control of Pampa and Petrobras Argentina. The assumptions used as a basis for the projections are not fact, and readers of this prospectus are cautioned not to place undue reliance on these projections. Important factors that may affect actual results and cause these projections not to be achieved include, but are not limited to, risks and uncertainties relating to the businesses of Pampa and Petrobras Argentina (including their ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors described or referenced under “Cautionary Statement Regarding Forward-Looking Statements.” In addition, the projections also reflect assumptions that are subject to change and do not reflect revised prospects for the businesses of Pampa and Petrobras Argentina, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared.

Purpose of and Reasons for the Offers; Plans for Petrobras Argentina Following the Offers

Purpose of and Reasons for the Offers

The Offers are being made by Pampa in connection with the Transaction, which resulted in a PESA Change of Control. Pursuant to Argentine law, Pampa is required to make an offer to purchase all of the remaining outstanding PESA Shares in connection with the PESA Change of Control. As an alternative to a cash payment for PESA Shares in the form of the Offer Cash Consideration, Pampa has elected to offer Petrobras Argentina shareholders the option to receive the Offer Share Consideration, subject to the Maximum Aggregate Pampa Security Issuance. As a result of the Transaction, Pampa owns, indirectly through PPSL, 135,679,155 PESA ADSs, representing 1,356,791,556 PESA Shares, or 67.1933% of the total number of PESA Shares (including PESA Shares represented by PESA ADSs).

Plans for Petrobras Argentina Following the Offers

We currently intend to consummate the Potential Merger as soon as practicable following completion of the Offers, and each of us and Petrobras Argentina are undertaking certain operational procedures in anticipation of the Potential Merger, including the integration of accounting systems and the preparation of merger-related documents filings. We intend to submit the Potential Merger for approval of the Pampa Board of Directors and PESA Board of Directors shortly following the completion of the Offers. If the Potential Merger is approved by the required majority of the board of directors of both companies, we and Petrobras Argentina expect to enter into a preliminary merger agreement that will establish, among other things, an effective date for the merger (which is the date as from which both companies will begin to operate as a single entity for Argentine tax purposes) and the merger exchange ratio, which will be calculated using the average share price of both Pampa and Petrobras Argentina during a period to be determined prior to the date of the preliminary merger, subject to an independent accountant’s report on the exchange ratio as required under Argentine law. In addition, the board of directors of each company will call an extraordinary shareholders meeting to vote on the Potential Merger, including the preliminary merger agreement, which will take place approximately 30 days following the date of publication of the convocation of each meeting. Shareholders of Petrobras Argentina will not be entitled to any dissenter’s or appraisal rights in connection with the Potential Merger.

If the Potential Merger is approved by the required majority vote at the shareholders meetings each of the companies, we and Petrobras Argentina expect to enter into a definitive merger agreement, which will be filed with the relevant Argentine authorities for registration and effectiveness of the Potential Merger. We expect the filing and registration of the definitive merger agreement to take several months, and upon finalization of such registration process, the Potential Merger will become effective and holders of PESA Securities at such time will receive Pampa Shares or Pampa ADSs, as the case may be, upon surrender by such holder of their PESA Securities.

Though the Potential Merger may qualify as a tax-free reorganization under Argentine law, we can provide no assurances as to the tax treatment of the Potential Merger. If the Potential Merger qualifies as a tax-free reorganization under Argentine law, no capital gains or withholding tax would apply to investors receiving Pampa Securities in the Potential Merger in exchange for their PESA Securities. However, the ratio at which PESA Securities may be exchanged for Pampa Securities in the Potential Merger may differ from the exchange ratio applicable to the Offers. Also, although we expect to commence the process to implement the Potential Merger shortly following completion of the Offers, the consummation of the Potential Merger may not occur for a significant period of time following the Offers, in light of the requirements that each company to obtain shareholder approval, submit regulatory filings and complete a registration process. In addition, the Potential Merger is subject to a number of conditions, including approval by the shareholders of both companies, and as a result we can provide no assurances as to when we will consummate the Potential Merger or whether the Potential Merger will be consummated at all. See “Risk Factors—The after-tax consideration received pursuant to the Offers may be less favorable to certain Foreign Beneficiaries than the after-tax consideration that such Foreign Beneficiaries may receive in the Potential Merger.” In addition, the Potential Merger may contain terms and conditions that will be less favorable to the holders of PESA Securities than the Offers.

If the Potential Merger is not approved, we intend to retain ownership of all PESA Securities accepted pursuant to the Offers and continue to treat Petrobras Argentina as a subsidiary of Pampa. Furthermore, we may decide to cause Petrobras Argentina to delist from the NYSE, terminate the deposit agreement for the PESA ADSs and deregister the PESA Shares and the PESA ADSs under the Exchange Act. The decision would depend on, among other factors, the results of the Offers and on our management’s evaluation of the public float, trading volumes and liquidity of the PESA ADSs after completion of the Offers.

Certain Effects of the Offers

General Effects

Holders that exchange their PESA Shares and/or PESA ADSs or sell their PESA Shares in the Offers will cease to have any equity interest in Petrobras Argentina. In addition, holders that sell their PESA Shares in the U.S. Cash Tender Offer or the Argentine Offer will not participate in any growth of Pampa, including Petrobras

Argentina as its majority-owned subsidiary, or bear the risk of any decrease in the value of Pampa or Petrobras Argentina.

If you do not tender your PESA Shares or PESA ADSs in the Offers, you will remain a holder of PESA Shares or PESA ADSs, as the case may be. Currently, there are 369,033,084 PESA Shares (18.3% of the total PESA Shares) and 29,341,218 PESA ADSs (14.5% of the total PESA Shares) in public circulation. After the completion of the Offers, the number of PESA Shares and PESA ADSs remaining in public circulation will decrease, and the market for such securities may be reduced.

Our beneficial ownership of PESA Securities may be deemed to represent a 67.1933% interest in the net book value and a 67.1933% interest in the net income of Petrobras Argentina, or the equivalent of approximately Ps.8.7 billion in net book value and Ps.573 million in net income, respectively, for the year ended December 31, 2015. If all holders of PESA Shares (including PESA Shares represented by ADSs) not owned by PPSL tender their PESA Shares (including PESA Shares represented by PESA ADSs) into the Offers, Pampa will directly own or may be deemed to beneficially own 100% of Petrobras Argentina’s total outstanding shares, and our interest in Petrobras Argentina’s net book value and net income will increase to 100%, or the equivalent of approximately Ps.12.9 billion in net book value and Ps.853 million in net income for the year ended December 31, 2015.

We believe that the accounting treatment of the U.S. Offers is not material to the decision of holders of PESA Shares or PESA ADSs whether to tender their PESA Shares or PESA ADSs into the U.S. Offers. The purchase of PESA Shares by Pampa in the Offers will have no effect on the financial statements of Petrobras Argentina.

Effects in Argentina

Market for PESA Shares

If the Potential Merger occurs, we intend to take the steps necessary to obtain the authorization of the CNV for the deregistration and delisting of the PESA Shares from the Buenos Aires Stock Exchange.

The liquidity of any PESA Security outstanding after the consummation of the Offers would be materially and adversely affected as you would likely no longer have an active trading market in which to sell such securities. As a result, any sale of your PESA Securities could be at a price per share significantly less than the consideration in the Offers.

Effects in the United States

Margin Regulations

The PESA ADSs and the underlying PESA Shares are currently “margin securities” under the regulations of the Board of Governors of the Federal Reserve System. This classification has the effect, among other things, of allowing brokers to extend credit using those securities as collateral. If the PESA ADSs and the underlying PESA Shares are delisted from the NYSE, they will no longer constitute “margin securities” for the purposes of the margin regulations and will be ineligible as collateral for margin loans made by brokers.

U.S. Federal Income Tax Consequences

Subject to certain exceptions for short-term and hedged positions, the U.S. dollar amount of dividends received by a noncorporate U.S. Holder in respect of PESA ADSs generally is subject to taxation at preferential rates if the dividends are “qualified dividends.” Dividends paid on the PESA ADSs are treated as qualified dividends if (i) the PESA ADSs are readily tradable on an established securities market in the United States and (ii) Petrobras Argentina was not, in the year prior to the year in which the dividend was paid, and is not, in the year in which the dividend is paid, a passive foreign investment company. If the PESA ADSs and the underlying PESA Shares are delisted from the NYSE, they will no longer be “readily tradable on an established securities market in the United States.” As a result, dividends paid on the PESA ADSs and the PESA Shares will not constitute “qualified dividends” and noncorporate U.S. Holders will not be subject to taxation at preferential rates in respect of such dividends if the PESA ADSs are delisted.

Certain Rights of Shareholders Following the U.S. Offers

No Appraisal Rights

Holders will not have appraisal or similar rights in connection with the Offers. No provision has been made to grant unaffiliated shareholders access to the corporate files of Petrobras Argentina or to obtain counsel or appraisal services at the expense of Pampa in relation to the Offers. The Valuation Reports, however, are incorporated by reference in this prospectus.

Position of Pampa Regarding Fairness of the Offers

The economic terms of the Offers were determined by us based on (i) with respect to the Offer Cash Consideration, (a) the price per PESA Share that we paid Petrobras International Braspetro B.V. for PPSL, which held 1,356,791,556 PESA Shares (represented by PESA ADSs) at the time of our acquisition, (b) the F&G Valuation Report and the Puente Valuation Report and (c) the decision by the Pampa Board of Directors to subsequently increase the Offer Cash Consideration and (ii) with respect to the Offer Share Consideration that we are offering, the average price of the Pampa Shares during the five trading days prior to the commencement of the Offers (calculated using the average price method and daily traded volumes) divided by the price per PESA Share offered as cash consideration in the Offers. The Pampa Board of Directors, and the audit committee and supervisory committee of Pampa (the “Pampa Audit Committee and Supervisory Committee”), have concluded that the Offers are substantively and procedurally fair.

The Offer Share Consideration is          Pampa Shares per PESA Share or          Pampa ADSs per PESA ADS. We derived the Offer Share Consideration by dividing the average price of the Pampa Shares during the five trading days prior to the commencement of the Offers by the Offer Cash Consideration for PESA Shares, as detailed below. In order to calculate the average price of the Pampa Shares during the five trading days prior to the commencement of the Offers, Pampa used the volume of Pampa Shares and Pampa ADSs (each representing 25 Pampa Shares) traded on the Buenos Aires Stock Exchange and the New York Stock Exchange, respectively, on each day of the five-day period. The price of each trade of Pampa Shares and Pampa ADSs during the five-day period was taken into account to calculate the volume-weighted average of Pampa Shares during such five-day period, and the exchange rate published by Banco Nación (ask price) on each day was used to convert the trading prices of Pampa ADSs (expressed in U.S. dollars) into pesos. Set forth below is the calculation of the Offer Share Consideration:

Average price of Pampa Shares during five trading days prior to commencement of the Offers = Ps.         (“Average Pampa Share Price”)

Average Pampa Share Price / Ps.10.3735 (Offer Cash Consideration) =           Pampa Shares per PESA Share (Offer Share Consideration for PESA Shares)

(Offer Share Consideration for PESA Shares x 10 PESA Shares per PESA ADS) / 25 Pampa Shares per Pampa ADS =           Pampa ADSs per PESA ADS (Offer Share Consideration for PESA ADSs)

Petrobras Argentina is an Argentine company, and Argentine law and regulations govern our duties and obligations to Petrobras Argentina and the holders of the PESA Shares with respect to the Offers. As a result of the PESA Change in Control, applicable CNV rules require us to make a cash tender offer for all PESA Shares not owned directly or indirectly by us. CNV rules also require us to determine a price that is fair and to obtain an opinion on the offer cash consideration for the PESA Shares from two independent valuation firms. The requirements to make a cash tender offer are intended to protect minority shareholders. The Offer Cash Consideration must be approved by the CNV and cannot be adjusted at the discretion of Pampa, except for the purposes of increasing the price, which Pampa does not expect to happen. Because the Argentine exchange offer is voluntary, there is no such restriction with respect to the Offer Share Consideration. Pampa’s shareholders granted the Pampa Board of Directors the authority to increase or decrease the Offer Share Consideration by up to 10% to provide the Pampa Board of Directors with the flexibility to determine the appropriate amount of Offer Share Consideration in order to incentivize participation in either the cash tender offers or the exchange offers, depending on (i) market conditions, including the market price of the Pampa Shares at the time of the Offers, (ii) the potential dilution of Pampa’s existing shareholders that would result from differing degrees of participation in the cash tender offers and (iii) the targeted amount of cash that the Pampa Board of Directors would like Pampa to spend on the cash tender offers (although Pampa understands that it will be required to pay the Offer Cash Consideration to any and all holders that participate in the cash tender offers). At its meeting on September 29, 2016, after considering (i) the market price of PESA Shares at the time of the Offers, (ii) the Valuation Reports prepared by F&G and Puente, (iii) whether the Offer Share Consideration is consistent with the range of values assigned to PESA Shares by F&G and Puente and (iv) whether an adjustment would affect its conclusion that the Offer Share Consideration is substantively and procedurally fair to holders of PESA Shares, the Pampa Board of Directors elected not to make any adjustment to the Offer Share Consideration.

Other than these requirements, Argentine law does not impose any obligation on us to make any determination or analysis regarding whether the Offers are fair to unaffiliated shareholders. Nonetheless, the U.S. “going-private” rules set forth in Rule 13e‑3 under the Exchange Act require Emes, Grupo Mtres, Marcelo Mindlin, Damián Mindlin, Gustavo Mariani, Ricardo Torres (the “Co-Filers”) and us (as affiliates of Petrobras Argentina for this purpose under U.S. securities laws) to do so. We believe that the Offers are substantively and procedurally fair to unaffiliated holders of PESA Shares and/or PESA ADSs. In reaching our conclusion that the consideration that unaffiliated holders of the PESA Shares and the PESA ADSs will receive in the Offers are fair, and that the Offers are substantively fair to unaffiliated shareholders, we (including the Pampa Board of Directors and the Pampa Audit Committee and Supervisory Committee) and the Co-Filers considered and relied upon a number of factors, including the following:

•        The offer consideration to be paid or delivered, as applicable, to holders of PESA Securities pursuant to the Argentine offer and the U.S. Offers is greater, on a per-PESA-Share basis, than the Transaction

Purchase Price paid by Pampa to Petrobras International Braspetro B.V. on the closing date of the Transaction of U.S.$0.6612 per PESA Share. The Offer Cash Consideration represents a premium of approximately 17.5% for the PESA Shares over the weighted average trading price for the six months prior to May 19, 2016, the last trading day before the Announcement Date. The Offer Share Consideration, based on the closing price of the Pampa Shares and the Pampa ADSs, as applicable, on October         , 2016, the last trading day before the date of this prospectus, represents a premium of approximately          % for the PESA Shares and approximately          % for the PESA ADSs over the weighted average trading prices for the six months prior to May 19, 2016, the last trading day before the Announcement Date.

•        We believe that the F&G Valuation Report and the Puente Valuation Report, which were prepared in compliance with CNV regulations, support our conclusion that the Offer Consideration is fair, and we expressly adopt the analysis and discussion included in the F&G Valuation Report and the Puente Valuation Report as our own. The F&G Valuation Report includes (i) analyses on the book value of the PESA Shares, (ii) a valuation based on the discounted cash flow (“DCF”) and weighted average cost of capital (“WACC”) methodologies (resulting in a valuation range of between Ps.8.69 and Ps.9.53 per PESA Share and a midpoint of Ps.9.11 per PESA Share, over which the Offer Cash Consideration represents a premium of 13.9% and the Offer Share Consideration, based on the closing price of the Pampa Shares and the Pampa ADSs, as applicable, on October         , 2016, the last trading day before the date of this prospectus, represents a premium of approximately          % for the PESA Shares and approximately          % for the PESA ADSs) and (iii) a market value analysis based on historical market values for the six-month period ended May 19, 2016 (resulting in a valuation of Ps.8.79 per PESA Share, over which the Offer Cash Consideration represents a premium of 18.0% and the Offer Share Consideration, based on the closing price of the Pampa Shares and the Pampa ADSs, as applicable, on October         , 2016, the last trading day before the date of this prospectus, represents a premium of approximately          % for the PESA Shares and approximately          % for the PESA ADSs). The Puente Valuation Report includes (i) analyses on the book value of the PESA Shares, (ii) a valuation based on the DCF and WACC methodologies (resulting in a valuation range of between Ps.8.79 and Ps.9.62 per PESA Share and a midpoint of Ps.9.21 per PESA Share, over which the Offer Cash Consideration represents a premium of 12.6% and the Offer Share Consideration, based on the closing price of the Pampa Shares and the Pampa ADSs, as applicable, on October         , 2016, the last trading day before the date of this prospectus, represents a premium of approximately          % for the PESA Shares and approximately          % for the PESA ADSs), and (iii) a comparable trading companies analysis (resulting in a valuation of Ps.9.62 per PESA Share, over which the Offer Cash Consideration represents a premium of 7.8% and the Offer Share Consideration, based on the closing price of the Pampa Shares and the Pampa ADSs, as applicable, on October         , 2016, the last trading day before the date of this prospectus, represents a premium of approximately          % for the PESA Shares and approximately          % for the PESA ADSs). For a summary of the F&G Valuation Report and the Puente Valuation Report, see “—Valuation Report of F&G” and “—Valuation Report of Puente.”

•         The CNV regulations requiring us to make the cash tender offer in Argentina are intended to protect minority shareholders as a result of the PESA Change in Control. The Offer Cash Consideration (which is the basis for the Offer Share Consideration) was determined in accordance with these CNV regulations, which require us to determine a price that is fair and engage two independent valuation experts to prepare valuation reports and an opinion of the fairness of the Offer Cash Consideration. The Offer Share Consideration was determined based on the Offer Cash Consideration per PESA Share.

  The Offers provide an opportunity for liquidity. As of the date of this prospectus, 2,019,236,820 PESA Shares are issued and outstanding, including PESA Shares represented by PESA ADSs. Of these outstanding PESA Shares, 1,356,791,556 PESA Shares (including PESA Shares represented by PESA ADSs) are owned indirectly by us (through PPSL), leaving only approximately 32.81% of the outstanding PESA Shares not owned directly or indirectly by us. The Offers will provide holders with the opportunity for liquidity by permitting them to sell all or a portion of their PESA Shares for cash or exchange all or a portion of their PESA Securities for Pampa Securities, without the usual transaction costs associated with open-market sales.

•         The Offers are not subject to any conditions relating to the number of PESA Shares and/or PESA ADSs tendered or any financing condition, except that the U.S. Exchange Offer and the Argentine exchange offer are subject to the Maximum Aggregate Pampa Security Issuance.

We believe that each of the factors above is relevant to unaffiliated holders of PESA Shares and/or PESA ADSs. The foregoing discussion of the information and factors we considered is not intended to be exhaustive but includes all material factors we considered. In light of the variety of factors considered in connection with our evaluation of the fairness of the Offers, Pampa did not find it practicable to, and therefore did not, quantify or otherwise attempt to assign relative weights to the factors considered in reaching its conclusion as to the fairness of the Offers. The economic terms of the Offers were determined by us based on (i) with respect to the cash consideration that we are offering, (a) the price per PESA Share that we paid Petrobras International Braspetro B.V. for PPSL, which held 1,356,791,556 PESA Shares (represented by PESA ADSs) at the time of our acquisition, (b) the F&G Valuation Report and the Puente Valuation Report and (c) the decision by the Pampa Board of Directors to subsequently increase the Offer Cash Consideration and (ii) with respect to the Securities Offer Share Securities Consideration that we are offering, the average price of the Pampa Shares during the five trading days prior to the commencement of the Offers (calculated using the average price method and daily traded volumes) divided by the price per PESA Share offered as cash consideration in the Offers.

We did not consider the following factors to be relevant indicators of the value of the PESA Shares and/or PESA ADSs:

•        We did not consider liquidation value, which we do not believe is a meaningful approximation of the value of the PESA Shares and/or PESA ADSs, because our intention is to continue operating Petrobras Argentina as a going concern or merge Petrobras Argentina with Pampa, with Pampa as the surviving entity, and substantial value would be destroyed from a liquidation process.

•        We are not aware of, and therefore did not consider any of the following: bona fide firm offers made by unaffiliated persons during the past two years for the merger or consolidation of Petrobras Argentina with another company or vice versa, for the sale or transfer of substantially all assets of Petrobras Argentina, or for purchases of PESA Securities that would enable the purchaser to control Petrobras Argentina.

In making our determinations as to the substantive and procedural fairness of the Offers, we recognized that no unaffiliated representative has been retained by the members of the PESA Board of Directors that is not an employee of Petrobras Argentina to act solely on behalf of unaffiliated holders or PESA Shares and/or PESA ADSs for purposes of negotiating the terms of the Offers and/or preparing a valuation report concerning the fairness of the Offers. This is not a requirement under CNV regulations or Argentine securities law and did not affect our determination of fairness of the Offers. We also recognize that the Offers are not structured to require approval of at least a majority of unaffiliated security holders, which we view as supporting our determination of fairness of the Offers since each unaffiliated holder that want to tender in the Offers may do so regardless of the view of other holders. Accordingly, the absence of such a condition did not affect our determination that the Offers are substantively and procedurally fair to unaffiliated holders.

Our views as to the fairness of the Offers to the unaffiliated holders of PESA Shares and PESA ADSs are not meant, and should not be construed, as a recommendation to any holder as to whether such holder should tender its PESA Shares and/or PESA ADSs. Each holder should consult with its legal, financial and tax advisors to determine whether to tender its PESA Shares and/or PESA ADSs.

Valuation Report of F&G

F&G was hired by Pampa to issue the F&G Valuation Report. The F&G Valuation Report is one of the valuation reports that Pampa was required to obtain to comply with applicable CNV regulations. Those CNV regulations require Pampa to obtain two opinions by two independent third-party valuation firms on the fairness of the Offer Cash Consideration under the Offers. The CNV rules set out requirements for the valuation methods underlying the determination of fairness of offer prices in mandatory tender offers.

F&G, an independent valuator, prepared the F&G Valuation Report with respect to and exclusively for the mandatory tender offer due to the PESA Change of Control, in accordance with applicable provisions of Argentine law and regulations. As a result of the various valuation methods applied and considered in the F&G Valuation Report, F&G, based on its professional experience and the valuation guidelines provided under Argentine law, found that the Offer Cash Consideration was reasonable.

The F&G Valuation Report is intended solely to assist Pampa while estimating the equitable price range of the PESA Shares. It was prepared for exclusive use within the context of the mandatory cash tender offer in Argentina and should not be used for any other purpose. Petrobras Argentina’s shareholders should conduct their own analysis of the Offers and should rely on their own financial, tax and legal advisers when evaluating the Offers.

The F&G Valuation Report is not, and should not be used as, (i) an opinion as to the adequacy of the Offers, (ii) a recommendation regarding any aspects of the Offers, (iii) an opinion as to the adequacy of the Offer Share Consideration or (iv) a valuation report issued for any purposes other than those provided for by applicable Argentine law and regulations in connection with tender offers of this type. The F&G Valuation Report was not compiled or created for the purposes of complying with any law or regulation in Argentina or abroad other than those applicable Argentine laws and regulations described above.

Upon delivery of the F&G Valuation Report by F&G to us, we paid F&G a fee of U.S.$50,000 plus expenses and amounts due in respect of Argentina value-added tax for the preparation of the F&G Valuation Report. Since September 2014, we have not paid any other amounts to or received any other services from F&G or its affiliates.

You should consider the following when reading the discussion of the F&G Valuation Report of Petrobras Argentina:

•        We urge you to read carefully the full text of the F&G Valuation Report, which has been filed with the CNV and is available on the CNV’s website at www.cnv.gob.ar. An English translation of the F&G Valuation Report has also been furnished with the SEC and is available on the SEC’s website at www.sec.gov. The U.S. Information Agent set forth on the back cover of this prospectus will provide a copy of the F&G Valuation Report, in either Spanish or English, upon written request and at the expense of the requesting holder or its representative designated in writing. The summary of the F&G Valuation Report set forth below is qualified in its entirety by reference to the full text of the F&G Valuation Report.

•        The F&G Valuation Report was prepared exclusively in Spanish and has been freely translated into English.

•        The F&G Valuation Report was prepared in conformity with the Argentine legal requirements referred to above solely for the purpose described above and is not to be used for any other purpose or by third parties. F&G’s services did not include any advice whatsoever and it has not provided any legal, regulatory or tax services with respect to the F&G Valuation Report or the tender offer. Consequently, the preparation of the F&G Valuation Report does not include any opinion related to such services.

•        The F&G Valuation Report was not intended to be used to avoid sanctions that might be applicable under national, provincial or municipal tax laws, and cannot be used to that end.

•        There will generally be differences between results estimated or forecasted by F&G and real results. The F&G Valuation Report is valid as of the date of the report, but changes in the market can lead to substantially different variations than those analyzed within the report. F&G assumes no responsibility for changes in market conditions after the issuance of the F&G Valuation Report.

For the analysis and conclusions contained in the F&G Valuation Report, F&G reviewed the following information:

•        Petrobras Argentina’s annual reports and audited consolidated financial statements prepared in accordance with IFRS for the years ended December 31, 2013, 2014 and 2015, available on the CNV’s website;

•        Petrobras Argentina’s unaudited consolidated financial statements for the three months ended March 31, 2016;

•        Petrobras Argentina’s various annual reports on Form 20‑F filed with the SEC;

•        documentation of Petrobras Argentina’s negotiable instruments;

•        credit ratings issued by Standard & Poor’s Ratings Argentina S.R.L., Ratings Agent, dated May 5, 2016;

•        relevant facts filed by Petrobras Argentina with the CNV between December 1, 2013 and May 17, 2016;

•        research reports prepared by market analysts with respect to Petrobras Argentina and the industry in which Petrobras Argentina operates (specifically, the historical and expected performance of raw oil and natural gas in Argentina);

•        reports about Argentina’s current and projected economic conditions and the status of the industry in which Petrobras Argentina operates particular;

•        information corresponding to listed companies and to purchase and sale transactions of companies operating in the industry in which Petrobras Argentina operates; and

•        information related to the PESA Shares listed on the Buenos Aires Stock Exchange.

In addition, F&G held discussions with the management of Pampa on the management’s views of the economic, financial and operational prospects of Petrobras Argentina. In preparing the F&G Valuation Report, F&G did not carry out (i) any independent verification of any information used or reviewed for the preparation of the F&G Valuation Report, (ii) any audit, due diligence, review or compilation of the historical or projected financial information contained therein or (iii) meetings with the PESA Board of Directors and/or Petrobras Argentina’s management. In addition, F&G assumed: (i) the reliability, accuracy and completeness of any information provided with respect to Petrobras Argentina for purposes of the analysis and valuation included in the F&G Report; (ii) that there are no existing agreements, contracts, rights or material information other than those that have been included in Petrobras Argentina’s financial statements; (iii) the agreements, contracts and rights included in the information provided by Petrobras Argentina are valid and in compliance with federal, state and local authority; (iv) Petrobras Argentina complies with all necessary legal requirements to continue with normal operations; and (v) Petrobras Argentina will continue to operate as usual.

The F&G Valuation Report applied the following valuation methodologies: (i) book value of the PESA Shares; (ii) DCF method valuation; (iii) valuation by comparable company valuation multiples method; and (iv) valuation of the PESA Shares based on historical market values for the six-month period ended May 17, 2016.

The F&G Valuation Report is not intended to be the sole basis for an evaluation of the PESA Shares and, therefore, the F&G Valuation Report does not comprise all the necessary information needed for such purpose. Consequently, it does not represent or constitute any form of recommendation by Pampa or Petrobras Argentina in connection with the Offers. The content of the F&G Valuation Report is not, and shall not be, considered a promise or guarantee with respect to the past or future. The decision to accept or reject the Offers is solely the responsibility of Petrobras Argentina’s shareholders.

The F&G Valuation Report shall not be used for any purpose other than within the strict context of the Offers without the previous and written authorization of F&G.

The following is a summary of the material analyses undertaken by F&G in connection with the preparation of the F&G Valuation Report.

Book Value. F&G measured Petrobras Argentina’s book value per PESA Share as Ps.6.94, based on Petrobras Argentina’s unaudited consolidated statement of financial position as of March 31, 2016. As of March 31, 2016, Petrobras Argentina’s total shareholders’ equity amounted to Ps.14,017 million. F&G included a book value valuation in its report in accordance with the requirements of the CNV rules. F&G assigned to this method only a 10% weighted value given relevant and documented discrepancies between book value and values based on capacity for generating future income.

DCF Analysis. F&G performed a DCF analysis to estimate a present value price range per PESA Share of Ps.8.93 to Ps.10.34 as of May 17, 2016. The main factors used by F&G in determining the DCF were: (i) projections of the operating cash flow of Petrobras Argentina, based on operating projections for each of Petrobras Argentina’s areas of operations (excepting fuel refining and distribution), (ii) discount rates for each of Petrobras Argentina’s areas of operations, combined to calculate WACC, (iii) net financial debt, (iv) redundant assets and (v) other liabilities not directly included in operating working capital. Note that no adjustments or discounts were made to derive the value of a non-controlling interest. F&G assigned a 60% weighted value to the DCF analysis, given the high level of importance of this methodology for this type of appraisal.

The main factors, assumptions and projections that F&G used in its DCF analysis are set forth below. The statistics, rates and economic information set forth below were compiled and determined by F&G based on the sources of information used for the preparation of the F&G Valuation Report as listed above. Pampa was not involved with the preparation of such information.

General assumptions: F&G made macroeconomic assumptions relating to GDP growth and real exchange rate appreciation that were applied to all areas of operations. Specifically, F&G assumes that GDP will not grow in 2016, but will grow at rates between 3% and 4% per year between 2017 and 2026. F&G additionally assumes a stable real exchange rate appreciation of 3.4% throughout the projection period.

Assumptions relating to the oil and gas exploration and production area of operations: F&G assumed continuity of the business in exploitation of proven reserves, measured as of December 31, 2015. F&G additionally forecasted prices for raw oil and natural gas based on current and historical averages and analyst reports. F&G presumed that operative costs would match historical costs, but other expenses would decrease in line with the reduction in proven reserves. F&G projected an average EBITDA margin of 48.5%, with some variation built in. These assumptions were used to calculate projections of operating cash flow for this area of operations from 2016 to 2026.

Assumptions relating to the generation area of operations: F&G assumed stable monthly power generation and ongoing maintenance investments, and made unit-specific assumptions relating to costs, prices and share of generation.

Assumptions relating to the other business area of operations: F&G assumed continuity of current business, and forecasted operating costs, structural expenses and other expenses and costs. EBITDA margins were predicted to grow in all areas. Prices were forecasted using historical pricing data and forecasted peso-U.S. dollar exchange rates. Presumptions were made about projected investments.

WACC calculation: Estimates were based on publicly-available data, including academic papers and market data. F&G considered various macroeconomic factors in its cost-of-equity analysis, including the ten-year performance of U.S. Treasury bonds as of May 17, 2016 for the risk-free rate, the U.S. Consumer Price Index in order to calculate the real risk-free rate, Argentina’s emerging market bond index for country risk premium, an academically-calculated market risk premium and an academically-calculated unlevered beta for the petrochemical sector. F&G calculated the cost of equity using the above statistics. F&G calculated a constant spread for Petrobras Argentina’s credit against the real risk free rate, and applied an effective tax rate as well as a country risk premium to get the after-tax cost of debt. WACC was calculated weighting the cost of equity and the after-tax cost of debt, in line with the capital structure of Petrobras Argentina as of March 31, 2016. This rate, 14.7%, was applied to the operations of Petrobras Argentina, except for its exploration and production operations, which were discounted at a rate of 10%. This methodology applied to both oil and gas exploration and production and generation areas of operations. For the other business area of operations, a nominal WACC of 12% was applied.

Comparable Company Valuation Multiples. F&G performed an analysis of potentially comparable companies, but determined that the activities, features, structure and indicators of these companies were insufficiently comparable. Given this determination, F&G did not assign any weighting to comparable company valuation multiples.

Historical Market Prices. F&G measured the average price of the PESA Shares for the six-month period ended May 17, 2016, as required by applicable Argentine law. Based on this analysis, the average price of each PESA Share was Ps.8.79 for the six-month period prior to May 17, 2016. F&G used a six-month range because it was consistent with the guidelines provided by the CNV rules. F&G considers this methodology very relevant in an active market, and has assigned to this method a 30% weighted value.

Summary of Results

Based on a weighted combination of the valuation methods described above, F&G estimated the economic value of the PESA Shares as of May 17, 2016 to be within the range of Ps.8.69 to Ps.9.53 per PESA Share, as summarized in the table below.

Valuation Method Used	Price per PESA Share in Pesos			Weighting
	Low Value	High Value	Average
DCF	Ps.8.93	Ps.10.34	Ps.9.54	60%
Market Value of PESA Shares	Ps.8.79	Ps.8.79	Ps.8.79	30%
Book Value	Ps.6.94	Ps.6.94	Ps.6.94	10%
Weighted Reasonable Value	Ps.8.69	Ps.9.53	Ps.9.06	100%

Valuation Report of Puente

Puente was hired by Pampa to issue the Puente Valuation Report. The Puente Valuation Report is one of the valuation reports that Pampa was required to obtain to comply with applicable CNV regulations. Those CNV regulations require Pampa to obtain two opinions by two independent third-party valuation firms on the fairness of the Offer Cash Consideration under the Offers. The CNV rules set out requirements for the valuation methods underlying the determination of fairness of offer prices in mandatory tender offers.

Puente, an independent valuator, prepared the Puente Valuation Report with respect to and exclusively for the mandatory tender offer due to the PESA Change of Control, in accordance with applicable provisions of Argentine law and regulations. As a result of the various valuation methods applied and considered in the Puente Valuation Report, Puente, based on its professional experience and the valuation guidelines provided under Argentine law, found that the Offer Cash Consideration was reasonable.

The Puente Valuation Report is intended solely to assist Pampa while estimating the equitable price range of the PESA Shares. It was prepared for exclusive use within the context of the mandatory cash tender offer in Argentina and should not be used for any other purpose. Petrobras Argentina’s shareholders should conduct their own analysis of the Offers and should rely on their own financial, tax and legal advisers when evaluating the Offers.

The Puente Valuation Report is not, and should not be used as, (i) an opinion as to the adequacy of the Offers, (ii) a recommendation regarding any aspects of the Offers, (iii) an opinion as to the adequacy of the Offer Share Consideration or (iv) a valuation report issued for any purposes other than those provided for by applicable Argentine law and regulations in connection with tender offers of this type. The Puente Valuation Report was not compiled or created for the purposes of complying with any law or regulation in Argentina or abroad other than those applicable Argentine laws and regulations described above.

Upon delivery of the Puente Valuation Report by Puente to us, we paid Puente a fee of U.S.$50,000 plus amounts due in respect of Argentina value-added tax for the preparation of the Puente Valuation Report. Since September 2014, we have paid Puente and/or its affiliates a total of U.S.$179,813 for their services to Pampa.

You should consider the following when reading the discussion of the Puente Valuation Report of Petrobras Argentina:

•        We urge you to read carefully the full text of the Puente Valuation Report, which has been filed with the CNV and is available on the CNV’s website at www.cnv.gob.ar. An English translation of the Puente Valuation Report has also been filed with the SEC and is available on the SEC’s website at www.sec.gov. The U.S. Information Agent set forth on the back cover of this prospectus will provide a copy of the Puente Valuation Report, in either Spanish or English, upon written request and at the expense of the requesting holder or its representative designated in writing. The summary of the Puente Valuation Report set forth below is qualified in its entirety by reference to the full text of the Puente Valuation Report.

•        The Puente Valuation Report was prepared exclusively in Spanish and has been freely translated into English.

•        The Puente Valuation Report was prepared in conformity with the Argentine legal requirements referred to above solely for the purpose described above and is not to be used for any other purpose or by third parties. Puente’s services did not include any advice whatsoever, and it has not provided any legal, regulatory or tax services with respect to the Puente Valuation Report or the Offers. Consequently, the preparation of the Puente Valuation Report does not include any opinion related to such services.

For the analysis and conclusions contained in the Puente Valuation Report, Puente reviewed the following information:

•        Petrobras Argentina’s annual reports and audited consolidated financial statements prepared in accordance with IFRS for the years ended December 31, 2013, 2014, and 2015, available on the CNV’s website;

•        Petrobras Argentina’s unaudited consolidated financial statements for the three months ended March 31, 2016;

•        Petrobras Argentina’s various annual reports on Form 20‑F filed with the SEC;

•        research reports prepared by market analysts (including national and international banks) with respect to Petrobras Argentina and the industry in which Petrobras Argentina operates; and

•        publicly-available regulatory and market information relevant for the preparation of the Puente Valuation Report.

In addition, Puente held discussions with the management of Pampa on the management’s views of the economic, financial and operational prospects of Petrobras Argentina. In preparing the Puente Valuation Report, Puente did not carry out (i) any independent verification of any information used or reviewed for the preparation of the Puente Valuation Report, (ii) any audit, due diligence, review or compilation of the historical or projected financial information contained therein or (iii) meetings with the PESA Board of Directors and/or Petrobras Argentina’s management. In addition, Puente assumed: (i) the reliability, accuracy and completeness of any information provided by Petrobras Argentina for purposes of the analysis and valuation included in the Puente Report; and (ii) that there are no existing agreements, contracts, rights, or material information other than those that have been included in Petrobras Argentina’s financial statements.

The Puente Valuation Report applied the following valuation methodologies: (i) the book value of the PESA Shares, (ii) DCF method valuation, (iii) valuation by comparable company valuation multiples method and (iv) valuation of the PESA Shares based on historical market values for the six-month period ended May 17, 2016.

The Puente Valuation Report is not intended to be the sole basis for an evaluation of the PESA Shares and, therefore, the Puente Valuation Report does not comprise all the necessary information needed for such purpose. Consequently, it does not represent or constitute any form of recommendation by Pampa or Petrobras Argentina in connection with the Offers. The content of the Puente Valuation Report is not, and shall not be, considered a promise or guarantee with respect to the past or future. The decision to accept or reject the Offers is solely the responsibility of Petrobras Argentina’s shareholders.

The Puente Valuation Report shall not be used for any purpose other than within the strict context of the Offers without the previous and written authorization of Puente.

The following is a summary of the material analyses undertaken by Puente in connection with the preparation of the Puente Valuation Report.

Book Value. Puente measured Petrobras Argentina’s book value per PESA Share as Ps.6.94, based on Petrobras Argentina’s unaudited consolidated statement of financial position as of March 31, 2016. As of March 31, 2016, Petrobras Argentina’s total shareholder’s equity amounted to Ps.14,017 million. Puente included a book value valuation in its report in accordance with the requirements of the CNV rules. Puente assigned to this method only a 5% weighted value for the following reasons: (i) the method is static and does not account for the potential of tangible and intangible assets of a company to generate future cash flow and (ii) in Argentina, the equity line items have not been adjusted for inflation since March 1, 2003, and thus the total equity of the company does not necessarily reflect the current business situation.

DCF Analysis. Puente performed a DCF analysis to estimate a present value price range per PESA Share of Ps.8.68 to Ps.9.89 as of May 17, 2016. The main factors used by Puente in determining the DCF were: (i) projections of the operating cash flow of Petrobras Argentina, (ii) the discount rate of such flows and (iii) the terminal value of Petrobras Argentina. This range was calculated through a sensitivity analysis, using values for WACC ranging from 12.6% to 14.6%, and long-term growth rates ranging from 1.0% to 3.0%. Puente determined that the DCF analysis was the most appropriate means of assessing the economic value of the PESA Shares due to its ability to take into account the effect of a change in a company’s investment policy, capital structure or market changes, in addition to macroeconomic conditions. Puente assigned an 80% weighted value to the DCF analysis.

The main factors, assumptions and projections that Puente used in its DCF analysis are set forth below. The statistics, rates and economic information set forth below were compiled and determined by Puente based on the sources of information used for the preparation of the Puente Valuation Report as listed above. Pampa was not involved with the preparation of such information.

WACC Calculation: Estimates were based on publicly-available data, including academic papers and market data. Puente considered various macroeconomic factors in its cost-of-equity analysis, including the ten-year performance of U.S. Treasury bonds as of May 17, 2016 for the risk-free rate, the spread between the yield-to-maturity of the Global 46 Argentine sovereign bond and the U.S. ten-year Treasury for country-specific risk, and an academically-calculated market risk premium. Puente calculated the cost of equity using the above assumptions and a model derived from the capital asset pricing model, a common method to calculate what return on investment can be expected given a particular level of risk. Since Petrobras Argentina does not have current long-term debt, Puente estimated the cost of equity using the long-term debt of Petrobras Argentina, YPF as an example of a company in a comparable business. WACC was calculated weighting the cost of equity and the cost of debt, in line with the capital structure of Petrobras Argentina as of March 31, 2016. This rate, 13.6%, was applied to the operations of Petrobras Argentina, except for its exploration and production operations, which were discounted at a rate of 10%.

Cash Flow from Operations: Estimates were based on macroeconomic forecasts of the peso-U.S. dollar exchange rate and inflation. Non-controlled investments were calculated considering share values as of May 17, 2016, total debt, operational values and minority share values. Financial and economic forward-looking statements take into account, among other variables, (i) the current regulatory framework and net cash flow for each business of Petrobras Argentina and (ii) the level of reserves, both proved and developed, and proved and non-developed, of Petrobras Argentina. Puente assumes that (i) Petrobras Argentina will continue operating as it has been, (ii) a suitable management team will continue to manage the company day-to-day, (iii) Petrobras Argentina will continue to abide by legal requirements and (iv) Petrobras Argentina will keep the title deeds of every asset of the company

(except for those anticipated to be sold to Petrobras and YPF at the closing of the Transaction). These assumptions do not contemplate any improvements as a result of synergies or economies of scale resulting from the Transaction.

Terminal Value: The terminal values of the operations of Petrobras Argentina (excluding its exploration and production operations) were calculated applying the formula of perpetuity. The terminal value of Petrobras Argentina’s exploration and production operations was calculated using an estimated date of depletion of reserves.

Comparable Company Valuation Multiples. The economic value of the PESA Shares estimated by Puente based on a comparison of comparable company valuation multiples is Ps.9.62. Puente determined that the complex regulatory framework applicable to the Argentine oil, gas and energy market rendered comparison with companies in neighboring countries excessively inaccurate. The scope of comparable Argentine companies was limited to the shares of YPF. Due to this difficulty finding comparable Argentine companies, difficulty measuring country- and market-specific risk and the static nature of the measurement, Puente determined that this valuation method should be assigned only a 5% weighted value.

Historical Market Prices. Puente measured the average price of the PESA Shares of Petrobras Argentina for the six-month period ended May 17, 2016, as required by applicable Argentine law. Based on this analysis, the average price of each PESA Share was Ps.8.79 for the six-month period preceding the Announcement Date. Puente did not consider this method particularly relevant for its report. Although PESA Shares are regularly quoted, the trading volume of PESA Shares during the six-month period prior to May 17, 2016 was insufficient to obtain a representative price. Puente used a six-month range because it was consistent with the guidelines provided by the CNV rules. Puente assigned to this method a 10% weighted value, balancing the importance of the market in determining a consistent valuation of a company with its consideration that volume was insufficient to obtain a representative price.

Summary of Results

Based on a weighted combination of the valuation methods described above, Puente estimated the economic value of the PESA Shares as of May 17, 2016 to be within the range of Ps.8.79 to Ps.9.62 per PESA Share, as summarized in the table below.

Valuation Method Used	Price per PESA Share in Pesos			Weighting	Weighted Price
	Low Value	High Value	Average
Book Value	Ps.6.94	Ps.6.94	Ps.6.94	5%	Ps.0.35
DCF	Ps.8.68	Ps.9.89	Ps.9.29	80%	Ps.7.43
Market Multiples	Ps.9.62	Ps.9.62	Ps.9.62	5%	Ps.0.48
Market Value of PESA Shares	Ps.8.79	Ps.8.79	Ps.8.79	10%	Ps.0.88
Weighted Reasonable Value	-	-	-	100%	Ps.9.14

Position of the PESA Board of Directors Regarding Fairness of the Offers

Petrobras Argentina is an Argentine company, and Argentine law and regulations govern the duties and obligations of the PESA Board of Directors. Pursuant to applicable CNV rules, the PESA Board of Directors is required to provide unaffiliated holders with a reasoned opinion in favor or against the acceptance of the Offers and may not remain neutral. Such opinion must be presented no later than 15 days following the Announcement Date. Petrobras Argentina is also required to file a Solicitation/Recommendation Statement on Schedule 14D‑9 and a Transaction Statement on Schedule 13E‑3 containing additional information regarding the PESA Board of Directors’ determination as to whether it is in favor of the Offers and whether it recommends that holders tender their PESA Shares and/or PESA ADSs in the Offers no later than ten U.S. business days following commencement of the U.S. Offers. A copy of the Schedule 14D‑9 and Schedule 13E‑3 will be, or has been, furnished to holders of PESA Shares and PESA ADSs by Petrobras Argentina and will be, or is, available on the SEC’s website at www.sec.gov. Holders of PESA Shares and PESA ADSs are urged to read these documents carefully when they become available and as they may be amended from time to time, before making any decision with respect to the Offers.

On June 3, 2016, the PESA Board of Directors issued an unfavorable opinion as to the reasonableness of the Offer Cash Consideration and recommended against the acceptance of the Argentine Offer to the holders of PESA Shares, which was publicly announced on June 6, 2016 by means of a letter to the shareholders of Petrobras Argentina and filed with the CNV. The PESA Board of Directors based its recommendation on, among other factors, (i) independent valuations conducted by the independent valuation experts retained by Petrobras Argentina, which were Deloitte and E&Y, and (ii) internal valuations of the Offer Cash Consideration.

We disagree with the opinion of the PESA Board of Directors. In our opinion, the Offers are fair to holders of PESA Securities because of certain deficiencies in the valuation reports on which the PESA Board of Directors relies. In the Deloitte Valuation Report, Deloitte incorrectly (i) valued assets in the exploration and production sector based on resources being accessible in perpetuity instead of as a finite amount of exploitable reserves and (ii) inflated the value of the Genelba thermal plant by assuming the closing of a combined cycle and certain conditions that are not yet agreed to by the authorities. Moreover, there are certain assumptions in the Deloitte Valuation Report and the E&Y Valuation Report that are inconsistent with or not required under Argentine law, including the assertion that certain post-closing adjustments to the Transaction Purchase Price should impact the Offer Consideration, which, as discussed under “Special Factors—Past Contacts, Transactions, Negotiations and Agreements with Petrobras Argentina,” is not the case. Moreover, certain assets, such as Petrolera Entre Lomas S.A., are incorrectly valued. Finally, the information included in the E&Y Valuation Report is extremely limited. This report omits information about newly opened areas, adjustments in the value of certain business assets and details about concessions that were considered in its calculations (other than those in Río Neuquén). We do not adopt the conclusions in the Valuation Reports except for those of F&G and Puente.

Valuation Report of Deloitte

Deloitte was hired by Petrobras Argentina to issue the Deloitte Valuation Report. The CNV rules set out requirements for the valuation methods underlying the determination of fairness of offer prices in mandatory tender offers.

Deloitte, an independent valuator, prepared the Deloitte Valuation Report with respect to and exclusively for the mandatory tender offer due to the PESA Change of Control.

The Deloitte Valuation Report was intended solely to assist Petrobras Argentina while estimating the equitable price range of the PESA Shares. It was prepared for exclusive use within the context of the mandatory cash tender offer in Argentina and should not be used for any other purpose. Petrobras Argentina’s shareholders should conduct their own analysis of the Offers and should rely on their own financial, tax and legal advisers when evaluating the Offers.

The Deloitte Valuation Report is not, and should not be used as, (i) an opinion as to the adequacy of the Offers, (ii) a recommendation regarding any aspects of the Offers, (iii) an opinion as to the adequacy of the Offer Share Consideration or (iv) a valuation report issued for any purposes other than those provided for by applicable Argentine law and regulations in connection with tender offers of this type. The Deloitte Valuation Report was not compiled or created for the purposes of complying with any law or regulation in Argentina or abroad other than those applicable Argentine laws and regulations described above.

You should consider the following when reading the discussion of the Deloitte Valuation Report of Petrobras Argentina:

  We urge you to read carefully the full text of the Deloitte Valuation Report, which has been filed with the CNV and is available on the CNV’s website at www.cnv.gob.ar. An English translation of the Deloitte Valuation Report has also been filed with the SEC and is available on the SEC’s website at www.sec.gov. The U.S. Information Agent set forth on the back cover of this prospectus will provide a copy of the Deloitte Valuation Report, in either Spanish or English, upon written request and at the expense of the requesting holder or its representative designated in writing. The summary of the Deloitte Valuation Report set forth below is qualified in its entirety by reference to the full text of the Deloitte Valuation Report.
  The Deloitte Valuation Report was prepared exclusively in Spanish and has been freely translated into English.
  The Deloitte Valuation Report was prepared in conformity with the Argentine legal requirements referred to above solely for the purpose described above and is not to be used for any other purpose or by third parties.

For the analysis and conclusions contained in the Deloitte Valuation Report, Deloitte reviewed the following information:

  stock, economic, financial and general business market conditions prevailing on May 17, 2016;
  Petrobras Argentina’s financial and non-financial conditions and prospects, as reflected in information provided by Petrobras Argentina; and
  Petrobras Argentina’s stock price between November 17, 2015 and May 17, 2016.

In preparing the Deloitte Valuation Report, Deloitte did not carry out (i) any independent verification of the completeness, accuracy, or representativeness of the information used or reviewed for the preparation of the Deloitte Valuation Report or (ii) any auditor review of the financial information or forecasts contained therein. In addition, Deloitte assumed: (i) the representativeness, accuracy and completeness of any information provided by Petrobras Argentina for purposes of the analysis and valuation included in the Deloitte Report; (ii) the various agreements that will be executed upon completion of the Offers and their respective contractual terms will survive the termination of the Offers and will not be subject to any amendment resulting from the PESA Change of Control; (iii) that there are no judicial or extrajudicial material claims regarding the business, assets, or affairs of Petrobras Argentina other than those that have been included in its financial statements; (iv) the companies and the assets of Petrobras Argentina are free of liens and attachments; (v) Petrobras Argentina complies with all federal, state and local laws and regulations (including, without limitation, those related to the use of the property, environment, zoning issues and other requirements); (vi) all licenses, occupation certificates, legislative or administrative permits and authorizations from federal, state or local authorities or government  agencies, entities or private organizations required for any use of the property related in any manner with Deloitte’s report or the underlying services, have been obtained or can be obtained or renewed; and (vii) Petrobras Argentina will continue to operate as usual.

The Deloitte Valuation Report applied the following valuation methodologies: the equity value of the PESA Shares, discounted cash flow method valuation, valuation by comparable company valuation multiples method and valuation of the PESA Shares based on historical market values for the six-month period ended May 17, 2016.

 The Deloitte Valuation Report is not intended to be the sole basis for an evaluation of the PESA Shares and, therefore, the Deloitte Valuation Report does not comprise all the necessary information needed for such purpose. Consequently, it does not represent or constitute any form of recommendation by Pampa or Petrobras Argentina in connection with the tender offer. The content of the Deloitte Valuation Report is not, and shall not be, considered a promise or guarantee with respect to the past or future. The decision to accept or reject the Offers is solely the responsibility of Petrobras Argentina’s shareholders.

The Deloitte Valuation Report shall not be used for any purpose other than within the strict context of the Offers without the previous and written authorization of Deloitte.

The following is a summary of the material analyses undertaken by Deloitte in connection with the preparation of the Deloitte Valuation Report.

Book Value. Deloitte measured Petrobras Argentina’s book value per PESA Share as Ps.6.94, based on Petrobras Argentina’s unaudited consolidated financial statements as of March 31, 2016. As of March 31, 2016, Petrobras Argentina’s total shareholder equity amounted to Ps.14,017 million. Deloitte included a book value valuation in its report in accordance with the requirements of the CNV rules. Deloitte assigned to this method only a

5% weighted value because there are significant discrepancies between equity values when they are determined based on (i) the application of accounting standards and (ii) the likelihood of generating future economic benefits.

Discounted Cash Flow Analysis. Deloitte performed a DCF analysis to estimate a present value price range per PESA Share of Ps.11.00 to Ps.14.22 as of May 17, 2016. The main factors used by Deloitte in determining the discounted cash flow were: (i) the free operating cash flow of Petrobras Argentina, based on Petrobras Argentina’s operational forecasts for each of its business units, (ii) the relevant discount rates for each of Petrobras Argentina’s business units, (iii) Petrobras Argentina’s net financial debt, (iv) the existence of non-operating assets and (v) the existence of other liabilities not included directly in the components of Petrobras Argentina’s operating working capital, Petrobras Argentina’s net financial debt, and /or Petrobras Argentina’s free operating cash flow. No adjustment or discount was made to derive the value of a non-controlling interest versus a controlling interest. Deloitte determined that the DCF analysis was the most appropriate means of assessing the economic value of the PESA Shares. Deloitte assigned an 75% weighted value to the DCF analysis.

Comparable Company Valuation Multiples. The economic value of the PESA Shares estimated by Deloitte based on a comparison of comparable company valuation multiples is Ps.17.213. This method compares the company (or its stock) with price information for similar companies, for which prices of comparable transactions (purchase or sale transactions of companies and significant shareholdings) are available. Deloitte analyzed seven other transactions in the Latin American energy sector, in Colombia, Argentina and Brazil. Deloitte calculated the ratio of expected value to EBITDA for each transaction, and applied the average to Petrobras Argentina to forecast the sale price of PESA Shares. Deloitte determined that this valuation method should be assigned only a 5% weighted value.

Historical Market Prices. Deloitte measured the average price of the PESA Shares of Petrobras Argentina for the six-month period ended May 17, 2016, as required by applicable Argentine law. Based on this analysis, the average price of each PESA Share was Ps.8.79 for the six-month period preceding the Announcement Date. Deloitte assigned to this method a 15% weighted value.

Summary of Results

Based on a weighted combination of the valuation methods described above, Deloitte estimated the economic value of the PESA Shares as of May 17, 2016 to be within the range of Ps.11.00 to Ps.14.22 per PESA Share, as summarized in the table below.

Valuation Method Used	Price per PESA Share in Pesos			Weighted Price in Pesos
	Low Value	High Value	Weighting	Low Price	High Price
Book Value	Ps.6.94	Ps.6.94	5%	Ps.0.35	Ps.0.35
Discounted Cash Flows	Ps.11.30	Ps.15.60	75%	Ps.8.48	Ps.11.70
Market Multiples	Ps.17.21	Ps.17.21	5%	Ps.0.86	Ps.0.86
Market Value of PESA Shares	Ps.8.79	Ps.8.79	15%	Ps.1.32	Ps.1.32
Weighted Average	-	-	100%	Ps.11.00	Ps.14.22

Valuation Report of E&Y

E&Y was hired by Petrobras Argentina to issue the E&Y Valuation Report. The CNV rules set out requirements for the valuation methods underlying the determination of fairness of offer prices in mandatory tender offers.

E&Y, an independent valuator, prepared the E&Y Valuation Report with respect to and exclusively for the mandatory tender offer due to the PESA Change of Control.

The E&Y Valuation Report was intended solely to assist Petrobras Argentina while estimating the equitable price range of the PESA Shares. It was prepared for exclusive use within the context of the mandatory cash tender offer in Argentina and should not be used for any other purpose. Petrobras Argentina’s shareholders should conduct their own analysis of the Cash Tender Offers and should rely on their own financial, tax and legal advisers when evaluating the Offers.

The E&Y Valuation Report is not, and should not be used as, (i) an opinion as to the adequacy of the Offers, (ii) a recommendation regarding any aspects of the Offers, (iii) an opinion as to the adequacy of the Offer Share Consideration, or (iv) a valuation report issued for any purposes other than those provided for by applicable Argentine law and regulations in connection with tender offers of this type. The E&Y Valuation Report was not compiled or created for the purposes of complying with any law or regulation in Argentina or abroad other than those applicable Argentine laws and regulations described above.

You should consider the following when reading the discussion of the E&Y Valuation Report of Petrobras Argentina:

  We urge you to read carefully the full text of the E&Y Valuation Report, which has been filed with the CNV and is available on the CNV’s website at www.cnv.gob.ar. An English translation of the E&Y Valuation Report has also been furnished with the SEC and is available on the SEC’s website at www.sec.gov. The U.S. Information Agent set forth on the back cover of this prospectus will provide a copy of the E&Y Valuation Report, in either Spanish or English, upon written request and at the expense of the requesting holder or its representative designated in writing. The summary of the E&Y Valuation Report set forth below is qualified in its entirety by reference to the full text of the E&Y Valuation Report.
  The E&Y Valuation Report was prepared exclusively in Spanish and has been freely translated into English.
  The E&Y Valuation Report was prepared in conformity with the Argentine legal requirements referred to above solely for the purpose described above and is not to be used for any other purpose or by third parties. E&Y’s services did not include any advice whatsoever and it has not provided any legal, regulatory or tax services with respect to the E&Y Valuation Report or the tender offer. Consequently, the preparation of the E&Y Valuation Report does not include any opinion related to such services.
  The E&Y Valuation Report was not intended to be used to avoid sanctions that might be applicable under national, provincial or municipal tax laws, and cannot be used to that end.
  There will generally be differences between results estimated or forecasted by E&Y and real results. The E&Y Valuation Report is valid as of the date of the report, but changes in the market can lead to substantially different variations than those analyzed within the report. E&Y assumes no responsibility for changes in market conditions after the issuance of the E&Y Valuation Report.

For the analysis and conclusions contained in the E&Y Valuation Report, E&Y reviewed the following information:

  Petrobras Argentina’s annual reports and audited consolidated financial statements for the years ended December 31, 2015, 2014 and 2013, available on the CNV’s website;
  Petrobras Argentina’s unaudited consolidated interim financial statements for the three months ended March 31, 2016;
  interviews with Petrobras Argentina’s management to clearly understand the nature and history of Petrobras Argentina’s business;
  interviews with representatives of each of Petrobras Argentina’s business lines;
  analysis of the industry, competition and economic environment in which Petrobras Argentina operates, as well as its position and performance in the market compared to competitors or similar companies;
  analysis of the performance of the trading price of the PESA Shares during the six-month period immediately prior to the offer;
  historical performance data of Petrobras Argentina broken down by business line for the period 2011-2015.
  financial projections and estimates of future performance of Petrobras Argentina for the period 2016-2036 for the Exploration and Production business (the date coincides with the expiration of the concessions and/or the useful life of the exploited areas) and the period 2016-2021 for the other business units, as well as a description of the assumptions on which the estimates made in April 2016 were based;
  Certain market information relating to anticipated trends in expected future business activity levels estimated by Petrobras Argentina’s management; and
  Evaluation of the global internal consistency of the assumptions used and confirmation that the factors that may affect the business in the future have been properly considered.

In preparing the E&Y Valuation Report, E&Y did not carry out (i) any independent verification of any information used or reviewed for the preparation of the E&Y Valuation Report, (ii) any audit, review or compilation of the historical or projected financial information contained therein, or (iii) any review in order to detect fraud or any illegal acts. In addition, E&Y assumed: (i) the reliability, accuracy and completeness of any information provided by Petrobras Argentina for purposes of the analysis and valuation included in the E&Y Report; (ii) that Petrobras Argentina’s title to the assets and companies is good and marketable; (iii) that Petrobras Argentina, its subsidiaries and its assets are free of liens and attachments; (iv) Petrobras Argentina complies with all federal, state and local laws and regulations (including, without limitation, those related to the use of the property, environment, zoning issues and other requirements); (v) all licenses, occupation certificates, legislative or administrative permits and authorizations from federal, state or local authorities or government agencies, entities or private organizations required for any use of the property related in any manner with this report or the underlying services have been obtained or can be obtained or renewed; and (vi) Petrobras Argentina will continue to operate as usual.

The E&Y Valuation Report applied the following valuation methodologies: book value of the PESA Shares, discounted cash flow method valuation, valuation by comparable company valuation multiples method and valuation of the PESA Shares based on historical market values for the six-month period ended May 20, 2016.

The E&Y Valuation Report is not intended to be the sole basis for an evaluation of the PESA Shares and, therefore, the E&Y Valuation Report does not comprise all the necessary information needed for such purpose. Consequently, it does not represent or constitute any form of recommendation by Pampa or Petrobras Argentina in connection with the tender offer. The content of the E&Y Valuation Report is not, and shall not be, considered a promise or guarantee with respect to the past or future. The decision to accept or reject the Offers is solely the responsibility of Petrobras Argentina’s shareholders.

The E&Y Valuation Report shall not be used for any purpose other than within the strict context of the Offers without the previous and written authorization of E&Y.

The following is a summary of the material analyses undertaken by E&Y in connection with the preparation of the E&Y Valuation Report.

Book Value. E&Y measured Petrobras Argentina’s book value per PESA Share as Ps.6.94, based on Petrobras Argentina’s unaudited consolidated financial statements for the three months ended March 31, 2016. As of March 31, 2016, Petrobras Argentina’s total shareholder equity amounted to Ps.14,017 million. E&Y included a book value valuation in its report in accordance with the requirements of the CNV rules. E&Y notes that in an industry not subject to capital regulations, the shareholders’ equity at book value does not accurately reflect the company’s ability to generate future economic benefits and does not necessarily reflect the activity level of the company and the risk profile of its net operating assets. This method does not take into account the value of internally developed intangible assets not included in financial statements, the market value of fixed assets, the value generated by strategic assets not owned by Petrobras Argentina and the value of uncertain existing geological reserves. Furthermore E&Y notes that values achieved by market capitalization and book value rarely coincide. Because of all these factors, E&Y assigned to this method only a 5% weighted value.

Discounted Cash Flow Analysis. E&Y performed a DCF analysis to estimate a present value price range per PESA Share of Ps.10.46 to Ps.11.69 as of May 20, 2016, presuming no extension of concessions. If concessions are extended, E&Y estimates a present value price range per PESA Share of Ps.14.94 to Ps.16.99 as of May 20, 2016. Given that it is currently unknown whether extensions of certain concessions that expire in 2023, 2025, and 2027 will be obtained, E&Y calculated values for the PESA Shares assuming both the extension of concessions and no extension of concessions.

E&Y conducted a sensitivity analysis on the effects that changes in certain key variables could have on the fair market price range of PESA Shares, and determined that this price is in fact sensitive to changes in these variables. Therefore, any changes in these variables could significantly modify these conclusions as to the fair market price range. Nonetheless, given that DCF analysis reflects the ability of a company and its assets to generate future economic assets, E&Y assigned an 80% weighted value to the DCF analysis.

Historical Market Prices. E&Y measured the volume weighted average price of the PESA Shares for the six-month period ended May 20, 2016, as required by applicable Argentine law. Based on this analysis, the volume weighted average price of each PESA Share was Ps.8.77 for the six-month period ended May 20, 2016. E&Y used a six-month range because it was consistent with the guidelines provided by the CNV rules. Having determined that the PESA Shares trade with an acceptable degree of liquidity, E&Y has assigned to this method a 15% weighted value.

E&Y additionally conducted an analysis of significant events to determine if these generated speculative investor behavior that could distort the market price of shares. The two events considered were the January 20, 2016 announcement of the potential sale of Petrobras Argentina by Petrobras, and the March 4, 2016 announcement of the approval of exclusive negotiations between Petrobras and Pampa regarding the sale of Petrobras Argentina. In neither case was significant distortion in the price of the PESA Shares found.

Comparable Company Valuation Multiples. E&Y performed an analysis of potentially comparable companies, but, because of difficulties arising in estimating and supporting the adjustments aimed at assimilating the comparable companies/assets to Petrobras Argentina, E&Y only used this value to cross-check the price obtained using the other methods. Given this determination, E&Y did not assign any weighted value to comparable company valuation multiples.

Summary of Results. Based on a weighted combination of the valuation methods described above, E&Y estimated the economic value of the PESA Shares as of May 20, 2016 to be within the range of Ps.10.03 to Ps.15.25 per PESA Share, as summarized in the table below.

Valuation Method Used	Weighting	Price per PESA Share in Pesos
		Low Value	High Value	Mid Value
Book Value	5%	Ps.6.94	Ps.6.94	Ps.6.94
Discounted Cash Flows (With Concession Extension)	80%	Ps.14.94	Ps.16.99	Ps.15.92
Discounted Cash Flows (Without Concession Extension)		Ps.10.46	Ps.11.69	Ps.11.04
Market Value of PESA Shares	15%	Ps.8.77	Ps.8.77	Ps.8.77
Weighted Reasonable Value (With Concession)	100%	Ps.13.62	Ps.15.25	Ps.14.40
Weighted Reasonable Value (Without Concession)	100%	Ps.10.03	Ps.11.01	Ps.10.50

Transactions in PESA Securities by Certain Persons

Emes, an investment entity of which the Chairman of the Pampa Board of Directors, Marcelo Mindlin, three other Pampa directors, Damián Mindlin, Gustavo Mariani and Ricardo Torres, and other investors are shareholders, has made the Emes Convertible Loan of U.S.$50 million. Pampa will repay the Emes Convertible Loan by transferring a portion of PPSL’s debt acquired by Pampa from Petrobras International Braspetro B.V. at closing of the Transaction. PPSL will repay such loan in-kind by transferring a portion of the PESA Securities to Emes. Emes has agreed to either (i) tender its PESA Securities (in the form of either PESA ADSs or PESA Shares) in the Offers in exchange for Pampa Shares or Pampa ADSs, as the case may be, or (ii) receive Pampa Shares or Pampa ADSs upon the consummation of the Potential Merger.

Mtres, of which the Chairman of the Pampa Board of Directors, Marcelo Mindlin, and two other Pampa directors, Damián Mindlin and Gustavo Mariani, are shareholders, has committed to make the Mtres Convertible Loan (together with the Emes Convertible Loan, the “Convertible Loans”) for up to U.S.$25 million. We may voluntarily prepay the Mtres Convertible Loan at any time, in whole but not in part, without penalty or premium, by transferring PESA Securities to Mtres in lieu of cash. If we do not make such a prepayment, we will repay the Mtres Convertible Loan in cash.

The execution of the Convertible Loans was a condition precedent to funding under the Bridge Loan Credit Facility. The Convertible Loans have been approved by the audit committee of Pampa and the Pampa Board of Directors, in full compliance with Argentine law and regulations thereunder.

To the best of our knowledge, there have been no other transactions involving PESA Shares or PESA ADSs effected by Petrobras Argentina or by any pension, profit-sharing or similar plan of Petrobras Argentina or Pampa since                   , 2016.

Past Contacts, Transactions, Negotiations and Agreements with Petrobras Argentina

Petrobras contacted Pampa regarding the solicitation of bids to acquire 100% of Petrobras International Braspetro B.V.’s equity interest in PPSL that holds 67.1933% of the equity interests in Petrobras Argentina and provided preliminary information regarding the terms on which Petrobras International Braspetro B.V. would consider selling its equity interest in PPSL. Pampa and Petrobras International Braspetro B.V. executed a confidentiality agreement pursuant to which Petrobras International Braspetro B.V. provided Pampa with additional information regarding the potential transaction and Petrobras Argentina.

On December 18, 2015, Pampa made a binding offer to acquire 100% of Petrobras International Braspetro B.V.’s equity interest in PPSL (the “Bid Letter”) at a price of U.S.$870 million plus 67.1933% of the net proceeds collected by Petrobras Argentina in relation to Petrobras Argentina’s operations in Bolivia and Ecuador, which were excluded from the scope of the transaction. Pampa’s offer was conditioned on satisfactory completion of confirmatory due diligence, negotiation and finalization of a sale and purchase agreement and approval of the Transaction by the Pampa Board of Directors.

On December 30, 2015, Petrobras confirmed that Pampa would be allowed to continue with the confirmatory due diligence process. At that time, Pampa insisted on being granted exclusivity in negotiating the purchase 100% of Petrobras International Braspetro B.V.’s equity interest in PPSL.

On January 14, 2016, Pampa and Petrobras held a meeting in Rio de Janeiro to discuss Pampa’s offer. The parties disagreed on the applicable valuation criteria regarding certain assets, and Petrobras suggested that Pampa complete the confirmatory due diligence process and attend the management presentations to be held in Buenos Aires the following week to allow Pampa to review and discuss Petrobras’ proposed higher valuation.

The management presentation meetings were held on January 21 and 22, 2016 in Buenos Aires. Also, additional documentation was made available to Pampa in an on-site data room. On January 27 and 28, 2016, Pampa attended business plan presentations held in Buenos Aires.

From January 28, 2016 to February 23, 2016, after Pampa’s representatives met with representatives of Petrobras to further explain and detail the reasons why Pampa had decided not to increase the offer after having finalized their due diligence process, the parties continued negotiating several aspects of the transaction.

On February 23, 2016, Pampa submitted to Petrobras a formal proposal, which was considered by Petrobras’ board of directors on February 26, 2016. On February 28, 2016, Petrobras’ board of directors approved the continuance of the negotiations.

On February 29, 2016, Pampa sent Petrobras a supplemented and amended Bid Letter (the “Amended Bid Letter”). In the Amended Bid Letter, Pampa indicated its willingness to provide for deferred contingent consideration to be paid to Petrobras International Braspetro B.V., based on the outcome of certain contingencies, and agreed to grant Petrobras an exclusive right to farm-in up to 50% of the working interest of the Río Neuquén area (including Punta Rosada). In addition, Petrobras agreed that between the signing of the Sale and Purchase Agreement and the closing of the Transaction, Petrobras Argentina would issue new indebtedness to replace existing indebtedness guaranteed by Petrobras. The terms and conditions of the new indebtedness would be subject to Pampa’s approval.

On March 1, 2016, Petrobras sent Pampa a letter in which it proposed that Pampa and Petrobras enter into an exclusivity agreement (the “Exclusivity Agreement”) in order to continue negotiating the terms of Pampa’s acquisition of PPSL. The Exclusivity Agreement provided that Petrobras and its affiliates would not engage in negotiations for the sale of Petrobras Argentina with any party other than Pampa for a period of 30 days following the execution of the Exclusivity Agreement. Pampa and Petrobras entered into the Exclusivity Agreement on March 1, 2016.

On May 13, 2016, we, as buyer, and Petrobras International Braspetro B.V., a wholly-owned subsidiary of Petrobras, as seller, entered into the Transaction, pursuant to which we agreed to acquire (i) all of the shares of PPSL and (ii) certain intercompany indebtedness of PPSL with Petrobras International Braspetro B.V. in an aggregate amount equal to U.S.$80 million.

Under the Sale and Purchase Agreement, the base price for our acquisition of 100% of PPSL (including the credit held by Petrobras International Braspetro B.V.) was U.S.$892,000,000. After certain adjustments, the purchase price paid at closing amounted to U.S.$897,163,212 (the “Transaction Purchase Price”), which translates to U.S.$0.6612 per PESA Share beneficially owned by PPSL. The Transaction Purchase Price, adjusted at the closing date of the Transaction as described below, was paid as aggregate consideration for the sale of all of the shares of PPSL and the intercompany indebtedness of PPSL with Petrobras International Braspetro B.V. The Transaction Purchase Price remains subject to certain post-closing adjustments based on the reconciliation of any purchase price adjustments made by Petrobras International Braspetro B.V. at the closing of the Transaction to which we object within 60 days following the closing date. These adjustments are not expected to be material, and will not be determined prior to the consummation of the Offers, and we do not plan to adjust the Offer Consideration to reflect such adjustments.

As of July 27, 2016 (the closing date of the Transaction), PPSL beneficially owned 135,679,155 PESA ADSs, representing 1,356,791,556 PESA Shares, or 67.1933% of the total number of PESA Shares (including PESA Shares represented by PESA ADSs). The Sale and Purchase Agreement included a number of form agreements and annexes, including, but not limited to, a trademark license and de-branding agreement, a lubricant purchase and sale agreement, a lubricant trademark license agreement and a technical and technological support agreement, as well as transition services agreements.

In evaluating whether or not to carry out the Transaction, Pampa considered a number of factors. Petrobras Argentina is an integrated energy company, engaged in oil and gas exploration and production, refining, petrochemicals, electricity generation and transmission and hydrocarbon marketing and transportation. The Transaction represented a unique opportunity for Pampa to both promote activities in the sector in which it currently operates and penetrate a new industry.

With respect to the assets of Pampa, and the strength of the businesses it already operates, Pampa believes that the following are important synergies with Petrobras Argentina:

•        Transportation of Gas and Processing of Liquids. Until the closing date of the Transaction, Pampa and Petrobras Argentina were partners in CIESA, which holds shares of TGS, with more than 9,100 km of pipelines and 60% in market share.

•        Electricity Generation. Pampa has an installed capacity of 2,309 MW (653 MW in hydroelectric generation and 1,656 MW in thermal generation), representing 7% in market share, while Petrobras Argentina has an installed capacity of 1200 MW (285MW in hydroelectric and 915 MW in thermal generation), representing 3.6% in market share. After the Transaction, the group would become the third largest generator in the country with 10.4% in market share.

•        Gas and Oil Exploration and Production. Through PEPASA, Pampa has five production blocks and more than 130 production wells, which represent 2.1% in market share. Petrobras Argentina has 16 production blocks, with natural gas production representing 6.2% in market share and oil production representing 4.1% in market share. The areas with proven and/or potential reserves are a scarce asset in Argentina, but the Transaction provides a unique growth opportunity for Pampa.

As a result of the Transaction, Pampa owns, indirectly through PPSL, 135,679,155 PESA ADSs, representing 1,356,791,556 PESA Shares, or 67.1933% % of the total number of PESA Shares (including PESA Shares represented by PESA ADSs).

The closing of the Transaction was subject to certain conditions precedent typical for a transaction of its type, such as certain representations and guarantees made by us and Petrobras. Among these conditions was a requirement that Petrobras Argentina refinance its 5.875% Series S Notes due 2017 and release Petrobras from its guarantee of such notes.

Additionally, pursuant to the Sale and Purchase Agreement, Pampa is responsible during the 15-year period following the closing of the Transaction for a percentage of the difference between the actual cost of certain contingencies identified prior to the closing of the Transaction, and the estimated cost of such contingencies (including the determination of several tax, customs, arbitration and transfer pricing claims relating to Petrobras Argentina).

For more information on prior transactions between Pampa, Pampa directors and other Pampa affiliates with Petrobras Argentina and its subsidiaries, see “Material Relationships Among Pampa, Petrobras Argentina and Our Executive Officers, Directors and Major Shareholders.”

THE OFFERS

We are conducting the U.S. Offers and the Argentine Offer to acquire all issued and outstanding PESA Securities, subject, in the case of the U.S. Exchange Offer and the Argentine exchange offer, to the Maximum Aggregate Pampa Security Issuance. The U.S. Offers and the Argentine Offer are being conducted simultaneously and, in all material respects, have the same terms and are subject to the same conditions; however, participants in the Argentine Offer will not be granted the protection of the Exchange Act.

Pursuant to Argentine law, Pampa is required to make an offer to purchase all of the remaining outstanding PESA Shares in connection with the PESA Change of Control. As an alternative to a cash payment for PESA Shares in the form of the Offer Cash Consideration, Pampa has elected to offer Petrobras Argentina shareholders the option to receive the Offer Share Consideration, subject to the Maximum Aggregate Pampa Security Issuance.

Holders of PESA Securities will have a choice between receiving the Offer Share Consideration and the Offer Cash Consideration. The Offer Share Consideration will consist of           Pampa Shares per PESA Share, or           Pampa ADSs per PESA ADS. The Offer Cash Consideration will consist of Ps.10.3735 per PESA Share. Holders of PESA ADSs who wish to receive the Offer Cash Consideration will be required to surrender their PESA ADSs to the PESA Depositary for cancellation, withdraw the PESA Shares underlying their PESA ADSs from the PESA ADS program and thereafter follow the procedures described under “—Procedures for Participating in the U.S. Offers” in order to receive the Offer Cash Consideration.

Terms of the U.S. Offers and Expiration Date

General

Upon the terms and subject to the Conditions set forth in this prospectus (including, if the U.S. Offers are extended or amended, the terms and conditions of any extension or amendment), Pampa will accept (i) for exchange and exchange PESA Shares and PESA ADSs and (ii) for payment and pay for all PESA Shares, in each case, that are validly tendered on or prior to the Expiration Time on the Expiration Date, and not withdrawn as provided in “—Withdrawal Rights”, subject to, with respect to the offer to exchange PESA Shares and PESA ADSs for Pampa Shares and Pampa ADSs, the Maximum Aggregate Pampa Security Issuance and the proration described in “—Fractional Entitlements and Proration.”

Subject to the exceptions described herein, unless the U.S. Offers are extended, to tender PESA Shares and/or PESA ADSs in the U.S. Offers, the PESA Securities tendered by a holder must be received prior to the Expiration Time on the Expiration Date.

PESA ADS holders that wish to receive the Offer Share Consideration may tender their PESA ADSs through the ADS Exchange Agent in accordance with the instructions set forth below under “—Procedures for Participating in the U.S. Offers” and in the accompanying PESA ADS Letter of Transmittal.

As an alternative to participating in the U.S. Exchange Offer through the ADS Exchange Agent in order to receive the Offer Share Consideration in the form of Pampa ADSs, a PESA ADS holder who wishes to receive the Offer Share Consideration or the Offer Cash Consideration may also surrender its PESA ADSs to the PESA Depositary, withdraw the PESA Shares underlying the PESA ADSs from the PESA ADS program and participate in the Argentine Offer or, in the case of U.S. holder of PESA Shares, the U.S. Offers, in which case holders need to allow sufficient time to complete all required steps described in this prospectus and the PESA Share Form of Acceptance before the Expiration Time on the Expiration Date. See “—Procedures for Participating in the U.S. Offers.”

Unless the U.S. Offers are extended, PESA ADS holders that have tendered their PESA ADSs through the ADS Exchange Agent will be entitled to withdraw from the U.S. Offers up until the Expiration Time on the Expiration Date.

We will deliver (i) the Offer Share Consideration for PESA Shares and PESA ADSs (subject to the Maximum Aggregate Pampa Security Issuance and the proration described in “—Fractional Entitlements and Proration”) and (ii) the Offer Cash Consideration for all PESA Shares, in each case, properly and timely tendered, and not properly withdrawn. See “—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities.”

Extension and Amendment

Under U.S. law, if we make a material change in the terms of the U.S. Offers or the information concerning the U.S. Offers or if we waive a material Condition of the U.S. Offers, we will disseminate additional tender offer materials and extend the U.S. Offers if and to the extent required by Rules 14d‑4(c), 14d‑6(c) and 14(e)‑1 under the Exchange Act (which require that material changes be promptly disseminated to shareholders in a manner reasonably designed to inform them of such changes) or otherwise. The minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in consideration or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the terms or information changes. In the SEC’s view, an offer should remain open for a minimum of five business days from the date the material change is first published, sent or given to holders of PESA Shares and/or PESA ADSs, and with respect to a change in price or a change in percentage of securities sought, a minimum ten-business-day period is generally required to allow for adequate dissemination to shareholders and investor response.

Under Argentine law, the 20-to-30-Argentine-business-day initial term of the Argentine Offer must be extended for an additional period of five to ten Argentine business days to give those holders that have not accepted the offer during the original term an opportunity to do so during such additional term. We may also request that the CNV authorize the amendment of the terms of the Argentine Offer at any time prior to the last seven days of the initial offering period, as long as the amendment reflects an improvement of the original offer (e.g., by means of an increase in the consideration offered), which request will automatically extend the offer period for seven additional days. In addition, if the CNV deems it necessary, it may require that the offer period be further extended due to the amendment.

No Subsequent Offering Periods

We do not intend to provide any subsequent offering periods under the U.S. Offers.

Mailing

This prospectus, the related PESA Share Form of Acceptance or PESA ADS Letter of Transmittal, as applicable, and other relevant materials will be mailed by us to the registered holders of PESA ADSs and the U.S. resident registered holders of PESA Shares whose names appear on the shareholder lists maintained by Petrobras Argentina and the list of registered holders of PESA ADSs maintained by the PESA Depositary, and will be furnished, for subsequent transmittal to the beneficial owners of PESA ADSs, to brokers or other securities intermediaries whose names appear as participants in the security position listing of DTC with respect to PESA ADSs. We will reimburse brokers and other securities intermediaries for customary handling and mailing expenses incurred by them in forwarding materials relating to the U.S. Offers to their customers. We will also mail this prospectus, the related PESA Share Form of Acceptance or PESA ADS Letter of Transmittal, as applicable, and other relevant materials to any registered or beneficial U.S. holder of PESA Shares or holder of PESA ADSs that requests a copy of the materials relating to the U.S. Offers.

Definitions

For purposes of this prospectus and related documents:

•        “Argentine business day” means any day on which the Buenos Aires Stock Exchange is open for trading; and

•        “business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York City, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities

For purposes of the U.S. Offers, we will be deemed to have accepted for exchange (and thereby acquired) PESA Shares held by U.S. Persons and/or PESA ADSs and for payment (and thereby acquired) PESA Shares, in each case, validly tendered and not properly withdrawn prior to the Expiration Time on the Expiration Date, when we give written notice to the Argentine Receiving Agent of acceptance for exchange or payment of such PESA Shares and to the ADS Exchange Agent of acceptance for exchange of such PESA ADSs (the “Acceptance Date”).

In order for the U.S. Offers and the Argentine Offer to expire on the same date, the additional period of the Argentine Offer will expire on November         , 2016, and, except as required by applicable laws and regulations, we do not intend to extend the Expiration Date to a date later than the expiration date of the additional period of the Argentine Offer. We do not intend to provide any subsequent offering periods under the U.S. Offers.

Pursuant to Argentine law, unless a tendering holder delivers a valid Tax Cost Certificate to the U.S. Information Agent in accordance with “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities—Procedures for Delivering Tax Cost Certificate,” Pampa is required to withh old 13.5% of the Offer Consideration payable or deliverable, as the case may be, to any tendering holder of PESA Securities not domiciled in Argentina for Argentine tax purposes in respect of Argentine income tax on the capital gains derived from the disposition of the PESA Securities. If the tendering holder provides a valid Tax Cost Certificate, Pampa is required to withhold 15% of the Net Gain (as defined herein), if any, of such tendering holder. The Offer Cash Consideration and the Offer Share Consideration will be paid or delivered, as applicable, net of (i) the applicable 13.5% withholding tax if the tendering holder does not provide a valid Tax Cost Certificate at least five business days prior to the Expiration Date or (ii) 15% of the Net Gain if the tendering holder provides a valid Tax Cost Certificate at least five business days prior to the Expiration Date. See “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities—Procedures for Delivering Tax Cost Certificate.”

PESA Shares

Holders of PESA Shares who properly and timely tender and do not properly withdraw their PESA Shares may choose to receive the Offer Cash Consideration or the Offer Share Consideration in exchange for their PESA Shares. The Offer Cash Consideration will be in pesos and payable in pesos in Argentina.

Once we have accepted the tendered PESA Shares for exchange or payment:

(i)     issuance of Pampa Shares in exchange for PESA Shares accepted by us pursuant to the U.S. Exchange Offer from holders of PESA Shares who elect to receive the Offer Share Consideration will be made on the U.S. Exchange Offer Settlement Date by transferring the Pampa Shares on the Settlement Date to the same cuenta comitente of the holder of the validly tendered PESA Shares, subject to the proration described in “—Fractional Entitlements and Proration”; and

(ii)   payment for PESA Shares accepted by us pursuant to the U.S. Cash Tender Offer from U.S. holders of PESA Shares who elect to receive the Offer Cash Consideration is expected to be made seven business days after the Acceptance Date (the “U.S. Cash Tender Offer Settlement Date” and, together with the U.S. Exchange Offer Settlement Date, the “Settlement Dates”) by deposit of the Offer Cash Consideration therefor in pesos with the Argentine Receiving Agent and subsequent payment to holders tendering PESA Shares in the U.S. Cash Tender Offer through the Argentine Receiving Agent in Argentina. Payment of the Offer Cash Consideration shall be made by the Argentine Receiving Agent only to the person identified on the Tender Certificate (as defined herein) as the seller of the tendered PESA Shares, and any of said persons shall be treated both by us and by the Argentine Receiving Agent as the sole owner and seller of the tendered PESA Shares.

The Argentine Receiving Agent will act as agent for U.S. tendering holders of PESA Shares who elect to receive the Offer Cash Consideration for the purpose of receiving payments from us and transmitting payments to such tendering holders of PESA Shares whose PESA Shares have been accepted for payment.

PESA ADSs

Offer Share Consideration

Holders of PESA ADSs who wish to receive the Offer Share Consideration and properly and timely tender and do not properly withdraw their PESA ADSs will receive Offer Share Consideration in exchange for their PESA ADSs, subject to the proration described in “—Fractional Entitlements and Proration.”

Once we have accepted the tendered PESA ADSs for exchange, if you tendered your PESA ADSs for Pampa ADSs by means of DTC’s book-entry confirmation facilities, the ADS Exchange Agent will deliver the applicable number of whole Pampa ADSs to DTC, which will further allocate the appropriate number of whole Pampa ADSs to the account of the DTC participant that tendered the PESA ADSs on your behalf. Any fees charged by the Pampa Depositary for the issuance of the Pampa ADSs will be paid by Pampa. If you are a registered holder of PESA ADSs and tendered your PESA ADSs for Pampa ADSs to the ADS Exchange Agent by means of a completed and signed PESA ADS Letter of Transmittal, the ADS Exchange Agent will cause the applicable number of whole Pampa ADSs to be registered in your name on the books of the Pampa Depositary in uncertificated form, and the Pampa Depositary will send you confirmation of that registration and the number of Pampa ADSs registered in your name plus cash in lieu of any entitlement to a fraction of a Pampa ADS.

Offer Cash Consideration

Holders of PESA ADSs who wish to receive the Offer Cash Consideration will be required to surrender their PESA ADSs to the PESA Depositary, withdraw the PESA Shares underlying their PESA ADSs from the PESA ADS program and follow the procedures described above under “—PESA Shares” as holders of PESA Shares in order to receive the Offer Cash Consideration. Pampa will be responsible for paying any cancellation fees charged by the PESA Depositary in connection with PESA ADSs surrendered for cancellation, provided that the underlying PESA Shares are credited to a Caja de Valores account of SBS Trading S.A.

Procedures for Delivering Tax Cost Certificate

Holders who validly tender their PESA ADSs through DTC prior to the Expiration Time on the Expiration Date will receive a voluntary offering instruction number (“VOI Number”) from DTC. Holders of PESA Shares who validly tender and do not properly withdraw their PESA Shares prior to the Expiration Time on the Expiration Date will receive an SBS Internal Reference Number (together with the VOI Number, the “Identifying Numbers”) from the Argentine Receiving Agent.

In order for the Offer Cash Consideration and the Offer Share Consideration to be paid or delivered, as applicable, net of 15% of the Net Gain, if any, holders must complete the Tax Cost Certificate in the form attached to each of the PESA Share Form of Acceptance and the PESA ADS Letter of Transmittal. Such Tax Cost Certificate must be (i) prepared by a registered accountant in the jurisdiction of the tendering holder, (ii) certified by a certified  public accounting firm, (iii) notarized and apostilled (or authenticated by a consulate in the case an apostilled form is not available) and (iv) prepared in accordance with Argentine tax regulations, as described therein. The Tax Cost Certificate shall certify the original acquisition price in pesos of the PESA Securities by the holder of the PESA Securities, converted, in the case of PESA ADSs, at the applicable exchange rate published by Banco Nación at the date of such acquisition.

The Tax Cost Certificate must include the holder’s Identifying Number and be received by the U.S. Information Agent at least five business days prior to the Expiration Time on the Expiration Date. The form of Tax Cost Certificate is available upon request to the U.S. Information Agent.

General Provisions

If any tendered PESA Shares and/or PESA ADSs are not accepted for any reason, any documents of title relating to the PESA Shares or PESA ADRs and other documents of title, if any, will be returned, without expense to, but at the risk of, the tendering holder (or, in the case of PESA Shares or PESA ADSs delivered by book-entry transfer, by transfer of such PESA Shares or PESA ADSs to an account maintained at Caja de Valores or DTC, as applicable), as promptly as practicable.

We seek to acquire the PESA Securities together with all economic and voting rights, including rights to Distributions (as defined herein) declared on or after the Commencement Date. Accordingly, if on or after the date hereof Petrobras Argentina should declare or pay any Distributions on the PESA Securities that are payable or distributable to shareholders of record on a date prior to the transfer to our name on Petrobras Argentina’s stock transfer records of PESA Shares (in the case of PESA Shares) and on the transfer records of the PESA Depositary (in the case of PESA ADSs), in each case, that are acquired pursuant to the U.S. Offers, then (i) the Offer Consideration deliverable by us per PESA Security in the U.S. Offers will be reduced by the value of such Distributions. “Distributions” mean any distributions declared or paid by Petrobras Argentina in respect of any tendered PESA Securities on or after the Commencement Date, including, but not limited to, any payment of dividends in cash or in-kind (in PESA or securities of any type), distributions of reserves, reimbursements of capital, full or partial redemptions, distributions for capital reductions or rights to purchase any securities.

Under no circumstances will interest be paid on the Offer Consideration for the tendered PESA Shares and/or PESA ADSs whether or not the Expiration Date is extended. After the Acceptance Date, our obligation to make payments to tendering holders of PESA Shares and/or PESA ADSs shall continue until Pampa Securities are deposited with the ADS Exchange Agent or the Argentine Receiving Agent, as applicable, and funds deposited with the Argentine Receiving Agent. Upon the deposit of Pampa Securities with the ADS Exchange Agent or the Argentine Receiving Agent, as applicable, and funds with the Argentine Receiving Agent for the purpose of issuing Pampa Securities and making payments to tendering holders of PESA Shares and/or PESA ADSs, our obligation to make the payment shall be satisfied, and tendering holders of PESA Shares and/or PESA ADSs must thereafter look solely to the ADS Exchange Agent or the Argentine Receiving Agent, as applicable, with respect to the PESA Shares or PESA ADSs, or for payment of amounts owed to them by reason of the acceptance for payment of PESA Shares and/or PESA ADSs pursuant to the U.S. Offers.

To the extent permitted by applicable Argentine and U.S. securities laws, we reserve the right to transfer or assign, in whole or in part at any time, to one or more of our subsidiaries or affiliates, the right to acquire PESA Securities in the Offers, but any such transfer of assignment will not relieve us of our obligations under the Offers and will not prejudice the rights of tendering holders to receive the Offer Consideration for PESA Securities validly tendered and accepted upon the terms and subject to the conditions set forth in the Offers.

Procedures for Participating in the U.S. Offers

Only holders of PESA Shares who are U.S. Persons and holders of PESA ADSs are eligible to participate in the U.S. Offers. All other holders of PESA Shares, and holders of PESA Shares who are U.S. Persons but wish to participate in the Argentine Offer, must tender their PESA Shares in the Argentine Offer. Before they decide to tender their PESA Shares in the Argentine Offer, U.S. holders of PESA Shares who wish to participate in the Argentine Offer should carefully consider the Spanish-language prospectus to be published on the CNV’s website (ww.cnv.gob.ar), all other documents related to the Argentine Offer and the fact that they will not be granted the protection of the Exchange Act. For assistance in connection with the Argentine Offer, please contact SBS Trading S.A., the exchange agent under the Argentine Offer, at its address and telephone number set forth on the back cover of this prospectus.

As used herein, a “U.S. Person” means: (1) any individual resident in the United States; (2) any partnership or corporation organized or incorporated in the United States; (3) any estate of which any executor or administrator is a U.S. Person; (4) any trust of which the trustee is a U.S. Person; (5) any agency or branch of a foreign entity located in the United States; (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (8) any partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. Person for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(a) under the Securities Act); excluding, in each case, persons deemed not to be “U.S. persons” pursuant to Rule 902(k)(2) of Regulation S under the Securities Act. The tendering of PESA Securities pursuant to the U.S. Offers shall constitute a binding agreement between the tendering holder of PESA Securities and us pursuant to the terms and subject to the conditions of the U.S. Offers.

Pursuant to the terms of the U.S. Offers and subject to the Conditions thereof, we shall acquire such PESA Securities as are validly tendered prior to the Expiration Time on the Expiration Date pursuant to the requirements listed below and provided that tendered PESA Securities are not withdrawn as set forth in “—Withdrawal Rights.”

This prospectus, the PESA ADS Letter of Transmittal, the PESA Share Form of Acceptance and other relevant materials may be obtained from the U.S. Information Agent, at the addresses indicated on the back cover of this prospectus during normal business hours through the Expiration Time on the Expiration Date. However, failure to receive any documentation related to the U.S. Offers by any holder of PESA Securities shall not invalidate the U.S. Offers or any aspect thereof.

Holders of PESA Shares

A U.S. holder of PESA Shares who decides to tender all or part of its PESA Shares in the U.S. Offers shall follow the procedures described below:

(i)    Holders whose PESA Shares are registered under their name in the share registry of Petrobras Argentina kept by Caja de Valores

A holder whose PESA Shares are registered under its name in the share registry of Petrobras Argentina kept by Caja de Valores and who intends to tender its PESA Shares in the U.S. Offers must first transfer the PESA Shares to the collective deposit system of Caja de Valores and follow the procedure described below.

A U.S. holder of PESA Shares that does not have a cuenta comitente in the collective deposit system of Caja de Valores through a financial intermediary (“Custodian”) may open a cuenta comitente in its name through any Custodian. The Custodian will open a cuenta comitente at Caja de Valores in which it will deposit the stock certificate issued by Caja de Valores (“Certificate”) and a cash account in the name of the U.S. holder of PESA Shares.

The PESA Shares may not be tendered by a U.S. holder until they are credited in the holder’s cuenta comitente at Caja de Valores. A holder who wishes to open a cuenta comitente should therefore contact a Custodian with sufficient time to allow the Custodian to open the cuenta comitente to permit the tendering of PESA Shares prior to the Expiration Time on the Expiration Date.

Once the applicable requirements are met, the cuenta comitente has been opened, and the PESA Shares have been credited to such cuenta comitente, the U.S. holder may tender its PESA Shares in the U.S. Offers, following the steps set forth below:

(a) the U.S. holder of PESA Shares shall request its Custodian to instruct Caja de Valores to transfer its PESA Shares to either of the accounts opened by the Argentine Receiving Agent with Caja de Valores for purposes of (i) the U.S. Cash Tender Offer (Depositante No. 02, Comitente No. 9001) (the “U.S. Tendered PESA Shares Cash Account”) or (ii) the U.S. Exchange Offer (Depositante No. 02, Comitente No. 9002) (the “U.S. Tendered PESA Shares Exchange Account” and, together with the U.S. Tendered PESA Shares Cash Account, the “U.S. Tendered PESA Shares Accounts”).

(b) The Argentine Receiving Agent will obtain from Caja de Valores a certificate evidencing the tendering of the PESA Shares in the U.S. Offers and the transfer and registration of the PESA Shares in favor of the Argentine Receiving Agent in the applicable U.S. Tendered PESA Shares Account (the “Tender Certificate”). The Tender Certificate shall indicate (i) the date of transfer, (ii) the number of PESA Shares transferred to the applicable U.S. Tendered PESA Shares Account and (iii) the name, identification number and/or the registration information with public registrar, as applicable. The tendering holder should provide its Custodian with this information and, in turn, the Custodian should make it available to Caja de Valores.

(c) Once the corresponding transfer is completed, a U.S. holder of PESA Shares who wishes to tender its PESA Shares in the U.S. Offers shall file a completed and signed PESA Share Form of Acceptance and all other documentation that the Argentine Receiving Agent may request, with the Argentine

Receiving Agent at the address indicated on the back cover of this prospectus during normal business hours, no later than the Expiration Time on the Expiration Date.

(ii)   Holders whose PESA Shares are deposited in the collective deposit system of Caja de Valores

A U.S. holder whose PESA Shares are deposited in the collective deposit system of Caja de Valores that wishes to tender its PESA Shares in the U.S. Offers shall follow the steps set forth below:

(a) The U.S. holder shall request its Custodian to transfer the PESA Shares that the holder wishes to tender into the applicable U.S. Tendered PESA Shares Account pursuant to the terms of this prospectus.

(b) Custodians shall obtain a Tender Certificate evidencing the tendering of the PESA Shares in the U.S. Offers and the transfer and registration of the PESA Shares in favor of the Argentine Receiving Agent in the applicable U.S. Tendered PESA Shares Account. The Tender Certificate shall indicate (i) the date of transfer, (ii) the number of PESA Shares transferred to the applicable U.S. Tendered PESA Shares Account and (iii) the name, identification number and/or the public registrar’s information, as applicable.

(c) Once the corresponding transfer is completed, a U.S. holder of PESA Shares that wishes to tender its PESA Shares in the U.S. Offers shall file the completed and signed PESA Share Form of Acceptance and all other documentation that the Argentine Receiving Agent may request, with the Argentine Receiving Agent at the address indicated on the back cover of this prospectus, no later than the Expiration Time on the Expiration Date.

(iii)  General Provisions

PESA Shares held directly may not be tendered by a U.S. Person in the U.S. Offers until they are transferred into the collective deposit system and credited in the holder’s account (cuenta comitente) at Caja de Valores. Each holder who wishes to open a cuenta comitente should therefore contact a Custodian with sufficient time to allow the Custodian to open the cuenta comitente to permit the tendering of PESA Shares prior to the Expiration Time on the Expiration Date. Each U.S. holder of PESA Shares should consult with its Custodian as to whether there may be any delay in the issuance of the Tender Certificate by Caja de Valores. The transfer of PESA Shares to the applicable U.S. Tendered PESA Shares Account (and the obtaining of the Tender Certificate) may take time. Neither we nor the ADS Exchange Agent may provide holders of PESA Shares with a specific timeframe for performing these steps, and therefore, each holder should start this procedure as soon as possible.

Only the person or persons whose name or names appear on the Tender Certificate may sign the corresponding PESA Share Form of Acceptance. If the tendered PESA Shares are deposited in joint accounts, all holders in whose name the PESA Shares are registered must sign a PESA Share Form of Acceptance even if the Tender Certificate has been issued in the name of a single person. However, if each joint account holder is authorized to dispose the PESA Shares without the consent of the other holder/s, any of the joint account holders may sign the PESA Share Form of Acceptance. Unless evidence is provided to the contrary, joint account holders will be deemed to require the consent of the other holder/s to dispose the PESA Shares deposited in the joint account.

U.S. holders of PESA Shares may choose to file the PESA Share Form of Acceptance personally, by authorized agent or through their Custodians.

The method for delivering the Tender Certificate, the PESA Share Form of Acceptance and all the other documents required is at the sole option and risk of the tendering holders of PESA Shares. The PESA Shares shall be deemed tendered only when the PESA Shares have been deposited in the applicable U.S. Tendered PESA Shares Account and the PESA Share Form of Acceptance, the Tender Certificate and other required documents have been received, and not rejected, by the Argentine Receiving Agent.

Subject to the right of any tendering U.S. holder to withdraw any tendered PESA Shares, the Argentine Receiving Agent will keep the PESA Shares deposited in the applicable U.S. Tendered PESA Shares Account until such time as the U.S. Offers are settled and we deliver the Offer Consideration or the U.S. Offers are terminated.

When a U.S. Person that holds PESA Shares and wishes to participate in the U.S. Offers has correctly completed the procedure described in this section, it shall be deemed to have tendered its PESA Shares in the U.S. Offers and to have accepted all the terms and conditions thereof. The PESA Shares shall not be deemed to have been tendered in the U.S. Offers until such time as the Argentine Receiving Agent has received the documents described above. Once the documents are received by the Argentine Receiving Agent, the tendering U.S. holder of PESA Shares may only withdraw the tendered PESA Shares by following the procedure detailed in “—Withdrawal.”

(iv)  Holders of PESA Shares who tender through the MERVAL Procedure

U.S. Persons that hold PESA Shares will not be entitled to tender their PESA Shares in the U.S. Offers through the market system and pursuant to such applicable regulations as provided by the MERVAL (the “MERVAL Procedure”). If they wish to avail themselves of the MERVAL Procedure, they will be required to tender their PESA Shares in the Argentine Offer, in which case the holder should consult its Custodian regarding the procedures to be followed.

PESA Share Form of Acceptance

The provisions hereof shall be incorporated by reference into the PESA Share Form of Acceptance and shall be deemed to form part thereof. Each U.S. holder of PESA Shares who has signed or in whose name a PESA Share Form of Acceptance has been signed, irrevocably represents and warrants to us, and agrees with us, that:

(a) the presentation of the PESA Share Form of Acceptance constitutes (i) an acceptance of the U.S. Offers with respect to the number of PESA Shares indicated on the PESA Share Form of Acceptance, (ii) a commitment to present the Tender Certificate to the Argentine Receiving Agent as set forth in this prospectus and to present any other document and to take any other steps necessary to allow us to consummate the transfer of ownership of the PESA Shares, subject to the terms and conditions established in this prospectus and in the PESA Share Form of Acceptance, and (iii) with the exception of the withdrawal rights of the tendering holders of PESA Shares, an irrevocable tender of the PESA Shares in the U.S. Offers;

(b) the U.S. holder of PESA Shares is the owner of the PESA Shares indicated on the PESA Share Form of Acceptance and the holder has full authority and rights to deliver, sell and transfer such PESA Shares and rights inherent thereto to us;

(c) the tendered PESA Shares are tendered free and clear from all liens, titles, charges, privileges and/or encumbrances, and together with all the rights which they grant or may grant in the future;

(d) the presentation of the PESA Share Form of Acceptance to the Argentine Receiving Agent constitutes an instruction (which shall become irrevocable after the Acceptance Date) to deliver to us the tendered PESA Shares as of the applicable Settlement Date;

(e) the presentation of the PESA Share Form of Acceptance constitutes (i) an instruction (which shall be irrevocable as from the Acceptance Date) to Petrobras Argentina, Caja de Valores and the Argentine Receiving Agent, as applicable, to cause the registration and/or register the transfer of the tendered PESA Shares in favor of us and to deliver to us on the applicable Settlement Date a certificate of ownership of the tendered PESA Share Shares (“constancia de saldo de cuentas”) and/or other documents that prove ownership of such PESA Shares; and (ii) a commitment (which shall be irrevocable as from the Acceptance Date) to present any other document and to take any other measure necessary to allow us to consummate the transfer of ownership of the PESA Shares, pursuant to the terms and conditions set forth in this prospectus and in the PESA Share Form of Acceptance;

(f) the U.S. holder undertakes to ratify any and all of the acts or procedures that may be performed or effected by us or any of our directors or agents or Petrobras Argentina or any of its agents, as the case may be, in the exercise of any of our, its or their respective powers and/or authorizations in virtue hereof;

(g) the U.S. holder accepts that the voting and any other rights attaching to the tendered PESA Shares, may not be exercised by the U.S. holder of PESA Shares while the tendered PESA Shares are deposited in the applicable U.S. Tendered PESA Shares Account;

(h) the U.S. holder accepts that we seek to acquire the PESA Securities together with all economic and voting rights, including rights to Distributions declared on or after the Commencement Date. Accordingly, the holder accepts that if on or after the date hereof Petrobras Argentina should declare or pay any Distributions on, or issue any right with respect to, the PESA Shares that are payable or distributable to stockholders of record on Petrobras Argentina’s stock transfer records of PESA Shares on a date prior to the transfer to our name of the tendered PESA Shares, then (i) the Offer Consideration payable by us per PESA Share in the U.S. Offers will be reduced to the extent such Distributions are payable in cash, and (ii) any non-cash Distributions received and held by a tendering holder shall be required to be promptly remitted and transferred to the ADS Exchange Agent for our account accompanied by appropriate documents of transfer. Pending such remittance, we will be entitled to all rights and privileges, as owner of any such non-cash Distributions and may withhold the entire Offer Consideration or deduct from the Offer Consideration the amount or value thereof, as determined by us in our sole discretion;

(i) the U.S. holder grants a power of attorney in favor of the Argentine Receiving Agent to receive such notifications, documents or other communications to be sent to the holders of the tendered PESA Shares, to execute any documents necessary to receive and keep in custody the tendered PESA Shares and to exercise all other rights attaching to the tendered PESA Shares;

(j) the U.S. holder agrees not to sell, assign, transfer, pledge or encumber in any manner the tendered PESA Shares while they are deposited in the applicable U.S. Tendered PESA Shares Account and to keep the tendered PESA Shares free and clear from any liens, charges, privileges and/or encumbrances, and not to exercise any of the rights appertaining thereto;

(k) the U.S. holder agrees not to modify or close the cuenta comitente from which the tendered PESA Shares were transferred while the PESA Shares are deposited in the applicable U.S. Tendered PESA Shares Account;

(l) the U.S. holder has reviewed the documents relating to the U.S. Offers; has not received from the Argentine Receiving Agent or the U.S. Information Agent any information or representations inconsistent with or differing from the information or representations contained in the documents relating to the U.S. Offers, the holder’s decision to tender in the U.S. Offers has been based on the holder’s own analysis of Pampa, Petrobras Argentina and of the U.S. Offers, including the benefits and risks involved, and the holder has not received any type of legal, business, financial, tax and/or any other type of advice from us, the Argentine Receiving Agent, the U.S. Information Agent and/or any of their parent, subsidiary, affiliated or related entities;

(m) all the information contained in the PESA Share Form of Acceptance is true and correct; and

(n) the holder is a U.S. Person or is holding for a U.S. Person.

Maintenance of PESA Shares to be Transferred in Custody

The Argentine Receiving Agent will maintain the PESA Shares transferred into the applicable U.S. Tendered PESA Shares Account in custody in favor of both us and the tendering holder of PESA Shares until the applicable Settlement Date, provided that (i) the tendering holder of PESA Shares has not withdrawn its PESA Shares, (ii) the tendering of the PESA Shares was not defective, and (iii) the U.S. Offers remain open.

While the PESA Shares remain deposited in the applicable U.S. Tendered PESA Shares Account, the tendering holder of PESA Shares may not exercise the voting rights of the tendered PESA Shares.

If the tendering holder were to withdraw the tendered PESA Shares or the U.S. Offers were to be terminated by us because any of the Conditions described in “—Certain Conditions of the U.S. Offers” have not been met, or due to any other reason, the Argentine Receiving Agent will return the tendered PESA Shares as promptly as practicable after the date on which we notify the tendering holders that the U.S. Offers have been terminated.

All PESA Shares delivered to the Argentine Receiving Agent will be deemed to have been tendered unless otherwise indicated. See Instruction 1 of the PESA Share Form of Acceptance.

If you are in any doubt as to the procedure for acceptance of PESA Shares, please call the U.S. Information Agent at the telephone numbers set forth on the back cover of this prospectus.

Defects in Tendering in the U.S. Offers. Falsehood or Inaccuracy of Tendering Holder’s Representations

All questions as to the form of documents and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of PESA Shares will be determined by us in our sole discretion, which determination shall be final and binding on all parties. We reserve the absolute right to reject any and all tenders determined by us not to be in proper form. We also reserve the absolute right to waive any defect or irregularity in the tender of any PESA Shares of any particular holder, whether or not any similar defect or irregularity is waived in the case of other holders. No tender of PESA Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived. Neither we nor any of our affiliates or assigns nor any person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Our interpretation of the terms of the U.S. Offers will be final and binding.

We reserve the right to reject the tendering of any PESA Shares if, at our sole and exclusive discretion, we believe that the payment to be made by us or the transfer of such PESA Shares to us is illegal or contrary to any judgment, order, decision or opinion of the competent authority. In addition, we shall have the right to reject any tendered PESA Shares at any time until the applicable Settlement Date in the event of the lack of performance by the U.S. holder of PESA Shares of any of the covenants agreed to herein or if any representation made proves to be false or inaccurate.

We will rely on the information provided to us by the Argentine Receiving Agent in connection with (i) the actual deposit in the cuenta comitente of the PESA Shares to be tendered and (ii) the accuracy of the identity and capacity, and adequacy of the required consents, of the holder of the cuenta comitente to instruct its custodian to effect the transfer of the PESA Shares to the applicable U.S. Tendered PESA Shares Account. Any mistake, error or inaccuracy in connection thereto will be the sole responsibility of the tendering holder and its custodian.

In the event of a rejection of tendered PESA Shares by us, the PESA Shares shall be returned to the tendering holder and no delivery of the Offer Consideration shall be made to such holder if the U.S. Offers are consummated.

Holders of PESA ADSs

This prospectus, the PESA ADS Letter of Transmittal and other relevant materials will be mailed to registered holders of PESA ADSs and furnished to brokers and other securities intermediaries holding DTC positions in PESA ADSs for distribution by them to their customers having PESA ADSs credited to securities accounts. For a holder of PESA ADSs to validly tender PESA ADSs pursuant to the U.S. Exchange Offer, (i) a properly completed and duly executed PESA ADS Letter of Transmittal (or a copy thereof with original signatures), together with any required signature guarantees, or an Agent’s Message (as defined herein) in connection with a book-entry delivery of PESA ADSs, and any other required documents, must be received by the ADS Exchange Agent at one of its addresses set forth on the back cover of this prospectus and (ii) PESA ADRs evidencing such PESA ADSs, if applicable, must be received by the ADS Exchange Agent at one of such addresses or (in the case of PESA ADSs held with DTC by a broker or other securities intermediary) the ADS Exchange Agent must have received confirmation that the PESA ADSs have been delivered to the specified account for the U.S. Offers at DTC, in either case, on or prior to the Expiration Time on the Expiration Date. The acceptance of the U.S. Exchange Offer by a tendering PESA ADS holder pursuant to procedures described above, subject to “—Withdrawal Rights,” will constitute a binding agreement between such tendering PESA ADS holder and us upon the terms of the U.S. Exchange Offer. If a PESA ADS has been tendered by a PESA ADS holder, the PESA Shares represented by such PESA ADS may not be tendered by such PESA ADS holder.

Book-Entry Transfer

The ADS Exchange Agent will specify an account at DTC with respect to the PESA ADSs held in book-entry form for purposes of the U.S. Exchange Offer. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of PESA ADSs by causing DTC to transfer such PESA ADSs into the specified account in accordance with DTC’s procedure for such transfer. The term “Agent’s Message” means a message transmitted by DTC to, and received by, the ADS Exchange Agent and forming a part of a confirmation that states that DTC has received an express acknowledgement from the participant tendering the PESA ADSs that such participant has received and agrees to be bound by the terms of this prospectus and the PESA ADS Letter of Transmittal. Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the ADS Exchange Agent

The method of delivery of PESA ADRs, the PESA ADS Letter of Transmittal and all other required documents is at the option and risk of the tendering PESA ADS holder. PESA ADRs will be deemed delivered only when actually received by the ADS Exchange Agent. If delivery is by mail, registered mail (with return receipt requested) and proper insurance is recommended. Delivery should be effected as soon as possible but no later than the Expiration Time on the Expiration Date.

Brokers and other securities intermediaries will establish their own cut-off dates and times by which to receive instructions to tender your PESA ADSs, which will be earlier than the Expiration Time on the Expiration Date. You should contact your broker or other securities intermediary to determine the time and date that apply to you.

Signature Guarantees

No signature guarantee is required on the PESA ADS Letter of Transmittal if: (i) the PESA ADS Letter of Transmittal is signed by the registered holder of the PESA ADSs tendered therewith and such registered holder has not completed either the box entitled “Special Delivery Instruction” or the box entitled “Special Issuance Instructions” on the PESA ADS Letter of Transmittal; or (ii) such PESA ADSs are tendered for the account of a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Program or the Stock Exchange Medallion Program (an “Eligible Institution”). In all other cases, all signatures on the PESA ADS Letters of Transmittal must be Medallion-guaranteed by an Eligible Institution. See Instructions 1 and 5 of the PESA ADS Letter of Transmittal.

If the PESA ADRs are registered in the name of a person other than the signer of the PESA ADS Letter of Transmittal, then the tendered PESA ADRs must be endorsed or accompanied by appropriate stock powers, signed exactly as the name or names of the registered owner or owners appear on the PESA ADRs, with the signatures on the PESA ADRs or stock powers Medallion-guaranteed as described above. See Instructions 1 and 7 of the PESA ADS Letter of Transmittal.

Partial Tenders

If fewer than all of the PESA ADSs represented by PESA ADRs delivered to the ADS Exchange Agent are to be tendered, the holder thereof should so indicate in the PESA ADS Letter of Transmittal by filing in the number of PESA ADSs that are to be tendered in the box entitled “Number of PESA ADSs to Be Tendered.” In such case, a new PESA ADR for the remainder of the PESA ADSs represented by the old PESA ADR will be sent to the person(s) signing such PESA ADS Letter of Transmittal (or delivered as such person properly indicates thereon) as promptly as practicable following the date the tendered PESA ADSs are accepted for payment.

All PESA ADSs delivered to the ADS Exchange Agent will be deemed to have been tendered unless otherwise indicated. See Instruction 7 of the PESA ADS Letter of Transmittal. In the case of partial tenders, PESA ADSs not tendered will not be reissued to a person other than the registered holder.

Notwithstanding any other provision hereof, the issuance of Pampa ADSs in exchange for PESA ADSs pursuant to the U.S. Exchange Offer will in all cases be made only after timely receipt by the ADS Exchange Agent of PESA ADRs evidencing such PESA ADSs, if any (or, in the case of PESA ADSs held in a securities account with a broker or other securities intermediary, timely confirmation of a book-entry transfer of such PESA ADSs into the specified account at DTC pursuant to the procedures set forth above), a properly completed and duly executed PESA ADS Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message) and any other required documents.

Appointment as Proxy

By executing the PESA ADS Letter of Transmittal as set forth above, the tendering PESA ADS holder agrees that, effective from and after the date PESA ADSs are accepted by us for exchange, (i) we shall be entitled to direct the exercise of any votes attaching to any PESA Shares represented by PESA ADSs in respect of which the U.S. Exchange Offer has been accepted or is deemed to have been accepted and any other rights and privileges attaching to such PESA Shares represented by PESA ADSs, including any right to call a meeting of the shareholders; and (ii) the execution of the PESA ADS Letter of Transmittal and its delivery to the ADS Exchange Agent will constitute: (a) an authority from the tendering holder of PESA ADSs to send any notice, circular, document or other communications which may be required to be sent to such holder to us at our registered office; (b) an authority to us to sign any consent to execute a form of proxy in respect of the PESA Shares represented by the PESA ADSs in respect of which the U.S. Exchange Offer has been accepted or is deemed to have been accepted appointing any person nominated by us to attend general meetings of shareholders of Petrobras Argentina and to exercise the votes attaching to such PESA Shares on behalf of the tendering PESA ADS holder; and (c) the agreement of the tendering holder of PESA ADSs not to exercise any of such rights without our consent and the irrevocable undertaking of the tendering holder of PESA ADSs not to appoint a proxy for or to attend general meetings of shareholders.

Guaranteed Delivery

There will be no guaranteed delivery process available to tender PESA Shares or PESA ADSs.

General

PESA ADSs are not permitted to be tendered in the U.S. Cash Tender Offer or the Argentine Offer. Holders of PESA ADSs who wish to participate must first become direct holders of PESA Shares by surrendering their PESA ADSs to the PESA Depositary for cancellation and taking delivery of the PESA Shares represented thereby into an account in Argentina. Once a holder of PESA Shares, such holder, in the case of the U.S. holders, must follow the procedures described herein for U.S. holders of PESA Shares participating in the U.S. Cash Tender Offer in order to receive the Offer Cash Consideration, and, in the case of non-U.S. holders, must tender their PESA Shares in the Argentine Offer in order to receive the Offer Cash Consideration. Pampa will be responsible for paying any cancellation fees charged by the PESA Depositary in connection with PESA ADSs surrendered for cancellation, provided that the underlying PESA Shares are credited to a Caja de Valores account of SBS Trading S.A. In order for a registered holder on the books of the PESA Depositary to withdraw the PESA Shares underlying such holder’s PESA ADSs, registered holders should contact the PESA Depositary, JPMorgan Chase Bank N.A., at 4 New York Plaza, Floor 12, New York, New York 10004, telephone number +1‑800‑990‑1135 (U.S. toll-free) or +1‑651‑453‑2128 (international), and in order for a person or entity that holds PESA ADSs through a broker or other securities intermediary to withdraw the PESA Shares underlying such holder’s PESA ADSs, such holders should contact the broker or other securities intermediary holding their PESA ADSs, in either case, to convert their PESA ADSs into PESA Shares, which may then be tendered directly in Argentina pursuant to the procedures described. If you hold PESA ADSs and you wish to participate in the Argentine Offer, you should allow sufficient time to complete all required steps to surrender your PESA ADSs for delivery of PESA Shares prior to the expiration date of the Argentine Offer. See “—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities.”

Questions or requests for assistance may be directed to the U.S. Information Agent set forth on the back cover of this prospectus. Additional copies of this prospectus may also be obtained from the U.S. Information Agent.

All questions as to the form of documents and the validity, form, eligibility (including time of receipt) and acceptance of any tender of PESA Shares and/or PESA ADSs will be determined by us in our sole discretion, which determination shall be final and binding on all parties. We reserve the absolute right to reject any and all tenders of PESA Shares and/or PESA ADSs determined by us not to be in proper form. We also reserve the absolute right to waive any defect or irregularity in the tender of any PESA Shares and/or PESA ADSs of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. No tender of PESA Shares and/or PESA ADSs will be deemed to have been validly made until all defects and irregularities have been cured or waived. Neither we nor any of our affiliates or assigns nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Our interpretation of the terms of the U.S. Offers will be final and binding.

The tender of PESA Shares and/or PESA ADSs pursuant to any of the procedures described above will constitute the tendering holder’s acceptance of the terms of the U.S. Offers, as well as the tendering holder’s representation and warranty to us that:

•        the holder has the full power and authority to tender, sell, assign and transfer the tendered PESA Shares or PESA ADSs (and the PESA Shares or other securities represented thereby); and

•        when the PESA Shares and/or PESA ADSs are accepted for payment by us, we will acquire good and unencumbered title to the PESA Shares and/or PESA ADSs, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

Withdrawal Rights

Tenders of PESA Shares and PESA ADSs made pursuant to the U.S. Offers may be withdrawn at any time prior to the Expiration Time on the Expiration Date.

Direct Holders of PESA Shares

The withdrawal of any PESA Shares tendered in the U.S. Offers can only be made by presenting a signed form of withdrawal (the “Form of Withdrawal”) to the Argentine Receiving Agent. Such withdrawal will be effective only if the Argentine Receiving Agent timely receives the Form of Withdrawal at its address set forth on the back cover of this prospectus. The Form of Withdrawal must specify the name of the person who tendered the PESA Shares to be withdrawn and the number of PESA Shares to be withdrawn and the name of the registered U.S. holder of PESA Shares, if different from that of the person who tendered such PESA Shares.

Holders of PESA ADSs

To be effective, a written notice of withdrawal must be timely received by the ADS Exchange Agent at its address set forth on the back cover of this prospectus and must specify the name of the person who tendered the PESA ADSs to be withdrawn and the number of PESA ADSs to be withdrawn and the name of the registered holder of PESA ADSs, if different from that of the person who tendered such PESA ADSs. A signed notice of withdrawal must bear a Medallion guarantee if the ADS Letter of Transmittal to which it relates required a signature guarantee. In addition, such notice must specify, in the case PESA ADSs tendered by delivery of certificates, the name of the registered holder (if different from that of the tendering holder) and the certificate numbers shown on the particular certificates evidencing PESA ADSs to be withdrawn or, in the case of PESA ADSs tendered by book-entry transfer, the name and number of the participant account at DTC to be credited with the withdrawn PESA ADSs.

General

In accordance with Section 14(d)(5) of the Exchange Act, a shareholder that has tendered PESA Shares may withdraw any or all of those PESA Shares at any time before the Expiration Date by communicating its request to withdraw its PESA Shares in the manner described above.

Even if we extend the U.S. Offers or we are delayed in accepting, or unable to accept, PESA Shares for purchase or PESA Shares and/or PESA ADSs for exchange pursuant to the U.S. Offers for any reason, elections to tender may be withdrawn only as described herein. Any such delay will be made by an extension of the U.S. Offers to the extent required by law. See “—Terms of the U.S. Offers and Expiration Date.”

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by us, in our sole discretion, and our determination will be final and binding. Neither we nor any of our affiliates or assigns nor any other person will be under any duty to give any notification of any defects or irregularities in any withdrawal or incur any liability for failure to give any such notification.

Withdrawals of tendered PESA Shares and/or PESA ADSs may not be rescinded. Any PESA Shares and/or PESA ADSs properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the U.S. Offers. However, holders of PESA Shares that have properly withdrawn tendered PESA Shares may re-tender those PESA Shares at any time before the Expiration Time on the Expiration Date. PESA ADS holders that have properly withdrawn the PESA Shares represented by their PESA ADSs from the U.S. Offers may re-tender through the ADS Exchange Agent at any time before the Expiration Time on the Expiration Date. See “—Procedures for Participating in the U.S. Offers.”

Conditions of the U.S. Offers

The U.S. Offers are not conditioned on any minimum number of Securities being tendered nor are they subject to a financing condition. However, the U.S. Offers are subject to the satisfaction of the following conditions (the “Conditions”):

•         the consummation of the Argentine Offer; and

•         the satisfaction of the conditions to our obligation to complete the Argentine Offer, which include:

o    the approval by the CNV of the Argentine Offer, which was obtained on September 22 and 28, 2016; and

o    the SEC’s declaration of the effectiveness of this registration statement.

Tendering holders will have withdrawal rights in the U.S. Offers until the Expiration Time on the Expiration Date. See “—Withdrawal Rights.”

Notwithstanding the foregoing, the Conditions may be waived by us, in whole or in part, at any time and from time to time in our sole discretion, subject to applicable law. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by us concerning the events described above will be final and binding on all parties.

Fractional Entitlements and Proration

Fractions of Pampa Shares or Pampa ADSs will not be issued to persons whose PESA Securities are exchanged in the U.S. Exchange Offer. Fractions of Pampa ADSs will be aggregated and sold by the ADS Exchange Agent, DTC and DTC participants, and those intermediaries will allocate and pay the net proceeds of those sales to the tendering holders that were otherwise entitled to fractions of Pampa ADSs.

If, pursuant to the U.S. Exchange Offer and the Argentine Offer, holders of PESA Securities tender for exchange an aggregate amount of PESA Securities that, based on the Offer Share Consideration (without taking any applicable withholding taxes into account), would result in the delivery to holders of PESA Securities of more than the Maximum Aggregate Pampa Security Issuance, we will carry out a proration among holders of PESA Securities that participate in the U.S. Exchange Offer and the Argentine Offer in accordance with the proration procedures described below.

If the situation described in the immediately preceding paragraph arises, Pampa Shares and Pampa ADSs will be distributed to holders who validly tendered and did not withdraw their PESA Shares in the Argentine Offer in exchange for Pampa Shares and holders who validly tendered their PESA Shares or PESA ADSs, as the case may be, in the U.S. Exchange Offer in exchange for Pampa Shares or Pampa ADSs, as the case may be, on a pro rata basis, based on the following calculation: (i) 320,000,000 divided by (ii) the number of Pampa Shares that would, if the U.S. Exchange Offer and the Argentine Offer were not subject to proration, be deliverable in exchange for PESA Securities validly tendered and not withdrawn by holders of PESA Securities (such fraction, the “Proration

Multiple”). If we effect a proration of the U.S. Exchange Offer, holders of PESA Securities who validly tender and do not withdraw their PESA Securities will receive the Proration Multiple of the Offer Share Consideration to which they would otherwise be entitled, and their remaining tendered PESA Securities will not be accepted for exchange. In order to reach the proration threshold of 320,000,000 Pampa Shares (including those represented by Pampa ADSs),          % of the public float of PESA Shares (including those represented by PESA ADSs) would need to be validly tendered in the U.S. Exchange Offer and the Argentine Offer in exchange for the Offer Share Consideration.

When tendering in the U.S. Exchange Offer, holders of PESA Securities may elect to participate in the U.S. Cash Tender Offer (for U.S. holders) or the Argentine cash tender offer (for non-U.S. holders) with any PESA Securities that are not accepted in the U.S. Exchange Offer due to proration by electing this option in their Letter of Transmittal. In order to do so, holders of PESA Securities participating in the U.S. Exchange Offer will be required, when tendering in the U.S. Exchange Offer, to follow the same procedures as holders of PESA Shares participating in the U.S. Cash Tender Offer or the Argentine cash tender offer, as applicable, as described in “—Procedures for Participating in the U.S. Offers—Holders of PESA Shares” (for U.S. holders) and the offer documentation being used in the Argentine Offer (for non-U.S. holders) (except that such holders will not deliver any PESA Shares directly to the Argentine Receiving Agent). PESA ADSs of holders electing this option will be surrendered by the ADS Exchange Agent to the PESA Depositary, who will deliver the PESA Shares underlying such PESA ADSs to the Argentine Receiving Agent for tender pursuant to the U.S. Cash Tender Offer or the Argentine cash tender offer.  If the underlying PESA Shares are not accepted pursuant to the U.S. Cash Tender Offer or the Argentine cash tender for any reason, they will be returned to the tendering holder in the form of reconstituted PESA ADSs.

Our Structure After Completion of the Offers

Below is a diagram showing our organizational structure immediately after the consummation of the Offers, assuming all of the issued and outstanding PESA Securities are purchased or exchanged pursuant to the terms of the Offers.

Percentages shown above indicate the ownership percentage, taking together all outstanding shares of all series with respect to each company.

The following table shows the effect that the Offers will have on our capital structure.

Pampa’s Capital Structure (As of October , 2016)
	Prior to the Offers		Upon Consummation of the Offers (Assuming Maximum Aggregate Pampa Security Issuance)
	Number of Shares Outstanding	% of the Capital Stock	Number of Shares Outstanding	% of the Capital Stock
Pampa Shares	1,695,859,459	100%	2,015,859,459	100%

Taxation

The following is a summary of the principal U.S. federal income tax consequences and Argentine income tax consequences of the disposition of PESA Securities pursuant to the U.S. Offers and the exchange, ownership and disposition of Pampa Securities acquired pursuant to the U.S. Offers. The discussion below does not address all U.S. federal income tax considerations or Argentine income tax considerations that may be relevant to particular investors, nor does it address the special tax rules applicable to certain categories of investors. The discussion also does not address any tax consequences under the tax laws of any state, province or municipality of the United States or Argentina (except for the considerations under “—Argentine Tax Consequences—Stamp Taxes” and “—Argentine Tax Consequences—Gross Income Tax” below).

This summary is based on the federal tax laws of the United States and the tax laws of Argentina as in effect on the date hereof. Such tax laws (and rules and regulations thereunder) are subject to change, possibly with retroactive effect, which could affect the continued validity of this summary. This summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to tender or exchange PESA Securities and to acquire, own or dispose of Pampa Securities. You should consult your own tax advisors as to the United States, Argentine or other tax consequences of the Offers and of the ownership and disposition of Pampa Securities, including the effect of any foreign, state or local tax laws that apply in your particular circumstances.

U.S. Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences of the U.S. Offers that may be relevant to you if you are a beneficial owner of PESA Securities that is a citizen or resident of the United States of America, a domestic corporation, or otherwise subject to U.S. federal income taxation on a net income basis in respect of the PESA Securities (a “U.S. Holder”) that tenders PESA Shares pursuant to the U.S. Cash Tender Offer or exchanges PESA Securities pursuant to the U.S. Exchange Offer. This discussion addresses only beneficial owners of PESA Securities that hold such securities as capital assets. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to you. This summary does not address tax considerations that arise from rules of general application to all taxpayers or certain aspects of U.S. federal income taxation that may be applicable to you if you are subject to special treatment under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), including, but not limited to, if you are a bank or other financial institution, an entity treated for U.S. federal income tax purposes as a partnership or other pass-through entity, a tax-exempt organization, an insurance company, a broker or dealer in securities or foreign currency or a trader in securities who elects to mark your securities to market for U.S. federal income tax purposes; if you have a functional currency other than the U.S. dollar; if you own or are treated as owning 5% or more of any class of stock of Pampa or of Petrobras Argentina; or if you hold PESA Securities or Pampa Securities as part of a hedge, straddle or conversion transaction or other integrated investment. In addition, the discussion does not address the Medicare tax on net investment income, the alternative minimum tax or state, local or foreign tax consequences (or other tax consequences such as estate or gift tax consequences) of the U.S. Offers. The discussion below is based upon the provisions of the Code and U.S. Treasury regulations, rulings and decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (with possible retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. You should consult your own tax advisors concerning the tax consequences of the U.S. Offers, as well as any consequences arising under the laws of any other taxing jurisdiction.

Consequences to Tendering Holders in the U.S. Cash Tender Offer

If you participate in the U.S. Cash Tender Offer, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the U.S. dollar value of the amount realized on the disposition (including any amount withheld in respect of Argentine withholding taxes, as described in more detail below under “—Argentine Tax Consequences—Capital Gains Tax”) and your tax basis in the PESA Shares, which generally is the U.S. dollar cost thereof. Generally, such gain or loss realized on the sale or other disposition of PESA Shares will be treated as capital gain or loss, and will be long-term capital gain or loss if you have held your PESA Shares for more than one year. If you are a noncorporate U.S. Holder, gain derived with respect to capital assets held for more than one year are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

As discussed in more detail below under “—Foreign Tax Credits,” subject to generally applicable limitations and substantiation requirements, you may claim a credit against your U.S. federal income tax liability for the eligible Argentine taxes withheld from payments pursuant to the U.S. Cash Tender Offer. Any gain that you recognize in the U.S. Cash Tender Offer generally will be treated as U.S. source for U.S. foreign tax credit purposes. Consequently, even if such Argentine withholding taxes are eligible foreign income taxes, you will not be able to use any corresponding tax credit unless you have other foreign source income of the appropriate type in respect of which the credit may be used. If an Argentine tax is not an eligible foreign income tax, you should be able to deduct the tax in calculating your taxable income. You should consult your own tax advisors regarding the treatment of Argentine withholding taxes imposed on the U.S. Cash Tender Offer.

The amount of any cash paid to you pursuant to the U.S. Cash Tender Offer in pesos will equal the U.S. dollar value of the pesos you receive, calculated by reference to the exchange rate in effect on the date you receive the cash, regardless of whether the pesos are in fact converted into U.S. dollars. If you do not convert pesos received into U.S. dollars on the date of receipt, you will have a basis in the pesos you receive equal to their U.S. dollar value on the date of receipt, and any gain or loss you realize on a subsequent conversion or other disposition of the pesos will be treated as ordinary income or loss. U.S. holders of PESA Shares may not be able to freely convert into U.S. dollars and transfer abroad the pesos they receive as the Offer Cash Consideration. See “Exchange Controls.”

Consequences to Exchanging Holders in the U.S. Exchange Offer

The U.S. federal income tax treatment of the exchange of PESA Securities for Pampa Securities depends on whether the exchange is pursuant to a “reorganization” for U.S. federal income tax purposes. The exchange will be treated as pursuant to a reorganization if Petrobras Argentina merges with Pampa (or, subject to certain additional conditions, a subsidiary of Pampa) pursuant to a plan of reorganization that includes the Offers, and the requirements applicable to a reorganization under U.S. federal income tax law are satisfied. Pampa currently intends to consummate the Potential Merger as soon as practicable following completion of the Offers, and each of us and Petrobras Argentina are undertaking certain operational procedures in anticipation of the Potential Merger, including the integration of accounting systems and the preparation of merger-related documents filings. At this time, no plan of reorganization has been adopted, and accordingly, except where otherwise noted, the remainder of this summary assumes that the exchange will be a taxable transaction, and not a reorganization, for U.S. federal income tax purposes.

Gain or Loss Pursuant to the U.S. Exchange Offer

Assuming the exchange pursuant to the U.S. Exchange Offer constitutes a taxable transaction, if you participate in the U.S. Exchange Offer, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between your amount realized in the exchange and your tax basis in the PESA Securities you exchange. Your amount realized will be the fair market value of the Pampa Securities exchanged for PESA Securities, including any amounts withheld in respect of Argentine taxes (as described in more detail below under “—Argentine Tax Consequences—Capital Gains Tax”) and, in the case of PESA ADSs, any amount received in respect of fractions of PESA ADSs. For the purposes of determining your gain or loss, you should convert the amount of any Argentine withholding tax into U.S. dollars at the rate in effect at the time of the exchange. Any gain or loss you recognize in the U.S. Exchange Offer will generally be capital gain or loss. If you are a noncorporate U.S. Holder, gain derived with respect to capital assets held for more than one year at the time are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

As discussed in more detail below under “—Foreign Tax Credits,” subject to generally applicable limitations and substantiation requirements, you may claim a credit against your U.S. federal income tax liability for the eligible Argentine taxes withheld pursuant to the U.S. Exchange Offer. Any gain that you recognize in the U.S. Exchange Offer generally will be treated as U.S. source for U.S. foreign tax credit purposes. Consequently, even if such Argentine withholding taxes are eligible foreign income taxes, you will not be able to use any corresponding tax credit unless you have other foreign source income of the appropriate type in respect of which the credit may be used. If an Argentine tax is not an eligible foreign income tax, you should be able to deduct the tax in calculating your taxable income. You should consult your own tax advisors regarding the treatment of Argentine withholding taxes imposed on the U.S. Exchange Offer.

Alternative Treatment if the Offers and Subsequent Merger Constitute a Reorganization

If, contrary to the expected treatment, the Offers and Potential Merger constitute a reorganization for U.S. federal income tax purposes, a U.S. Holder of PESA Securities who participates in the U.S. Exchange Offer would recognize gain (but not loss) equal to the lesser of (i) gain you realize in the U.S. Exchange Offer (as described above), and (ii) any Argentine withholding tax you pay pursuant to the U.S. Exchange Offer (as described in more detail below under “—Argentine Tax Consequences—Capital Gains Tax”), converted to U.S. dollars as described above. Notwithstanding the foregoing, if you hold PESA ADSs, you will recognize gain or loss in respect of amounts received for fractions of PESA ADSs. Following the exchange and Potential Merger, you would have a tax basis in the Pampa Securities equal to your basis in the PESA Securities exchanged therefor, increased by the amount of any gain recognized in the exchange and decreased by any Argentine withholding tax on the U.S. Exchange Offer, in each case translated to U.S. dollars as described above. The holding period for such Pampa Securities would include the holding period of the PESA Securities tendered in the exchange. You should consult your own tax advisors regarding the possibility of the Offers and Potential Merger being treated as a reorganization.

Taxation of Pampa Shares Received Pursuant to the U.S. Exchange Offer

In general, if you are a beneficial owner of Pampa ADSs, you will be treated as the beneficial owner of the Pampa Shares represented by those Pampa ADSs for U.S. federal income tax purposes, and no gain or loss will be recognized if you exchange a Pampa ADS for the corresponding Pampa Shares.

Dividends

The gross amount of distributions that you receive (prior to deduction of Argentine taxes) generally will be subject to U.S. federal income taxation as foreign source dividend income, to the extent paid out of Pampa’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends paid in pesos will be included in your income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date of a U.S. Holder’s receipt, or in the case of Pampa ADSs, the depositary’s receipt of the dividend, regardless of whether you in fact convert the payment into U.S. dollars. Your tax basis in such pesos for U.S. federal income tax purposes equal to the U.S. dollar value on the date of such receipt. Any subsequent gain or loss in respect of such pesos arising from exchange rate fluctuations will be ordinary income or loss and will be treated as income from U.S. sources for foreign tax credit purposes. If such a dividend is converted into U.S. dollars on the date of receipt, you generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.

Subject to certain exceptions for short-term and hedged positions, the U.S. dollar amount of dividends received by a noncorporate U.S. Holder in respect of Pampa Securities generally will be subject to taxation at preferential rates if the dividends are “qualified dividends.” Dividends paid on the Pampa ADSs will be treated as qualified dividends if (i) the Pampa ADSs are readily tradable on an established securities market in the United States and (ii) Pampa was not, in the year prior to the year in which the dividend was paid, and is not, in the year in which the dividend is paid, a passive foreign investment company (“PFIC”). The Pampa ADSs are listed on the NYSE and will qualify as readily tradable on an established securities market in the United States so long as they are so listed. Based on Pampa’s consolidated financial statements and relevant market and shareholder data, we believe that we were not treated as a PFIC for U.S. federal income tax purposes with respect to our 2015 taxable year. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not anticipate becoming a PFIC for our 2016 taxable year.

Based on existing guidance, it is not entirely clear whether dividends received with respect to Pampa Shares will be treated as qualified dividends, because the Pampa Shares are not themselves listed on a U.S. exchange. In addition, the U.S. Treasury has announced its intention to promulgate rules pursuant to which holders of ADSs and intermediaries through whom such securities are held will be permitted to rely on certifications from issuers to establish that dividends are treated as qualified dividends. Because such procedures have not yet been issued, it is not clear whether we will be able to comply with them. You should consult your own tax advisors regarding the availability of the reduced dividend tax rate in the light of your own particular circumstances.

As discussed in more detail below under “—Foreign Tax Credits,” it is not free from doubt whether Argentine withholding taxes imposed on distributions on Pampa Securities will be treated as income taxes eligible for a foreign tax credit for U.S. federal income tax purposes. If an Argentine withholding tax is treated as an eligible foreign income tax, subject to generally applicable limitations, you may claim a credit against your U.S. federal income tax liability for the eligible Argentine taxes withheld from the proceeds of a sale or other disposition of Pampa Securities. Any gain that you recognize in a sale or other disposition generally will be treated as foreign source income for United States foreign tax credit purposes. You should consult your own tax advisors regarding the treatment of Argentine withholding taxes imposed on distributions on Pampa Securities.

Sale or Other Disposition of Pampa Securities

Upon a sale or other disposition of Pampa Securities, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the U.S. dollar value of the amount realized on the disposition (including any amount withheld in respect of Argentine withholding taxes, as described in more detail below under “—Argentine Tax Consequences—Capital Gains Tax”) and your tax basis, determined in U.S. dollars, in the Pampa Securities. Generally, such gain or loss realized on the sale or other disposition of Pampa Securities will be treated as capital gain or loss, and will be long-term capital gain or loss if you have held your Pampa Securities for more than one year. The ability to offset capital losses against ordinary income is limited. Long-term capital gains recognized by an individual are generally subject to taxation at a reduced rate.

As discussed in more detail below under “—Foreign Tax Credits,” it is not free from doubt whether Argentine withholding taxes imposed on the sale or other disposition of Pampa Securities will be treated as income taxes eligible for a foreign tax credit for U.S. federal income tax purposes. If an Argentine withholding tax is treated as an eligible foreign income tax, subject to generally applicable limitations, you may claim a credit against your U.S. federal income tax liability for the eligible Argentine taxes withheld from the proceeds of a sale or other disposition of Pampa Securities. Any gain that you recognize in a sale or other disposition generally will be treated as U.S. source income for U.S. foreign tax credit purposes. Consequently, even if such Argentine withholding taxes are eligible foreign income taxes, you will not be able to use any corresponding tax credit unless you have other foreign source income of the appropriate type in respect of which the credit may be used. If an Argentine tax is not an eligible foreign income tax, you should be able to deduct the tax in calculating your taxable income. You should consult your own tax advisors regarding the treatment of Argentine withholding taxes imposed on the sale or other disposition of Pampa Securities.

Foreign Tax Credits

Subject to generally applicable limitations, you may claim a credit against your U.S. tax liability for Argentine income taxes (or taxes imposed in lieu of an income tax) imposed in connection with the U.S. Offers and on distributions on and proceeds from the sale or other disposition of Pampa Securities. Argentine dividend withholding taxes generally are expected to be income taxes eligible for the foreign tax credit. The Argentine capital gains tax is likely to be treated as an income tax (or a tax paid in lieu of an income tax) and thus eligible for the foreign tax credit; however, you generally may claim a foreign tax credit only after taking into account any available opportunity to reduce the Argentine capital gains tax, including opting to be taxed on net gain, if any, by providing a Tax Cost Certificate, as described in more detail below under “—Argentine Tax Consequences—Capital Gains Tax—Foreign Beneficiaries.” Accordingly, a U.S. Holder will generally be required to substantiate its gain on the shares both to the Argentine tax authority and the U.S. Internal Revenue Service in order to claim the benefits of the foreign tax credit. It is unclear whether the Argentine personal assets tax is treated as an income tax for U.S. federal income tax purposes. See the discussion under “—Argentine Tax Consequences” below for more information on Argentine taxes imposed in connection with the U.S. Offers and on distributions on and proceeds from the sale or other disposition of Pampa Securities.

If an Argentine tax is not treated as an income tax (or a tax paid in lieu of an income tax) for U.S. federal income tax purposes, a U.S. Holder would be unable to claim a foreign tax credit for any Argentine capital gains tax or personal assets tax withheld; however, a U.S. Holder may be able to deduct such tax in computing its U.S. federal income tax liability, subject to applicable limitations. In addition, a U.S. Holder may elect to deduct all foreign income taxes instead of having the benefit of the foreign tax credit. The calculation of foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign income taxes, the availability of deductions, involves the application of complex rules that depend on your particular circumstances. You should consult your own tax advisors regarding the creditability or deductibility of such taxes.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds in connection with the U.S. Offers and in respect of the Pampa Securities that are made within the United States or through certain U.S. related financial intermediaries are subject to information reporting unless you are an exempt recipient and may also be subject to backup withholding unless you (i) provide your taxpayer identification number and certify that you are not subject to backup withholding or (ii) otherwise establish an exemption from backup withholding. You may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim or refund with the IRS and filing any required information.

Argentine Tax Consequences

Certain Tax Consequences Related to the Offers

Participating in the Offers involves certain tax consequences, including, without limitation, the possibility that proceeds obtained from tendering of the PESA Securities will be subject to Argentine income tax on capital gains, as provided by the Argentine income tax law (T.O. Decree No 649/97) (the “Argentine Income Tax Law”), as amended by the income tax reform introduced by Law No. 26,893 (the “Income Tax Reform”), and as complemented by the regulatory Decree No. 1344/1998 (the “Income Tax Decree”). Below is a summary description of these consequences.

Capital Gains Tax

Foreign Beneficiaries

Capital gains obtained by Foreign Beneficiaries are subject to a capital gains tax at a 15% rate. Foreign Beneficiaries may opt to: (i) consider that 90% of the proceeds received as consideration is a capital gain, which results in an effective tax rate of 13.5% over the gross consideration, or (ii) present evidence of their Net Gain, if any, and be taxed at a 15% rate of such Net Gain (as defined herein), if any. As of the date of this prospectus, there is no regulation as to the mechanism to calculate the net capital gains resulting from a share transfer, nor as to the evidence that should be provided to validly prove the initial acquisition cost of the securities to the tax authorities. In case a holder of PESA Securities elects alternative (ii), a Tax Cost Certificate should be delivered to the U.S. Information Agent as described under “—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities—Procedures for Delivering Tax Cost Certificate.” Any Tax Cost Certificate must be submitted at least five business days prior to the Expiration Date.

“Tax Cost Certificate” means a certificate in the form attached to each of the PESA Share Form of Acceptance and the PESA ADS Letter of Transmittal and certified by a certified public accounting firm. The Tax Cost Certificate shall certify the original acquisition price in pesos of the PESA Securities by the holder of the PESA Securities, converted at the applicable exchange rate published by Banco Nación at the date of such acquisition. If a Tax Cost Certificate certifies multiple acquisitions of PESA Securities, the Tax Cost Certificates shall separately identify the details of each individual transaction, including, without limitation, the applicable purchase price and applicable exchange rate for each transaction.

“Net Gain” means the difference between (i) the price per PESA Share (including PESA Shares represented by PESA ADSs) received in the Offers and (ii) the acquisition price converted into pesos at the seller rate published by Banco Nación as of the date of the respective acquisition per PESA Share as evidenced by a validly submitted Tax Cost Certificate.

In order to participate in the U.S. Offers, holders of PESA Securities must submit their PESA ADS Letter of Transmittal or PESA Share Form of Acceptance, as applicable. Holders completing the PESA ADS Letter of Transmittal are required to indicate whether such holder of PESA Securities is an individual or entity that is not Argentine resident for Argentine tax purposes (a “Foreign Beneficiary”), a resident individual or legal entity in general, corporation organized or incorporated under Argentine law, among certain traders and intermediaries, local branch of non-Argentine entities, entity included in Section 1 of Argentine Law No. 22,016, among certain trusts created in accordance with Argentine law, among certain mutual funds, a sole proprietorship or individual carrying on certain commercial activities in Argentina (an “Argentine Resident Entity”) for Argentine tax purposes.

In case a Foreign Beneficiary sells shares of an Argentine company (such as the PESA Securities) to an Argentine resident, the Argentine resident is required to withhold the applicable capital gains tax.

In turn, when a Foreign Beneficiary sells shares of an Argentine company to another Foreign Beneficiary, the purchaser of the shares is required to withhold the applicable capital gains tax and to pay such tax to the Argentine tax authority. However, as of the date of this prospectus, the mechanism to pay the capital gains tax in this last scenario has not been regulated.

As a result, Pampa is required to withhold the abovementioned capital gains tax to all Foreign Beneficiaries that participate in the Offers.

In respect of holders of PESA Securities that participate in the U.S. Cash Tender Offer and do not validly and timely attach a Tax Cost Certificate, Pampa will withhold 15% of the peso amounts resulting from multiplying (i) the amount of PESA Shares validly tendered by such holder of PESA Securities by (ii) 90% of the Offer Cash Consideration.

In respect of holders of PESA Securities that participate in the U.S. Cash Tender Offer and submit a Tax Cost Certificate, Pampa will withhold 15% of the peso amount resulting from multiplying (i) the amount of PESA Shares validly tendered by such holder of PESA Securities by (ii) the Net Capital Gain resulting from the Tax Cost Certificate.

In respect of holders of PESA Securities that participate in the U.S. Exchange Offer, Pampa will withhold PESA Securities in order to pay applicable withholding taxes.

Pampa will issue all holders of PESA Securities that validly tendered their securities a certificate detailing all withheld amounts.

Argentine Resident Individuals

The proceeds obtained by resident individuals and undivided estates domiciled in Argentina from the tendering of the PESA Securities as a result of participating in the U.S. Cash Tender Offer or in the U.S. Exchange Offer will be exempted from the capital gains tax, as long as the transaction is effected through an authorized securities market (Section 20.w of the Argentine Income Tax Law and Section 42 of the Income Tax Decree). Since there are no administrative or judicial precedents in connection with this recent exemption, we recommend that prospective investors consult with their own tax advisors as to whether this exemption is applicable in each particular case.

In case the above-mentioned exemption is not applicable, capital gains would be taxed at a 15% rate applicable over the net gain, if any, resulting from the transaction. Losses from a previous fiscal year as a result of the disposition of shares can only be applied and compensated against net gains resulting from the same kind of transaction, and these losses can be carried forward for five fiscal years.

Argentine Resident Entities

For the purposes of this section, “Argentine Resident Entities” means Argentine legal entities in general, corporations organized or incorporated under Argentine law, certain traders and intermediaries, local branches of non-Argentine entities, entities included in Section 1 of Argentine Law No. 22,016, certain trusts created in accordance with Argentine law, certain mutual funds, sole proprietorships and individuals carrying on certain commercial activities in Argentina.

Capital gains obtained by Argentine Resident Entities resulting from the sale, exchange or other form of disposition of the PESA Securities (such as those resulting from participating in the Offers) are taxed at a 35% rate. Losses from a previous fiscal year as a result of the disposition of shares can only be applied and compensated against net gains resulting from the same kind of transaction, and these losses can be carried forward for five fiscal years.

No withholding tax applies in case of Argentine Resident Entities that validly tender their PESA ADSs in the U.S. Offers.

Value Added Tax

The tendering of the PESA Securities in the Offer is exempted from value added tax pursuant to Section 7b of the Argentine Value Added Tax Law.

Certain Tax Consequences Related to the Pampa Shares and the Pampa ADSs

The following summary contains a description of the principal Argentine tax consequences of the acquisition, ownership and disposition of Pampa Shares and Pampa ADSs, but it does not purport to be a comprehensive description of all the Argentine tax considerations that may be relevant to a decision to participate in the Offers.

Dividends Tax

Dividends paid in excess of our taxable accumulated income for the previous fiscal period are subject to a withholding at the rate of 35% in respect of the excess portion of the dividends paid. The 35% withholding is subject to the limits set forth by double taxation treaties in force. See “—Tax Treaties.”

Capital Gains Tax

Resident individuals

The Income Tax Reform provided for the taxation of resident individuals’ income resulting from the purchase and sale, exchange or other disposition of shares not listed on stock exchanges or securities markets as authorized by the CNV, irrespective of the frequency or regularity of such operations. This income is subject in all cases to the 15% tax rate.

Notwithstanding the above, based on certain tax precedents, there may be support to argue that gains obtained by resident individuals from the disposal of Pampa ADSs should be considered as foreign source income. Recently, the Argentine Tax Authority understood that foreign source income obtained by resident individuals is taxed at a 9% to 35% rate. As this is a controversial issue, a case-by-case analysis is required.

Foreign Beneficiaries

Pursuant to the Income Tax Reform, all income resulting from the purchase and sale, exchange or other disposition of shares and other securities earned by Foreign Beneficiaries will be subject to income tax, whether they are listed on stock exchanges or securities markets, have an authorization for public offering or do not meet such requirements. These provisions will apply to foreign individual and legal entities at a 15% rate on the net capital gains or at a 13.5% rate on the gross price.

Notwithstanding the above, based on certain tax precedents, there may be support to argue that gains obtained by Foreign Beneficiaries from the disposal of Pampa ADSs should be regarded as foreign source income and, therefore, not subject to Argentine income tax. As this is a controversial issue, a case-by-case analysis is required.

Argentine Resident Entities

Capital gains obtained by Argentine Resident Entities derived from the sale, exchange or other disposition of our Pampa Shares or Pampa ADSs are subject to income tax at the rate of 35%. Losses arising from the sale of our Pampa Shares or Pampa ADSs can be applied to offset such income.

Personal Assets Tax

Argentine entities, such as us, have to pay the personal assets tax corresponding to Argentine and foreign individuals and foreign entities for the holding of our shares at December 31 of each year. The applicable tax rate is 0.25% and is levied on the equity value, or the book value, of the shares arising from the last balance sheet. Pursuant to the Personal Assets Tax Law, the Argentine company is entitled to seek reimbursement of such paid tax from the applicable Argentine individuals and/or foreign shareholders or by withholding dividend payments.

Transfer Taxes

The sale, exchange or other disposition of our common shares or ADSs is not subject to transfer taxes.

Stamp Taxes

Stamp taxes may apply in the City of Buenos Aires and in certain Argentine provinces in case transfer of our common shares or ADSs is performed or executed in such jurisdictions by means of written agreements.

Tax on Minimum Notional Income (Impuesto a la Ganancia Mínima Presunta, or “IGMP”)

Companies domiciled in Argentina, partnerships, foundations, sole proprietorships, trusts, certain mutual funds organized in Argentina and permanent business establishments owned by foreign persons are subject to IGMP over the total value of assets held by such persons, above a certain minimum threshold. Nevertheless, common shares and ADSs issued by entities subject to such tax are exempt from the IGMP. This tax will no longer be in force for fiscal years commencing on or after January 1, 2019.

Gross Income Tax

The gross income tax is a local tax; therefore, the rules of the relevant provincial jurisdiction should be considered, which may levy this tax on the customary purchase and sale, exchange or other disposition of common shares and ADSs, and/or the collection of dividends at an average rate of 6%, unless an exemption is applicable. In the particular case of the City of Buenos Aires, any transaction involving common shares and/or the collection of dividends and revaluations is exempt from this tax.

Value Added Tax

The sale, exchange or other disposition of our common shares or ADSs and the distribution of dividends are exempted from the value added tax.

Other Taxes

There are no Argentine inheritance or succession taxes applicable to the ownership, transfer or disposition of our common shares or ADSs. In addition, neither the minimum notional income tax nor any local gross turnover tax is applicable to the ownership, transfer or disposition of our common shares or ADSs.

Tax Treaties

Argentina has signed tax treaties for the avoidance of double taxation with Australia, Belgium, Spain, Bolivia, Brazil, Canada, Denmark, Finland, France, Germany, Italy, the Netherlands, Norway, Russia, Sweden, Uruguay, the United Kingdom and Switzerland. There is currently no tax treaty or convention in effect between Argentina and the United States. It is not clear when, if ever, a treaty will be ratified or entered into effect. As a result, the Argentine tax consequences described in this section will apply, without modification, to a holder of our Pampa Shares or Pampa ADSs that is a U.S. resident. Foreign shareholders located in certain jurisdictions with a tax treaty in force with Argentina may be exempted from the payment of the personal asset tax.

Certain Legal and Regulatory Matters

We are not aware of (i) any governmental license or regulatory permit that appears to be material to Petrobras Argentina’s business that might be adversely affected by our acquisition of PESA Shares and/or PESA ADSs as contemplated herein or (ii) any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of PESA Shares and/or PESA ADSs by us as contemplated herein, or any approval or other action by any government or governmental administrative regulatory authority or agency, domestic or foreign, or any consent, waiver or other approval that would be required as a result of or in connection with the Offers, including but not limited to, any consents or other approvals under any licenses, concessions, permits and agreements to which Petrobras Argentina or we or any of our respective subsidiaries or affiliates is a party, other than CNV’s approval of the Argentine Offer.

The Transaction remains subject to the approval of the Argentine National Commission for the Defense of Competition after consummation of the Transaction. If the CNDC does not approve the Transaction, Pampa may be required to divest its interest in Petrobras Argentina or certain assets. However, the validity and effectiveness of the consummation of the Offers will not be affected in the event that the CNDC rejects or places onerous conditions on the Transaction after the Offers.

In addition, our obligation under the Offers to accept for payment and pay for PESA Shares and/or PESA ADSs is subject to certain Conditions as described in “—Conditions of the U.S. Offers.”

“Going Private” Transaction

Because we and the Co-Filers may be deemed to be affiliates of Petrobras Argentina for the purposes of Rule 13e‑3 under the Exchange Act, the U.S. Offers constitute a “going private” transaction pursuant to Rule 13e‑3. Rule 13e‑3 requires, among other things, that certain financial information concerning Petrobras Argentina and certain information relating to the fairness of the Offer Consideration be filed with the SEC. We have provided such information in this prospectus, and we and the Co-Filers have provided such information in the combined Schedule TO and Schedule 13E‑3, together with the exhibits thereto, filed with the SEC pursuant to Rule 14d‑3 under the Exchange Act.

Information on Co-Filers

Emes. Emes is a limited liability company domiciled in Delaware. Its business address is 2711 Centerville Road, Suite 400, Wilmington, DE 19808, and its telephone number is +54‑11‑4344‑6000. Its managing member is Mtres. Emes is an investment entity of which the Chairman of the Pampa Board of Directors, Marcelo Mindlin, three other Pampa directors, Damián Mindlin, Gustavo Mariani and Ricardo Torres, and other investors are shareholders. Emes has made the Emes Convertible Loan to Pampa. See “Material Relationships Among Pampa, Petrobras Argentina and our Executive Officers, Directors and Major Shareholders—Related-Party Transactions—Transactions with Emes and Mtres.”

Mtres. Mtres is a corporation (sociedad anónima) domiciled in Uruguay. Its business address is Cesar Cortinas 2037, 11500 Montevideo, Uruguay, and its telephone number is +598‑2604‑0667. Its executive officer is Germán Pérez, and it is controlled by Marcelo Mindlin, Damián Mindlin and Gustavo Mariani. Mtres is an investment entity of which the Chairman of the Pampa Board of Directors, Marcelo Mindlin, and two other Pampa directors, Damián Mindlin and Gustavo Mariani are shareholders. Mtres has committed to make the Mtres

Convertible Loan to Pampa. See “Material Relationships Among Pampa, Petrobras Argentina and our Executive Officers, Directors and Major Shareholders—Related-Party Transactions—Transactions with Emes and Mtres.”

Set forth below is the name, current principal occupation with Pampa, citizenship and the present principal occupation or employment, and material occupations, positions, offices or employment for the past five years of the Co-Filers other than Emes, as well as Germán Pérez, the executive officer of Mtres. Unless otherwise indicated, the principal business address of each individual listed below is Maipú 1, C1084ABA, City of Buenos Aires, Argentina, and the telephone number of each individual listed below is +54‑11‑4344‑6000, other than Germán Pérez, whose principal business address is the same as Mtres.

Name	Position	Citizenship	Principal Occupation or Employment; Employment History
Marcelo Mindlin	Executive Director	Argentina	Executive Director; Member of Pampa Board of Directors since 2006
Damián Mindlin	Chief Investment Portfolio Manager; Director	Argentina	Member of Pampa Board of Directors since 2005
Gustavo Mariani	Chairman of Pampa Board of Directors; Co-Chief Executive Officer; Chief Generation Manager; Chief of New Business	Argentina	Member of Pampa Board of Directors since 2005
Ricardo Torres	Vice-Chairman of Pampa Board of Directors; Co-Chief Executive Officer; Chief Financial Officer; Chief of Distribution	Argentina	Member of Pampa Board of Directors since 2005
Germán Pérez	Director	Uruguay	Director of Pampa Inversiones S.A., Mindlin Warrants S.A., DM Warrants S.A. and GMA Warrants S.A.

None of the individuals has during the last five years been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws or a finding of any violation of U.S. federal or state securities laws.

Statutory Exemption from Certain U.S. Offer Requirements

The U.S. Offers qualify as “Tier II” offers in accordance with Rule 14d‑1(d) under the Exchange Act and are, as a result, exempt from certain provisions of otherwise applicable U.S. statutes and rules relating to tender offers. U.S. and Argentine law and practice relating to tender offers are inconsistent in a number of ways. We intend to rely on the Tier II exemption from Rule 14e‑1(c) on prompt payment and from Rule 14e‑1(d) on the procedures for giving notices of any extensions of the length of the U.S. Offers, where we will follow Argentine law and practice.

Argentine Securities Law

The registration of securities and the conduct of public offers in Argentina is regulated by the Ley de Mercado de Capitales (“Capital Markets Law”) No. 26.831, and by the rules issued by the CNV in accordance with General Resolution 622/2013 (T.O. 2013) (together, the “Argentine Regulations”).

Pursuant to the Argentine Regulations, any individual or legal entity that proposes to launch a tender offer must file a request for approval of the offer with the CNV, which has 15 business days from the filing to approve the terms and conditions or to request additional information (in which case the 15-day period will be interrupted). Except as otherwise provided by the CNV, the request for approval must include, among other requirements, a prospectus containing the terms and conditions of the offer and other relevant information.

Concurrently with the filing with the CNV, the offeror must publicly announce its intention to make the offer by publishing the principal terms and conditions for three days in a major Argentine newspaper and for one day in the official gazette of the Buenos Aires Stock Exchange. Once the offer is approved, the offeror must publish the approval of the terms and conditions of the tender offer, as originally filed or as modified, in the same manner in which the announcement of the exchange offer was previously published.

In addition, simultaneously with the publication of the initial announcement of the financial terms and conditions of the offer, the offeror must give a detailed notice of the terms and conditions to the target company. The board of directors of the target company must express its opinion and recommendation as to the proposed exchange offer within 15 days from receipt of the notification from the offeror. The opinion of the board of directors of the target company must cover in detail the terms and conditions of the offer, its recommendation to accept or reject the offer, the existence of any agreement between the offeror and the target or between the offeror and the members of the board of directors of the target, and whether the board of directors will obtain an opinion from a specialized independent consultant. The board of directors must disclose its knowledge of any significant decision to be adopted that, in its judgment, may affect the offer and whether the members of the board of directors of the target and officers who are shareholders of the target will accept or reject the offer. The opinion of the board of directors of the target must be furnished to both the Buenos Aires Stock Exchange and the CNV and must be published for two days in the official gazette of the Buenos Aires Stock Exchange. Before the tender offer may be commenced, the CNV must approve the price offered by the bidder.

The tender offer must remain open in Argentina for a period of no less than 20 business days and no more than 30 business days, unless an exception is obtained from the CNV. After the offer period expires, the offeror must keep the offer open for another five to ten business days on the same terms and conditions as the original offer. Once the offer expires, the offeror must inform the CNV and the Buenos Aires Stock Exchange of the results of the offer and must publish the results in the official gazette of the Buenos Aires Stock Exchange and in a major Argentine newspaper. Concurrently, the Buenos Aires Stock Exchange must notify the CNV of the aggregate number of shares of the target tendered. Once the results are known, the CNV will notify the Buenos Aires Stock Exchange, and if applicable, the offeror and the target company, of the number of shares tendered. The Buenos Aires Stock Exchange will publish the results in its gazette on the day following notification from the CNV.

If, subject to the Argentine Regulations, the offeror elects to terminate the offer, the offeror must notify the CNV of its decision and the notice of termination must be published in the same manner as the approval of the original offer. Once the notice of termination is published, all tenders will be deemed withdrawn and all expenses incurred by the tendering holders will be paid by the offeror.

Argentine Corporate Law

Holders of PESA Shares and/or PESA ADSs will not have appraisal rights as a result of the Offers.

Fees and Expenses

We have retained The Bank of New York Mellon as the ADS Exchange Agent, SBS Trading S.A. as the Argentine Receiving Agent and Georgeson LLC as the U.S. Information Agent in connection with the U.S. Offers. Each of these entities will receive customary compensation and reimbursement for reasonable out-of-pocket expenses, as well as indemnification against certain liabilities in connection with the U.S. Offers.

The U.S. Information Agent may contact holders of PESA Shares and PESA ADSs by personal interview, mail, electronic mail, telephone and other methods of electronic communication and may request brokers and other securities intermediaries to forward the materials relating to the U.S. Offers to beneficial holders of PESA Shares and PESA ADSs to the extent permitted by applicable law.

Except as set forth above, we have not retained and will not pay any fees or commissions to any broker or dealer or other person for recommending or soliciting tenders of PESA Shares and/or PESA ADSs pursuant to the U.S. Offers.

The following is an estimate of the fees and expenses to be incurred by us:

Filing fees	U.S.$
ADS Exchange Agent, Argentine Receiving Agent and U.S. Information Agent fees
Legal fees
Printing, mailing and miscellaneous fees and expenses
Total	U.S.$

Brokers and other securities intermediaries will be reimbursed by us for customary handling and mailing expenses incurred by them in forwarding material to their customers.

Petrobras Argentina will not pay any of the fees and expenses to be incurred by us.

Pampa will be responsible for paying any cancellation fees charged by the PESA Depositary in connection with PESA ADSs surrendered for cancellation and any fees charged by the Pampa Depositary in connection with the issuance of Pampa ADSs, in each case, in respect of PESA ADSs tendered in the U.S. Exchange Offer.

PESA ADSs may not be tendered in the U.S. Cash Tender Offer for the Offer Cash Consideration. Holders of PESA ADSs who wish to receive the Offer Cash Consideration will be required to surrender their PESA ADSs to the PESA Depositary for cancellation, withdraw the PESA Shares underlying their PESA ADSs from the PESA ADS program and thereafter follow the procedures described herein for holders of PESA Shares participating in the U.S. Cash Tender Offer in order to receive the Offer Cash Consideration. Pampa will be responsible for paying any cancellation fees charged by the PESA Depositary in connection with PESA ADSs surrendered for cancellation, provided that the underlying PESA Shares are credited to a Caja de Valores account of SBS Trading S.A.

Miscellaneous

This prospectus is intended solely for holders of PESA Shares that are U.S. Persons and holders of PESA ADSs representing PESA Shares. Holders of PESA Shares that are not U.S. Persons may not use this prospectus. Separate offer materials referred to as a prospecto in Spanish will be published in Argentina, as required by Argentine law. We are not aware of any jurisdiction where the making of the U.S. Offers or the election to tender PESA Shares (including PESA Shares represented by PESA ADSs) in connection therewith would not be in compliance with the laws of that jurisdiction. If we become aware of any jurisdiction in which the making of the U.S. Offers or the election to tender PESA Shares (including PESA Shares represented by PESA ADSs) in connection therewith would not be in compliance with applicable law, we will make a good-faith effort to comply with any such law. If, after making such good faith effort, we cannot comply with any such law, the U.S. Offers will not be made to (nor will elections to tender PESA Shares be accepted from or on behalf of) the holders of PESA Shares (including PESA Shares represented by PESA ADSs) in that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the U.S. Offers to be made by a licensed broker or dealer, the U.S. Offers will be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

No person has been authorized to give any information or make any representation on our behalf not contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized.

We and the Co-Filers have filed with the SEC a combined Schedule TO and Schedule 13E‑3, together with exhibits, furnishing certain additional information with respect to the U.S. Offers. You may read and copy the combined Schedule TO and Schedule 13E‑3 and any amendments thereto, including exhibits, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at +1‑800‑SEC‑0330. The SEC maintains a website at www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. The date of this prospectus is                   , 2016. You should not assume that the information in this prospectus is accurate as of any date other than that date, regardless of the time such prospectus is made available to you.

Promptly after the expiration of the Offers, we will publish the results by issuing a press release on, among others, PR Newswire. We will also make necessary filings with the SEC reflecting the results. Pursuant to Argentine law, we will notify the results of the Offers to the Buenos Aires Stock Exchange the day after we receive such results. Within five business days after settlement of the Offers the Buenos Aires Stock Exchange and we must publicly announce the results (including, without limitation, on the CNV’s website at www.cnv.gob.ar).

SOURCE AND AMOUNT OF FUNDS

The offer is not subject to any financing condition or contingency.

The Offer Cash Consideration will be financed by cash on hand, supplemented, if necessary, by (i) a portion of the proceeds from the Bridge Loan Credit Facility and (ii) the proceeds from the Mtres Convertible Loan.

We estimate that the maximum total amount of cash required to complete the Offers, assuming that (i) all holders of PESA ADSs withdraw the underlying PESA Shares and tender such PESA Shares for the Offer Cash Consideration and (ii) all outstanding PESA Shares are tendered for the Offer Cash Consideration, in each case, in the Argentine cash tender offer or the U.S. Cash Tender Offer, as the case may be, will be approximately Ps.7.726 billion. Given that the U.S. Exchange Offer and the Argentine exchange offer will be conducted simultaneously with the U.S. Cash Tender Offer and the Argentine cash tender offer, we expect that at least a portion of the holders of PESA Securities will opt to participate in the exchange offers, thereby reducing the total amount of cash required to pay the Offer Cash Consideration in the Argentine cash tender offer and the U.S. Cash Tender Offer.

Local Guarantee of Cash Tender Offers

Under CNV regulations, we are required to issue a guarantee in the form of cash collateral, publicly traded sovereign securities or as a guarantee  issued by an Argentine financial institution, in order to secure our payment obligations to all holders of PESA Securities who properly and timely tender and do not properly withdraw their PESA Securities for the Offer Cash Consideration (including under the Argentine Offer and the U.S. Cash Tender Offer).  The required guarantee has been evidenced to the CNV through the Bridge Loan Credit Facility and a commitment from BST to provide, in the event that Pampa does not have access to sufficient funds to cover its obligations under the cash tender offers, a guarantee of any such shortfall amount up to Ps.2.1 billion.

Bridge Loan Credit Facility

Under the Bridge Loan Credit Facility, we obtained a credit facility in the initial amount of U.S.$750 million to finance the Transaction. The Bridge Loan Credit Facility was reduced to U.S.$600 million following Pampa’s use of U.S.$161 million of proceeds from the sale of its indirect interests in TGS to fund a portion of purchase price for the Transaction. U.S.$271 million was disbursed on July 27, 2016 (the “Closing Date”) to finance an additional portion of the Transaction Purchase Price (the “Dollar Acquisition Tranche”), leaving U.S$329 million available under the Bridge Loan Credit Facility, subject to any reductions pursuant to the terms of the Bridge Loan Credit Facility, consisting of (a) a tranche of U.S. dollar–denominated term loans (the “Dollar Tender Offer Tranche”) in an aggregate amount up to U.S.$179 million and (b) a tranche of peso-denominated term loans (the “Peso Tender Offer Tranche” and together with the Dollar Tender Offer Tranche, the “Tender Offer Loans”) in an aggregate amount up to Ps.2,205 million. The proceeds of the Dollar Acquisition Tranche were used by us solely to (i) partially finance our acquisition of all of the outstanding shares of PPSL and (ii) pay expenses incurred in connection with such acquisition. The proceeds of the Tender Offer Loans will be used by us solely to (i) finance the mandatory cash tender offer in Argentina and the U.S. Cash Tender Offer (collectively, the “Cash Tender Offers”) and (ii) pay expenses incurred in connection with the Cash Tender Offers (together with the Cash Tender Offers, the “Offer Use of Proceeds”).

The commitments in respect of the Tender Offer Loans will be available, subject to any reductions pursuant to the terms of the Bridge Loan Credit Facility, until the date that is 120 days following the Closing Date of the Transaction. The commitments will be reduced if less than 100% of the outstanding PESA Securities are tendered in connection with the Argentine cash tender offer, in an amount that would result in the maximum amount of Tender Offer Loans being equal to the maximum amount of Offer Use of Proceeds. The obligations of the lenders under the Bridge Loan Credit Facility to provide financing are subject to the satisfaction of certain conditions precedent.

Interest on the Dollar Acquisition Tranche and the Dollar Tender Offer Tranche will accrue at a rate equal to three-month LIBOR (which in any case shall not be less than 0% per annum) plus a margin of 7.00% during months 0 to 6 following May 12, 2016, 7.25% during months 7 to 9 following May 12, 2016, 7.50% during months 10 to 12 following May 12, 2016, 9.00% during months 13 to 15 following May 12, 2016 and 9.50% during months 16 to 18 following May 12, 2016 and will be payable quarterly in arrears. Interest on the Peso Tender Offer

Tranche will accrue at a rate equal to the Badcor Rate (as defined below) plus the Applicable Margin and will be payable quarterly in arrears. “Badcor Rate” under the Bridge Loan Credit Facility means the Buenos Aires Deposits of Large Amount Rate adjusted (as described in the Bridge Loan Credit Facility) by the cash reserve percentage required for financial institutions in connection with 30 days’ time deposits made by clients, the rate of annual nominal interest granted by the Central Bank, and the Argentine gross revenue tax.

The Bridge Loans will be secured by a first priority security interest over the following collateral:

(i)

100% of the PESA ADSs held by PPSL on the Closing Date pursuant to the Sale and Purchase Agreement and subsequent to the closing date pursuant to the Offers; provided that, on the date of the conversion of the Convertible Loan, the lenders shall release an amount of PESA ADSs not greater than the amount sufficient for Pampa to satisfy its obligations under the Convertible Loan; provided, further, that immediately upon consummation of the Offers and acquisition by Pampa of such PESA ADSs, Pampa shall pledge such PESA ADSs for the benefit of the lenders;

(ii)	following the date of Pampa’s shareholders’ meeting approving the Potential Merger, 100% of the equity interests of PEPASA owned by Pampa or its subsidiaries; and
(iii)

on and following the date of the sale of the Excluded Business (as defined in the Bridge Loan Credit Facility) of Rio Neuquén to Petrobras International Braspetro B.V., 100% of the equity interests in IEASA S.A. held by Pampa.

The Bridge Loan Credit Facility contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, notices of default and certain other material events, maintenance of corporate existence and rights, business, property, and insurance and compliance with laws, as well as customary negative covenants for facilities of this type, including, among others, limitations on the incurrence of subsidiary indebtedness, liens, mergers and certain other fundamental changes, investments and loans, acquisitions, transactions with affiliates, payments of dividends and other restricted payments and changes in Pampa’s line of business. The Bridge Loan Credit Facility also contains customary default provisions for facilities of this type, which are subject to customary cure periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, the occurrence of a “change in control,” bankruptcy and related events, material judgments, certain events related to the U.S. Employee Retirement Income Security Act and the invalidity or revocation of any of our loan documents. If an event of default occurs under Bridge Loan Credit Facility, the lenders may, among other things, terminate their commitments and declare immediately payable all amounts due under the Bridge Loan Credit Facility.

The Bridge Loan Credit Facility matures on the day that is 12 months after the Closing Date. The entire principal amount of the Bridge Loan Credit Facility will be due and payable on the maturity date. The Bridge Loan Credit Facility may be voluntarily prepaid without penalty or premium, other than customary breakage costs related to prepayments of LIBOR borrowings, upon not less than five days’ prior written notice, at our option.

Mtres Convertible Loan

Under the Mtres Convertible Loan, we obtained a term loan of up to U.S.$25 million to finance the Offer Share Consideration. The Mtres Convertible Loan is to be disbursed only if the funds under the Bridge Loan Credit Facility are insufficient to cover Pampa’s obligations under the Cash Tender Offers.

Interest on the Mtres Convertible Loan will accrue at a rate of 7.50% per annum calculated from the borrowing date thereunder. The Mtres Convertible Loan will mature on the later of: (i) July 27, 2017 and (ii) the date on which the Bridge Loan Credit Facility shall have been repaid in full pursuant to the terms thereto. We may voluntarily prepay the Mtres Convertible Loan at any time, in whole but not in part, without penalty or premium, by transferring PESA Securities to Mtres in lieu of cash. If we do not make such a prepayment, we will repay the Mtres Convertible Loan in cash.

If we elect to prepay the Mtres Convertible Loan by transferring PESA Shares or PESA ADSs to Mtres, the number of PESA Shares or PESA ADSs deliverable to Mtres will be equal to the result of (i) all of the aggregate amounts then outstanding under the Mtres Convertible Loan divided by (ii) the per-PESA-Share or per-PESA-ADS purchase price paid by us in the Argentine cash tender offer or the U.S. Cash Tender Offer, as applicable. If we elect to deliver PESA Shares to Mtres, the price per PESA Share will be converted into U.S. dollars using the spot selling rate at which Banco Nación offers to sell pesos for U.S. dollars at the close of business on the business day immediately preceding the date of determination.

REGULATORY MATTERS

The Transaction remains subject to the approval of the Argentine National Commission for the Defense of Competition after consummation of the Transaction. If the CNDC does not approve the Transaction, Pampa may be required to divest its interest in Petrobras Argentina or certain assets. However, the validity and effectiveness of the consummation of the Offers will not be affected in the event that the CNDC rejects or places onerous conditions on the Transaction after the Offers.

MATERIAL RELATIONSHIPS AMONG PAMPA, PETROBRAS ARGENTINA AND OUR EXECUTIVE OFFICERS, DIRECTORS AND MAJOR SHAREHOLDERS

Pampa’s Major Shareholders

Our share capital consists of 1,695,859,459 Pampa Shares, which have a nominal value of Ps.1.00, and are each entitled to one vote per share.

The table below sets forth information concerning the beneficial ownership of our Pampa Shares as of June 30, 2016. Except as described below, we are not aware of any holder of more than five percent of any class of Pampa Shares.

Shareholder	Number of Shares	Percentage of capital	Percentage of voting power
ANSES(1)	305,307,129	18.00%	18.00%
Marcos Marcelo Mindlin	238,964,280	14.10%	14.10%
Gustavo Mariani	46,766,892	2.77%	2.77%
Damián Miguel Mindlin	46,305,460	2.74%	2.74%
Ricardo Alejandro Torres	25,893,775	1.53%	1.53%

(1)   On November 20, 2008, the Argentine Congress passed a law unifying the Argentine pension and retirement system into a system publicly administered by the Administración Nacional de la Seguridad Social (National Social Security Agency, or the “ANSES”) and eliminating the retirement savings system previously administered by private pension funds under the supervision of a governmental agency. In accordance with the new law, private pension funds transferred all of the assets administered by them under the retirement savings system to the ANSES. These transferred assets included 295,765,953 common shares of Pampa, representing 20.50% of our capital stock at that date. The ANSES is subject to the same investment rules, prohibitions and restrictions that were applicable to the Argentine private pension funds under the retirement savings system, except as described in the following sentence. On April 12, 2011, the Emergency Decree No. 441 was issued, which annulled the restrictions under Section 76(f) of Law No. 24,241 on the exercise of more than 5% of the voting power in any local or foreign company, such as Pampa, in any meeting of shareholders, irrespective of the actual interest held in the relevant company’s capital stock. The annulment of the restrictions under Section 76(f) of Law No. 24,241 came into effect on April 14, 2011. As of such date, the ANSES may exercise its voting power in any local or foreign company, such as Pampa, based on the actual interest held in the relevant company’s capital stock. In July 2016, Congress passed Law No. 27,260 which replaced Section 76 of Law No. 24,241 without restating the restrictions described above. Therefore, as of the date of this prospectus, ANSES is not subject to said restrictions.

Petrobras Argentina’s Major Shareholders

Petrobras Argentina’s share capital consists of 2,019,236,820 PESA Shares, which have a nominal value of Ps.1.00, and are each entitled to one vote per share.

The table below sets forth information concerning the beneficial ownership of the PESA Shares as of June 30, 2016. Except as described below, we are not aware of any holder of more than five percent of any class of PESA Shares.

Shareholder	Number of Shares	Percentage of capital	Percentage of voting power
PPSL	1,356,791,556	67.1933%	67.1933%
ANSES	239,277,004	11.8499%	11.8499%

According to the ownership reports of shares or other securities or rights in PESA Securities prepared by our directors and members of senior management and provided to us, none of our directors or executive officers entered into any transactions in PESA Securities during the past six months.

Related-Party Transactions—Transactions with Petrobras Argentina and Subsidiaries

We have, and expect to continue to have, a variety of contractual relationships with Petrobras Argentina and its subsidiaries.

Sale of PESA Securities

Ricardo Torres, Pampa’s Co-Chief Executive Officer and a member of the Pampa Board of Directors, Clarisa Lifsic, a member of the Pampa Board of Directors, and José María Tenaillon, an alternate member of the Pampa Board of Directors, have informed Pampa that they intend to tender their PESA Securities by participating in the exchange offers.

Production and Investment Agreements

In each of 2010 and 2013, our subsidiary, PEPASA, entered into investment agreements with Petrobras Argentina relating to the El Mangrullo block, for which Petrobras Argentina is the operator. Accordingly, PEPASA acquired 43% of the right to freely dispose of the hydrocarbon production at the wellhead and to commercialize and process the hydrocarbons obtained from certain wells to be drilled in this block, subject to the terms of each of these agreements. The hydrocarbon production resulting from PEPASA and Petrobras Argentina may be sold under the Gas Plus Program (SE Resolution No. 24/2008, under which producers are able to sell their production at a price higher than the reference price) and is subject to 14% royalties. The concession for the El Mangrullo block expires in 2025.

In 2015, through our subsidiary PEPASA, we have continued with the exploration and exploitation of natural gas reserves under production agreements and investment agreements entered into with Petrobras Argentina.

Related-Party Transactions—Transactions with Emes and Mtres

Three directors on the Pampa Board of Directors, Gustavo Mariani, Damián Mindlin and Ricardo Torres, and the Chairman of the Pampa Board of Directors, Marcelo Mindlin, together with certain other investors, are members of Emes.

Emes, an investment entity of which the Chairman of the Pampa Board of Directors, Marcelo Mindlin, three other Pampa directors, Damián Mindlin, Gustavo Mariani and Ricardo Torres, and other investors are shareholders, has made the Emes Convertible Loan. Pampa will repay the Emes Convertible Loan by transferring a portion of PPSL’s debt acquired by Pampa from Petrobras International Braspetro B.V. at closing of the Transaction. PPSL will repay such loan in-kind by transferring a portion of the PESA Securities to Emes. Emes has agreed to either (i) tender its PESA Securities (in the form of either PESA ADSs or PESA Shares) in the Offers in exchange for Pampa Shares or Pampa ADSs, as the case may be, or (ii) receive Pampa Shares or Pampa ADSs upon the consummation of the Potential Merger.

Mtres, of which the Chairman of the Pampa Board of Directors, Marcelo Mindlin, and two other Pampa directors, Damián Mindlin and Gustavo Mariani, are shareholders, has committed to make the Mtres Convertible Loan. We may voluntarily prepay the Mtres Convertible Loan at any time, in whole but not in part, without penalty or premium, by transferring PESA Securities to Mtres in lieu of cash. If we do not make such a prepayment, we will repay the Mtres Convertible Loan in cash.

The execution of the Convertible Loans was a condition precedent to funding under the Bridge Loan Credit Facility. The Convertible Loans have been approved by the audit committee of Pampa and the Pampa Board of Directors, in full compliance with Argentine law and regulations thereunder.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

We prepared the following unaudited pro forma combined condensed financial information by applying certain pro forma adjustments to our historical consolidated financial statements. The pro forma adjustments give effect to the following transactions (the “Pro Forma Transactions”):

(i)	the Transaction;
(ii)

our planned sale to Petrobras, after the closing of Transaction, of 33.6% of all the rights and obligations in Petrobras Argentina’s concession on the Río Neuquén area and in the assets associated with such interest and 100% of the rights and obligations pursuant to the Operating Agreement entered into by Petrobras Argentina, Bolivia branch, and Yacimientos Petrolíferos Fiscales Bolivianos regarding the Colpa and Caranda areas in Bolivia, subject to the necessary approvals by the Bolivian authorities. These planned disposals are based on the Sale and Purchase Agreement;

(iii)

our planned sale to YPF, after the closing of Transaction, of 33.33% of all the rights and obligations in Petrobras Argentina’s concession on the Río Neuquén area and in the assets associated with such interest and 100% of its interest in Aguada de la Arena area, representing 80% of the total interest in this area;

(iv)	our disposal of 50% of the direct interest and/or the final benefit of the share capital and voting rights of Compañía de Inversiones en Energía S.A. (“CIESA”), the parent company of TGS);
(v)	the consummation of the Offers;
(vi)

financing of the Transaction and the financing required under CNV regulations to secure our payment obligations to all holders of PESA Securities who properly and timely tender and do not properly withdraw their PESA Securities for the Offer Cash Consideration (including under the Argentine Offer and the U.S. Cash Tender Offer); and

(vii)

Petrobras Argentina’s issuance of debt securities and use of proceeds from that offering to repurchase all of its tendered Series S Notes due 2017 and redeem any Series S Notes remaining outstanding after completion of the cash tender offers. The closing of the Transaction was subject to certain conditions precedent typical for a transaction of its type, such as certain representations and guarantees made by us and Petrobras. Among these conditions was a requirement that Petrobras Argentina refinance its Series S Notes and release Petrobras from its guarantee of such notes.

The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2015 and for the six-month period ended June 30, 2016 give effect to the Pro Forma Transactions as if each of them had occurred on January 1, 2015. The unaudited pro forma combined condensed balance sheet as of June 30, 2016 gives effect to our planned and effective acquisition and disposals, financings and offerings as if each of them had occurred on June 30, 2016.

These unaudited pro forma combined condensed financial statements include adjustments for our planned disposals because we believe each of these disposals is probable according to the standards of Rule 3‑05 of Regulation S‑X. We note that these disposals, the Offers and the financing for the cash tender offers have not been consummated and may never be consummated, including due to reasons outside of our control. See “Risk Factors—The Unaudited Pro Forma Combined Condensed Financial Information included in this prospectus may not be representative of our results after the Offers.”

The historical financial statements of Pampa and of the business acquired incorporated elsewhere in this prospectus.

We have based the pro forma adjustments on available information and certain assumptions that we believe are reasonable under the circumstances. We describe in greater detail the assumptions underlying the pro forma adjustments in the accompanying notes, which you should read in conjunction with this unaudited pro forma combined condensed financial information. In many cases, we based these assumptions on preliminary information and estimates. The actual adjustments to our audited consolidated financial statements will depend upon a number of factors and additional information that will be available on or after the closing date of this transaction. Accordingly, the actual adjustments that will appear in our financial statements will differ from these pro forma adjustments, and those differences may be material.

We will account for the acquisition using the acquisition method of accounting for business combinations under IFRS. Under the acquisition method of accounting, the total consideration paid is allocated to an acquired company’s tangible and intangible assets, liabilities and any non-controlling interest based on their estimated fair values as of the acquisition date. As of the date of this prospectus, we have not completed the valuation studies necessary to finalize the acquisition date fair values of the assets acquired and liabilities assumed and the related allocation of purchase price for PPSL. Accordingly, the values of the assets and liabilities set forth in these unaudited pro forma combined condensed financial information for this business are preliminary. Once we complete our final valuation processes for the acquisition of PPSL, we may report changes to the value of the assets acquired and liabilities assumed, as well as the amount of goodwill, and those changes could differ materially from what we present here.

We provide the unaudited pro forma combined condensed financial information for informational purposes only. The unaudited pro forma combined condensed financial information neither purports to represent what our results of operations or financial condition would have been had the Transactions actually occurred on the assumed dates, nor purports to project our results of operations or financial condition for any future period or future date. You should read these unaudited pro forma combined condensed financial information in conjunction with “Summary—The Companies—Pampa—Selected Financial Information,” “Comparative Historical and Unaudited Pro Forma per Share Data,” “Comparative Historical and Unaudited Pro Forma per Share Data,” “Notes to Unaudited Pro Forma Combined Condensed Financial Information,” “Unaudited Pro Forma Combined Condensed Financial Information,” the 2015 Pampa Form 20-F, as well as the Pampa Financial Statements and Pampa’s historical financial statements, including the related notes thereto, incorporated elsewhere in this prospectus.

Unaudited Pro Forma Combined Condensed Balance Sheet

As of June 30, 2016

(Ps. in millions, except per share amounts)

Unaudited Pro Forma Combined Condensed Income Statement

For the six-month period ended June 30, 2016

(Ps. in millions, except per share amounts)

Pampa Energía S.A.	Petrobras Argentina S.A.	Acquisition Related Pro Forma Adjustments		Pro Forma Combined	Disposals	Pro Forma Combined	Petrobras 144 Bond offering	Tender and exchange offer	Pro Forma Combined
Revenue	8,383	14,450	(407)	(n) (l)	22,425	(1,159)	21,266	-	-	21,266
Cost of sales	(7,335)	(9,355)	(549)	(d) (e)	(17,239)	621	(16,618)	-	-	(16,618)
Gross profit	1,048	5,095	(957)		5,186	(538)	4,648	-	-	4,648
Selling and administrative expenses	(1,770)	(1,805)	52	(o) (l)	(3,523)	12	(3,511)	-	-	(3,511)
Exploration expenses	-	(104)	-		(104)	2	(102)	-	-	(102)
Other operating income	831	638	376	(n)	1,845	(1)	1,844	-	-	1,844
Other operating expenses	(386)	(1,116)	-		(1,502)	210	(1,292)	-	-	(1,292)
Share of (loss) profit of joint ventures	(74)	83	-		9	-	9	-	-	9
Share of profit (loss) of associates	(3)	19	-		16	3	19	-	-	19
Operating profit (loss) before higher costs recognition and SE Resolution No. 32/15	(354)	2,810	(528)		1,928	(312)	1,615	-	-	1,615
Income recognition on account of the RTI - SE Resolution No. 32/15	427	-	-		427	-	427	-	-	427
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes	82	-	-		82	-	82	-	-	82
Operating income	155	2,810	(528)		2,436	(312)	2,124	-	-	2,124
Financial income	255	585	(505)	(n)	335	-	335	-	-	335
Financial expenses	(1,421)	(939)	507	(q) (n)	(1,852)	-	(1,852)	(155)	(101)	(2,108)
Other financial results	235	-	(280)	(n)	(45)	(154)	(199)	-	-	(199)
Financial results, net	(930)	(354)	(278)		(1,562)	(154)	(1,716)	(155)	(101)	(1,971)
Profit (loss) before income tax	(776)	2,456	(806)		874	(466)	408	(155)	(101)	153
Income tax and minimum national income tax	349	(1,152)	289	(j)	(513)	197	(316)	54	35	(226)
Profit (loss) of the period	(426)	1,304	(517)		361	(269)	92	(101)	(65)	(74)
Weighted average amount of outstanding shares	1,696	2,019								2,016
(Loss) Earning per share										
Basic and diluted	(0.036)	0.622								0.120

Unaudited Pro Forma Combined Condensed Income Statement

For the year ended December 31, 2015

(Ps. in millions, except per share amounts)

Pampa Energía S.A.	Petrobras Argentina S.A.	Acquisition Related Pro Forma Adjustments		Pro Forma Combined	Disposals	Pro Forma Combined	Petrobras 144 Bond offering	Tender and exchange offer	Pro Forma Combined
Revenue	7,161	21,955	(638)	(n) (l)	28,478	(1,041)	27,437	-	-	27,437
Cost of sales	(7,093)	(15,554)	(1,099)	(d) (e)	(23,746)	953	(22,793)	-	-	(22,793)
Gross profit	68	6,401	(1,736)		4,733	(88)	4,645	-	-	4,645
Selling and administrative expenses	(2,212)	(2,921)	27	(o) (l)	(5,107)	14	(5,093)	-	-	(5,093)
Exploration expenses	-	(148)	-		(148)	7	(141)	-	-	(141)
Other operating income	941	1,211	618	(n)	2,769	-	2,769	-	-	2,769
Other operating expenses	(754)	(1,334)	-		(2,088)	244	(1,844)	-	-	(1,844)
Reversal of impairment of property, plant and equipment	25	-	-		25	-	25	-	-	25
Share of (loss) profit of joint ventures	9	(50)	-		(41)	-	(41)	-	-	(41)
Share of profit (loss) of associates	(10)	(1,240)	-		(1,250)	10	(1,240)	-	-	(1,240)
Operating profit (loss) before higher costs recognition and SE Resolution No. 32/15	(1,933)	1,919	(1,092)		(1,107)	187	(919)	-	-	(919)
Income recognition on account of the RTI - SE Resolution No. 32/15	5,025	-	-		5,025	-	5,025	-	-	5,025
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes	551	-	-		551	-	551	-	-	551
Operating income	3,643	1,919	(1,092)		4,470	187	4,657	-	-	4,657
Financial income	349	1,539	(1,201)	(n)	687	3	690	-	-	690
Financial expenses	(1,257)	(1,592)	726	(q) (n)	(2,123)	-	(2,123)	(406)	(215)	(2,744)
Other financial results	1,701	-	(165)	(n)	1,536	(1,583)	(47)	-	-	(47)
Financial results, net	792	(53)	(640)		99	(1,580)	(1,481)	(406)	(215)	(2,102)
Profit before income tax	4,436	1,866	(1,732)		4,569	(1,393)	3,176	(406)	(215)	2,556
Income tax and minimum national income tax	(587)	(971)	609	(j)	(949)	(102)	(1,051)	142	75	(834)
Profit of the year	3,849	895	(1,124)		3,620	(1,495)	2,125	(264)	(140)	1,721
Weighted average amount of outstanding shares	1,347	2,019								2,016
Earning per share										
Basic and diluted	2.276	0.422								0.444

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

(for tables, Ps. in millions, except per share amounts)

The main terms and conditions of the agreements in connection with our acquisition and our effective and planned disposals, are described below. However, as of the date of this prospectus we have not completed the valuation studies necessary to finalize the acquisition date fair values of the assets acquired and liabilities assumed and the related allocation of purchase price for Petrobras Argentina and therefore the planned accounting treatment and estimates of fair value included in these unaudited pro forma financial information are preliminary and may change, and those changes could differ materially from what we present here.

Acquisitions

On May 13, 2016, we, as buyer, and Petrobras International Braspetro B.V., a wholly-owned subsidiary of Petrobras, as seller, entered into the Transaction, pursuant to which we agreed to acquire all of the shares of PPSL and certain intercompany indebtedness of PPSL with Petrobras International Braspetro B.V. in an aggregate amount equal to U.S.$80 million. Under the Sale was and Purchase Agreement, the base price for our acquisition of 100% of PPSL (including the credit held by Petrobras International Braspetro B.V.) was U.S.$892,000,000. After certain adjustments, we paid the Transaction Purchase Price.

The Transaction Purchase Price, adjusted at the closing date of the Transaction as described below, was paid as aggregate consideration for the sale of all of the shares of PPSL and the intercompany indebtedness of PPSL with Petrobras International Braspetro B.V. The Transaction Purchase Price remains subject to certain post-closing adjustments based on the reconciliation of any purchase price adjustments made by Petrobras International Braspetro B.V. at the closing of the Transaction to which we may object within 60 days following the closing date. These adjustments are not expected to be material and will not be determined prior to the consummation of the Offers, and we do not plan to adjust the Offer Consideration to reflect such adjustments.

The closing of the Transaction was subject to certain conditions precedent typical for a transaction of its type, such as certain representations and guarantees made by us and Petrobras. Among these conditions was a requirement that Petrobras Argentina refinance its 5.875% Series S Notes due 2017 and release Petrobras from its guarantee of such notes.

On May 13, 2016, and simultaneously with the execution of the Sale and Purchase Agreement, Pampa made an initial deposit of 20% of the base price, which was U.S.$178.4 million, in an escrow account opened with Citigroup Citibank, N.A. We transferred the U.S.$178.4 on May 13, 2016, treating it as an investment, and recorded these amounts in advances for Pampa’s acquisition on our June 30, 2016 balance sheet.

Upon the closing of the Transaction on July 27, 2016, we acquired all of the shares of PPSL, which holds 135,679,155 PESA ADSs, representing 1,356,791,556 PESA Shares, or 67.1933% of the total number of PESA Shares (including PESA Shares represented by PESA ADSs). We do not currently own any PESA Shares directly, but we acquired indirect control over Petrobras Argentina.

Upon closing the acquisition of PPSL’s shares, we paid additional cash consideration of U.S.$713.6 million plus certain adjustments that amounted to U.S.$5.2 million. The final price of the Transaction, which amounted to U.S.$897.2 million, was allocated as follows: (i) U.S.$817.2 million to 100% of PPSL’s shares, which in turn holds 1,356,791,556 PESA Shares and (ii) U.S.$80 million to PPSL as credit.

According to the Sale and Purchase Agreement, the determination of the final price is subject to the completion of the assignment of the “Aguarague” area by Petrobras Argentina to Tecpetrol S.A., which may imply a price reduction of approximately U.S.$2.5 million based on the preemptive rights over this area exercised by Tecpetrol S.A. on July 1, 2016. Although the rights have been exercised, Tecpetrol S.A. has not complied, in due time, with all its obligations to be able to complete the assignment of the area. We cannot assure that the transaction will be finally perfected and therefore it has not been considered as a probable transaction for purposes of preparation of the Unaudited Pro Forma Combined Condensed Financial Information.

In order to pay the final price of the Transaction, Pampa has used a combination of the following financing sources: (i) U.S.$161 million from the sale of TGS (for further information see section “Dispositions”); (ii) bank financing for U.S.$271 million; (iii) private financing for U.S.$140 million, corresponding to a loan granted by YPF; and (iv) financing resulting from an investment vehicle controlled by Pampa’s controlling shareholders for U.S.$50 million. The rest of the funds necessary to pay the price resulted from the use of Pampa’s own funds (own cash).

Purchase Price Allocation/Goodwill

Under the acquisition method of accounting, we recognize the assets and liabilities acquired at their fair value on the acquisition date, with any excess in purchase price over these values being allocated to goodwill.

For our acquisition of PPSL shares, management has made an initial fair value estimate of the assets acquired and liabilities assumed as of July 27, 2016. These initial estimates will likely differ from the final valuation, once we have received the valuation report of a third-party expert; and this difference could be material.

We made adjustments to the fair value of the assets acquired and liabilities assumed. The acquired goodwill for this acquisition is primarily related to synergies with our combined businesses and assembled workforce.

We engaged a third-party valuation specialist to value the assets acquired and liabilities assumed of our acquisitions of PPSL. The valuations for this acquisition have not been completed, and therefore, the results could differ from the final valuations. The preliminary valuations and the results of operations from this business will be included in our actual financial statements from the date of the acquisitions.

The following table shows the preliminary purchase price, estimated acquisition-date fair values of the acquired assets and liabilities assumed and non-controlling interest for the acquisitions of PPSL as if the acquisition had occurred on of June 30, 2016, the date of our most recent balance sheet.

(a)     Base Price: The base price for the transaction was set at U.S.$892 million. The base price was subject to certain adjustments stipulated in the Sale and Purchase Agreement: (i) reductions of (a) certain cash dividends or distributions with respect to certain capital stock or other payments made by PPSL, Petrobras Argentina and certain other companies; (b) certain taxes, out-of-pocket costs and expenses, subject to certain conditions; (c) certain taxes incurred as a result of the costs associated with paying the “make-whole amount” under the Petrobras Argentina notes program; and (d) aggregate amount of certain liabilities related to the representations and warranties of Petrobras International Braspetro B.V. therein; and (ii) increases of (a) the compounding of a semi-annual interest rate of LIBOR plus 2% to 80% of the base price for the period between the signing of the

Sale and Purchase Agreement and the closing of the Transaction; (b) a portion of the payment to Petrobras Argentina related to operations in Peru; (c) certain investments by Petrobras International Braspetro B.V. or affiliates to Petrobras Argentina or certain other companies; (d) certain capital contributions, cash stock subscriptions and equity interests of Petrobras Argentina; and (e) costs related to the conversion of PESA ADSs.

On July 27, 2016 (after all conditions precedent have been met), the Transaction was closed. The Transaction price, after the application of the adjustments stipulated in the Sale and Purchase Agreement, calculated as at the Transaction’s closing date, amounted to U.S.$897.2 million (Ps.13,313 million), which was allocated as follows: (a) U.S.$817.2 million (Ps.12,113 million) to 100% of PPSL’s shares, which in turn holds 1,356,791.556 PESA Shares; (b) U.S.$80 million (Ps.1,200 million) to the PPSL Credit.

The purchase price remains subject to certain post-closing adjustments based on (i) the closing of the assignment of the “Aguarague” block by Petrobras Argentina in favor of Tecpetrol S.A., which may imply a reduction of the purchase price of approximately U.S.$2.5 million, and (ii) the reconciliation of any purchase price adjustments made by Petrobras International Braspetro B.V. at the closing of the Transaction to which we may object within 60 days following the closing date.

Furthermore, Pampa agreed that, provided no liabilities are realized within the next 15 years as a consequence of certain contingencies detected during the due-diligence process (including the assessment of several taxes, customs claims, arbitration proceedings and claims to Petrobras Argentina regarding transfer pricing), Pampa will have to recognize and pay Petrobras a percentage over the difference between the estimated amount of the contingencies and the amount actually paid for them. Pampa has estimated that there are no future contingent payments at the acquisition date and as of the date of these financial pro forma information either.

In order to pay the final price of the Transaction, Pampa has used a combination of the following financing sources: (i) U.S.$161 million from the sale of TGS (a transaction which is detailed in the note below – “Dispositions”); (ii) bank financing for U.S.$271 million; (iii) private financing for U.S.$140 million, corresponding to a loan granted by YPF; and (iv) financing resulting from an investment vehicle controlled by Pampa’s controlling shareholders for U.S.$50 million. The rest of the funds necessary to pay the price resulted from the use of Pampa’s own funds (own cash).

(b)     Investments in joint ventures: The pro forma adjustments reflect the valuation at fair value of the interest Petrobras Argentina holds in TGS, based on the price in the sale transaction of Pampa of its indirect interest in TGS, which was perfected on July 27, 2016 (For additional information on the sale transaction see below “Dispositions—Effective Transactions”).

(c)     Investments in Associates: (a)     The pro forma adjustment reflects a i) decrease in the carrying amount of Petrobras Argentina’s investment in mixed companies in Venezuela for Ps.2,576 million, as a result of measuring it at fair value. Determination of fair value of the referred assets is highly sensitive to crude oil price volatility, to economic, social and regulatory changes and, particularly, to the resulting business plans to reserves development in the context of Venezuela’s actual conditions. In determining fair value, Pampa considered prices based on market participant assumptions, production curves, transaction costs at market values and investment needs to develop the reserves of such companies. It also considered an increased discount rate due to increased country risk in Venezuela, and the ability of an investor to receive any funds generated by these mixed companies; ii) an increase in the carrying amount of Petrobras Argentina’s investment in other associates (Refinería del Norte S.A., Oleoductos del Valle S.A., Termoeléctrica José de San Martín S.A., Termoeléctrica Manuel Belgrano S.A.) for Ps.222 million as a result of having applied the “income approach” (net present value of expected future cash flows) to determine their fair values.

The historical income statement amounts of Petrobras Argentina included in the Unaudited Pro Forma Condensed Statement of Income for the year ended December 31, 2015 include the impairment recorded by Petrobras Argentina S.A. over these investments for an amount of Ps.1,213 million.

(d)       Property, Plant and Equipment:

Mining Property: Pampa applied an “income approach” (net present value of expected future cash flows) to determine the fair values of the mineral interest. The income approach consists of estimating the future cash flows that a company’s creditors and/or shareholders will receive during the remaining useful life of Pampa’s cash flows, and determining the value thereof as the present value of such cash flows, discounted at a risk-adjusted rate. The discount rate used (Weighted Average Cost of Capital or WACC) is the weighted average of the rates required by the shareholders and the creditors, i.e., the different suppliers of funds of a company. Expected future cash flows estimations made in connection to projected future revenues, production costs and capital expenditures were based on market participant assumptions. The main assumptions taken into account to determine the fair values of proved developed reserves and proved non developed reserves were:

                                           (i)   The future oil and gas prices have been calculated taking into consideration the oil curves prices available in the market, provided by international advisory companies, adjusted according to the argentine market where prices are government regulated;

                                         (ii)   Oil prices was based on WTI future price estimations; Pampa adjusted this market price on its model valuation to reflect the effective price applicable in each location;

                                        (iii)   The revenues were calculated linking price curves with levels of production according to certified reserves;

                                       (iv)   The levels of production have been linked to certified 1P reserves, which include developed and non‑developed reserves;

                                         (v)   Production and structure costs were estimated considering internal historical data according to Petrobras Argentina’s own records and expected production capacity of the reservoirs;

                                       (vi)   Royalties were estimated as rate of 15% of oil and gas sales according to Petrobras Argentina’s own records;

                                      (vii)   The capital expenditures were estimated considering the drilling campaign necessary to develop the certified reserves;

                                    (viii)   The corporate tax was estimated using Argentina’s corporate tax rate of 35%;

The preliminary fair value adjustments to the Mining Property represented an increase in the carrying amount of Property, Plant and equipment of Ps.3,964 million.

Pampa depreciates mining property in the oil and gas areas according to the units of production method, by applying the ratio of oil and gas produced to estimated proved developed and proved and non-developed oil and gas reserves

As a result of these adjustments, the unaudited pro forma combined condensed statements of income  (the “Unaudited Pro Forma Combined Condensed Statements of Income”) reflect an increase in depreciation of Ps.312.9 million for the six month period ended June 30, 2016 and Ps.625.9 million for the year ended December 31, 2015.

Other Property, plant and equipment: The preliminary fair values of PP&E assets of our Gas and Energy and Petrochemicals business segments have been determined primarily through the use of the “income approach”, except for Refining and Distribution business segment, which has been determined through the “cost approach”. This method requires the determination of the amount that would be required currently to replace the service capacity of an asset (often referred to as current replacement cost), considering the physical depreciation as well as the functional and economic obsolescence, and any other factors that could affect or modify its use/operation and value.

The Gas and Energy, Refining and Distribution and Petrochemicals assets are depreciated by the straight-line method based on estimated useful lives, as detailed below:

Property, plant and equipment	Average of useful life in years
Electricity generation plants	8 - 21
Petrochemicals plants	10 - 2
Refining and Distribution plants	7 - 21

The preliminary fair value adjustments to the carrying amounts of the Property, plant and equipment and their average depreciation lives are estimated as follows:

(i)      an increase of Ps.4,315.8 million to reflect the fair value of Genelba and Genelba Plus Thermal Power Plants and Pichi Picún Leufú hydroelectric complex. The estimated average depreciation life is 8, 18 and 13 years, respectively. As a result of these adjustments, the Unaudited Pro Forma Combined Condensed Statements of Income reflect an increase in depreciation of Ps.203.1 million for the six month period ended June 30, 2016 and Ps.406.1 million for the year ended December 31, 2015.

(ii)    an increase of Ps.52.7 million to reflect the fair value of the refinery located in Bahía Blanca and the associated service stations net. The estimated average depreciation life is between 15 and 16 years. As a result of these adjustments, the Unaudited Pro Forma Combined Condensed Statements of Income reflect an increase in depreciation of Ps.2.2 million for the six month period ended June 30, 2016 and Ps.4.5 million for the year ended December 31, 2015.

(iii)   an increase of Ps.85.1 million to reflect the fair value of the petrochemicals complex at Puerto General San Martín, the polystyrene and the ethylene plants both located in the Province of Buenos Aires, estimated as the net present value of expected future cash flows, which was higher than the depreciated replacement cost. The estimated average amortization life is between 15 and 20 years. As a result of these adjustments, the Unaudited Pro Forma Combined Condensed Statements of Income reflect an increase in depreciation of Ps.2.2 million for the six month period ended June 30, 2016 and Ps.4.5 million for the year ended December 31, 2015.

(iv)  an increase of Ps.368.5 million to reflect the fair value of the corporate buildings. The estimated average depreciation life is 26 years. As a result of these adjustments, the Unaudited Pro Forma Combined Condensed Statements of Income reflect an increase in depreciation of Ps.8.9 million for the six month period ended June 30, 2016 and Ps.17.9 million for the year ended December 31, 2015.

(e)     Intangible Assets: the preliminary fair values of intangible assets has been determined primarily through the use of the “income approach”, which requires an estimate or forecast of expected future cash flows through the use of either the multi-period excess earnings method or the relief-from-royalty method.

The customer relationships represents the preliminary fair value of the customer agreements and underlying relationships with Refining and Distribution customers.

As a result of these adjustments, the Unaudited Pro Forma Combined Condensed Statements of Income reflect an increase in amortization of Ps.20 million for the six month period ended June 30, 2016 and Ps.40 million for the year ended December 31, 2015. The preliminary fair value adjustments to the intangible assets represented an increase in the carrying amount of Ps.300 million.

We based the estimated useful life of the acquired intangible asset on the amount and timing in which we expect to receive an economic benefit. We assigned this intangible asset an average useful life ranging of 7 years based upon a number of factors, including contractual agreements, consumer awareness and economic factors pertaining to the combined companies.

We based our preliminary estimates of each intangible asset type/category that we recognized as part of the acquisition on the nature of the businesses. However, all of these estimates are preliminary, as we have not completed all analysis of the facts surrounding the businesses acquired and therefore have not been able to finalize the accounting for these transactions.

(f)      Trade and Other Receivables:

Receivables with CAMMESA (“LVFVD”)

Pampa performed an assessment of the expected cash flows for all LVFVDs that CAMMESA issued to Petrobras Argentina from 2008 through 2016 pursuant to SE Resolution No. 406/2003 and SE Resolution No. 95/13. Pampa expects to recover the unpaid LVFVDs through the allocation to its Genelba Plus expansion project. The preliminary fair value adjustments to the balance of LVFVD represented an increase in their carrying amount of Ps.186.6 million.

Contractual credits in Ecuador

On July 26, 2010, the Hydrocarbon Law in force in Ecuador was amended to provide for, among other things, the obligation to migrate the operation of Block 18 and the Palo Azul Unified Field to a new contract modality before November 24, 2010. Petrobras Argentina decided not to accept the final proposal received from the Ecuadorian government and consequently the Hydrocarbon Secretary notified Ecuador of the termination of the participation agreements and instructed Petroamazonas EP to undertake the operational transition process. In 2014, an international arbitration under the rules of the UNCITRAL was initiated by the members of the consortium integrated by Ecuador TLC. As of June 30, 2016, Petrobras Argentina recorded Ps.698 million to be recovered from the Ecuadorian State under the provisions of the of amendatory agreements regulating the operation of Block 18 and Palo Azul Unified Field, excluding any interest accrued, as Petrobras Argentina believed that it is not possible to determine with certainty the interest rate to be applied. The pro forma adjustment reflect a decrease in the carrying amount to be recovered by Petrobras Argentina’s from the Ecuadorian State for Ps.442.5.

(g)     Inventories: A preliminary fair value adjustment of Ps.179 million has been recorded to inventories in the pro forma statement of financial position as at June 30, 2016 to reflect the preliminary fair values. We anticipate that the fair value adjustment related to inventories would be utilized in full during the second half of 2016. As such, the impact on cost of sales has not been reflected in the pro forma combined condensed income statements for the six month period ended June 30, 2016 or the year ended December 31, 2015 because it is considered to be non-recurring in nature and is not expected to have a continuing impact on the combined operating results.

(h)     Other Employments Defined Obligations: An adjustment of Ps.164 million was recorded to reflect the alignment of macro-economic assumptions (discount rate) applied by the acquired company to the ones applied by Pampa.

(i)      Provisions: An increase of Ps.1.438 million to reflect the fair value of Petrobras Argentina’s labor, civil and tax contingencies. The fair value was determined considering the percentage of probability that an outflow of resources will be required for each contingency.

(j)      Income Taxes: Increases of Ps.3,907 million has been recorded to deferred tax liability. The Unaudited Pro Forma Combined condensed Statement of Income reflects a decrease in income tax loss of Ps.289 million and Ps.609 million for the six-month period ended June 30, 2016 and the year ended December 31, 2015, respectively. These adjustments correspond to the deferred income tax effects of the purchase accounting. The deferred income tax effects have been calculated by applying the Argentinian statutory income tax rate of 35% to all pro forma balance sheet and income statement adjustments with the exception of Goodwill for which no deferred tax is required to be provided under IFRS, and also with the exception of income tax contingencies non-deductible for income tax.

An increase of Ps.1,155 million were recorded to reflect the fair value of Petrobras Argentina’s income tax provision (including the deduction of the well plugging provision and other claims to Petrobras Argentina such as transfer pricing).

(k)     Goodwill: the goodwill recognized in the pro forma statement of financial position as at June 30, 2016 represents the excess of the preliminary purchase consideration transferred over the preliminary fair value of identifiable net assets acquired. The goodwill of Ps.2,302 million arising from the acquisition is attributable to future synergies with our combined businesses and assembled workforce. Goodwill is not amortized, but rather is assessed for impairment at least annually or more frequently whenever events or circumstances indicate that goodwill might be impaired.

(l)      Elimination of Balances with Related Parties: Corresponds to the elimination of Ps.1,200 million for the receivable acquired against PPSL for U.S.$80 million.

Elimination of transactions with related parties: Corresponds to the elimination of fees for services provided to Petrobras Argentina by Pampa amounting to Ps.31 million for the six-month period ended on June 30, 2016 and Ps.20 million for the year ended on December 31, 2015.

(m)   Adjustments to Equity:

(i) Corresponds to the Non-controlling interest over Petrobras Argentina measured at fair value based on the price paid by Pampa for the acquisition of Petrobras Argentina

(n)       Reclassification adjustments:

Certain reclassifications, as illustrated in the tables below, have been made to the historical statement of financial position and income statement of Petrobras Argentina to conform to Pampa´s presentation:

PRO FORMA COMBINED CONDENSED BALANCE SHEET

As of June 30, 2016

PRO FORMA COMBINED CONDENSED INCOME STATEMENT

For the six-month period ended June 30, 2016

For the year ended December 31, 2015

(o)     Costs Directly Attributable to the Transaction:

Pampa has incurred expenses of Ps.124 million in one-time costs directly attributable to the acquisition of PPSL and the offers cash and exchange offer transaction. These non-recurring costs accrued during the six-month period ended on June 30, 2016 and the year ended December 31, 2015 have been eliminated in the Pro Forma statements of income.

Financing for acquisitions

We present the pro forma effect of the financing related to and for the acquisition of PPSL.

(p)     Cash and Cash Equivalents: The pro forma adjustment to cash reflects proceeds from financing of the acquisition of 67.1933% ownership interest in Petrobras Argentina and the cash paid in connection with our acquisition of PPSL:

(i)	Borrowing under the Bridge Loan Credit Facility received on July 27, 2016 for an amounts of U.S.$271 million (Ps.3,951 million), net of U.S.$7.6 million of fees;
(ii)

Borrowing under the Emes Convertible Loan received on July 27, 2016 for an amount of U.S.$40 million (Ps.600 million). This amount excludes U.S.$10 million received upon the execution of the Purchase Agreement.

(iii)	Borrowing under the YPF loan (the “YPF Loan”) received on July 27, 2016 for an amount of U.S.$140 million (Ps.2,100 million).
(iv)

It does not include U.S.$178.4 million (Ps.2,531 million) paid to the sellers of PPSL on May 13, 2016 as an initial deposit under Advances for companies’ acquisition in the Balance Sheet as of June 30, 2016. Upon closing of the PPSL acquisition, this amount was applied as part of the purchase price, and we recognized the corresponding reduction to the Advances for companies’ acquisition.

(q)       Borrowings:

Emes Convertible Loan

On May 13, 2016, Pampa accepted an offer from Emes, an investment vehicle with the participation of the main officers of Pampa and other international investors, pursuant to which Emes agreed to grant financing through the Emes Convertible Loan, 20% payable upon the execution of the Sale and Purchase Agreement and the balance payable at the closing of the Transaction. Its main terms and conditions are described below:

(i)	The debt will bear no interest or just a nominal interest rate, except in the case of cash repayment;
(ii)

Before the expiration of the Exchange Offer or the merger between Pampa and Petrobras Argentina, Pampa will have to cancel the total amount owed under the Emes Loan, and Emes will have to accept the delivery of part of the acquired PPSL Credit equivalent to the amount resulting from assessing the market value of the number of PESA ADRs which, if participating in the Exchange Offer or merger, would entitle Emes to receive the number of Pampa ADRs from Pampa resulting from dividing the loan principal by the average market price per Pampa ADR at the NYSE on the 30 business days before the Sale and Purchase Agreement execution date.

(iii)

The debt will mature one year as from the Sale and Purchase Agreement execution date and, should all or any part of the debt fail to be converted under the stated conditions, it will be payable in cash upon maturity, increased to an annual 7% interest rate. The payment of the Loan in cash is conditional upon the whole repayment of the Syndicated Loan.

(*) The adjustment to the Pro Forma Condensed Balance Sheet amounting to Ps.753 corresponds to Ps.600 million from proceed of second disbursement of EMES Loan and Ps.153 million of financial cost accrued until the payment with PESA Shares owned by PPSL.

The Unaudited Pro Forma Combined Condensed Statements of Income reflect an increase in financial cost for this loan of Ps.42 million for the six month period ended June 30, 2016 and Ps.164 million for the year ended December 31, 2015

Payment of Emes Convertible Loan

PPSL will repay the debt owed to Emes by delivering PESA ADRs for an amount of Ps.944 million, equivalent to the total estimated amount of outstanding debt.

Bridge Loan Credit Facility

On May 12, 2016, Pampa executed with Citibank N.A., Deutsche Bank AG, London Branch, Industrial and Commercial Bank of China Limited, Dubai (DIFC) Branch, Citibank N.A. Argentine branch and Banco Galicia (the “Banks”) a letter expressing a firm financing commitment (the “Commitment Letter”) for approximately U.S.$700 million, which consists of U.S.$525 million and Ps.2,565 million to secure the availability of funds to partially finance the Transaction and the U.S. Cash Tender Offer (the “Syndicated Loan”). After that, due to additional funding requirements, Pampa agreed with the Banks to increase the commitments agreed in the Commitment Letter by approximately U.S.$50 million, therefore amounting to approximately U.S.$750 million.

On the other hand, after the execution of the Commitment Letter Pampa sold its indirect interest in TGS. As a result of such sale and as agreed in the Commitment Letter, net funds resulting from the sale were used to reduce the Syndicated Loan’s final commitments. Thus, bank commitments were reduced by U.S.$150 million.

On July 26, 2016 Pampa entered into with Citibank N.A., Deutsche Bank AG, London Branch, Credit Agricole Corporate and Investment Bank, Industrial and Commercial Bank of China Limited, Dubai (DIFC) Branch, Banco Hipotecario and Banco Galicia a Syndicated Loan Agreement for an approximate amount of U.S.$600 million, made up of U.S.$450 million and Ps.2,205 million, to finance part of the Transaction as well as the U.S. Cash Tender Offer for the remaining 32.8% of Petrobras Argentina that Pampa has to make to meet local regulations.

The commitments under the Syndicated Loan are available for a six-month period after the execution of the Commitment Letter. The first disbursements under the Syndicated Loan should be repaid by Pampa 12 months as from the disbursement date.

The amounts disbursable in the U.S. Dollar tranche will accrue interest at a LIBOR rate plus a 7.00% margin for the first 6 months as from the execution of the Commitment Letter, 7.25% in the months 7-9, 7.50% in the months 10-12, 9.00% in the months 13-15 and 9.50% in the months 16-18. Amounts drawn down under the tranche denominated in pesos will accrue interest at the corrected Badlar rate plus a 5.50% margin.

The following securities were granted to Banks: (i) a pledge on the acquired PESA’s ADRs; (ii) a pledge on all PPSL’s shares; and (iii) after the occurrence of certain events, a pledge on the shares Pampa directly and indirectly holds in IEASA, EASA’s, and therefore Edenor’s, controlling company.

(**) The adjustment to the Pro forma Condensed Balance Sheet amounting to Ps.3,948 million corresponds to Ps.4,062 form proceed of Bridge Loan Credit Facility net of Ps.114 of financial charges and commissions.

The Unaudited Pro Forma Combined Condensed Statements of Income reflect an increase in financial cost for this loan of Ps.184 million for the six month period ended June 30, 2016 and Ps.390 million for the year ended December 31, 2015

Based on the conducted simulations, and provided all other variables remain constant, a 12,5% increase/decrease in variable interest rates would generate the following (decrease)/increase in financial cost Ps.1.9 million for the six month period ended June 30, 2016 and Ps.3.8 million for the year ended December 31, 2015

YPF Loan

On May 13, 2016 Pampa executed with YPF a loan agreement for U.S.$140 million (Ps.2,100 million). The loan maturity will operate 18 months as from the total disbursement of the undertaken financing and will accrue an annual nominal 5% rate. Furthermore, Pampa and YPF agreed that in the term of 90 calendar days following the closing of the Transaction, Pampa will cause Petrobras Argentina’s Board of Directors to approve the assignment and transfer of the participations in the Neuquén River and Aguada de la Arena areas. The agreement stipulated that the YPF Loan may be canceled, at YPF’s option, either in cash by Pampa or through the application of the credit represented by the disposal of these participations in favor of YPF.

The Unaudited Pro Forma Combined Condensed Statements of Income reflect an increase in financial cost for this loan of Ps.52.1 million for the six month period ended June 30, 2016 and Ps.86 million for the year ended December 31, 2015

Dispositions

Effective Transactions

On July 18, Pampa executed an agreement with Grupo Inversor Petroquímica S.L. (members of the GIP Group, headed by the Sielecki family), WST S.A. and PCT L.L.C. (members of the Werthein group) (jointly, the “Purchasers”) for the sale of 25.5% indirect interest in TGS (through PEPCA, owner of a 10% equity interest in CIESA and through other subsidiaries and holders of certain rights as the only beneficiary of the trust that owns 40% equity interest in CIESA, the “interest in TGS”) for a base price of U.S.$241 million, subject to certain adjustments resulting from PEPCA’s financial position at the closing of the transaction. The closing of the transaction was conditional upon the acquisition of PPSL’s capital stock. Furthermore the Purchasers agreed to assume the risk in case the necessary regulatory approvals are not obtained.

On July 19, 2016, the Purchasers paid Pampa U.S.$8 million as part of the agreed price.

On July 27, 2016 and upon the fulfillment of the conditions precedent, the transaction was perfected for a final price of U.S.$241 million (that is, without any price adjustment), and the purchasers having paid the amount of U.S.$153 million and committed to U.S.$80 million future purchase price obligation due by February 15, 2017, at a 5% annual interest rate.

Finally, Pampa acquired an option, valid until February, 2017, to swap the rights as sole beneficiary of the CIESA Trust in exchange of the shares of Petrobras Hispano Argentina S.A., which holds 25% of CIESA and 15% of CIESA’s shares, both of which are owned by Petrobras Argentina and are recorded as Investments in joint ventures.

The adjustment to the Pro Forma Condensed Balance Sheet corresponds to: (i) Trade and other receivables: the amount pending of collection as of the closing date of the transaction of U.S.$80 million (Ps.1,200 million); (ii) Cash and cash equivalents: the purchase price received less U.S.$18.6 million of capital contribution to PEPCA (Ps.2,136); and (iii) the result of the transaction net of its income tax effect.

The adjustment to the Pro Forma Condensed Income Statement corresponds to derecognition of changes in the fair value of financial instruments attributable to CIESA Trust (profit) and the share of loss of associates amounting to Ps.162 million and Ps.3 million for the period ended in June 30, 2016 and Ps.1,592 and Ps.10 million for the year ended 2015, respectively.

Planned Transactions

Sales to Petrobras

The parties agreed that, after the closing of the Transaction and subject to approval by Petrobras Argentina’s Board of Directors, an affiliate of Petrobras shall acquire: i) a 33.6% of all rights and obligations in Petrobras Argentina’s concession on the Neuquén River area and in the assets associated with such interest; and ii) 100% of the rights and obligations pursuant to the Operating Agreement entered into by Petrobras Argentina, Bolivia branch, and Yacimientos Petrolíferos Fiscales Bolivianos regarding the Colpa and Caranda areas in Bolivia, subject to the necessary approvals by the Bolivian authorities, for a net amount of U.S.$52 million.

Following the closing of the Transaction held on July 27, 2016, Petrobras Argentina´s Board of Directors approved the assignment to an affiliate of Petróleo Brasileiro S.A. of 33.6% of Pampa’s interest in Río Neuquén area for an amount of U.S.$72 million and 100% of the rights and obligations under the Operating Agreement entered into by Petrobras Argentina Bolivia Branch and Yacimientos Petrolíferos Fiscales Bolivianos related to Colpa and Caranda areas in Bolivia, for a negative amount of U.S.$20 million, accounting for a net amount payable by Petrobras of U.S.$52 million.

On August 4, 2016, the PESA Board of Directors approved the offer to sale the aforementioned rights and obligations to Petrobras, subject to negotiations of final terms and conditions and formal documents of the transaction, including assignment agreement, joint operation agreement and the joint venture contract.

The adjustment to the Pro Forma Condensed Balance Sheet corresponds to: (i) derecognition of assets and liabilities representing an interest of 33.6% of all the rights and obligations in Petrobras Argentina’s concession on the Neuquén River area and 100% of the rights and obligations under the Operating Agreement entered into by Petrobras Argentina Bolivia Branch and Yacimientos Petrolíferos Fiscales Bolivianos related to Colpa and Caranda areas in Bolivia; (ii) the net cash to be received for the sale; and (iii) the result of the transaction net of its income tax effect.

The adjustment to the Pro Forma Condensed Income Statement corresponds to derecognition of the main income and expenses generated by the assets and liabilities planned to sell.

Sales to YPF

On May 13, 2016, Pampa executed with YPF a loan agreement for U.S.$140 million. The loan maturity will operate 18 months as from the total disbursement of the undertaken financing and will accrue an annual nominal 5% rate.

Furthermore, Pampa’s Board of Directors approved that, after the closing of the Transaction and subject to the approval of Petrobras Argentina’s Board of Directors, YPF shall acquire: i) a 33.33% of Petrobras Argentina’s concession on the Rio Neuquén area and ii) 100% of its interest in Aguada de la Arena area for an amount of U.S.$140 million. Once the assignment of the Rio Neuquén concession is perfected, YPF S.A. will be the operator of the area.

The agreement stipulated that the YPF Loan may be canceled, at YPF’s option, either in cash or through the application of the receivable represented by the disposal of these participations in favor of YPF.

Following the closing of the Transaction that occurred on July 27, 2016, Petrobras Argentina’s Board of Directors approved the assignment to YPF of 33.33% of Pampa’s interest in Río Neuquén area for an amount of U.S.$72 million and 100% of Pampa’s interest in Aguada de la Arena area, representing 80% of the total interest in such area, for an amount of U.S.$68 million.

On August 4, 2016, the PESA Board of Directors approved the offer to sale the aforementioned rights and obligations to YPF, subject to negotiations of final terms and conditions and formal documents of the transaction, including assignment agreement, joint operation agreement and the joint venture contract.

The adjustment to the Pro Forma Condensed Balance Sheet corresponds to: (i) derecognition of assets and liabilities representing an interest of 33.33% of all the rights and obligations in Petrobras Argentina’s concession on the Neuquén River area and in the assets associated with such interest and 80% of its interest in Aguada de la Arena area; (ii) the offsetting of YPF Loan with the receivable for the sale; and (iii) the result of the transaction net of its income tax effect.

The adjustment to the Pro Forma Condensed Income Statement corresponds to derecognition of the main income and expenses generated by the assets and liabilities planned to sell, net of income tax effect.

Petrobras Argentina Rule 144A/ Regulation S Bond Offering

On June 10, 2016, the PESA Board of Directors approved:

(i)      the issuance and placement of bonds for an aggregate principal amount of up to U.S.$500 million or its equivalent in other currencies, under the Global Notes Program authorized by Resolution No. 17,162 of the CNV;

(ii)    the offer to purchase (“Tender Offer”) for all of the Series S Notes in circulation; and

(iii)   the subsequent early redemption of the Series S Notes that were not tendered in the tender offer, in the event that after the purchase offer is concluded, there are still Series S Notes in circulation. Therefore, the Series S Notes would be cancelled in full.

On July 6, 2016, Petrobras Argentina offered Series T Notes, to be issued under the existing program, by publishing the relevant pricing supplement in the CNV, Bolsa de Comercio de Buenos Aires and the Mercado Abierto Electrónico. The same day Petrobras Argentina made an offer to purchase all Series S Notes outstanding in cash, and established July 19, 2016 as the early deadline for the offer and August 2, 2016 as the final expiration date.

On July 14, 2016, Petrobras Argentina completed the issuance and placement of Series T Notes for an aggregate principal amount of U.S.$500 million, at a fixed interest rate of 7.375%, maturing on July 21, 2023.

Regarding the Series S Notes, Petrobras Argentina completed the tender offer for a nominal value of U.S.$208 million and the early redemption for a nominal value of U.S.$92 million, thereby canceling the notes in full. The total amount paid by Petrobras Argentina amounted to U.S.$316 million, including Ps.173 million (U.S.$11.5 million) corresponding to the early redemption of Series S Notes.

As of June 30, 2016

For the six-month period ended June 30, 2016

For the year ended December 31, 2015

Cash Tender Offers and Exchange Offers

Pursuant to the provisions of Sections 87 and followings of Capital Market Act No. 26,831 and Section II, Chapter II, Title III of the CNV provisions on mandatory tender offers on account of changes of control and acquisition of significant indirect interests, on May 20, 2016 Pampa’s Board of Directors resolved to make a public offer for the acquisition of all PESA Shares not owned by Pampa at the time of the Argentine Offer, subject to the closing of the Transaction and to the approval of the Offers by the CNV and the SEC. Furthermore, the Pampa Board of Directors decided to launch a voluntary public offer for the exchange of PESA Shares through the U.S. Exchange Offer and Argentine Offer, subject to the same conditions applicable to the cash tender offers to avoid a higher use of cash or greater financial indebtedness to meet the cash tender offers.

Regarding the Offers, on May 20, 2016, the Pampa Board of Directors resolved as follows:

(i)      In order to apply the global price of the Transaction to the Petrobras Argentina’s price per share payable in the U.S. Cash Tender Offer, the price of U.S.$897.2 million less approximately U.S.$2.5 million (corresponding to the previously mentioned adjustment for the exercise of preemptive rights on the Aguarague area) should be divided by Petrobras Argentina’s whole capital stock owned by PPSL, that is, 1,356,791,556 Class B shares; this indirectly implies a price of U.S.$0.659 per share, which, converted into pesos at the exchange rate for sales operations of Banco Nación on the closing date of the Transaction, amounts to Ps.10.02 per PESA Share;

(ii)    To set the exchange ratio for the exchange offers based on the price per PESA Share mentioned in (i): the weighted average price of Pampa Shares during the five days prior to the opening of the offers acceptance reception period divided by the price per PESA Share fixed for the Cash Tender Offers; to such effect, the PESA shareholders meeting resolving on the capital increase may delegate on the Board of Directors the determination of a plus or minus 10% adjustment on the average price of Pampa Shares;

(iii)   To approve the issuance of up to 320,000,000 new Pampa Shares, which will be paid in-kind through the transfer to Pampa of PESA Shares and/or PESA ADSs held by parties wishing to participate in the exchange offers, establishing that this increase will represent a maximum of 15.87% of Pampa’s capital stock after the increase.

On September 7, 2016, the Pampa Board of Directors decided, in order to accelerate and facilitate the procedure before the regulatory body and to move forward in a way that will benefit both the shareholders of Petrobras Argentina and the shareholders of Pampa, to increase the price to be offered in the cash tender offers to be made for the PESA Shares.

Therefore, and subject to the approval of the corresponding regulatory body, Pampa will offer to the shareholders of Petrobras Argentina a price per PESA Share equivalent to Ps.10.3735.

In order to pay the final price of the offers, Pampa rely on the following financing sources: (i) bank financing for up to U.S.$326 million and (ii) the proceeds from the Mtres Convertible Loan.

Financing

On July 25, 2016, Pampa executed the Mtres Convertible Loan, a vehicle controlled by certain controlling shareholders of Pampa, for up to U.S.$25 million, which will be disbursed only upon the request of Pampa in case the financing provided by the Banks is insufficient to meet the payment under the U.S. Cash Tender Offer. Should the disbursement take place, the loan will mature 12 months following the closing date of the Transaction at an annual 7.5% interest rate, provided the Syndicated Loan is fully repaid.

At any time before the maturity date, Pampa may voluntarily provide for the early cancellation of the total amount owed under the loan, at Mtres’ option, with: (x) the number of PESA ADRs equivalent to: (i) the result of (A) the total amount owed under the loan divided by (B) the purchase price per PESA Share paid by Pampa under the U.S. Cash Tender Offer, converted into U.S. Dollars at the exchange rate for sales operations of Banco Nación, multiplied by (ii) the number of PESA Shares represented by each PESA ADR, or (y) a number of PESA Shares equivalent to (i) the total amount owed under the Mtres Convertible Loan divided by (ii) the purchase price per PESA Share paid by Pampa in the U.S. Cash Tender Offer, converted into U.S. Dollars at the exchange rate for sales operations of Banco Nación on the day prior to the assessment. Should Pampa opt to cancel this loan in-kind, no interest will accrue. See “Source and Amount of Funds—Mtres Convertible Loan.”

The Unaudited Pro Forma Combined condensed Balance Sheet has been adjusted to reflect: (i) a share-for-share exchange for 320,000,000 Pampa Shares and (ii) that all other holders of PESA Shares voluntarily participate in the cash tender offers.

The preliminary purchase price of all outstanding PESA Shares held by the minority interest was calculated as follows:

(1)    Represents the maximum number of Pampa Shares issuable upon consummation of the exchange offers for outstanding PESA Shares.

(2)    Estimated average price of the Pampa Shares during the five trading days prior to the commencement of the Offers (calculated using the average price method and daily traded volumes).

(3)    Estimated Offer Share Consideration, calculated as the (a) average price of the Pampa Shares during the five trading days prior to the commencement of the Offers divided by (b) the price per PESA Share offered as cash consideration in the Offers.

(4)    Price per PESA Share that Pampa paid to Petrobras International Braspetro B.V. for PPSL at the time of the acquisition.

        The actual total purchase price will vary from the estimation described above depending on: (a) the percentage of PESA shareholders who participate in the exchange offers, limited to the Maximum Aggregate Pampa Security Issuance; (b) the Pampa Share price during the five trading days prior to the commencement of the Offers. The table below shows the sensitivity of the purchase price to both of these variables:

Scenario “A”: all the outstanding holders of PESA Shares voluntarily elect to participate in the cash tender offers

Scenario “B”: 50% of all outstanding holders of PESA Shares elect to participate in the cash tender offers and the other 50% elect for the exchange offers

In all of the scenarios, Pampa assumes that all non-controlling interest is either exchanged or purchased. The difference between the amount paid/exchanged and the decrease in non-controlling interest is recorded in Equity under “Additional paid in capital and other reserve.”

The table below shows the sensitivity of the Offer Consideration to each of these variables:

Earnings (losses) per share

Basic and diluted pro forma earnings (losses) per share have been calculated for the six-month period ended June 30, 2016 and for the year ended December 31, 2015 assuming a share-for-share exchange for 320,000,000 Pampa Shares and that all other holders of PESA Shares voluntarily participate in the cash tender offers.

The pro forma earnings per share are as follows:

Scenario “A”: all the outstanding holders of PESA Shares voluntarily elect to participate in the cash tender offers

Scenario “B”: 50% of all outstanding holders of PESA Shares elect to participate in the cash tender offers and the other 50% elect for the exchange offers

COMPARISON OF THE RIGHTS OF SHAREHOLDERS OF
PAMPA AND Petrobras Argentina

The following is a summary of all material differences between the rights of shareholders of PESA Shares and Pampa Shares arising from the differences between the corporate by-laws (estatutos sociales) of the two companies. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the translations of our by-laws (estatutos sociales), which are included as exhibits to our registration statement on Form F‑4 with respect to the Offers of which this prospectus is a part and which has been filed with the SEC and of the by-laws (estatutos sociales) of Petrobras Argentina, which are filed as exhibits to the Petrobras Argentina 2015 Form 20‑F. To find how to obtain these documents see “Where You Can Find More Information.”

Pampa is a sociedad anónima organized under the laws of Argentina, and the rights of its shareholders are governed by the General Corporations Law No. 19,550 (the “General Corporations Law”), the Capital Markets Law and by the provisions of its by-laws (estatutos sociales) as approved on April 26, 2013, as amended.

Petrobras Argentina is a sociedad anónima organized under the laws of Argentina, and the rights of its shareholders are governed by the General Corporations Law, the Capital Markets Law and by the provisions of its by-laws (estatutos sociales) as approved on June 18, 1947, as amended.

PESA Shares	Pampa Shares

Voting Rights

Each holder of PESA common shares is entitled to one vote per share.	Each holder of Pampa common shares is entitled to one vote per share.

Dividend Rights

Every shareholder has the right to obtain dividends, the dividend is allocated as a fixed amount per share, with shareholders receiving a dividend in proportion to their shareholding.

The amount and payment of dividends are determined by majority vote of the shareholders at the annual shareholders meeting, considering the recommendation of the board of directors.

Every shareholder has the right to obtain dividends, the dividend is allocated as a fixed amount per share, with shareholders receiving a dividend in proportion to their shareholding.

The amount and payment of dividends are determined by majority vote of the shareholders at the annual shareholders meeting, considering the recommendation of the board of directors

Liquidation Preference

By-laws provide no liquidation preference.	By-laws provide no liquidation preference.

Limitations on Share Ownership with Respect to non-Argentine Investors

By-laws provide no limitations on share ownership.	By-laws provide no limitations on share ownership.

PESA Shares	Pampa Shares

Limitations on Share Ownership

There is no limitation in the by-laws.

CNV rules provide the obligation to initiate a mandatory tender offer to purchase 50% of all the shares of the company if more that 15% but less than a majority of the share capital of a publicly traded company is acquired by any person. If at least a majority of the share capital is acquired by any person, CNV rules provide a mandatory tender offer for 100% of the share capital. These rules include indirect acquisition of such percentage of shares.

Pampa by-laws contain certain provisions limiting shares ownership: If a person or a company acquires a 35% or more of Pampa’s shares, by-laws provide a mandatory tender offer to acquire 100% of the shares (for additional information please see Section 38 of the by-laws).

CNV rules provide the obligation to initiate a mandatory tender offer to purchase 50% of all the shares of the company if more that 15% but less than 51% of the share capital of a publicly traded company is acquired by any person. If 51% or more of the share capital is acquired by any person, CNV rules provide a mandatory tender offer for 100% of the share capital. These rules include indirect acquisition of such percentage of shares.

Capital Increases and Preemptive Rights

Each shareholder has preemptive rights in case of a capital increase, except if the shareholders meeting considers necessary to void that right for a special purposes as permitted by the General Corporations Law.

Each shareholder has preemptive rights in case of a capital increase, except if the shareholders meeting considers necessary to void that right for a special purposes as permitted by the General Corporations Law.

There is no limitation in the by-laws.

CNV rules provide the obligation to initiate a mandatory tender offer to purchase 50% of all the shares of the company if more that 15% but less than 51% of the share capital of a publicly traded company is acquired by any person. If 51% or more of the share capital is acquired by any person, CNV rules provide a mandatory tender offer for 100% of the share capital. These rules include indirect acquisition of such % of shares (such as the acquisition involved in the Transaction).

Pampa by-laws contain certain provisions limiting shares ownership: If a person or a company acquires a 35% or more of Pampa´s shares, by-laws provide a mandatory tender offer to acquire 100% of the shares (for additional information please see Section 38 of the by-laws).

CNV rules provide the obligation to initiate a mandatory tender offer to purchase 50% of all the shares of the company if more that 15% but less than 51% of the share capital of a publicly traded company is acquired by any person. If 51% or more of the share capital is acquired by any person, CNV rules provide a mandatory tender offer for 100% of the share capital. These rules include indirect acquisition of such % of shares (such as the acquisition involved in the Transaction).

MARKET INFORMATION

Pampa

The Pampa Securities are listed or quoted on the following markets:

Pampa Shares	Buenos Aires Stock Exchange—Buenos Aires

Pampa ADSs	NYSE—New York

The following table sets forth, for the periods indicated, the reported high and low sales prices for the Pampa Shares on the Buenos Aires Stock Exchange and the reported high and low sales prices for the Pampa ADSs on the NYSE.

	Buenos Aires Stock Exchange		NYSE
	High	Low	High	Low
	(Pesos per Pampa Share)		(U.S. dollars per Pampa ADS)
Annual highs and lows(1)
2011	Ps. 3.14	Ps. 1.88	U.S.$19.18	U.S.$10.03
2012	2.18	0.80	11.69	3.00
2013	2.58	0.90	6.93	2.85
2014	6.50	1.70	11.96	3.96
2015	16.50	4.32	26.87	9.10
Quarterly highs and lows(1)
2014:
First quarter	Ps. 2.30	Ps. 1.70	U.S.$ 6.09	U.S.$ 3.96
Second quarter	4.32	2.27	10.06	5.62
Third quarter	6.50	3.59	11.58	8.44
Fourth quarter	6.45	4.05	11.96	8.44
2015:
First quarter	Ps. 9.50	Ps. 4.32	U.S.$19.78	U.S.$ 9.10
Second quarter	8.80	6.23	18.76	12.51
Third quarter	9.69	7.13	17.80	13.60
Fourth quarter	16.50	8.05	26.87	14.50
2016:
First quarter	Ps. 14.95	Ps. 9.65	U.S.$24.35	U.S.$17.52
Monthly highs and lows(1)
2015:
October	Ps. 13.95	Ps. 8.05	U.S.$ 25.79	U.S.$14.50
November	16.50	12.15	26.87	21.07
December	13.95	11.00	22.73	19.21
2016:
January	Ps. 12.85	Ps. 9.65	U.S.$ 22.40	U.S.$17.52
February	14.95	11.90	24.35	20.71
March	14.70	11.40	22.88	19.49
April	13.10	11.20	22.90	19.45
May	13.15	11.30	23.74	19.80
June	16.70	12.80	27.86	22.77
July	17.25	15.75	29.25	26.05
August	16.70	14.70	28.48	24.12
September	19.75	14.95	32.98	24.95
October (through October )

___________

(1) Values provided by Bloomberg, adjusted by dividends.

Petrobras Argentina

The PESA Securities are listed or quoted on the following markets:

PESA Shares	Buenos Aires Stock Exchange—Buenos Aires

PESA ADSs	NYSE—New York

The following table sets forth, for the periods indicated, the reported high and low sales prices for the PESA Shares on the Buenos Aires Stock Exchange and the reported high and low sales prices for the PESA ADSs on the NYSE.

	Buenos Aires Stock Exchange		NYSE
	High	Low	High	Low
	(Pesos per PESA Share)		(U.S. dollars per PESA ADS)
Annual highs and lows(1)
2014	Ps. 9.90	Ps. 4.53	U.S.$ 7.24	U.S.$ 4.00
2015	9.80	5.14	7.81	4.27
Quarterly highs and lows(1)
2014:
First quarter	Ps. 5.55	Ps. 4.53	U.S.$ 5.60	U.S.$ 4.00
Second quarter	7.08	4.82	6.70	4.88
Third quarter	9.90	6.00	7.24	5.87
Fourth quarter	9.58	4.86	6.82	4.38
2015:
First quarter	Ps. 8.60	Ps. 5.14	U.S.$ 7.41	U.S.$ 4.27
Second quarter	9.33	7.94	7.81	6.45
Third quarter	9.43	6.65	7.17	4.81
Fourth quarter	9.80	6.55	6.75	4.69
2016:
First quarter	Ps. 10.40	Ps. 7.00	U.S.$ 6.64	U.S.$ 5.08
Monthly highs and lows(1)
2015:
November	Ps. 9.80	Ps. 8.30	U.S.$ 6.75	U.S.$ 5.72
December	8.69	7.00	5.89	5.07
2016:
January	Ps. 8.70	Ps. 7.00	U.S.$ 6.22	U.S.$ 5.08
February	10.15	8.00	6.64	5.53
March	10.40	8.70	6.64	5.98
April	9.80	8.90	6.76	5.85
May	9.25	8.40	6.48	5.90
June	9.50	8.45	6.41	6.02
July	10.00	9.00	6.47	6.04
August	9.50	9.00	6.29	6.00
September	10.05	9.28	6.85	6.11
October (through October )

___________

(1) Values provided by Bloomberg, adjusted by dividends distribution, capital increases and stock splits.

Trading on the Buenos Aires Stock Exchange

The securities market in Argentina is comprised of several markets that require authorization from the CNV to operate, including the MERVAL, the Mercado Abierto Electrónico S.A., the Mercado Argentino de Valores S.A., the Mercado de Valores de Córdoba S.A., the Mercado a Término de Rosario S.A., among others (the “Authorized Markets”). The Capital Markets Law allows the Authorized Markets to delegate certain of its duties and rights as a market to other qualified entities, as previously authorized by the CNV. Securities listed on these exchanges include corporate equity and bonds and government securities.

Prior to the issuance of the CML, the Buenos Aires Stock Exchange was the principal and longest-established exchange in Argentina and is currently the fourth largest exchange in Latin America in terms of market capitalization. The Buenos Aires Stock Exchange began operating in 1854 and accounted for approximately 95% of all equity trading in Argentina. In addition, through separate agreements with the Buenos Aires Stock Exchange, all of the securities listed on the Buenos Aires Stock Exchange could be listed and subsequently traded on the Córdoba, Rosario, Mendoza, La Plata and Santa Fe exchanges, by virtue of which many transactions originating on these exchanges related to Buenos Aires Stock Exchange-listed companies and were subsequently settled in Buenos Aires. With the enactment of the Capital Markets Law, securities listed on the Buenos Aires Stock Exchange are now listed in the MERVAL.

Trading on the MERVAL is conducted either through the traditional auction system from 11:00 a.m. to 5:00 p.m. on trading days, or through the Sistema Integrado de Negociación Asistida por Computación (Computer-Assisted Integrated Negotiation System, or “SINAC”). SINAC is a computer trading system that permits trading in both debt and equity securities and is accessed by brokers directly from workstations located in their offices. Currently, all transactions relating to listed negotiable obligations and listed government securities can be effectuated through SINAC.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

We are incorporated under the laws of Argentina. Substantially all of our and our subsidiaries’ assets are located outside the United States. All of our directors and all our officers and certain advisors named in this prospectus reside in Argentina. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in United States courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

Our Argentine counsel, Salaverri, Dellatorre, Burgio & Wetzler Malbrán, has advised us that it may be difficult for an investor to bring in an Argentine court an original action predicated solely upon the civil liability provisions of U.S. federal securities laws against us, our directors and/or our officers. There is doubt as to whether Argentine courts would permit such actions or enforce any civil liabilities thereon.

If enforcement of a judgment issued by a U.S. court is sought before federal courts or courts with jurisdiction in commercial matters of the City of Buenos Aires, such judgment will be subject to the requirements set out in Articles 517 through 519 of the Argentine Federal Civil and Commercial Procedure Code. Such requirements are as follows: (1) the judgment, which must be valid and final in the jurisdiction where rendered, was issued by a competent court in accordance with the Argentine principles regarding international jurisdiction and resulted from a personal action, or an in rem action with respect to personal property which was transferred to Argentine territory during or after the prosecution of the foreign action, (2) the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against foreign action, (3) the judgment does not violate the principles of public policy of Argentine law, and (4) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court. Any document in a language other than Spanish (including, without limitation, the foreign judgment and other documents related thereto) requires filing with the relevant court of a duly legalized translation by a sworn public translator into the Spanish language.

The filing of claims with the Argentine judicial system is subject to the payment of a court tax to be paid by the person filing a claim. Such tax rate varies from one jurisdiction to another (the current court tax in the courts sitting in the City of Buenos Aires is levied at a rate of 3% of the amount claimed, in conformity with Article 2 of Argentine Law No. 23,898). Furthermore, pursuant to Argentine Law No. 26,589 (as amended), certain mediation procedures must be exhausted prior to the initiation of lawsuits in Argentina (with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation procedures remain optional for the plaintiff).

Subject to compliance with Article 517 of the Argentine Federal Civil and Commercial Procedure Code described above, a judgment against us or the persons described above and obtained outside Argentina would be enforceable in Argentina without reconsideration of the merits.

We have been further advised by our Argentine counsel that the ability of a judgment creditor or the other persons named above to satisfy a judgment by attaching certain assets of ours, our directors, our executive officers and/or the advisors named in this prospectus, respectively, may be limited by provisions in Argentine law.

A plaintiff (whether Argentine or non-Argentine) residing outside Argentina during the course of litigation in Argentina may be required to provide a bond to guarantee court costs and legal fees incurred under such litigation, if the plaintiff owns no real property in Argentina that could secure such payment. The aforementioned bond should have a value at least sufficient to pay for court fees and defendant’s attorney fees in the corresponding litigation, as determined by the Argentine judge. This requirement does not apply to the enforcement of foreign judgments.

LEGAL MATTERS

Salaverri, Dellatorre, Burgio y Wetzler Malbrán Abogados Sociedad Civil, our Argentine legal counsel, will provide an opinion regarding the validity of the Pampa Shares under Argentine law.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Pampa Audited Financial Statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Pampa 2015 Form 20‑F have been incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

With respect to the Pampa Unaudited Financial Statements, incorporated by reference in this prospectus, Price Waterhouse & Co. S.R.L. reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated August 10, 2016 incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse & Co. S.R.L. is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Price Waterhouse & Co. S.R.L. within the meaning of Sections 7 and 11 of the Securities Act.

The Petrobras Argentina Audited Financial Statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Petrobras Argentina 2015 Form 20‑F have been incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

With respect to the Petrobras Argentina Unaudited Financial Statements, incorporated by reference in this prospectus, Price Waterhouse & Co. S.R.L. reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated July 26, 2016 incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse & Co. S.R.L. is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Price Waterhouse & Co. S.R.L. within the meaning of Sections 7 and 11 of the Securities Act.

Georgeson LLC has been appointed as the Information Agent for the U.S. Offers. Questions and requests for assistance may be directed to the Information Agent at its address and telephone number listed below. Additional copies of this prospectus and other offer materials may be obtained from the Information Agent as set forth below and will be furnished promptly at Pampa’s expense. You may also contact your U.S. ﬁnancial institution or Argentine ﬁnancial intermediary or other nominee for assistance concerning the U.S. Offers.

The Information Agent for the U.S. Offers is:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Telephone: +1-888-293-6812 (U.S. toll-free) / +1-781-575-2137 (international)
E-mail: PetrobrasArgentina@georgeson.com

The ADS Exchange Agent for the U.S. Offers is:

By registered, certified or express mail

The Bank of New York Mellon
Voluntary Corporate Actions – Suite V
P.O. Box 43031
Providence, Rhode Island 02940-3031

By overnight courier

The Bank of New York Mellon
Voluntary Corporate Actions – Suite V
250 Royall Street
Canton, Massachusetts 02021

The Argentine Receiving Agent for the U.S. Offers is:

SBS Trading S.A.

Av. Eduardo Madero 900 Piso 11°

City of Buenos Aires, Argentina (C1106ACV)
Telephone: +54-11-4894-1800
E-mail: sbs.trading.desk@gruposbs.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemniﬁcation of Directors and Officers

No provision of Pampa’s by-laws provides for the indemnification of its directors and officers. Under Argentine law, a member of a board of directors of a corporation shall be joint and severally liable against the corporation, its shareholders and any third party for any losses caused by breach of the duty of care in their acting as directors, or for any harm caused if acting in breach of applicable laws, the corporation’s by-laws or for any wrongful or willful misconduct.

In addition, Pampa hired a directors and officers liability insurance for an amount of up to U.S.$100 million.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description
2.1

Amended and Restated Deposit Agreement, among Pampa, The Bank of New York, as depositary, and owners and beneficial owners from time to time of American depositary shares issued thereunder (previously filed as Exhibit 2.1 to our annual report on Form 20‑F (File No. 001‑34429) on August 3, 2009 and incorporated by reference herein).

2.2	Form of American depositary receipt (included in Exhibit 2.1).
3.1	Amended and Restated By-laws (estatutos sociales) of Pampa (English translation) (previously furnished on Form 6‑K (File No. 001‑34429) on November 11, 2015 and incorporated by reference herein.
4.1

Opportunities Assignment Agreement among Marcelo Mindlin, Damián Mindlin, Gustavo Mariani, Ricardo Torres and the Registrant, dated as of September 28, 2006 and its subsequent amendments dated September 28, 2007 and April 16, 2009 (English translation) (previously filed as Exhibit 2.2 to our annual report on Form 20‑F (File No. 001‑34429) on August 3, 2009 and incorporated by reference herein).

4.2

Amended and Restated Warrant Agreement, among Marcelo Mindlin and the Registrant, dated as of September 28, 2007 (English translation) (previously filed as Exhibit 2.3 to our annual report on Form 20‑F (File No. 001‑34429) on August 3, 2009 and incorporated by reference herein).

4.3

Amended and Restated Warrant Agreement, among Damián Mindlin and the Registrant, dated as of September 28, 2007 (English translation) (previously filed as Exhibit 2.4 to our annual report on Form 20‑F (File No. 001‑34429) on August 3, 2009 and incorporated by reference herein).

4.4

Amended and Restated Warrant Agreement, among Gustavo Mariani and the Registrant, dated as of September 28, 2007 (English translation) (previously filed as Exhibit 2.5 to our annual report on Form 20‑F (File No. 001‑34429) on August 3, 2009 and incorporated by reference herein).

4.5

Amended and Restated Warrant Agreement, among Ricardo Torres and the Registrant, dated as of September 28, 2007 (English translation) (previously filed as Exhibit 2.6 to our annual report on Form 20‑F (File No. 001‑34429) on August 3, 2009 and incorporated by reference herein).

4.6

Stock Subscription Agreement among Marcelo Mindlin, Damián Mindlin, Gustavo Mariani, Latin American Energy LLC, New Equity Ventures LLC, Deutsche Bank AG, London branch and the Registrant, dated as of July 31, 2007 (previously filed as Exhibit 2.7 to our annual report on Form 20‑F (File No. 001‑34429) on August 3, 2009 and incorporated by reference herein).

5.1	Opinion of Salaverri, Dellatorre, Burgio y Wetzler Malbrán, Pampa’s Argentine counsel, as to the validity of the Pampa Shares being registered.

Exhibit Number	Exhibit Description
10.1

Senior Secured Bridge Loan Agreement, dated as of July 26, 2016, among Pampa, the lenders from time to time party thereto, Citibank, N.A., as Administrative Agent and Collateral Agent, Citibank, N.A., Argentine Branch, as Argentine Paying Agent and Argentine Collateral Agent, and the other agents and arrangers party thereto (previously filed as Exhibit 1 to our report on Schedule 13D furnished to the SEC on August 5, 2016 and incorporated herein by reference).

10.2

Loan Agreement, dated as of May 13, 2016, between Pampa and Emes (previously filed as Exhibit 4 to our report on Schedule 13D furnished to the SEC on August 5, 2016 and incorporated herein by reference).

10.3

Loan Agreement, dated as of July 26, 2016, between Pampa and Mtres (previously filed as Exhibit 5 to our report on Schedule 13D furnished to the SEC on August 5, 2016 and incorporated herein by reference).

15.1	Awareness Letter of Price Waterhouse & Co. S.R.L. with respect to the Pampa Unaudited Financial Statements.
15.2	Awareness Letter of Price Waterhouse & Co. S.R.L. with respect to the Petrobras Argentina Unaudited Financial Statements.
21.1*	List of signi?cant subsidiaries of Pampa.
23.1*	Consent of Salaverri, Dellatorre, Burgio & Wetzler Malbrán (included in Exhibit 5.1).
23.2	Consent of Price Waterhouse & Co. S.R.L. with respect to the Pampa Audited Financial Statements.
23.3	Consent of Price Waterhouse & Co. S.R.L. with respect to the Petrobras Argentina Audited Financial Statements.
24.1	Powers of Attorney (included on the signature page of the Registration Statement on Form F-4 filed by Pampa on August 10, 2016).
99.1*	Form of PESA Share Form of Acceptance.
99.2*	Form of Withdrawal for PESA Shares.
99.3*	Form of PESA ADS Letter of Transmittal.
99.4*	Form of Letter to Broker for PESA ADSs.
99.5*	Form of Letter to Clients for use by Broker for PESA ADSs.
99.6*	Form of Letter to Broker for PESA Shares.
99.7*	Form of Letter to Clients for use by Broker for PESA Shares.

* To be filed as an amendment.

Item 22. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20‑F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20‑F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES OF PAMPA ENERGÍA S.A.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F‑4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on October 3, 2016.

PAMPA ENERGÍA S.A.
By:	/s/ Gustavo Mariani
Name: Gustavo Mariani
Title: Attorney-in-Fact
By:	/s/ Marcos Marcelo Mindlin
Name: Marcos Marcelo Mindlin
Title: Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in respect of Pampa Energía S.A.

Signature	Title	Date
*	Chairman and Co-Chief Executive Officer	October 3, 2016
Marcos Marcelo Mindlin
*	Vice Chairman, Co-Chief Executive Officer and Chief Financial Officer	October 3, 2016
Gustavo Mariani
*	Director	October 3, 2016
Ricardo Alejandro Torres
*	Director	October 3, 2016
Damián Miguel Mindlin
/s/ Diego Martín Salaverri	Director	October 3, 2016
Diego Martín Salaverri
*	Director	October 3, 2016
Clara Lifsic
*	Principal Accounting Officer	October 3, 2016
Mauricio Penta

*By:	/s/ Diego Martín Salaverri
Name:	Diego Martín Salaverri
Title:	Attorney-in-Fact
October 3, 2016

Signature of Authorized Representative of Pampa Energía S.A.

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Pampa Energía S.A., has signed this registration statement or amendment thereto, as the case may be, in Newark, Delaware, on October 3, 2016.

Signature	Title
/s/ Donald J. Puglisi	Authorized Representative in the United States
Donald J. Puglisi

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1

Amended and Restated Deposit Agreement, among Pampa, The Bank of New York, as depositary, and owners and beneficial owners from time to time of American depositary shares issued thereunder (previously filed as Exhibit 2.1 to our annual report on Form 20‑F (File No. 001‑34429) on August 3, 2009 and incorporated by reference herein).

2.2	Form of American depositary receipt (included in Exhibit 2.1).
3.1	Amended and Restated By-laws (estatutos sociales) of Pampa (English translation) (previously furnished on Form 6‑K (File No. 001‑34429) on November 11, 2015 and incorporated by reference herein.
4.1

Opportunities Assignment Agreement among Marcelo Mindlin, Damián Mindlin, Gustavo Mariani, Ricardo Torres and the Registrant, dated as of September 28, 2006 and its subsequent amendments dated September 28, 2007 and April 16, 2009 (English translation) (previously filed as Exhibit 2.2 to our annual report on Form 20‑F (File No. 001‑34429) on August 3, 2009 and incorporated by reference herein).

4.2

Amended and Restated Warrant Agreement, among Marcelo Mindlin and the Registrant, dated as of September 28, 2007 (English translation) (previously filed as Exhibit 2.3 to our annual report on Form 20‑F (File No. 001‑34429) on August 3, 2009 and incorporated by reference herein).

4.3

Amended and Restated Warrant Agreement, among Damián Mindlin and the Registrant, dated as of September 28, 2007 (English translation) (previously filed as Exhibit 2.4 to our annual report on Form 20‑F (File No. 001‑34429) on August 3, 2009 and incorporated by reference herein).

4.4

Amended and Restated Warrant Agreement, among Gustavo Mariani and the Registrant, dated as of September 28, 2007 (English translation) (previously filed as Exhibit 2.5 to our annual report on Form 20‑F (File No. 001‑34429) on August 3, 2009 and incorporated by reference herein).

4.5

Amended and Restated Warrant Agreement, among Ricardo Torres and the Registrant, dated as of September 28, 2007 (English translation) (previously filed as Exhibit 2.6 to our annual report on Form 20‑F (File No. 001‑34429) on August 3, 2009 and incorporated by reference herein).

4.6

Stock Subscription Agreement among Marcelo Mindlin, Damián Mindlin, Gustavo Mariani, Latin American Energy LLC, New Equity Ventures LLC, Deutsche Bank AG, London branch and the Registrant, dated as of July 31, 2007 (previously filed as Exhibit 2.7 to our annual report on Form 20‑F (File No. 001‑34429) on August 3, 2009 and incorporated by reference herein).

5.1	Opinion of Salaverri, Dellatorre, Burgio y Wetzler Malbrán, Pampa’s Argentine counsel, as to the validity of the Pampa Shares being registered.
10.1

Senior Secured Bridge Loan Agreement, dated as of July 26, 2016, among Pampa, the lenders from time to time party thereto, Citibank, N.A., as Administrative Agent and Collateral Agent, Citibank, N.A., Argentine Branch, as Argentine Paying Agent and Argentine Collateral Agent, and the other agents and arrangers party thereto (previously filed as Exhibit 1 to our report on Schedule 13D furnished to the SEC on August 5, 2016 and incorporated herein by reference).

10.2

Loan Agreement, dated as of May 13, 2016, between Pampa and Emes (previously filed as Exhibit 4 to our report on Schedule 13D furnished to the SEC on August 5, 2016 and incorporated herein by reference).

10.3

Loan Agreement, dated as of July 26, 2016, between Pampa and Mtres (previously filed as Exhibit 5 to our report on Schedule 13D furnished to the SEC on August 5, 2016 and incorporated herein by reference).

15.1	Awareness Letter of Price Waterhouse & Co. S.R.L. with respect to the Pampa Unaudited Financial Statements.

Exhibit Number	Exhibit Description
15.2	Awareness Letter of Price Waterhouse & Co. S.R.L. with respect to the Petrobras Argentina Unaudited Financial Statements.
21.1*	List of signi?cant subsidiaries of Pampa.
23.1*	Consent of Salaverri, Dellatorre, Burgio & Wetzler Malbrán (included in Exhibit 5.1).
23.2	Consent of Price Waterhouse & Co. S.R.L. with respect to the Pampa Audited Financial Statements.
23.3	Consent of Price Waterhouse & Co. S.R.L. with respect to the Petrobras Argentina Audited Financial Statements.
24.1	Powers of Attorney (included on the signature page of the Registration Statement on Form F-4 filed by Pampa on August 10, 2016).
99.1*	Form of PESA Share Form of Acceptance.
99.2*	Form of Withdrawal for PESA Shares.
99.3*	Form of PESA ADS Letter of Transmittal.
99.4*	Form of Letter to Broker for PESA ADSs.
99.5*	Form of Letter to Clients for use by Broker for PESA ADSs.
99.6*	Form of Letter to Broker for PESA Shares.
99.7*	Form of Letter to Clients for use by Broker for PESA Shares.

* To be filed as an amendment.